Filed pursuant to Rule 424(b)(3)
Registration No. 333-171729

     ARGENTEX MINING CORPORATION
Suite 835, 1100 Melville Street,
Vancouver, British Columbia V6E 4A6, Canada

NOTICE OF ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 29, 2011

Dear Stockholder:

Our annual and special meeting of stockholders will be held at the office of our law firm, Clark Wilson LLP, located at Suite 800, 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada, at 10:00 a.m., local time, on Friday, April 29, 2011 for the following purposes:

1.

To approve and adopt the agreement and plan of merger dated January 13, 2011, a copy of which is attached as Schedule “A” to the accompanying proxy statement/prospectus, whereby our company will merge into our wholly-owned subsidiary incorporated in the State of Nevada for the purpose of changing our corporate jurisdiction from the State of Delaware to the State of Nevada;

2.

Subject to the consummation of the merger, to approve the plan of conversion, a copy of which is attached as Schedule “B” to the accompanying proxy statement/prospectus, whereby our corporate jurisdiction will be changed from the State of Nevada to the Province of British Columbia, Canada by means of a process called a “conversion” and a “continuation”;

3.	To elect Kenneth Hicks, Colin Godwin, Jenna Hardy, Richard Thibault, Patrick Downey and Stephen Hanson as the directors of our company;

4.	To ratify the continued appointment of Morgan & Company, Chartered Accountants, as our independent registered public accounting firm for the fiscal year ended January 31, 2011; and

5.	To transact such other business as may properly come before the annual and special meeting or any adjournment thereof.

These items of business are more fully described in the accompanying proxy statement/prospectus.

Our board of directors has fixed the close of business on March 8, 2011 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual and special meeting or any adjournment thereof. Only the stockholders of record on the record date are entitled to vote at the annual and special meeting.

Appraisal rights are available to the stockholders of record for their shares of our common stock under Section 262 of the Delaware General Corporation Law, a copy of which is attached as Schedule “C” to the accompanying proxy statement/prospectus. See “Appraisal Rights” beginning on page 24 of the accompanying proxy statement/prospectus for a discussion of appraisal rights and how to exercise them.

Whether or not you plan on attending the annual and special meeting, we ask that you vote by proxy by following the instructions provided in the enclosed proxy card as promptly as possible. If your shares are held of record by a broker, bank, or other nominee, please follow the voting instructions sent to you by your broker, bank, or other nominee in order to vote your shares.

ii

Even if you have voted by proxy, you may still vote in person if you attend the annual and special meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the annual and special meeting, you must obtain a valid proxy issued in your name from that record holder.

Sincerely,

By Order of the Board of Directors

/s/ Kenneth Hicks
Kenneth Hicks
President and Secretary
March 17, 2011

Proxy Statement/Prospectus

ARGENTEX MINING CORPORATION

Dear Stockholder:

You are cordially invited to attend an annual and special meeting of stockholders to be held at the office of our law firm, Clark Wilson LLP, located at Suite 800, 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada, at 10:00 a.m., local time, on Friday, April 29, 2011 for the following purposes:

1.

To approve and adopt the agreement and plan of merger dated January 13, 2011, a copy of which is attached as Schedule “A” to this proxy statement/prospectus, whereby our company will merge into our wholly-owned subsidiary incorporated in the State of Nevada for the purpose of changing our corporate jurisdiction from the State of Delaware to the State of Nevada;

2.

Subject to the consummation of the merger, to approve the plan of conversion, a copy of which is attached as Schedule “B” to this proxy statement/prospectus, whereby our corporate jurisdiction will be changed from the State of Nevada to the Province of British Columbia, Canada by means of a process called a “conversion” and a “continuation”;

3.	To elect Kenneth Hicks, Colin Godwin, Jenna Hardy, Richard Thibault, Patrick Downey and Stephen Hanson as the directors of our company;

4.	To ratify the continued appointment of Morgan & Company, Chartered Accountants, as our independent registered public accounting firm for the fiscal year ended January 31, 2011; and

5.	To transact such other business as may properly come before the annual and special meeting or any adjournment thereof.

Following the completion of the merger and continuation, we anticipate that our common shares will continue to be quoted on the Financial Industry Regulatory Authority’s OTC Bulletin Board under the symbol “AGXM” and be listed on the TSX Venture Exchange under the symbol “ATX”.

See the “Risk Factors” beginning on page 11 of this proxy statement/prospectus for a discussion of certain risks that you should consider as stockholders of our company in regards to the merger, the continuation, and the ownership of shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated March 17, 2011 and is first being sent or given to our stockholders on or about March 24, 2011.

ii

This proxy statement/prospectus incorporates important business and financial information about our company that is not included in or delivered with this document. This information is available without charge to our stockholders upon written or oral request. Requests should be made to our company at the following address.

     ARGENTEX MINING CORPORATION
Attention: President
Suite 835, 1100 Melville Street,
Vancouver, British Columbia V6E 4A6, Canada
Telephone: (604) 568-2496

To obtain timely delivery, you must request the information no later than April 22, 2011.

_________________________________

In this proxy statement/prospectus, unless otherwise specified, the terms “we”, “us”, “our” and “Argentex Delaware” mean Argentex Mining Corporation, a Delaware corporation whose shares you currently own, and/or our wholly-owned subsidiaries, SCRN Properties Ltd., a Delaware corporation, and Argentex Mining Corporation, a Nevada corporation, where applicable. The term “you” means you, the reader and a stockholder of our company. The term “Argentex Nevada” means Argentex Mining Corporation, a Nevada corporation and a wholly-owned subsidiary of Argentex Delaware. The term “Argentex BC” means Argentex Mining Corporation, a British Columbia corporation whose shares you are expected to own after we change the corporate jurisdiction of our company from the State of Delaware to the Province of British Columbia.

All references to currency in this proxy statement/prospectus are in United States dollars unless otherwise stated and all financial statements are prepared in accordance with United States generally accepted accounting principles. Unless otherwise stated, conversion of Canadian dollars to United States dollars has been calculated at an exchange rate of CDN$1 equals US$1.

Please read this proxy statement/prospectus carefully. You should rely only on the information contained in this proxy statement/prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this proxy statement/prospectus is accurate as of any date other than the date on the front cover of this proxy statement/prospectus.

PROXY STATEMENT/PROSPECTUS SUMMARY

This section highlights selected information in this proxy statement/prospectus. The summary may not contain all of the information important to you. To understand the proposals to be voted upon at the annual and special meeting, you should read this entire document carefully, including the schedules to this proxy statement/prospectus. See also “Where You Can Find More Information.” The agreement and plan of merger, a copy of which is attached as Schedule “A” to this proxy statement/prospectus, contains the terms and conditions of the merger. The plan of conversion, a copy of which is attached as Schedule “B” to this proxy statement/prospectus, contains the terms and conditions of the continuation, including the proposed articles of Argentex BC.

Our Business

We are a junior exploration stage company that has not yet generated or realized any revenues from our business operations. We currently hold interests in mineral properties located in the Rio Negro and Santa Cruz provinces of Argentina and in the Province of British Columbia, Canada. All of the mineral exploration licenses with respect to the Argentine claims are registered in the name of our Delaware subsidiary, SCRN Properties Ltd., while all of the mineral tenures with respect to our British Columbia claims are registered in the name of our company. One of the properties located in the Santa Cruz province of Argentina consists of a group of claims that we refer to as the Pinguino property and we have concentrated the majority of our exploration efforts on this property. During the next year we intend to continue to focus our exploration efforts primarily on the Pinguino property, where we have had exploration success in discovering polymetallic mineralization in the past, but we will be increasing our pre-drilling exploration efforts on our Cerro Contreras and Condor properties, and we intend to conduct reconnaissance level exploration on other select properties. We believe that additional targeted exploration expenditures in the form of geophysics, soil geochemistry, trenching and drilling on the Pinguino property is warranted to test the limits of known mineralization as well as new target testing.

We have not determined whether our properties contain any mineral reserve. A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/about/forms/industryguides.pdf) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

We have not begun significant operations and are considered an exploration stage company, as that term is defined in Industry Guide 7.

We have not generated any revenue from operations since our inception. We incurred a net loss of $2,658,296 during the year ended January 31, 2010 and a net loss of $3,726,003 during the nine-month period ended October 31, 2010. From inception through October 31, 2010, we have incurred a net loss of $20,804,933. We anticipate that we will continue to incur losses without generating any revenue from operations unless and until we are able to sell one or more of our resource properties or identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and build and operate a mine, and there can be no assurance that we will ever be able to do so. In their report on our financial statements for the year ended January 31, 2010, our independent auditors included an explanatory paragraph expressing concern about our ability to continue as a going concern.

Our principal offices are located at Suite 835, 1100 Melville Street, Vancouver, British Columbia V6E 4A6, Canada. Our telephone number at our principal offices is (604) 568-2496. Our fax number is (604) 568-1540.

Summary of Financial Data

The following information represents selected audited financial information for our company for the years ended January 31, 2010 and 2009 and selected unaudited financial information for our company for the nine-month period ended October 31, 2010. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this proxy statement/prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 136 of this proxy statement/prospectus.

Statements of Operations Data	Nine Month Period Ended October 31, 2010	Nine Month Period Ended October 31, 2009	From December 21, 2001 (Inception) to October 31, 2010
Total Revenues	Nil	Nil	Nil
Total Operating Expenses	$(3,727,453)	$(1,465,029)	$(20,269,881)
Net Loss	$(3,726,003)	$(1,478,354)	$(20,804,933)
Net Loss Per Share – Basic and Diluted	$(0.08)	$(0.04)

Statements of Operations Data	Year Ended January 31, 2010	Year Ended January 31, 2009
Total Revenues	Nil	Nil
Total Operating Expenses	$(2,644,324)	$(4,531,194)
Net Loss	$(2,658,296)	$(4,527,835)
Net Loss Per Share – Basic and Diluted	$(0.07)	$(0.15)

Balance Sheets Data	At October 31, 2010	At January 31, 2010	At January 31, 2009
Cash and Cash Equivalents	$7,403,613	$3,209,786	$108,560
Working Capital (Deficiency)	$7,258,137	$2,877,702	$(238,084)
Total Assets	$7,512,930	$3,372,176	$165,091
Total Liabilities	$170,194	$441,940	$366,330
Total Stockholders’ Equity (Deficit)	$7,342,736	$2,930,236	$(201,239)
Accumulated Deficit	$(20,804,933)	$(17,078,930)	$(14,420,634)

Proposal 1 – The Merger

On April 30, 2010, our board of directors approved the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia. In order to effect this change, we must first change our corporate jurisdiction to the State of Nevada. We intend to effect this by merging Argentex Delaware into Argentex Nevada, a newly formed Nevada corporation that is a wholly-owned subsidiary of Argentex Delaware. Upon completion of the merger, our Nevada subsidiary would be the surviving corporation.

The change of our corporate jurisdiction from the State of Delaware to the State of Nevada is necessary as an intermediate step to change our corporate jurisdiction to the Province of British Columbia, Canada. Once our company has “merged in” to the State of Nevada, the corporate law of the State of Nevada will permit our company, which will then be a Nevada corporation, to carry out an immediate continuation from the State of Nevada to the Province of British Columbia.

On January 13, 2011, Argentex Delaware entered into an agreement and plan of merger with Argentex Nevada. The agreement and plan of merger provides that, at the effective time of the merger, Argentex Delaware will merge with and into Argentex Nevada, with Argentex Nevada as the surviving corporation under the name “Argentex Mining Corporation”.

Argentex Nevada was incorporated on June 18, 2010 for the sole purpose of effecting the merger with Argentex Delaware to enable Argentex Delaware to merge into the jurisdiction of the State of Nevada. Argentex Nevada is a non-operating, wholly-owned subsidiary of Argentex Delaware that does not currently have any assets. On January 13, 2011, Argentex Delaware, as sole stockholder of Argentex Nevada, approved the merger and the agreement and plan of merger.

Pursuant to the terms of the agreement and plan of merger, and at the effective time of the merger, all of the issued and outstanding shares of Argentex Delaware will be automatically converted into shares of Argentex Nevada, which will be the surviving company in the merger, without any action by our stockholders. The one common share of Argentex Nevada owned by Argentex Delaware will be cancelled and resume the status of an authorized and unissued share of Argentex Nevada. Each of our company’s stockholders will own the same number and proportion of shares in the Nevada company after the effective time of the merger as they owned of the Delaware company prior to the effective time of the merger.

At any time before the effective time of the merger, the agreement and plan of merger may be terminated and the merger may be abandoned for any reason whatsoever by the board of directors of Argentex Delaware or Argentex Nevada.

Our board of directors approved the agreement and plan of merger as being in the best interest of our company, and recommends that you vote “for” the approval and adoption of the agreement and plan of merger.

Our board of directors recommends that you vote FOR the approval and adoption of the agreement and plan of merger.

Proposal 2 – The Continuation

On April 30, 2010, our board of directors determined that it would be in the best interest of our company to change our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada. Upon consummation of the merger, we intend to change the corporate jurisdiction of Argentex Nevada from the State of Nevada to the Province of British Columbia, Canada by means of a process called a “conversion” under the Nevada Revised Statutes and a “continuation” under the Business Corporations Act (British Columbia).

If our stockholders approve the proposed merger and continuation then, immediately after completion of the merger, we intend to file articles of conversion with the Secretary of State of Nevada and a continuation application with the Registrar of Companies of British Columbia. Upon receipt of a certificate of continuation from the Registrar of Companies of British Columbia, we will be continued as a British Columbia corporation and will be governed by the laws of British Columbia. The assets and liabilities of the British Columbia corporation immediately after the continuation will be identical to the assets and liabilities of the Nevada corporation immediately prior to the continuation. The officers and directors of our company immediately before the continuation becomes effective will be the officers and directors of the British Columbia corporation. The change of our corporate jurisdiction will not result in any material change to our business and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share of our common stock will become one common share of the British Columbia corporation.

On January 13, 2011, Argentex Delaware, as the sole stockholder of Argentex Nevada, approved the continuation and the plan of conversion. The continuation and the plan of conversion are also subject to approval by the holders of a majority of the outstanding shares of our common stock and the TSX Venture Exchange.

Our board of directors approved the plan of conversion as being in the best interest of our company and recommends that you vote “for” the approval of the plan of conversion.

Our board of directors recommends that you vote FOR the approval of the plan of conversion.

Reasons for the Change of Our Corporate Jurisdiction

We believe that the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada will more accurately reflect our operations, which are headquartered in and managed from the Province of British Columbia, Canada. We also believe that changing our corporate jurisdiction to the Province of British Columbia, Canada more accurately reflects the identity of our company because Canada is the country from which we have derived much of our financing, and our common stock is listed on the TSX Venture Exchange in Canada. Furthermore, all of our officers and the majority of our directors are located in British Columbia, Canada, and a large amount of our issued and outstanding stock is owned of record by persons not resident in the United States. We believe that the change of our corporate jurisdiction may also enable us to qualify as a “foreign private issuer” in the United States. As a foreign private issuer, we believe that our regulatory compliance costs may decrease and our ability to raise capital should improve because it should, under certain circumstances, enable us to issue securities in private placement offerings with a four-month hold period (for which we believe there is more demand than there is for securities issued in a private placement with a minimum hold period of six months, which is currently the case) without limiting our access to the U.S. capital markets.

Regulatory Approvals

In order for our company to carry out the merger, we must comply with certain provisions of the General Corporation Law of the State of Delaware and the corporate law of the State of Nevada. The merger is conditional, among other things, upon our obtaining approval from a majority of our stockholders and the stockholders of Argentex Nevada (however, on January 13, 2011 Argentex Delaware, as the sole stockholder of Argentex Nevada, approved the merger and the agreement and plan of merger).

If the agreement and plan of merger is approved by the stockholders of our company at the annual and special meeting, we must file a certificate of merger with the Secretary of State of Delaware and articles of merger with the Secretary of State of Nevada in order to consummate the merger.

In order for our company to carry out the continuation following the merger, it will be necessary for us to comply with the provisions of the corporate law of the State of Nevada and the Business Corporations Act (British Columbia). Under the Nevada corporate law, a Nevada corporation is required to obtain approval from the holders of a majority of its voting power in order to carry out a conversion. On January 13, 2011, Argentex Delaware, as the sole stockholder of Argentex Nevada, approved the continuation and the plan of conversion. We are now seeking approval from the holders of a majority of the outstanding shares of our common stock.

Our directors and executive officers, who currently hold approximately 6.64% of our outstanding common stock, have indicated that they intend to vote for the approval of the merger and the continuation.

If our stockholders approve the continuation and the merger is consummated, then we intend to file articles of conversion with the Secretary of State of Nevada. After that, we intend to submit a continuation application to the Registrar of Companies of British Columbia. Upon the filing of the continuation application and subsequent receipt of a certificate of continuation from the Registrar of Companies of British Columbia, we will be continued as a British Columbia corporation.

The merger and the continuation are subject to the approval of the TSX Venture Exchange.

Appraisal Rights

Under Delaware law, our stockholders are entitled, after complying with certain requirements of Delaware law, to dissent from approval of the merger pursuant to Section 262 of the Delaware General Corporation Law (“DGCL”) and to be paid the “fair value” of their shares of our common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, if the merger is completed. Stockholders electing to exercise these appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. We will require strict compliance with the statutory procedures.

Please refer to the discussion of “Appraisal Rights” beginning on page 24 of this proxy statement/prospectus for a more comprehensive discussion of appraisal rights and how to exercise them. A copy of Section 262 of the DGCL is attached as Schedule “C” to this proxy statement/prospectus.

Material Tax Consequences for Stockholders

The following is a brief summary of material tax consequences the change of our corporate jurisdiction may have for our company and our stockholders. You should consult your own tax advisers with respect to your particular circumstances. A more detailed summary of the factors affecting the tax consequences for our company and our stockholders is set out under “Material United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” and “Material Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” on pages 39 and 42, respectively, of this proxy statement/prospectus.

United States Federal Income Tax Consequences

There will be no tax ramification when Argentex Delaware merges with and into Argentex Nevada because it will be a tax free reorganization. However, Argentex Delaware and Argentex Nevada will recognize gain as a result of the change of our corporate jurisdiction to British Columbia. Tax due for Argentex Delaware and Argentex Nevada on the change of our corporate jurisdiction is calculated by taking the fair market value of the assets, less the basis in the assets, less any net operating losses associated with the business, multiplied by the corporate federal tax rate under the U.S. Department of Treasury. The corporate federal tax rate under the U.S. Department of Treasury is a graduated tax rate ranging from 15% to 35%.

There will be no tax impact to the shareholders of Argentex Delaware and Argentex Nevada as a result of the change of our corporate jurisdiction to British Columbia. For a more complete discussion of the United States federal income tax consequences, please see “Material United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” on page 39 of this proxy statement/prospectus.

Canadian Federal Income Tax Consequences

As a result of the merger, Argentex Delaware as the non-surviving corporation will be considered to have disposed of its assets to Argentex Nevada for proceeds equal to their fair market value. Argentex Delaware will be subject to Canadian federal income tax liabilities with respect to any gains realized as a result of the deemed disposition of all of its assets that constitute “taxable Canadian property” for the purposes of the Canadian federal income tax. As a result of the continuation, Argentex BC will be deemed to have disposed of, and immediately thereafter reacquired, all of its assets at their then fair market value. Gains arising on the deemed disposition of taxable Canadian property of Argentex BC, if any, will be subject to tax in Canada. However, if the adjusted cost base of the assets of Argentex BC is equal to the fair market value of the assets, due to the assets having been acquired by Argentex Nevada in the course of the merger shortly prior to the continuation in a disposition deemed to have taken place at fair market value, then no gain should be realized by Argentex BC.

Each stockholder will be deemed to have disposed of the stockholder’s shares of Argentex Delaware for proceeds equal to the adjusted cost base to the stockholder of all of the shares of Argentex Delaware held by that stockholder immediately before the merger. Accordingly, the stockholder will not realize a capital gain or capital loss on the disposition of their shares of Argentex Delaware as a result of the merger. The continuation will not cause a disposition or deemed disposition of the shares of Argentex Nevada held by any stockholder, and therefore will not cause the realization of any capital gain or capital loss by the stockholder in respect of such shares. For a more detailed summary of the Canadian federal income tax consequences, please see “Material Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” on page 43 of this proxy statement/prospectus.

Our Authorized Capital after the Change of Our Corporate Jurisdiction

The application for the continuation provides that our authorized capital after the change of our corporate jurisdiction will consist of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. Our certificate of incorporation presently provides that our authorized capital is 100,000,000 shares of common stock with a par value of $0.001 per share and 100,000,000 shares of preferred stock with a par value of $0.001 per share.

Accounting Treatment of the Change of Our Corporate Jurisdiction

For United States accounting purposes, the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada by means of the merger and continuation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Argentex BC based on existing carrying values at the date of the exchange. The historical comparative figures of Argentex BC will be those of Argentex Delaware.

We currently prepare our financial statements in accordance with the United States generally accepted accounting principles and will continue to do so after the consummation of the change of our corporate jurisdiction.

How the Change of Our Corporate Jurisdiction will Affect Your Rights as a Stockholder

You will continue to hold the same number of shares you now hold following the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada. However, the rights of stockholders under Delaware law differ in certain substantive ways from the rights of stockholders under British Columbia law. Examples of some of the changes in stockholder rights which will result from the change of our corporate jurisdiction are described in the discussion of “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction” beginning on page 33.

Exchange of Share Certificates

No certificates representing shares of Argentex Nevada’s common stock will be prepared or delivered to our stockholders upon consummation of the merger and prior to the continuation. Upon the effectiveness of the continuation, Argentex BC will mail a letter of transmittal with instructions to each holder of record of shares of Argentex Delaware outstanding immediately before the effective time of the merger for use in exchanging certificates formerly representing shares of Argentex Delaware for certificates representing shares of Argentex BC. Certificates should not be surrendered by the holder thereof until they have received the letter of transmittal from Argentex BC. See page 32 for a more complete discussion regarding the exchange of share certificates.

Reporting Obligations under Securities Laws

If we change our corporate jurisdiction to the Province of British Columbia, Canada, we will still have to comply with reporting requirements under both the United States and Canadian securities laws. However, these requirements should be reduced because we would no longer be a United States company.

We currently prepare our financial statements in accordance with United States generally accepted accounting principles (“US GAAP”). We file our audited annual financial statements with the Securities and Exchange Commission on annual reports on Form 10-K and our unaudited interim financial statements with the Securities and Exchange Commission on quarterly reports on Form 10-Q. Additionally, we are a reporting issuer in the Provinces of British Columbia and Alberta. Upon completion of the merger and continuation, we anticipate that we will meet the definition of a “foreign private issuer” under the Securities Exchange Act of 1934. As a foreign private issuer, we anticipate that we will file an annual report on Form 20-F each year with the Securities and Exchange Commission. We will not be required to file interim quarterly reports on Form 10-Q, however we will be required to file our interim financial statements and management’s discussion and analysis, in the form required by Canadian securities legislation, with the Securities and Exchange Commission on Form 6-K. We anticipate that we will continue to prepare our financial statements in accordance with US GAAP subsequent to the change of our corporate jurisdiction.

In addition, as a foreign private issuer, our directors, officers and stockholders owning more than 10% of our outstanding common stock will no longer be subject to the insider reporting requirements of Section 16(b) of the Securities Exchange Act of 1934 and we will no longer be subject to the proxy rules of Section 14 of the Securities Exchange Act of 1934. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to us upon completion of the merger and continuation.

Whether or not we change our corporate jurisdiction to the Province of British Columbia, Canada, we will remain subject to Canadian disclosure requirements including those requiring that we publish news releases, file reports about material changes to or for our company, send you information circulars with respect to meetings of our stockholders, file annual and quarterly financial statements and related management’s discussion and analysis and those that require that our officers, directors and major shareholders file reports about trading in our shares.

Quotation on the OTC Bulletin Board and Listing on the TSX Venture Exchange

Our common stock is quoted on the OTC Bulletin Board under the symbol “AGXM” and our shares are listed for trading on the TSX Venture Exchange under the symbol “ATX”. We expect that immediately following the merger and continuation, the common shares of Argentex BC will continue to be quoted on the OTC Bulletin Board and listed on the TSX Venture Exchange under the same symbols.

Proposal 3 – Election of Directors

Our board of directors has nominated Kenneth Hicks, Colin Godwin, Jenna Hardy, Richard Thibault, Patrick Downey and Stephen Hanson as candidates for directors to be elected at the annual and special meeting. These nominees are all of our current directors.

Each director who is elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Any director may resign his or her office at any time and may be removed at any time by the holders of a majority of the shares then entitled to vote at an election of directors.

Our board of directors recommends that you vote FOR the nominees.

Proposal 4 - Ratification of the Continued Appointment of the Independent Registered Public Accounting Firm

Our board of directors is asking our stockholders to ratify the continued appointment of Morgan & Company, Chartered Accountants, as our independent registered public accounting firm for the fiscal year ended January 31, 2011.

Our board of directors recommends that you vote FOR the ratification.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this proxy statement/prospectus in evaluating the proposed merger and continuation, our company and our business. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Relating to the Merger and Continuation

We may still be treated as a U.S. corporation and taxed on our worldwide income after the merger and continuation.

The merger and continuation of our company from the State of Delaware to the Province of British Columbia, Canada is considered a migration of our company from the State of Delaware to the Province of British Columbia, Canada. Certain transactions whereby a U.S. corporation migrates to a foreign jurisdiction can be considered by the United States Congress to be an abuse of the U.S. tax rules because thereafter the foreign entity is not subject to U.S. tax on its worldwide income. Section 7874(b) of the Internal Revenue Code of 1986, as amended (the “Code”), was enacted in 2004 to address this potential abuse. Section 7874(b) of the Code provides generally that certain corporations that migrate from the United States will nonetheless remain subject to U.S. tax on their worldwide income unless the migrating entity has substantial business activities in the foreign country to which it is migrating when compared to its total business activities.

If Section 7874(b) of the Code applies to the migration of our company from the State of Delaware to the Province of British Columbia, Canada, our company would continue to be subject to United States federal income taxation on its worldwide income. Section 7874(b) of the Code could apply to our migration unless we have substantial business activities in Canada when compared to our total business activities.

We may be classified as a Passive Foreign Investment Company as a result of the merger and continuation.

Sections 1291 to 1298 of the Code contain the Passive Foreign Investment Company (“PFIC”) rules. These rules generally provide for punitive treatment to “U.S. holders” (as defined in the section titled “Material United States Federal Income Tax Consequences”, below beginning at page 39) of PFICs. A foreign corporation is classified as a PFIC if more than 75% of its gross income is passive income or more than 50% of its assets produce passive income or are held for the production of passive income.

Because we expect that most of our assets after the merger and continuation will be cash or cash equivalents and shares of our wholly-owned subsidiary, SCRN Properties Ltd., we may in the future be classified as a PFIC. If we are classified as a PFIC after migration, then the holders of shares of our company who are U.S. taxpayers may be subject to PFIC provisions which may impose U.S. taxes, in addition to those normally applicable, on the sale of their shares of our company or on distribution from our company.

If we complete the merger and continuation, we will no longer be required to file quarterly financial statements that have been reviewed by our independent auditors, as required by the Securities Exchange Act of 1934.

If we change our corporate jurisdiction to the Province of British Columbia, Canada, we will still have to comply with reporting requirements under United States securities laws. However, these requirements could be reduced because we will no longer be incorporated in a state of the United States.

We currently prepare our financial statements in accordance with United States generally accepted accounting principles (“US GAAP”). We file our audited annual financial statements with the Securities and Exchange Commission with our annual reports on Form 10-K and we file our unaudited interim financial statements with the Securities and Exchange Commission with our quarterly reports on Form 10-Q. Upon completion of the merger and continuation, we anticipate that we will meet the definition of a “foreign private issuer” under the Securities Exchange Act of 1934, as amended. As a foreign private issuer, we anticipate that we will be eligible to file our annual reports each year with the Securities and Exchange Commission on Form 20-F. As a foreign private issuer filing annual reports on Form 20F, we would not be required to file quarterly reports on Forms 10-Q. Instead, we would file with the Securities and Exchange Commission on a quarterly basis interim financial statements that have not been reviewed by our auditors, together with management’s discussion and analysis in the form required under Canadian securities legislation. We anticipate that we will continue to prepare our financial statements in accordance with US GAAP subsequent to the change of our corporate jurisdiction.

If we complete the merger and continuation, insiders of our company will no longer be required to file insider reports under Section 16(a) of the Securities Exchange Act of 1934 and they will no longer be subject to the “short swing profit rule” of Section 16(b) of the Securities Exchange Act of 1934.

As a foreign private issuer, our directors, officers and stockholders owning more than 10% of our outstanding common stock will be subject to the insider filing requirements imposed by Canadian securities laws but they will be exempt from the insider requirements imposed by Section 16 of the Securities Exchange Act of 1934. The Canadian securities laws do not impose on insiders any equivalent of the “short swing profit rule” imposed by Section 16 and, after completion of the continuation, our insiders will not be subject to liability for profits realized from any “short swing” trading transactions, or a purchase and sale, or a sale and purchase, of our equity securities within less than six months. As a result, our stockholders may not enjoy the same degree of protection against insider trading as they would under Section 16 of the Securities Exchange Act of 1934.

If we complete the continuation, our company will no longer be required to comply with Regulation FD.

Regulation FD, which was promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 to prevent certain selective disclosure by reporting companies, does not apply to non-United States companies and will not apply to us upon completion of the continuation. As a result, our stockholders may not enjoy the same degree of protection against selective disclosure as they would under Section 16 of the Securities Exchange Act of 1934.

Your rights as a stockholder of our company will change as a result of the merger and continuation.

Because of the differences between Delaware law and British Columbia law, your rights as a stockholder will change if the continuation is completed. For a detailed discussion of these differences, see “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction.” beginning at page 33 of this proxy statement/prospectus.

The market for shares of our company as a British Columbia corporation may differ from the market for shares of our company as a Delaware corporation.

Although we anticipate that our common shares will continue to be quoted on the Financial Industry Regulatory Authority’s OTC Bulletin Board and be listed on the TSX Venture Exchange following the completion of the merger and continuation, the market prices, trading volume and volatility of the shares of our company as a British Columbia corporation could be different from those of the shares of our company as a Delaware corporation. We cannot predict what effect, if any, the continuation will have on the market price prevailing from time to time or the liquidity of our common shares.

Risks Associated With Mining

All of our properties are in the exploration stage. There is no assurance that we can establish the existence of any mineral reserve on any of our properties. Unless and until we can do so, we cannot earn any revenues from operations and if we do not do so we may lose all of the funds that we have spent on exploration. If we do not discover any mineral reserve, our business may fail.

Despite exploration work on our mineral properties, we have not established that any of them contain any mineral reserve, nor can there be any assurance that we will be able to do so. If we do not, our business may fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/about/forms/industryguides.pdf ) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a “reserve” that meets the requirements of the Securities and Exchange Commission’s Industry Guide 7 is extremely remote; in all probability none of our mineral resource properties contains any ‘reserve’ and any funds that we spend on exploration will probably be lost.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that we discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at an economically viable cost. If we cannot accomplish these objectives, our business could fail. Although we believe that we are in compliance with all material laws and regulations that currently apply to our activities, we can give no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

If we establish the existence of a mineral reserve on any of our properties, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the reserve and our business could fail.

If we do discover a mineral reserve on any of our properties, we will be required to expend substantial sums of money to establish the extent of the reserve, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a reserve, there can be no assurance that any reserve established will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all of the hazards and risks inherent in these activities and, if we discover a mineral reserve, our operations could be subject to all of the hazards and risks inherent in the development and production of a mineral reserve, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that may arise from any such occurrence would likely have a material adverse impact on our company.

Mineral prices are subject to dramatic and unpredictable fluctuations and the economic viability of any of our exploration properties and projects cannot be accurately predicted.

We expect to derive revenues, if any, either from the sale of our mineral properties or from the extraction and sale of precious and base metals such as gold, silver, copper, zinc and indium. The price of these commodities has fluctuated widely in recent years and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors are based on the price of precious metals and therefore the economic viability of any of our exploration properties cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral resources, we may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely unintegrated. We may compete with other exploration companies looking for mineral resource properties. Some of these other companies possess greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations. While we may compete with other exploration companies in the effort to locate and acquire mineral resource properties, we do not believe that we will compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of mineral products. Therefore, we will likely be able to sell any mineral products that we identify and produce.

Risks Associated with Our Company

The fact that we have not earned any operating revenues since our incorporation raises substantial doubt about our ability to continue to explore our mineral properties as a going concern.

We have not generated any revenue from operations since our incorporation. During the year ended January 31, 2010, we incurred a net loss of $2,658,296 and during the nine-month period ended October 31, 2010, we incurred a net loss of $3,726,003. From inception through October 31, 2010, we have incurred an aggregate loss of $20,804,933. We anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and build and operate a mine or sell one or more of our resource properties. On March 1, 2011, we had cash and cash equivalents in the amount of approximately $6,000,000. We estimate our average monthly operating expenses to be approximately $155,000, excluding exploration but including general and administrative expenses. Although we believe that our cash on hand will be sufficient to fund our currently budgeted operating requirements for the 12 month period ending February 29, 2012, our budget could increase during the year in response to matters that cannot be currently anticipated and we might find that we need to raise more capital in order to properly address these items. As we cannot assure a lender that we will be able to successfully explore and develop our mineral properties, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. The unpredictable economy in the United States and the resulting volatile markets may make it more difficult for us to raise capital as and when we need it, and it is difficult for us to assess the impact of this might have on our operations or liquidity and to determine whether the prices we might receive on the sale of minerals, if we discover any in commercially exploitable quantities, would exceed the cost of mineral exploitation and development. If we cannot raise the funds that we require to continue exploration of our mineral properties, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.

We have a limited operating history on which to base an evaluation of our business and prospects and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Although we have been in the business of exploring mineral resource properties since 2002, we have not yet located any mineral reserve and we have never had any revenues from our operations. In addition, our operating history has been restricted to the acquisition and exploration of our mineral properties and this does not provide a meaningful basis for an evaluation of our prospects if we ever determine that we have a mineral reserve and commence the construction and operation of a mine. We have no way to evaluate the likelihood of whether our mineral properties contain any mineral reserve or, if they do, that we will be able to build or operate a mine successfully. We anticipate that we will continue to incur operating costs without realizing any revenues during the period when we are exploring our properties. During the 12 month period ending February 29, 2012, we expect to spend approximately $8,180,000 on the exploration of our mineral properties and on general and administrative expenses. We therefore expect to continue to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from mining operations and any dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Because all of our officers and directors are located outside of the United States, you may have no effective recourse against them for misconduct and you may not be able to enforce judgment and civil liabilities against them.

All of our directors and officers are nationals and/or residents of countries other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Risks Associated with Our Common Stock

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for future operations. In some cases, you can identify forward-looking statements by the use of terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. Examples of forward-looking statements made in this proxy statement/prospectus include statements about:

  Our future exploration programs and results,

  Our future capital expenditures, and

  Our future investments in and acquisitions of mineral resource properties.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

  General economic and business conditions,

  Exposure to market risks in our financial instruments,

  Fluctuations in worldwide prices and demand for minerals,

  Fluctuations in the levels of our exploration and development activities,

  Risks associated with mineral resource exploration and development activities,

  Competition for resource properties and infrastructure in the mineral exploration industry,

  Technological changes and developments in the mineral exploration and mining industry,

  Regulatory uncertainties and potential environmental liabilities,

  Political changes in Argentina, which could affect our interests there, and

  The risks in the section of this proxy statement/prospectus entitled “Risk Factors”,

any of which may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

Why am I receiving these materials?

Our board of directors is soliciting proxies for use at the annual and special meeting to be held at the office of our law firm, Clark Wilson LLP, located at Suite 800, 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada, at 10:00 a.m., local time, on Friday, April 29, 2011 or at any adjournment of the meeting. These materials were first sent or given to our stockholders on or about March 24, 2011.

What is included in these materials?

These materials include:

  the notice of the annual and special meeting of stockholders;
  this proxy statement/prospectus for the annual and special meeting of stockholders; and
  the proxy card.

What items will be voted at the annual and special meeting?

Our stockholders will vote on:

  the approval and adoption of the agreement and plan of merger dated January 13, 2011, whereby our company will merge into our wholly-owned subsidiary incorporated in Nevada for the purpose of changing our corporate jurisdiction from the State of Delaware to the State of Nevada;
  Subject to the consummation of the merger, the approval of the plan of conversion, whereby our corporate jurisdiction will be changed from the State of Nevada to the Province of British Columbia, Canada by means of a process called a “conversion” and a “continuation”;
  the election of directors; and
  the ratification of the continued appointment of our independent registered public accounting firm.

What do I need to do now?

We urge you to carefully read and consider the information contained in this proxy statement/prospectus. We request that you cast your vote on each of the proposals described in this proxy statement/prospectus. You are invited to attend the annual and special meeting, but you do not need to attend the annual and special meeting in person in order to vote your shares. Even if you do not plan to attend the annual and special meeting, please vote by proxy by following the instructions provided in the proxy card.

Who can vote at the annual and special meeting?

Our board of directors has fixed the close of business on March 8, 2011 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual and special meeting or any adjournment. If you were a stockholder of record on the record date, you are entitled to vote at the annual and special meeting.

As of the record date, 57,698,672 shares of our common stock were issued and outstanding and no other voting securities were issued and outstanding. Therefore, a total of 57,698,672 votes are entitled to be cast at the annual and special meeting.

How many votes do I have?

On each proposal to be voted upon, you have one vote for each share of our common stock that you owned on the record date. There is no cumulative voting.

How do I vote my shares?

If you are a stockholder of record, you may vote in person or by proxy.

  To vote in person, come to the annual and special meeting, and we will give you a ballot when you arrive.
  If you do not wish to vote in person or if you will not be attending the annual and special meeting, you may vote by proxy by mail, by telephone or via the Internet by following instructions provided in the proxy card.

If you hold your shares in “street name” and:

  you wish to vote in person at the annual and special meeting, you must obtain a valid proxy from your broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the annual and special meeting. Please follow the instructions from your broker, bank or other nominee, or contact your broker, bank or other nominee to request a proxy card.
  you do not wish to vote in person or you will not be attending the annual and special meeting, you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services Inc., then you are a stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those shares. However, you are still the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, or other nominee how to vote their shares. Street name holders are also invited to attend the annual and special meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or in different accounts. To ensure that all of your shares are voted, please vote by proxy by following instructions provided in each proxy card. If some of your shares are held in “street name,” you should have received voting instructions with these materials from your broker, bank or other nominee. Please follow the voting instructions provided to ensure that your vote is counted.

What vote is required for the election of directors or for the approval of a proposal?

The proposals for approval and adoption of the agreement and plan of merger and the approval of the plan of conversion must receive votes “For” from the holders of a majority of the outstanding shares of our common stock. For the election of directors, the nominees who receive more votes “For” than the combined number of votes “Against” plus votes that abstain will be elected as directors. There is no cumulative voting in the election of directors.

For the ratification of the continued appointment of the independent registered public accounting firm to be approved, the proposals must receive more votes “For” than the combined number of votes “Against” plus votes that abstain.

How are votes counted?

For the approval and adoption of the agreement and plan of merger and the approval of the plan of conversion, you may vote “For”, “Against”, or “Abstain” for the proposals. Votes that abstain and broker non-votes will have the same effect as “Against” votes.

For the election of directors, you may vote “For”, “Against”, or “Abstain” for each nominee for director. Votes that abstain will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote on the election of directors.

For the ratification of the continued appointment of the independent registered public accounting firm, you may vote “For”, “Against”, or “Abstain” for the proposals. Votes that abstain will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote on these proposals.

A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner in street name does not vote on a particular proposal because it does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner of those shares, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

What happens if I do not make specific voting choices?

If you are a stockholder of record and you submit your proxy without specifying how you want to vote your shares, then the proxy holder will vote your shares in the manner recommended by our board of directors on all proposals. If you hold your shares in street name and you do not give instructions to your broker, bank or other nominee to vote your shares, the rules that govern brokers, banks, and other nominees who are the stockholders of record of shares held in street name generally give the discretion to vote uninstructed shares on routine matters but withhold the discretion to vote them on non-routine matters.

What is the quorum requirement?

A quorum of stockholders is necessary for the transaction of business at the annual and special meeting. The presence in person or by proxy of stockholders entitled to cast at least one third of the shares entitled to vote at the annual and special meeting constitutes a quorum. Your shares will be counted towards the quorum requirement only if you or the registered holder of your shares is present in person or by proxy at the annual and special meeting. Votes that abstain and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the officer presiding at the meeting will have power to adjourn the meeting from time to time until a quorum is present.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

  “For” the approval and adoption of the agreement and plan merger;
  “For” the approval of the plan of conversion;
  “For” the election of all nominees for directors; and
  “For” the ratification of the continued appointment of the independent registered public accounting firm.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the annual and special meeting. If you are a stockholder of record, you may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual and special meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the annual and special meeting and voting in person. Your attendance at the annual and special meeting will not automatically revoke your proxy unless you vote again at the annual and special meeting or specifically request in writing that your prior proxy be revoked. You may also request that your prior proxy be revoked by delivering to us at Argentex Mining Corporation, Suite 835, 1100 Melville Street, Vancouver, British Columbia V6E 4A6, Canada, Attention: President, a written notice of revocation prior to the annual and special meeting.

If you hold your shares in street name, you will need to follow the voting instructions provided by your broker, bank or other nominee regarding how to revoke or change your vote.

How can I attend the annual and special meeting?

You may call us at (604) 568-2496 or the toll-free number 1-866-594-7687 if you want to obtain directions in order to attend the annual and special meeting and vote in person.

You may be asked to present valid government issued picture identification, such as a driver’s license or passport, before being admitted to the annual and special meeting. If you hold your shares in street name, you will also need proof of ownership to be admitted to the annual and special meeting. A recent brokerage statement or letter from your broker, bank or other nominee is an example of proof of ownership.

Who pays the cost of proxy preparation and solicitation?

We pay the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile, mail, other means of communication or personally. These individuals will receive no additional compensation for such services.

We will ask brokers, banks, and other nominees to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable charges and expenses.

PROPOSAL 1 - THE MERGER

General Overview of the Merger

On April 30, 2010, our board of directors approved the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia. In order to effect this change, we must first change our corporate jurisdiction to the State of Nevada. We intend to effect this by merging Argentex Delaware into a newly formed Nevada corporation that is a wholly-owned subsidiary of Argentex Delaware. Upon completion of the merger, our Nevada subsidiary will be the surviving corporation.

On August 13, 2010, our board of directors approved the entry into the agreement and plan of merger with Argentex Nevada, and on January 13, 2011, we entered into the agreement and plan of merger. The agreement and plan of merger provides that, at the effective time of the merger, Argentex Delaware will merge with and into Argentex Nevada, with Argentex Nevada as the surviving corporation under the name “Argentex Mining Corporation”.

On January 13, 2011, Argentex Delaware, as sole stockholder of Argentex Nevada, approved the merger and the agreement and plan of merger. The agreement and plan of merger is also subject to an approval from our stockholders.

Argentex Nevada was incorporated on June 18, 2010 for the sole purpose of effecting the merger with Argentex Delaware to enable Argentex Delaware to merge into the jurisdiction of the State of Nevada. Argentex Nevada is a non-operating, wholly-owned subsidiary of Argentex Delaware that does not currently have any assets.

Pursuant to the terms of the agreement and plan of merger, and at the effective time of the merger, all of the issued and outstanding shares of Argentex Delaware will be automatically converted into shares of Argentex Nevada, which will be the surviving company in the merger, without any action by our stockholders. The one common share of Argentex Nevada owned by Argentex Delaware will be cancelled and resume the status of an authorized and unissued share of Argentex Nevada. Each of our company’s stockholders will own the same number and proportion of shares in the Nevada company after the effective time of the merger as they owned of the Delaware company prior to the effective time of the merger.

At any time before the effective time of the merger, the agreement and plan of merger may be terminated and the merger may be abandoned for any reason whatsoever by the board of directors of Argentex Delaware or Argentex Nevada.

Our board of directors is currently comprised of Kenneth Hicks, Colin Godwin, Jenna Hardy, Richard Thibault, Patrick Downey and Stephen Hanson. Such persons, subject to their re-election at the annual and special meeting, will continue to serve as directors of Argentex Nevada.

Certain Terms of the Agreement and Plan of Merger

A summary of the material terms of the agreement and plan of merger is set forth below. The full text of the agreement and plan of merger is attached as Schedule “A” to this proxy statement/prospectus and the agreement and plan of merger is incorporated by reference into this proxy statement/prospectus.

Principal Terms of the Merger

The agreement and plan of merger provides that at the effective time of the merger, Argentex Delaware will be merged into Argentex Nevada and Argentex Delaware will cease to exist and Argentex Nevada will be the surviving corporation, will operate under the name “Argentex Mining Corporation”, and will be governed by the laws of Nevada. The articles of incorporation and bylaws of Argentex Nevada will continue to be the articles of incorporation and bylaws of Argentex Nevada and our directors and officers at the effective time of the merger will become the directors and officers of Argentex Nevada, respectively.

Effective Time of the Merger

The agreement and plan of merger provides that, as promptly as practicable after the approval and adoption of the agreement and plan of merger by stockholders, the parties shall cause a certificate of merger to be filed with the Secretary of State of Delaware and articles of merger to be filed with the Secretary of State of Nevada. The agreement and plan of merger provides that the effective date and time of the merger will be the date and time on and at which the merger becomes effective under the laws of the State of Delaware or the date and time on and at which the merger becomes effective under the laws of the State of Nevada, whichever occurs later.

Manner and Basis of Converting Shares of Our Common Stock

At the effective time of the merger, by virtue of the merger and without any action on the part of any holder of common stock of Argentex Delaware, each share of common stock of Argentex Delawre that is issued and outstanding immediately before the effective time of the merger will be converted into and become one validly issued, fully paid and non-assessable share of Argentex Nevada. At the effective time of the merger, by virtue of the merger and without any action on the part of Argentex Delaware, as stockholder of Argentex Nevada, each share of Argentex Nevada that is issued and outstanding before the effective time of the merger will be cancelled and resume the status of an authorized and unissued share of Argentex Nevada.

Manner and Basis of Converting Options, Warrants and Other Rights

At the effective time of the merger, by virtue of the merger and without any action on the part of any holder of options, warrants or other rights of Argentex Delaware, each option, warrant or other right to acquire shares of common stock of Argentex Delaware that is outstanding immediately before the effective time of the merger will be converted into and become an option, warrant or right, respectively, to acquire, upon the same terms and conditions, the number of shares of common stock of Argentex Nevada that is equal to the number of shares of common stock of Argentex Delaware that such holder would have received had such holder exercised such option, warrant or right, respectively, in full immediately before the effective time of the merger and the exercise price per share under each such option, warrant or right, respectively, will be equal to the exercise price per share immediately before the effective time of the merger, unless otherwise provided in the instrument or agreement granting such option, warrant or right, respectively.

Stock Certificates

After the effective time of the merger, each certificate representing issued and outstanding shares of common stock of Argentex Delaware will be deemed to represent the same number of shares of the same class and series of capital stock of Argentex Nevada. The holders of outstanding certificates representing common stock of Argentex Delaware will not be required to surrender such certificate to Argentex Delaware or Argentex Nevada.

Effect of the Merger

Upon the consummation of the merger, Argentex Delaware will cease to exist as a corporation, and Argentex Nevada, the surviving corporation, will possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and will be subject to all the restrictions, disabilities and duties of Argentex Delaware and Argentex Nevada; the rights, privileges, powers and franchises of Argentex Delaware and Argentex Nevada, and all property, real, personal and mixed, and all debts due to each of them on whatever account, will be vested in Argentex Nevada; and all property, rights, privileges, powers and franchises, and all and every other interest will be thereafter the property of Argentex Nevada, as they were of the respective constituent entities, and the title to any real estate, whether by deed or otherwise vested in Argentex Delaware and Argentex Nevada or either of them, will not revert or be in any way impaired by reason of the merger; but all rights of creditors and all liens upon any property of Argentex Delaware and Argentex Nevada will be preserved unimpaired, and all debts, liabilities and duties of Argentex Delaware and Argentex Nevada will attach to Argentex Nevada and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it

Amendment

The boards of directors of Argentex Delaware and Argentex Nevada may amend the agreement and plan of merger at any time before the effective time of the merger, provided, however, that an amendment made subsequent to the approval of the merger by the stockholders of Argentex Delaware or the sole stockholder of Argentex Nevada, whichever is earlier, will not (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of common stock of Argentex Delaware, (b) alter or change any term of the articles of incorporation of Argentex Nevada or (c) alter or change any of the terms and conditions of the agreement and plan of merger if such alteration or change would adversely affect the holders of common stock of Argentex Delaware.

Termination

At any time before the effective time of the merger, the agreement and plan of merger may be terminated and the merger may be abandoned by the board of directors of either Argentex Delaware or Argentex Nevada or both, notwithstanding approval of the agreement and plan of merger by the stockholders of Argentex Delaware or the sole stockholder of Argentex Nevada, or both. We anticipate that the agreement and plan of merger will be terminated if the proposed continuation of Argentex Delaware to the Province of British Columbia is not approved by our stockholders at the annual and special meeting.

Reasons for the Merger

The change of our corporate jurisdiction from the State of Delaware to the State of Nevada is necessary as an intermediate step to change our corporate jurisdiction to the Province of British Columbia, Canada. The General Corporation Law of the State of Delaware requires unanimous stockholder approval, or approval from our stockholders holding all outstanding shares of our common stock, to effect a continuation of our company to the Province of British Columbia. As we are a publicly traded company with a large stockholder base, the requirement for unanimous stockholder approval makes the continuation directly from the State of Delaware to the Province of British Columbia highly improbable. An abstention or a broker non-vote from only one of our stockholders holding one share in our company at the meeting would thus prevent the requisite level of stockholder approval required to carry out the continuation. The General Corporation Law of the State of Delaware permits our company to merge into another state with stockholder approval from stockholders holding a majority of our outstanding common stock. The corporate law of the State of Nevada will permit a merger of our company with and into a Nevada corporation, with the Nevada corporation as the surviving corporation, with stockholder approval from stockholders holding a majority of the voting power of the stockholders of a Nevada corporation. Once our company has “merged in” the State of Nevada, the corporate law of the State Nevada will permit our company, which will then be a Nevada corporation, to carry out an immediate continuation from the State of Nevada to the Province of British Columbia. The continuation from the State of Nevada to the Province of British Columbia requires an approval from a majority of the voting power of the stockholders of a Nevada corporation.

Corporate Law Requirements

In order for our company to carry out the merger, we must comply with certain provisions of the General Corporation Law of the State of Delaware.

The merger is conditional, among other things, upon our obtaining stockholder approval under the General Corporation Law of the State of Delaware. The General Corporation Law of the State of Delaware permits a Delaware corporation to merge with and into a foreign corporation if the board of directors and the stockholders of each merging company approve the merger agreement which sets out the terms and conditions of the merger. The merger requires stockholder approval from holders of the majority of our outstanding common stock. Due notice of the time, place and purpose of the meeting must be mailed to our stockholders at least 20 days prior to the date of the meeting.

In order to consummate the merger, we must also comply with the requirements of the corporate law of the State of Nevada. The corporate law of the State of Nevada permits a foreign corporation to merge with and into a Nevada corporation if the board of directors and the stockholders of each merging company approve the plan of merger which sets out the terms and conditions of the merger. The plan of merger must be approved by a majority of the voting power of the stockholders of a Nevada corporation. Argentex Nevada is a wholly-owned subsidiary of Argentex Delaware, and on January 13, 2011, Argentex Delaware, as the sole stockholder of Argentex Nevada, approved the merger and the agreement and plan of merger.

If the agreement and plan of merger is approved by the stockholders of our company at the annual and special meeting, we must file a certificate of merger with the Secretary of State of Delaware and articles of merger with the Secretary of State of Nevada in order to consummate the merger.

Appraisal Rights

Under Delaware law, our stockholders are entitled, after complying with certain requirements of Delaware law, to dissent from approval of the merger pursuant to Section 262 of the General Corporation Law of the State of Delaware (“DGCL”) and to be paid the “fair value” of their shares of our common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, if the merger is completed. Stockholders electing to exercise these appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. We will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary does not purport to be a complete statement of the provisions of Section 262 of the DGCL. The full text of such provisions are contained in Schedule “C”.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the stockholder meeting to vote on the merger. A copy of Section 262 must be included with such notice. The notice of the annual and special meeting of stockholders and this proxy statement/prospectus constitute our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Schedule “C” to this proxy statement/prospectus since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares of our common stock, you must satisfy each of the following conditions:

  You must deliver to us a written demand for appraisal of your shares of our common stock before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal within the meaning of Section 262; and

  You must not vote in favor of the merger. A vote in favor of the merger, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares of our common stock so voted and will nullify any previously filed written demands for appraisal. Submission of a blank proxy will constitute a vote in favor of the merger since all signed proxies which contain no direction on voting are automatically voted in favor of the proposals.

All demands for appraisal should be addressed to Kenneth Hicks at Argentex Mining Corporation, Suite 835, 1100 Melville Street, Vancouver, British Columbia V6E 4A6, Canada, before the vote on the merger is taken at the annual and special meeting, and should be executed by, or on behalf of, the record holder of the shares of the common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of our common stock.

To be effective, a demand for appraisal by a holder of common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his, her or its stock certificate(s) and cannot be made by the beneficial owner if he, she or it does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares. If shares of our common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares of our common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he, she or it is acting as agent for the record owner. A record owner, such as a broker, who holds shares of our common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of our common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of our common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of our common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective date of the merger, we must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. At any time within 60 days after the effective date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the share exchange specified by the agreement and plan of merger for his, her or its shares of our common stock. Within 120 days after the effective date, either we or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of our common stock held by all stockholders entitled to appraisal. We have no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of any stockholder to file such a petition within the period specified could nullify previously written demands for appraisal.

Within 120 days after the effective date of the merger, any stockholder who has complied with the requirements of Section 262 is, upon written request, entitled to receive from us a statement setting forth the aggregate number of shares not voted in favor of the merger for which appraisal demands have been received, as well as the total number of holders of these shares. This statement must be mailed to the stockholder within 10 days of the request is received by us, or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to us, we will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of our common stock. After notice to dissenting stockholders, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Register in Chancery must give notice of the time and place of the hearing to all stockholders on the verified list at least one week before the hearing if the Delaware Court of Chancery orders it to. The Delaware Court of Chancery may require the stockholders who have demanded payment for their shares to submit their certificates representing shares of our common stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of our common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares of our common stock.

The Delaware Court of Chancery may decide to proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list and who has submitted such stockholder's certificates to the Register in Chancery (if such is required) may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same or less than the current market value of our common stock.

Costs of the appraisal proceeding may be imposed upon us and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective date; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of that stockholder to appraisal will cease. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of Argentex Nevada and must, to be effective, be made within 120 days after the effective date.

In view of the complexity of Section 262, stockholders desiring to dissent from the merger and pursue appraisal rights should consult their legal advisers.

Although Nevada corporate law grants dissent rights to stockholders who dissent from the consummation of a merger if stockholder approval is required for the merger, Argentex Nevada is a wholly-owned subsidiary of our company and our company has signed a stockholder’s consent resolution dated January 13, 2011, approving the merger.

Accounting Treatment of the Merger

There will be no impact on our consolidated financial statements as a result of the merger, except for the change in the description of our share capital.

Description of Our Securities Prior to the Merger

We are authorized to issue 100,000,000 shares of common stock with a par value of $0.001 per share and 100,000,000 shares of preferred stock with a par value of $0.001 per share. As of March 17, 2011, there were 57,898,672 shares of our common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock have one vote for each share on each matter submitted to a vote of our stockholders. Except as otherwise provided by law or as provided in any resolution adopted by our board of directors providing for the issuance of any series of preferred stock, the holders of our common stock possess all voting power. There is no cumulative voting in the election of directors. According to our bylaws, generally, all elections and questions are decided by the vote of a majority in interest of our stockholders present in person or represented by proxy and entitled to vote at the meeting. According to our bylaws, generally, the presence in person or by proxy of our stockholders entitled to cast at least one third of the shares entitled to vote at the meeting constitutes a quorum. According to our bylaws, generally, any action required to be taken at the meeting of our stockholders, or any action which may be taken at such meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon are present and voted. Our certificate of incorporation provides that our board of directors is expressly authorized to make, alter or repeal our bylaws.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of our common stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Upon any liquidation of our company, and after holders of any outstanding series of preferred stock have been paid in full the amounts to which they respectively are entitled or a sum sufficient for such payment in full has been set aside, the remaining net assets of our company are to be distributed pro rata to the holders of our common stock, to the exclusion of holders of our preferred stock.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Preferred Stock

Our preferred stock may be issued from time to time in one or more series. Our board of directors can authorize the issuance of one or more series of our preferred stock, and to fix by resolution or resolutions providing for the issuance of each series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent permitted by law. No holders of any outstanding series of our preferred stock are entitled to receive any dividends thereon other than those specifically provided for by our certificate of incorporation or the resolutions of our board or directors providing for the issuance of such series of our preferred stock. Upon any liquidation of our company, whether voluntary or involuntary, the holders of any outstanding series of our preferred stock are entitled to receive only such amount or amounts as has been fixed by our certificate of incorporation or by the resolution or resolutions of our board of directors providing for the issuance of such series.

Description of Our Securities After the Merger

Upon the consummation of the merger, the authorized capital of our company will be 100,000,000 shares of common stock with a par value of $0.001 per share and 100,000,000 shares of preferred stock with a par value of $0.001 per share. The rights and restrictions of our company’s shares will be governed by the provisions of the corporate law of the State of Nevada, the articles of incorporation and bylaws of our company, which will be the articles of incorporation and bylaws of Argentex Nevada, respectively.

The articles of incorporation of our Argentex Nevada are attached as Schedule “D” and the bylaws of Argentex Nevada are attached as Schedule “E” to this proxy statement/prospectus.

Common Stock

Holders of common stock of Argentex Nevada will have one vote for each share on each matter submitted to a vote of stockholders of Argentex Nevada. Except as otherwise provided by law or as provided in any resolution adopted by the board of directors of Argentex Nevada providing for the issuance of any series of preferred stock, the holders of common stock of Argentex Nevada will have sole voting power. There will be no cumulative voting in the election of directors. According to the bylaws of Argentex Nevada, generally, when a quorum is present or represented at any meeting of stockholders of Argentex Nevada, the vote of stockholders of Argentex Nevada holding a majority of the voting power present in person or represented by proxy will be sufficient to elect members of the board of directors of Argentex Nevada or to decide any question brought before such meeting. According to the bylaws of Argentex Nevada, generally, stockholders of Argentex Nevada holding at least one-third of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of stockholders of Argentex Nevada for the transaction of business. According to the bylaws of Argentex Nevada, generally, any action which may be taken by the vote of stockholders of Argentex Nevada at a meeting may be taken without a meeting if authorized by the written consent of stockholders of Argentex Nevada holding at least a majority of the voting power. The bylaws of Argentex Nevada provide that the board of directors of Argentex Nevada may amend the bylaws.

Subject to all rights of the preferred stock or any series thereof, the holders of common stock of Argentex Nevada will be entitled to receive, when, as and if declared by the board of directors of Argentex Nevada, out of funds legally available therefor, dividends payable in cash, stock or otherwise. The board of directors of Argentex Nevada will not be obligated to declare a dividend. Any future dividends will be subject to the discretion of the board of directors of Argentex Nevada and will depend upon, among other things, future earnings, the operating and financial condition of Argentex Nevada, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Upon any liquidation of Argentex Nevada, and after holders of preferred stock of each series have been paid in full the amounts to which they respectively are entitled or a sum sufficient for such payment in full has been set aside, the remaining net assets of Argentex Nevada will be distributed pro rata to the holders of common stock of Argentex Nevada, to the exclusion of holders of preferred stock of Argentex Nevada.

The common stock of Argentex Nevada will not be convertible or redeemable and will have no preemptive, subscription or conversion rights. There will be no conversions, redemption, sinking fund or similar provisions regarding the common stock of Argentex Nevada.

Preferred Stock

The preferred stock of Argentex Nevada may be issued from time to time in one or more series. The board of directors of Argentex Nevada will be able to authorize the issuance of one or more series of the preferred stock of Argentex Nevada, and to fix by resolution or resolutions providing for the issuance of each series the voting powers, designations, preferences, limitations, restrictions and relative rights of such series, to the full extent permitted by law. No holders of any series of the preferred stock of Argentex Nevada will be entitled to receive any dividends thereon other than those specifically provided for by the articles of incorporation of Argentex Nevada or the resolutions of the board or directors of Argentex Nevada providing for the issuance of such series of the preferred stock of Argentex Nevada. Upon any liquidation of Argentex Nevada, whether voluntary or involuntary, the holders of preferred stock of each series will be entitled to receive only such amount or amounts as has been fixed by the articles of incorporation of Argentex Nevada or by the resolution or resolutions of the board of directors of Argentex Nevada providing for the issuance of such series.

Our board of directors recommends that
you vote FOR the merger.

PROPOSAL 2 – THE CONTINUATION

General Overview of the Continuation

On April 30, 2010, our board of directors determined that it would be in the best interest of our company to change our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada. Upon consummation of the merger, we intend to change the corporate jurisdiction of Argentex Nevada from the State of Nevada to the Province of British Columbia, Canada by means of a process called a “conversion” under the Nevada Revised Statutes and a “continuation” under the Business Corporations Act (British Columbia).

If our stockholders approve the proposed merger and continuation then, immediately after completion of the merger, we intend to file articles of conversion with the Secretary of State of Nevada and a continuation application with the Registrar of Companies of British Columbia. Upon receipt of a certificate of continuation from the Registrar of Companies of British Columbia, we will be continued as a British Columbia corporation and will be governed by the laws of British Columbia. The assets and liabilities of the British Columbia corporation immediately after the continuation will be identical to the assets and liabilities of the Nevada corporation immediately prior to the continuation. The officers and directors of Argentex Nevada immediately before the continuation becomes effective will be the officers and directors of the British Columbia corporation. The change of our corporate jurisdiction will not result in any material change to our business and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share of our common and preferred stock will become one common or preferred share, as the case may be, of the British Columbia corporation.

On January 13, 2011, Argentex Delaware, as the sole stockholder of Argentex Nevada, approved the continuation and the plan of conversion, a copy of which is attached as Schedule “B” to this proxy statement/prospectus. The continuation and the plan of conversion are also subject to approval by the holders of a majority of the outstanding shares of our common stock and the TSX Venture Exchange.

The change of our corporate jurisdiction will result in changes in the rights and obligations of our current stockholders under applicable corporate laws. For an explanation of these differences see the discussion of “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction” beginning on page 33 of this proxy statement/prospectus. In addition, the change of our corporate jurisdiction may have material tax consequences to stockholders which may or may not be adverse to any particular stockholder depending on the stockholder’s particular circumstances. For a more detailed explanation of the tax consequences, see “Material United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” and “Material Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” beginning on pages 39 and 43, respectively, of this proxy statement/prospectus.

Subsequent Actions

The merger and continuation is part of a reorganization of our corporate structure. Concurrently with the merger and continuation, we expect to change the corporate jurisdiction of our wholly-owned subsidiary, SCRN Properties Ltd., from Delaware to British Columbia, Canada by means of a process called a “conversion” under the General Corporation Law of the State of Delaware and a “continuation” under the Business Corporations Act (British Columbia).

Certain Terms of the Plan of Conversion

A summary of the material terms of the plan of conversion is set forth below. The full text of the plan of conversion is attached as Schedule “B” to this proxy statement/prospectus.

Principal Terms of the Conversion

The plan of conversion provides that at the effective time of the conversion, Argentex Nevada will be converted into Argentex Mining Corporation, a British Columbia corporation continued under the Business Corporations Act (British Columbia). At the effective time of the conversion, the continuation application and articles of Argentex BC, in the forms attached as Appendix “A” and Appendix “B”, respectively, of the plan of conversion will replace the articles of incorporation and bylaws of Argentex Nevada.

Effective Time of the Conversion

The plan of conversion provides that, as promptly as practicable after the approval of the plan of conversion by the sole stockholder of Argentex Nevada and the holders of a majority of the outstanding shares of common stock of Argentex Delaware and the subsequent consummation of the merger of Argentex Delaware into Argentex Nevada, Argentex Nevada will file the articles of conversion with the Secretary of State of Nevada and a continuation application with the Registrar of Companies of British Columbia. The plan of conversion provides that the effective date and time of the conversion will be the date and time on and at which the continuation becomes effective under the laws of Nevada or the date and time on and at which the continuation becomes effective under the laws of British Columbia, whichever occurs later.

Conditions to Effectuating the Conversion

The plan of conversion is subject to approval by the sole stockholder of Argentex Nevada and the holders of a majority of the outstanding shares of common stock of Argentex Delaware and the subsequent consummation of the merger of Argentex Delaware into Argentex Nevada. The board of directors of Argentex Nevada and Argentex Delaware, as the sole stockholder of Argentex Nevada, have approved the plan of conversion.

Manner and Basis of Converting Shares of Common Stock

At the effective time of the conversion, each share of common stock of Argentex Nevada, with a par value of $0.001 per share, issued and outstanding immediately before the effective time of the conversion will, by virtue of the conversion and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable common share, without par value, of Argentex BC.

Manner and Basis of Converting Options and Other Rights

At the effective time of the conversion, each option, warrant or other right to acquire shares of common stock of Argentex Nevada that is or was outstanding immediately before the effective time of the conversion will, by virtue of the conversion and without any action on the part of the holder thereof, be converted into and become an option, warrant or right, respectively, to acquire, upon the same terms and conditions, the number of common shares of Argentex BC that such holder would have received had such holder exercised such option, warrant or right, respectively, in full immediately before the effective time of the conversion (whether or not such option, warrant or right was then exercisable) and the exercise price per share under each such option, warrant or right, respectively will be equal to the exercise price per share thereof immediately before the effective time of the conversion, unless otherwise provided in the instrument or agreement granting such option, warrant or right, respectively.

Effect of the Conversion

At the effective time of the conversion, Argentex Nevada will cease to exist as a Nevada corporation, and the title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by Argentex Nevada, and all debts due to Argentex Nevada on whatever account, as well as all other things in action or belonging to Argentex Nevada immediately before the conversion, will be vested in Argentex BC, without reservation or impairment. Argentex BC will have all of the debts, liabilities and duties of Argentex Nevada, and all rights of creditors accruing and all liens placed upon any property of Argentex Nevada up to the effective time of the conversion will be preserved unimpaired, and all debts, liabilities and duties of Argentex Nevada immediately before the conversion will attach to Argentex BC and may be enforced against it to the same extent as if it had incurred or contracted such debts, liabilities and duties. Any proceeding pending against Argentex Nevada may be continued as if the conversion had not occurred or Argentex BC may be substituted in the proceeding in place of Argentex Nevada.

Amendment

After the merger becomes effective, the boards of directors of Argentex Nevada may amend the plan of conversion at any time before the effective time of conversion, provided, however, that an amendment made subsequent to the approval of the conversion by the stockholders of Argentex Delaware must not (a) alter or change the manner or basis of exchanging a stockholder’s shares of Argentex Nevada for a stockholder’s shares, rights to purchase a stockholder’s shares, or other securities of Argentex BC, or for cash or other property in whole or in part or (b) alter or change any of the terms and conditions of the plan of conversion in a manner that adversely affects the stockholders of Argentex Nevada.

Termination

At any time before the effective time of the conversion, the plan of conversion may be terminated and the conversion may be abandoned by the board of directors of Argentex Nevada, notwithstanding approval of the plan of conversion by the stockholders of Argentex Delaware or the sole stockholder of Argentex Nevada, or both. We anticipate that the plan of conversion will be terminated if the proposed conversion is not approved by our stockholders at the annual and special meeting.

Reasons for the Continuation

We believe that the change of our corporate jurisdiction to the Province of British Columbia, Canada will more accurately reflect our operations, which are headquartered in and managed from the Province of British Columbia, Canada. We also believe that changing our corporate jurisdiction to the Province of British Columbia, Canada more accurately reflects the identity of our company because Canada is the country from which we have derived much of our financing, and our common stock is listed on the TSX Venture Exchange in Canada. Furthermore, all of our officers and the majority of our directors are located in Canada, and a large amount of our issued and outstanding stock is owned of record by persons not resident in the United States. We believe that the change of our corporate jurisdiction may also enable us to qualify as a “foreign private issuer” in the United States. As a foreign private issuer, we believe that our regulatory compliance costs may decrease and our ability to raise capital should improve because it should, under certain circumstances, enable us to issue securities in private placement offerings with a four-month hold period (for which we believe there is more demand than there is for securities issued in a private placement with a minimum hold period of six-months, which is currently the case) without limiting our access to the U.S. capital markets.

In addition to the potential benefits described above, the continuation will impose some moderate costs on our company and will expose us and our stockholders to some risk, including the risk of liability for taxation and the potential for greater impediments to enforcement of judgments and orders of United States courts and regulatory authorities against our company following the consummation of the continuation. Please see the section entitled “Risk Factors” commencing on page 11 for a more comprehensive discussion regarding the risk factors of the merger and continuation. There are also differences between the laws of the State of Delaware and the laws of the Province of British Columbia. Please see the section entitled “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction” commencing on page 33 for a more comprehensive discussion of our stockholders’ rights before and after the proposed change of our corporate jurisdiction. Regardless of the risks and costs associated with the change of our corporate jurisdiction, our board of directors has determined that the potential advantages of the change of our corporate jurisdiction outweigh the risks and costs.

Although our board of directors evaluated variations in the basic structure of the merger and continuation, our board of directors believes, based on advice from management and its professional advisors, that the proposed structure of our company as a British Columbia corporation is the best structure to provide the advantages which our company is seeking without substantial operational or financial risks. No assurance can be given, however, that the anticipated benefits of the continuation will be realized.

Corporate Law Requirements

In order for our company to carry out the continuation following the merger, it will be necessary for us to comply with the provisions of the corporate law of the State of Nevada and the Business Corporations Act (British Columbia).

The corporate law of the State of Nevada allows a corporation that is incorporated under the Nevada corporate law to convert into a foreign entity pursuant to a conversion approved by the stockholders of the Nevada corporation. Pursuant to the Nevada corporate law, the board of directors of Argentex Nevada, a Nevada corporation and our wholly-owned subsidiary, has adopted the plan of conversion attached as Schedule “B” to this proxy statement/prospectus and Argentex Delaware, as the sole stockholder of Argentex Nevada, have approved the plan of conversion, subject to approval by our stockholders and the consummation of the merger.

If holders of a majority of the voting power of our stockholders vote to approve the plan of conversion and we complete the merger of Argentex Delaware into Argentex Nevada, we intend to file articles of conversion with the Nevada Secretary of State. After we file the articles of conversion and pay to the Secretary of State of the State of Nevada all prescribed fees, and we comply with all other requirements, the conversion will become effective in accordance with the Nevada corporate law.

As we are proposing to continue into the jurisdiction of the Province of British Columbia, we must also comply with the applicable provisions of the Business Corporations Act (British Columbia) in order to successfully complete the continuation.

A foreign corporation is permitted to continue from a foreign jurisdiction into British Columbia by filing with the Registrar of Companies of British Columbia a continuation application and providing to the Registrar of Companies certain records and information that the Registrar of Companies may require. We expect that the continuation of Argentex Nevada into British Columbia will be effective on the date and time that the continuation application, the form of which is attached hereto as Appendix “A” of the plan of conversion, is filed with the Registrar of Companies, assuming we provide the Registrar of Companies with any records and information it may require. After Argentex Nevada is continued into British Columbia, the Registrar of Companies must issue a certificate of continuation showing the name of the continued company (expected to be “Argentex Mining Corporation”) and the date and time on which it is continued into British Columbia as a continued company.

If the continuation is approved by our stockholders, we expect to file the articles of conversion and the continuation application promptly after the consummation of the merger described above.

Exchange of Share Certificates

Upon the effectiveness of the continuation, your share certificates will automatically become certificates representing shares of Argentex BC, so you will not be required to exchange your certificates as a result of the continuation.

Even though exchange of your certificates is not required, upon the effectiveness of the continuation, Argentex BC will mail a letter of transmittal with instructions to each holder of record of shares of common stock of Argentex Delaware outstanding immediately before the effective time of the merger for use in exchanging certificates formerly representing shares of common stock of Argentex Delaware for certificates representing shares of Argentex BC. Certificates should not be surrendered by the holder thereof until they have received the letter of transmittal from Argentex BC.

Description of Our Securities after the Continuation

Upon completion of the continuation, we will be authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares without par value.

Common Shares

The holders of common shares of Argentex BC will be entitled to dividends, if, as and when declared by the board of directors of Argentex BC, entitled to one vote per share at meetings of shareholders or Argentex BC and, upon dissolution, entitled to share equally in such assets of Argentex BC as are distributable to the holders of common shares of Argentex BC and subject to the rights of the holders of preferred shares.

Preferred Shares

Argentex BC will be authorized to issue preferred shares in one or more series. Subject to the Business Corporations Act (British Columbia), the directors of Argentex BC may, by resolution, if none of the shares of any particular series are issued, alter articles of Argentex BC and authorize the alteration of the notice of articles of Argentex BC, as the case may be, to do one or more of the following:

  determine the maximum number of shares of that series that Argentex BC is authorized to issue, determine that there is no such maximum number, or alter any such determination;

  create an identifying name for the shares of that series, or alter any such identifying name; and

  attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

The holders of preferred shares will be entitled, on the liquidation or dissolution of Argentex BC, whether voluntary or involuntary, or on any other distribution of the assets of Argentex BC among shareholders of Argentex BC for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of common shares of Argentex BC or any other shares of Argentex BC ranking junior to the preferred shares with respect to the repayment of capital on the liquidation or dissolution of Argentex BC, whether voluntary or involuntary, or on any other distribution of the assets of Argentex BC among shareholders of Argentex BC for the purpose of winding up its affairs, the amount paid up with respect to each preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose will be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the preferred shares of the amounts so payable to them, they will not, as such, be entitled to share in any further distribution of the property or assets of Argentex BC, except as specifically provided in the special rights and restrictions attached to any particular series. All assets remaining after payment to the holders of preferred shares as aforesaid will be distributed rateably among the holders of common shares of Argentex BC.

Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the preferred shares by the directors, holders of preferred shares will not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of Argentex BC.

Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction

After the merger and continuation, our stockholders will become the holders of shares in the capital of a British Columbia corporation organized under the Business Corporations Act (British Columbia) (the “BCBCA”). The General Corporation Law of Delaware (the “DGCL”) differs in many respects from the BCBCA. The following is a summary description of the principal differences that could affect the rights of our stockholders.

Director Election

Under the BCBCA, shareholders of a corporation must, by ordinary resolution at each annual meeting at which an election of directors is required, elect directors to hold office. An ordinary resolution means a resolution passed at a meeting of shareholders by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at a meeting. Under the BCBCA, public companies such as our company must have at least three directors.

The proposed articles of Argentex BC provide that changes in the number of directors must be approved by ordinary resolution. However, the proposed articles of Argentex BC also provide that the directors of Argentex BC may appoint up to one-third of the number of the directors at the time of the appointments (other than directors appointed by this method). Any director so appointed ceases to hold office immediately before the next election or appointment of directors, but is eligible for re-election or re-appointment.

The DGCL requires that a corporation have a minimum of one director. The number of directors must be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors must be made only by amendment to the certificate, which requires stockholder approval. The number of directors may be changed by resolution of the board of directors if the certificate of incorporation or bylaws so provide. The certificate of incorporation of Argentex Delaware provides that the board of directors of Argentex Delaware must determine the number of directors, subject to the bylaws of Argentex Delaware. The bylaws of Argentex Delaware provide that the number of directors must be a minimum of 1 and a maximum of 8 unless and until otherwise determined by a vote of a majority of the board of directors of Argentex Delaware. Within these limits, the number of directors must be determined from time to time by resolution of the board of directors or by the stockholders at a meeting. The bylaws of Argentex Delaware provide that generally all elections must be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting.

Removal of Directors

Under the BCBCA, a company may remove a director before the expiration of the director’s term of office by a special resolution. The special resolution means a resolution passed at a meeting of shareholders by at least 2/3 of the votes cast by shareholders voting shares that carry the right to vote at a meeting.

Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Personal Liability of Directors and Derivative Actions

The BCBCA entitles a shareholder, including a beneficial owner of a share of a corporation, or a director of a corporation and any person whom the court considers an appropriate person to make application, with the approval of the Supreme Court of British Columbia, and in the name of the corporation, to commence legal proceedings to enforce a right, duty or obligation owed to the corporation that could be enforced by the corporation itself or to obtain damages for any breach of a right, duty or obligation whether the right, duty or obligation arises under the BCBCA or otherwise. Derivative actions, therefore, may be brought by shareholders on behalf of a corporation against the corporation’s directors for damages or to enforce rights or duties owed by the director to the corporation. With leave of the court, a complainant may, in the name of and on behalf of a corporation, defend a legal proceeding brought against the corporation. Under the BCBCA, there is no statutory limitation with respect to the monetary liability which may be imposed on directors.

Under the DGCL, a stockholder may bring a derivative action against officers and directors of a corporation for breach of their fiduciary duties to a corporation and its stockholders or for other fraudulent misconduct, so long as the stockholder was a stockholder of the corporation at the time of the transaction in question, or the stockholder obtained the stock thereafter solely by operation of law, and remained so through the duration of the suit; the plaintiff makes a demand on the directors of the corporation to assert the corporate claim unless the demand would be futile; and the plaintiff is an adequate representative of the other stockholders.

The DGCL permits a corporation to adopt a provision in its certificate of incorporation eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty of care, except under certain circumstances. The certificate of incorporation of Argentex Delaware provides that no director of the corporation will be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director from a breach of the director’s duty of loyalty to the corporation or its stockholders;

  from acts or omissions not in good faith involving intentional misconduct or a knowing violation of law;

  from unlawfully paying a dividend or approving Delaware stock repurchases or redemptions;

  from a transaction where the director derived an improper personal benefit.

Interested Shareholder Transactions and Anti-Takeover Provisions

Some powers granted to companies under the DGCL may allow a Delaware corporation to make itself potentially less vulnerable to hostile takeover attempts. These powers include the ability to:

  require that notice of nominations for directors be given to the corporation prior to a meeting where directors will be elected, which may give management an opportunity to make a greater effort to solicit its own proxies;

  only allow the board of directors to call a special meeting of stockholders, which may thwart a raider’s ability to call a meeting to make disruptive changes;

  provide that the power to determine the number of directors and to fill vacancies be vested solely in the board, so that the incumbent board, not a raider, would control vacant board positions;

  provide for supermajority voting in some circumstances, including mergers and certificate of incorporation amendments;

There is no similar provision under the BCBCA.

Amendments to the Governing Documents

A BCBCA corporation may resolve to alter its articles:

  by the type of resolution specified by the BCBCA;

  if the BCBCA does not specify the type of resolution, by the type of resolution specified by the articles;

  if neither the BCBCA nor the articles specify the type of resolution, by a special resolution.

The special resolution means a resolution passed at a meeting of shareholders by at least 2/3 of the votes cast by shareholders voting shares that carry the right to vote at a meeting.

According to the proposed articles of Argentex BC, subject to the BCBCA, Argentex BC may by resolution of the directors:

  create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

  increase, reduce or eliminate the maximum number of shares that Argentex BC is authorized to issue out of any class or series of shares or establish a maximum number of shares that Argentex BC is authorized to issue out of any class or series of shares for which no maximum is established;

  if Argentex BC is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares;

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(iii)	subdivide all or any of its unissued, or fully paid issued, shares with par value into shares of smaller par value; or

(iv)	consolidate all or any of its unissued, or fully paid issued, shares with par value into shares of larger par value;

  subdivide all or any of its unissued, or fully paid issued, shares without par value;

  consolidate all or any of its unissued, or fully paid issued, shares without par value;

  subdivide all or any of its unissued, or fully paid issued, shares by way of a share dividend;

  change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or all or any of its unissued shares without par value into shares with par value;

  alter the identifying name of any of its shares; or

  otherwise alter its shares or authorized share structure when required or permitted to do so by the BCBCA.

According to the proposed articles of Argentex BC, Argentex BC may by resolution of the directors alter its notice of articles in order to change its name or adopt or change any transaction of that name. Also, if the BCBCA does not specify the type of resolution and the articles of Argentex BC do not specify another type of resolution, Argentex BC may by resolution of the directors alter the articles.

A BCBCA corporation may, by the type of shareholders’ resolution specified by the articles, or, if the articles do not specify the type of resolution, by a special resolution:

  create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued;

  vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

A right or special right attached to issued shares must not be prejudiced or interfered with under the BCBCA or under the memorandum, notice of articles or articles unless the shareholders holding the shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of those shareholders which, if passed at a meeting, requires the majority of the votes specified in the articles for a special separate resolution (or, failing which, a separate resolution) of that class or series. If the articles do not specify the majority required, then a majority of two-thirds of the votes cast is required. The special separate resolution is in addition to the resolution authorizing the alterations.

The DGCL provide that the vote of holders of a majority of the outstanding shares entitled to vote is required to alter, amend, change or repeal a corporation’s certificate of incorporation, unless otherwise specified in a corporation’s certification of incorporation or bylaws. In addition, if the amendment to the certificate of incorporation would increase or decrease the aggregate number of authorized shares of a class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, that class is entitled to vote separately on the amendment whether or not it is designated as voting stock. Furthermore, if the proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but will not so affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for purposes of the class vote. The DGCL reserves the power to the stockholders to adopt, amend or repeal the bylaws unless the certificate of incorporation confers such power on the board of directors in addition to the stockholders. The certificate of incorporation of Argentex Delaware provides that the board of directors of Argentex Delaware is expressly authorized to make, alter or repeal our bylaws.

Shareholder Quorum and Voting Requirements

Under the BCBCA, the quorum for the transaction of business at a meeting of shareholders of a company may be established by the articles. The proposed articles of Argentex BC provides that, generally, the quorum for the transaction of business at a meeting of shareholders is 2 persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 1/20 of the issued shares entitled to be voted at the meeting.

Except where the BCBCA or the articles require approval by a special resolution or unanimous resolution, a simple majority of the votes cast by shareholders voting shares that carry the right to vote at a meeting is required to approve any resolution properly brought before the stockholders.

Under the DGCL, a corporation’s certificate of incorporation and bylaws may specify the number of shares necessary to constitute a quorum at any meeting of shareholders; provided, however, that a quorum may not consist of less than one-third of the shares entitled to vote at the meeting. The bylaws of Argentex Delaware provide that the presence in person or by proxy of stockholders entitled to cast at least one third of the shares entitled to vote at the meetings of stockholders constitutes a quorum.

The bylaws of Argentex Delaware provide that generally all elections and questions must be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting.

Special Meeting of Shareholders

The BCBCA provides that a board of directors or the holders of 5% of the issued shares of a corporation with a right to vote can call or requisition a special meeting.

Under the DGCL, a special meeting may be called by a board of directors or by any other person authorized to do so in the corporation’s certificate of incorporation or bylaws. The bylaws of Argentex Delaware provide that special meetings of the stockholders or of any class or series thereof entitled to vote may be called by the President or by the chairman of the board of directors, or at the request in writing by stockholders of record owning at least 20% percent of the issued and outstanding voting shares of common stock of Argentex Delaware.

Votes Required for Extraordinary Transactions

Under the BCBCA, approvals of amalgamations (except amalgamations between a corporation and wholly owned subsidiaries), consolidations, and sales, leases, or exchanges of substantially all the property of a corporation, other than in the ordinary course of business of the corporation requires approval by the stockholders by a special resolution at a duly called meeting. The special resolution means a resolution passed at a meeting of shareholders by at least 2/3 of the votes cast by shareholders voting shares that carry the right to vote at a meeting.

Under the DGCL, mergers or consolidations generally require the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote and stockholder approval is not required by a Delaware corporation:

  if it is the surviving corporation in a merger requiring the issuance of common stock not exceeding 20% of the corporation’s common stock outstanding immediately prior to the merger, the merger agreement does not amend in any respect the survivor’s certification of incorporation, and stockholder approval is not specifically mandated in the survivor’s certification of incorporation;

  if it is the surviving corporation in a merger with a subsidiary in which it ownership was 90% or greater.

Unless a greater percentage is required by the certificate of incorporation, a sale, lease, or exchange of all or substantially all the property or assets of a Delaware corporation or an amendment to its certificate of incorporation also requires the approval of the holders of a majority of the outstanding stock entitled to vote on the matter.

Shareholder Action by Written Consent (In Lieu of a Meeting)

Under the BCBCA, any action required or permitted to be taken at a meeting of the stockholders by an ordinary resolution may be taken by a written resolution signed by a special majority of the stockholders entitled to vote on such resolution. The proposed articles of Argentex BC provide that a special majority is two-thirds of the votes cast on the resolution. Any action required or permitted to be taken at a meeting of the stockholders by a special resolution may be taken by a written resolution signed by all the shareholders entitled to vote on such resolution.

Under the DGCL, stockholders may execute an action by written consent in lieu of a stockholder meeting, unless such right is eliminated in the corporation’s certificate of incorporation or bylaws, if holders of outstanding stock representing not less than the minimum number of votes that would be necessary to take the action at an annual or special meeting execute a written consent providing for the action.

Rights of Dissent and Appraisal

Under the BCBCA, in certain circumstances, a registered shareholder who disagrees with a proposed corporate action can require the company to purchase his or her shares for their fair value. The actions giving rise to a right of dissent are as follows:

  an alteration in the articles of a company by altering the restrictions on the business carried on or to be carried on by the company, or in its powers;

  various forms of corporation reorganizations, amalgamation, or arrangements (where permitted);

  a proposed sale, lease or exchange of all or substantially all of the corporation’s assets; or

  in respect of any resolution or court order or arrangement permitting dissent.

Under the DGCL, stockholders have the right to dissent and exercise appraisal rights only with respect to forms of corporate mergers and consolidations and not in the case of other fundamental change such as the sale of all or substantially all of the assets of the corporation or amendments to the certification of incorporation, unless so provided in the corporation’s certificate of incorporation. Stockholders who have neither voted in favor of nor consented to the merger or consolidation have the right to seek appraisal of their shares by demanding payment in cash for their shares equal to the fair value of such shares. Fair value is determined by a court in an action timely brought by the stockholders who have properly demanded appraisal of their shares. In determining fair value, the court may consider all relevant factors, including the rate of interest which the resulting or surviving corporation would have had to pay to borrow money during the pendency of the court proceedings. In addition, under the DGCL, appraisal rights are not available for any shares of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.

Oppression Remedies

Under the BCBCA, a shareholder of a corporation has the right to apply to a court on the grounds that the corporation is acting or proposes to act in a way that is prejudicial to the shareholder. After the application is filed, the court may make any order as it sees fit, including an order to prohibit any act proposed by the corporation.

There are no equivalent statutory remedies under the DGCL; however, stockholders may be entitled to remedies for a violation of a director’s fiduciary duties under Delaware common law.

Inspection of Corporate Books and Records

Under the BCBCA, current shareholders of a corporation are entitled to inspect, without charge, all of the records the corporation is required to maintain under the BCBCA, except for minutes of directors’ meetings and directors’ consent resolutions (and those of committees of directors) and written dissents to resolutions of directors. However, shareholders have the right to inspect the portions of minutes of directors’ meetings, or of directors’ consent resolutions and other records that contain disclosures of conflicts of interest by directors and senior officers, and the right to inspect disclosures of certain financial assistance made by the corporation.

Under DGCL, stockholders have the right for any proper purpose to inspect, upon written demand under oath stating the purpose for such inspection, the corporation’s stock ledger, list of stockholders and its other books and records, and to make copies or extracts of the same. A proper purpose means a purpose reasonably related to a person’s interests as a stockholder.

Accounting Treatment of the Change of Our Corporate Jurisdiction

For United States accounting purposes, the change of our corporate of jurisdiction from the State of Delaware to the Province of British Columbia, Canada by means of the merger and continuation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Argentex BC based on existing carrying values at the date of the exchange. The historical comparative figures of Argentex BC will be those of Argentex Delaware.

We currently prepare our financial statements in accordance with the United States generally accepted accounting principles and will continue to do so after the consummation of the change of our corporate jurisdiction.

Material United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction

This discussion of Material United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction summarizes the opinion of Mendoza Berger & Company, LLP, Certified Public Accountants, a copy of which is filed as an exhibit to the registration statement on Form S-4 containing this proxy statement/prospectus.

This summary does not describe the effect of the U.S. federal estate tax laws or the effects of any state or local tax law, rule or regulation, nor is any information provided as to the effect of any other United States or foreign tax law, other than the federal income tax laws of the United States to the extent specifically set forth herein. This discussion is not a guarantee of results and it does not bind the Internal Revenue Service (the “IRS”) or the courts, nor does it preclude the IRS or a court from adopting a contrary position. In addition, no assurance can be given that new or future legislation, regulation or interpretations will not significantly change the tax considerations described below, and any such change may apply retroactively. The tax discussion set forth below is based upon the facts set out in this proxy statement/prospectus and upon additional information possessed by the management of our company.

This tax discussion is not intended to be, nor should it be construed to be, legal or tax advice to any particular person and it does not address all aspects of taxation that may be relevant to the individual circumstances of any particular person. You are strongly advised to consult with your own legal and tax advisors regarding the United States tax consequences of the change of our corporate jurisdiction in light of your particular circumstances.

This discussion applies to our company and to those of our stockholders who are U.S. holders of shares of our common stock. U.S. holders include individual citizens or residents of the United States, corporations (or entities treated as corporations for U.S. federal income tax purposes) organized under the laws of the United States or any state thereof or the District of Columbia, U.S. trusts and U.S. estates. U.S. trusts are trusts that are subject to U.S. federal income taxation regardless of source of income and generally include trusts that are subject to the primary supervision of a U.S. court and that are under the control of one or more U.S. persons with respect to substantial trust decisions. A U.S. estate is an estate that is subject to U.S. federal income taxation regardless of the source of the income. U.S. holders who own interests indirectly through partnerships or through one or more non-U.S. entities or carry on business outside the United States through a permanent establishment or fixed place of business, or U.S. holders who hold an interest other than as a common stockholder, should consult with their tax advisors regarding their particular tax consequences.

This discussion and the opinion of Mendoza Berger & Company that it summarizes are based on the Internal Revenue Code of 1986, as amended (the “Code”), adopted and proposed regulations thereunder, IRS rulings and pronouncements, and judicial decisions, all of which are subject to change, perhaps with retroactive effect. Any such change could alter the tax consequences discussed below. No ruling from the IRS will be requested concerning the U.S. federal income tax consequences of the change of our corporate jurisdiction. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders in light of their personal circumstances or to U.S. holders subject to special treatment under the U.S. Code, including, without limitation, banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, S corporations, individual retirement and other deferred accounts, application of the alternative minimum tax rules, holders who received our stock as compensation, persons who hold notes or stock as part of a hedge, conversion, or constructive sale transaction, straddle, or other risk-reduction transaction, persons that have a “functional currency” other than the U.S. dollar, and persons subject to taxation as expatriates. This summary does not address any U.S. federal income tax consequences to a U.S. holder of the ownership, exercise, or disposition of any warrants or compensatory options.

Generally, realized gain on property transferred by U.S. tax payers during corporate reorganizations may be fully or partially shielded from immediate taxation by special non-recognition provisions that carry the transferor’s basis in the property over to the transferee (tax-free reorganizations). Specifically, Section 361(a) of the Code states no gain or loss shall be recognized to a corporation if such corporation is a party to a reorganization and exchanges property, in pursuance of the plan of reorganization, solely for stock or securities in another corporation a party to the reorganization. Section 368(a)(1)(F) of the Code defines the term “reorganization” as a mere change in identity, form, or place of organization of one corporation, however, effected.

Argentex Mining Corporation, a Delaware corporation (“Argentex Delaware”) and Argentex Mining Corporation, a Nevada corporation and the wholly-owned subsidiary of Argentex Delaware (“Argentex Nevada”), are parties to a Section 368(a)(1)(F) reorganization which qualifies as a Section 361(a) exchange. Therefore, there will be no tax ramifications when Argentex Delaware merges with and into Argentex Nevada because it will be a tax free reorganization under Section 368(a)(1)(F) of the Code.

These non-recognition rules do not apply to transfers to foreign corporations, because the foreign corporate transferee will not be treated as a corporation for purposes of determining the extent to which gain is recognized pursuant to Section 367(a) of the Code. Therefore, under the general rule, a U.S. corporation cannot transfer property to a foreign corporation tax-free. Specifically, Argentex Delaware and Argentex Nevada will recognize gain on Argentex Delaware’s change of its corporate jurisdiction to British Columbia.

Tax due for Argentex Delaware and Argentex Nevada on the change of the corporate jurisdiction is calculated by taking the fair market value of the assets, less the basis in the assets, less any net operating losses associated with the business, multiplied by the corporate federal tax rate under the U.S. Department of Treasury. The corporate federal tax rate under the U.S. Department of Treasury is a graduated tax rate ranging from 15% to 35%.

In addition, the exchange by shareholders of Argentex Nevada of stock of Argentex Nevada for stock of Argentex Mining Corporation, the British Columbia corporation, is an exchange described under Section 354 of the Code and is not an exchange described under Section 367(a) of the Code. Section 354 of the Code states that the exchange by a U.S. person of stock of a domestic corporation for stock of a foreign corporation pursuant to an asset reorganization described in Section 368(a)(1)(F) that is not treated as an indirect stock transfer under Treasury Regulations Section 1.367(a)-3(d), is not a transfer to a foreign corporation subject to Section 367(a) of the Code. As such, there will be no tax impact to the shareholders of Argentex Delaware and Argentex Nevada.

Application of Section 7874 of the Code

This section, Application of Section 7874 of the Code, reflects the opinion of our company. Although we believe that the application of Section 7874 to the redomicile of our company could result in material tax consequences, we were unable to obtain the opinion of an expert in respect of it because, as discussed in more detail below, Section 7874 and the treasury regulations adopted pursuant to it are relatively new and the Internal Revenue Service has not yet provided sufficient guidance upon which the experts we consulted could base an opinion.

In general, the redomicile of a company from a state or territory of the United States to a foreign country is one example of a type of transaction referred to as an “inversion” transaction. Until 2004, inversion transactions were regulated primarily by Section 367 of the Code (see discussion above). The American Jobs Creation Act of 2004 added Section 7874 of the Code as an additional tool to discourage inversion transactions. Section 7874 identifies certain transactions as inversion transactions. If applicable, the application of Section 7874 of the Code to our company after we redomicile to British Columbia, Canada, could result in our company being liable to taxation in Canada as a domestic Canadian company and in the United States as a domestic U.S. company, without relief from double taxation under the current tax treaty between the United States and Canada. However, Section 7874 of the Code does not apply to the migration of a corporation from the U.S. to a non-U.S. jurisdiction where the migrating entity has substantial business activities in the non-U.S. jurisdiction when compared to its total business activities.

To determine whether a migrating corporation has substantial business activities in Canada when compared to its total business activities, the regulations under Section 7874 of the Code provide for a facts and circumstances test. The regulations list five factors that must be considered:

(1)	our historical conduct of continuous business activities in Canada;

(2)	our conduct of continuous business activities in Canada in the ordinary course of one or more active trades or businesses involving

	A.	property located in Canada that is owned by us;

	B.	the performance of services in Canada by our employees and consultants; and

	C.	the sale of goods to customers;

(3)	the performance in Canada of substantial managerial activities by officers, employees and consultants who are based in Canada;

(4)	a substantial degree of ownership of our company by Canadian investors; and

(5)	business activities in Canada that are material to the achievement of our overall business objectives.

We believe that we have always conducted, and that we continue to conduct, substantial business activities in Canada when compared to our total business activities. All of our management and all but one of our six directors are resident Canadians, our executive offices have always been located in Canada, we are actively involved in an active business in Canada and we have a substantial degree of ownership by Canadian investors (less than 50% of our shares are owned by residents of the U.S.). Further, we believe that the business activities that we conduct in Canada are material to the achievement of our overall business objectives. However, because most of our current exploration properties are located in Argentina and we are not engaged in the sale of either services or goods, it is difficult for our company to meet the requirements established in the second of the five factors listed above. As a result, we may not be able to demonstrate that we meet all of the tests set forth in the regulations.

The regulations do, however, seem to contemplate that the tests are to be applied given each corporation’s individual circumstances. The preamble to the regulations explains that the reason for the substantial business activity exception to the provisions of Section 7874 is to prevent tax avoidance by preventing U.S. companies from migration to a jurisdiction to which they have no bona fide connection. We are not changing our corporate jurisdiction from the United States to Canada to avoid U.S. corporate income taxes and we clearly have a bona fide connection to Canada. While not explicitly a part of the substantial activities test set forth in the regulations, we believe that the lack of tax motivation of our company and the bona fide connection of our company to Canada should be considered.

The tax discussion set forth herein assumes that Section 7874 of the Code will not apply to the merger and continuation.

Passive Foreign Investment Company Considerations

This section, “Passive Foreign Investment Company Considerations” reflects the opinion of our company. We did not obtain the opinion of a tax expert in respect of this discussion because the determination of whether our company will be a passive foreign investment company is made annually and will depend on the nature of our income, assets and activities at the time of determination. As a result, we are unable to obtain the opinion of a tax expert in advance of the determination whether our company will be a passive foreign investment company during the current or any future tax year. However, although we have not obtained any opinion with respect to this discussion, we believe that this discussion is informative and we have chosen to include it in this proxy statement/prospectus.

Sections 1291 to 1298 of the Code contain the Passive Foreign Investment Company (“PFIC”) rules. These rules provide generally that if 75% or more of a foreign corporation’s gross income for the taxable year or 50% or more of the average percentage of assets held by such corporation during the taxable year produces passive income or are held for the production of passive income, then such foreign corporation is a PFIC. Once an entity is classified as a PFIC, it continues to be classified as a PFIC for all future years.

The determination as to whether a foreign corporation is a PFIC is normally made at the end of its taxable year. There is, however, an exception for new corporations. Under the so-called “start up year” rule, a new foreign corporation is not treated as a PFIC even if it fails the gross income and asset test described above, where in each of the subsequent two year ends less than 75% of its gross income is passive income and less than 50% of its assets produce passive income. Because Argentex BC is, for U.S. tax purposes, treated as a new foreign corporation, we believe that it is more likely than not that the start up year rule will apply. There is, however, no explicit guidance on this point. If the start up year rule applies to Argentex BC, it must change the composition of its assets and income to avoid being classified as a PFIC.

U.S. holders of a PFIC are required to pay certain additional taxes, referred to as the deferred tax amount, on the sale or exchange of stock in a PFIC or upon the receipt or distribution from a PFIC. All or a portion of the gain realized from the sale of stock of PFIC will be taxed as ordinary income. In addition, certain stock for stock exchanges that would otherwise be tax free are taxable if the U.S. holder is transferring shares of a PFIC. Section 1295 of the Code provides that U.S. holders may, in certain circumstances, elect to have a PFIC taxed as a “Qualified Electing Fund” (“QEF”). U.S. holders of a QEF are required to include in their income currently their pro rata share of the PFIC’s income, but are not required to pay the deferred tax amount, referred to above, on the sale of their stock in a PFIC or upon distribution from a PFIC. A complete discussion of the PFIC rules, and the advisability and/or ability of any U.S. holders to elect QEF are beyond the scope of this discussion.

Material Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction

The discussion of Material Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction summarizes the opinion of Clark Wilson LLP, our legal counsel, a copy of which is filed as an exhibit to the registration statement on Form S-4 containing this proxy statement/prospectus.

Comments on tax consequences to shareholders is restricted to shareholders (each in this summary a “Holder”) of our company each of whom is an individual (other than a trust) or corporation who or which, at all material times for the purposes of the Income Tax Act (Canada) (the “Canadian Act”), holds all of its common shares in the capital of Argentex BC solely as capital property, acts at arm’s length with Argentex BC, and is not a “financial institution” to which the “mark to market” rules apply, a “specified financial institution” nor a shareholder in respect of whom our company is a “foreign affiliate” under the Canadian Act. Comment is further restricted, in the case of any Holder who is not resident in Canada for Canadian federal income tax purposes (in this commentary, a “Non-resident Holder”), to Non-resident Holders whose common shares in the capital of Argentex BC are not used in or in the course of carrying on a business in Canada, and will not constitute “taxable Canadian property” at any particular time after the change of our corporate jurisdiction. In general, a common share of Argentex BC held by a Non-resident Holder will not constitute taxable Canadian property at any particular time after the change of our corporate jurisdiction provided that at that time the common shares of Argentex BC are listed on a designated stock exchange for the purposes of the Canadian Act, which includes Tiers 1 and 2 of the TSX Venture Exchange, unless at any particular time during the five year period that ends at that time either the Non-resident Holder, or any one or more persons with whom the Non-resident Holder does not deal at arm’s length, alone or in any combination held or had a right to acquire 25% or more of the issued shares of any class in the capital stock of Argentex BC and more than 50% of the fair market value of the common shares of Argentex BC was derived directly or indirectly from one or any combination of real property situated in Canada, Canadian resource properties, timber resource properties, or options in respect of or interests in the foregoing.

Comment is based on the current provisions of the Canadian Act and regulations, all amendments thereto publicly proposed by the Minister of Finance of Canada to the date hereof, and our Canadian tax counsel’s understanding of the published administrative practices of the Canada Revenue Agency (“CRA”). Unless otherwise expressly stated, it is assumed that all such amendments will be enacted substantially as currently proposed, and that there will be no other material change to any relevant law or administrative practice, although no assurances can be given in these respects. Except to the extent otherwise expressly provided, this summary does not take into account any provincial, territorial or foreign tax law, nor any bilateral income tax treaty to which Canada is a party.

This summary is not, and is not to be construed as, Canadian tax advice to any particular Holder . Each Holder is urged to obtain independent advice as to the legal and Canadian tax implications of the merger and continuation applicable to the Holder’s particular circumstances.

The Merger and Continuation

Our Company

Merger

As a result of the merger, Argentex Delaware as the non-surviving corporation will be considered to have disposed of its assets to Argentex Nevada for proceeds equal to their fair market value. Argentex Delaware will be subject to Canadian federal income tax liabilities with respect to any gains realized as a result of the deemed disposition of all of its assets that constitute “taxable Canadian property” for the purposes of the Canadian Act. Our mineral claims located in British Columbia, Canada constitute taxable Canadian property of Argentex Delaware because they are a Canadian resource property. None of the office equipment, furniture and fixtures located in our executive offices in Vancouver, British Columbia, constitutes taxable Canadian property. Argentex Delaware will be required to comply with the provisions of section 116 of the Canadian Act by applying for a certificate of compliance with respect to certain types of taxable Canadian property owned by it immediately prior to the merger, including our mineral claims located in British Columbia, Canada and the office equipment, furniture and fixtures located at our executive offices located in British Columbia.

If the disposition of property by Argentex Delaware in the course of the merger is not recognized for the purpose of taxation in the United States, the merger is a reorganization described in paragraph 8 of Article XIII of the Canada-United States Income Tax Convention and is therefore a transaction in reference to which the competent authority of Canada may enter into an agreement under section 115.1 of the Canadian Act for the avoidance of double taxation.

Continuation

As a result of the continuation, Argentex BC will be deemed to have been incorporated in British Columbia from that point onward, and not to have been incorporated elsewhere. Argentex BC will be deemed to have had a taxation year end immediately before the time of the continuation, and will be deemed to have begun a new tax year at the time of the continuation. Argentex BC will be able to choose a new fiscal year end falling within the 12 months following the date of the continuation.

As a result of the continuation, Argentex BC will be deemed to have disposed of, and immediately thereafter reacquired, all of its assets at their then fair market value. Gains arising on the deemed disposition of taxable Canadian property of Argentex BC, if any, will be subject to tax in Canada. However, if the adjusted cost base of the assets of Argentex BC is equal to the fair market value of the assets, due to the assets having been acquired by Argentex Nevada in the course of the merger shortly prior to the continuation in a disposition deemed to have taken place at fair market value, then no gain should be realized by Argentex BC.

Resident Holders and Non-resident Holders

Merger

Each Holder will be deemed to have disposed of the Holder’s shares of common stock of Argentex Delaware for proceeds equal to the adjusted cost base to the Holder of all of the shares of common stock of Argentex Delaware held by that Holder immediately before the merger. Accordingly, the Holder will not realize a capital gain or capital loss on the disposition of their shares of common stock of Argentex Delaware as a result of the merger.

Each Holder will be deemed to have acquired the shares of common stock of Argentex Nevada issued to the Holder in the course of the merger at a cost equal to the proceeds of the shares of common stock of Argentex Delaware, as computed in the manner set out above. As a result, the adjusted cost base of each Holder’s shares of common stock of Argentex Delaware held immediately prior to the merger will become the Holder’s deemed cost of the shares of common stock of Argentex Nevada received as a result of the merger.

Continuation

The continuation will not cause a disposition or deemed disposition of the shares of common stock of Argentex Nevada held by any Holder, and therefore will not cause the realization of any capital gain or capital loss by the Holder in respect of such shares.

The paid-up capital of shares of common stock of Argentex BC may be subject to adjustment upon the continuation. Argentex BC will be deemed to have disposed of all of its assets immediately before the continuation and to have reacquired them on the continuation at a cost equal to their fair market value. If the resulting tax cost of Argentex BC’s assets, net of Argentex BC’s outstanding liabilities at the time of the continuation (“Net Tax Cost”) is less than the aggregate paid-up capital of the common shares of Argentex BC, the paid-up capital of the common shares of Argentex BC will be reduced to an amount equal the Net Tax Cost. If Argentex BC’s Net Tax Cost is greater than the aggregate paid-up capital of the common shares of Argentex BC, Argentex BC may elect within 90 days of the continuation to increase the paid-up capital of the common shares of Argentex BC. If Argentex BC makes such an election, Argentex BC will be deemed to have paid prior to the continuation, and the holders of the common shares of Argentex BC will be deemed to have received pro rata, a dividend in respect of the common shares of Argentex BC. It is not intended that Argentex BC will make this election if available.

Reporting Obligations under Securities Laws

If we change our corporate jurisdiction to the Province of British Columbia, Canada, we will still have to comply with reporting requirements under both the United States and Canadian securities laws. However, these requirements should be reduced because we would no longer be a United States company.

We currently prepare our financial statements in accordance with United States generally accepted accounting principles (“US GAAP”). We file our audited annual financial statements with the Securities and Exchange Commission on annual reports on Form 10-K and our unaudited interim financial statements with the Securities and Exchange Commission on quarterly reports on Form 10-Q. Additionally, we are a reporting issuer in the Provinces of British Columbia and Alberta. Upon completion of the merger and continuation, we anticipate that we will meet the definition of a “foreign private issuer” under the Securities Exchange Act of 1934. As a foreign private issuer, we anticipate that we will file an annual report on Form 20-F each year with the Securities and Exchange Commission. We will not be required to file interim quarterly reports on Form 10-Q, however we will be required to file our interim financial statements and management’s discussion and analysis, in the form required by Canadian securities legislation, with the Securities and Exchange Commission on Form 6-K. We anticipate that we will continue to prepare our financial statements in accordance with US GAAP subsequent to the change of our corporate jurisdiction.

In addition, as a foreign private issuer, our directors, officers and stockholders owning more than 10% of our outstanding common stock will no longer be subject to the insider reporting requirements of Section 16(b) of the Securities Exchange Act of 1934 and we will no longer be subject to the proxy rules of Section 14 of the Securities Exchange Act of 1934. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to us upon completion of the merger and continuation.

Whether or not we change our corporate jurisdiction to the Province of British Columbia, Canada, we will remain subject to Canadian disclosure requirements including those requiring that we publish news releases, file reports about material changes to or for our company, send you information circulars with respect to meetings of our stockholders, file annual and quarterly financial statements and related management’s discussion and analysis and those that require that our officers, directors and major shareholders file reports about trading in our shares.

Quotation on the OTC Bulletin Board and Listing on the TSX Venture Exchange

Our common stock is quoted on the OTC Bulletin Board under the symbol “AGXM” and our shares are listed for trading on the TSX Venture Exchange under the symbol “ATX”. We expect that immediately following the merger and continuation, the common shares of Argentex BC will continue to be quoted on the OTC Bulletin Board and listed on the TSX Venture Exchange under the same symbols.

Our board of directors recommends that you vote FOR the continuation.

PROPOSAL 3 – ELECTION OF DIRECTORS

Our board of directors has nominated the persons named below as candidates for directors to be elected at the annual and special meeting. These nominees are all of our current directors. Unless otherwise directed, the proxy holders will vote the proxies received by them for the six nominees named below.

Each director who is elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Any director may resign his or her office at any time and may be removed at any time by the holders of a majority of the shares then entitled to vote at an election of directors. If elected at the annual and special meeting, these nominees will continue to serve as directors of Argentex BC subsequent to the change of our corporate jurisdiction.

Nominees

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Kenneth Hicks	Director, Chairman of the Board, President and Secretary	51	February 11, 2004
Colin Godwin	Director	71	June 1, 2005
Jenna Hardy	Director	57	February 7, 2006
Richard Thibault	Director	55	February 9, 2006
Patrick Downey	Director	50	September 10, 2008
Stephen Hanson	Director	44	May 11, 2010

Our board of directors recommends that you vote FOR the nominees.

PROPOSAL 4 – RATIFICATION OF THE CONTINUED APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors is asking our stockholders to ratify the continued appointment of Morgan & Company, Chartered Accountants, as our independent registered public accounting firm for the fiscal year ended January 31, 2011.

Stockholder ratification of the continued appointment of Morgan & Company is not required under the Delaware corporate law, our bylaws or otherwise. However, our board of directors is submitting the continued appointment of Morgan & Company as our independent registered public accounting firm to our stockholders for ratification as a matter of good corporate governance practices. If our stockholders fail to ratify the continued appointment, our board of directors will reconsider whether or not to retain the firm. Even if the appointment is ratified, our board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our board of directors determines that such a change would be in the best interest of our company and our stockholders.

Representatives of Morgan & Company are not expected to be present at the annual and special meeting. However, we will provide contact information for Morgan & Company to any stockholders who would like to contact the firm with questions.

Unless otherwise directed, the proxy holders will vote the proxies received by them for the ratification of the continued appointment of Morgan & Company as our independent registered public accounting firm for the fiscal year ended January 31, 2011.

Our board of directors recommends that you vote FOR the ratification.

EXPERTS AND COUNSEL

The financial statements of our company included in this proxy statement/prospectus have been audited by Morgan & Company, Chartered Accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the proxy statement/prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of Suite 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada has advised us in connection with certain U.S. and Canadian non-tax legal matters with respect to the merger and continuation and certain Canadian federal income tax consequences with respect to the merger and continuation.

Mendoza Berger & Company, LLP, of 9838 Research Drive, Irvine, California has advised us in connection with certain U.S. federal income tax consequences with respect to the merger and continuation.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this proxy statement/prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this proxy statement/prospectus as having given an opinion upon the validity of the securities being offered pursuant to this proxy statement/prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated in the State of Nevada on December 21, 2001 under the name “Delbrook Corporation” with authorized capital of 100,000,000 shares of common stock with a par value of $0.001 per share and 100,000,000 shares of preferred stock with a par value of $0.001 per share. On March 15, 2004, we changed our name to “Argentex Mining Corporation”. We effected this name change by merging with our wholly owned subsidiary, “Argentex Mining Corporation”, a Nevada corporation that we formed specifically for this purpose. Our company was the surviving company in the merger. On November 5, 2007, we moved our State of domicile from Nevada to Delaware. This re-domicile was effected by merging with our wholly owned subsidiary “Argentex Mining Corporation”, a Delaware corporation that we formed specifically for this purpose. Our subsidiary was the surviving entity upon completion of the merger. Since November 5, 2007, we have been a Delaware corporation.

Subsidiaries

We have one subsidiary, SCRN Properties Ltd., a Delaware corporation incorporated on February 13, 2004, which we formed for the purpose of acquiring and exploring natural resource properties in Argentina.

Our Business

We are in the mineral resource business. This business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. Our company is in the exploration stage.

Mineral resource exploration can consist of several stages. The earliest stage usually consists of the identification of a potential prospect through either the discovery of a mineralized showing on that property or as the result of a property being in proximity to another property on which exploitable resources have been identified, whether or not they are or have in the past been extracted.

After the identification of a property as a potential prospect, the next stage is usually the acquisition of a right to explore the area for mineral resources. This can consist of the outright acquisition of the land or the acquisition of specific, but limited, rights to the land (e.g., a license, lease or concession). After acquisition, exploration usually begins with a surface examination by a prospector or professional geologist with the aim of identifying areas of potential mineralization, followed by detailed geological sampling and mapping of this showing with possible geophysical and geochemical grid surveys to establish whether a known trend of mineralization continues through unexposed portions of the property (i.e., underground), possibly trenching in these covered areas to allow sampling of the underlying rock. Exploration also commonly includes systematic regularly spaced drilling in order to determine the extent and grade of the mineralized system at depth and over a given area, as well as gaining underground access by ramping or shafting in order to obtain bulk samples that would allow one to determine the ability to recover various commodities from the rock. Exploration might culminate in a feasibility study to ascertain if the mining of the minerals would be economic. A feasibility study is a study that reaches a conclusion with respect to the economics of bringing a mineral resource to the production stage.

As discussed in more detail below and in the section entitled “Description of Property”, below, our current mineral properties consist of four groups of mineral exploration claims located in the Rio Negro and Santa Cruz provinces of Argentina and three contiguous mineral tenures located in south central British Columbia, Canada. All of the mineral exploration licenses with respect to the Argentine claims are registered in the name of our Delaware subsidiary, SCRN Properties Ltd, while all of the mineral tenures with respect to our British Columbia claims are registered in the name of our company. Until recently, we owned a fifth group of mineral exploration claims, known as the Argie claims, located in the Pleasant Valley area of British Columbia, near the town of Merritt, British Columbia. During the year ended January 31, 2009, our management determined that it was not in our company’s best interest to explore or maintain the Argie claims and they were allowed to expire on April 16, 2009.

There is no assurance that a commercially viable mineral deposit exists on any of our properties. Further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically and legally feasible to develop or exploit those resources. Even if we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit would constitute a reserve (a reserve is a commercially viable mineral deposit). Please refer to the section entitled “Risk Factors” for additional information about the risks of mineral exploration.

International Finance Corporation

On October 26, 2010, we issued 10,804,706 units to International Finance Corporation at a price of CDN$0.68 (approximately US$0.68) per unit for gross proceeds of CDN$7,347,200 (approximately US$7,347,200) pursuant to an equity and warrant subscription agreement that we entered into with International Finance Corporation on September 24, 2010. Each unit consisted of one common share and one warrant, each warrant entitling International Finance Corporation to purchase one share of our company at a price of CDN$1.14 (approximately US$1.14) per share until October 26, 2015.

International Finance Corporation, a member of the World Bank Group, is the largest development institution focused on the private sector in developing countries. It offers mining clients in developing countries a broad range of financial and advisory services throughout the mining life cycle. Through its early equity investment program, it assists exploration-stage companies such as our company with financing and advice on best practice environmental and social management.

Pursuant to the equity and warrant subscription agreement, we agreed to, among other things, through our employees, agents, contractors and subcontractors, and subsidiaries, ensure that the design, construction, operation, maintenance, management and monitoring of our sites, plants, equipment, operations and facilities are undertaken in compliance with, among other things, certain social and environmental measures to enable our projects to be explored and developed in compliance with Performance Standards on Social & Environmental Sustainability, dated April 30, 2006, of International Finance Corporation.

Employees

As of March 17, 2011, our company has one employee and our subsidiary, SCRN Properties Ltd., has three full time employees in Argentina. Our President, our Chief Financial Officer and our Executive Vice President, Corporate Development provide services pursuant to consulting agreements and our IT consultant and other consultant who provides corporate secretary functions provide services on an hourly basis. None of our consultants, including our Chief Financial Officer but excluding our President and our Executive Vice President, Corporate Development, are required by the terms of their consulting agreements to spend all of their time on our affairs. Our President is required to spend substantially all of his working time on our affairs. Our Chief Financial Officer is required to spend approximately 80% of his working time on our affairs. Our Executive Vice President, Corporate Development is required to spend sufficient time to perform his duties.

We also engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

We retain consultants on the basis of ability and experience. Except as set forth above, neither we nor any person acting on our behalf has any preliminary agreement or understanding, nor do we contemplate any such agreement concerning any aspect of our operations pursuant to which any person would be hired, compensated or paid a finder’s fee.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Patents and Trademarks

We do not own any patents or trademarks.

DESCRIPTION OF PROPERTY

Principal Offices

Our principal offices consist of approximately 2,295 square feet of office space located at Suite 835, 1100 Melville Street, Vancouver, British Columbia V6E 4A6, Canada. Our telephone number at our principal office is (604) 568-2496. Our fax number is (604) 568-1540. We lease these premises pursuant to a lease agreement dated December 2, 2010. This lease is for a term of five years and one month beginning January 1, 2011 (with rent commencing February 1, 2011) and provides for the payment of a total monthly rental of CDN$6,954 (approximately US$6,954) during the first three years and a monthly rental of CDN$7,289 (approximately US$7,289) during the last two years of the term. Rent consists of a base rent amount and certain items of additional rent. We believe that our office space and facilities are sufficient to meet our present needs and we do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

In addition to our principal offices in Vancouver, British Columbia, our wholly-owned subsidiary, SCRN Properties Ltd. maintains an office at c/o Orlando Rionda, Radio Santiago del Estero 3051, Salta, Argentina, CP4400 Argentina. Our subsidiary’s telephone number in Argentina is 0054-387-424-8651. Our subsidiary does not have a fax number in Argentina.

Mineral Properties

Our wholly-owned subsidiary company, SCRN Properties Ltd., owns interests in four mineral properties located in the Rio Negro and Santa Cruz provinces of Argentina, and we own three contiguous mineral tenures located in south central British Columbia, Canada. Until recently, we owned a fifth group of mineral exploration claims, known as the Argie claims, located in the Pleasant Valley area of British Columbia, Canada, near the town of Merritt, British Columbia, Canada. During the year ended January 31 2009, our management determined that it was not in our company’s best interest to explore or maintain the Argie claims and they were allowed to expire on April 16, 2009. To date, we have concentrated the bulk of our exploration efforts and expenditures on the Pinguino property, which is located in the Santa Cruz province of Argentina. During the next 12 months, we intend to continue to focus our efforts primarily on this property and two of our other properties that are also located in the Santa Cruz province of Argentina – the Contreras property and the Condor property.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, including the Pinguino property, or that we will be able to identify any mineral resource on any of these properties that can be developed profitably. Even if we do discover commercially exploitable levels of mineral resources on any of our properties, which is unlikely, there can be no assurance that we would be able to enter into commercial production of these mineral resources.

The following is a brief description of each of our mineral properties:

Pinguino Property

Acquisition

We agreed to purchase an option to purchase the Pinguino property in a mineral property option agreement dated February 24, 2004 between our company and Christopher Dyakowski, who became our President, Secretary, Treasurer and a member of our board of directors immediately after this transaction was completed. The purchase price for the option was approximately $393,500 (CDN$450,000) and was paid in five installments as follows:

  approximately $43,710 (CDN$50,000), paid on July 1, 2004;
  approximately $65,565 (CDN$75,000), paid on September 9, 2005;

  approximately $87,420 (CDN$100,000), paid on July 1, 2006;
  approximately $87,420 (CDN$100,000), paid on June 26, 2007; and
  approximately $109,275 (CDN$125,000) paid on June 5, 2008.

Now that we have finished paying for the option on the Pinguino property, we own it subject to a 2% net smelter return royalty in favor of Mr. Dyakowski. We have the right to purchase one half of Mr. Dyakowski’s net smelter return royalty from the Pinguino property for the sum of approximately $1,000,000 (CDN$1,000,000) and all of it for the sum of approximately $2,000,000 (CDN$2,000,000). Title to all of the claims comprising the Pinguino property is registered in the name of our subsidiary, SCRN Properties Ltd.

On December 10, 2010,we entered into an agreement with Julián Michudis whereby we agreed to purchase the surface rights to a portion of our Pinguino mineral property located in the Santa Cruz Province of Argentina for a purchase price of $815,000. We completed this acquisition on December 17, 2010.

Location

The Pinguino property is located in southern Argentina in the north-central part of the Province of Santa Cruz, centered at longitude 68o 34’ West and latitude 48o 00’ South. The location is shown on the map below:

Description of Mineral Claims

When title to the Pinguino property was originally transferred to our company’s wholly-owned subsidiary SCRN Properties Ltd., the property consisted of one Cateo covering approximately 10,000 hectares. Included within this Cateo were one Manifestacion de Descubrimiento covering approximately 1,500 hectares and 30 Pertinencias covering an aggregate of approximately 180 hectares. Because a Cateo is subject to reduction in area (and expiration) after the passage of time, we have since applied for additional Manifestacions de Descubrimiento in order to preserve our interests at the Pinguino project. The Pinguino property now consists of four “Manifestacions de Descubrimiento” and 30 Pertinencias, extending 36 kilometers east-west and 19 kilometers north-south. These are described as follows:

Property Name	Expediente No. (File No.)	Registered Holder	Claim Type	Size (Hectares)
Tranquilo 1	405.334/SCRN/05	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3,486
Tranquilo 2	405.335/SCRN/05	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3,182
Cañadon	405.336/SCRN/05	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,827
Pinguino	414.409/00	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,500
Pertinencias 1 – 30(1)	Described by Gauss Kruger Coordinates	SCRN Properties Ltd.	Pertinencia	180

Note

(1) These Pertinencias are located entirely within the boundaries of, and are overlapped by, the Cormoran Manifestacion de Descubrimento.

Maintenance fees to be paid on a Manifestacion de Descubrimiento and a Pertinencia are known as “canons”. The canons are to be paid twice a year (first of which is due before or in the beginning of the first half of each year and the second of which is due before or in the beginning of the second half of each year). We are current in the payment of our canons and maintenance fees on our Pinguino property.

Before we can commence any mining work on these Manifestacions de Descubrimento (other than exploration work), we will be required to file with the mining authority an environmental impact report, a description of our proposed work program and a description of each claim by reference to latitude and longitude.

Prior Work

The only historical exploration at the Pinguino property was done by Minera Mincorp between 1994 and 1996 in essentially the same area called the Cerro Léon Project. We are advised that their work included a reconnaissance geochemical lag samples, 196 square kilometers of geological mapping, excavation and sampling of 155 trenches totaling 1,543 meters along the silicified veins. In addition, 18 HQ diamond drill holes (1,032 m total) drilled along the principal vein on the property (known as the “Marta vein”) and other veins returned values somewhat lower than the surface results and with higher silver values locally. Minera Mincorp ceased work on the project in 1996. The data and core are at the Cerro Vanguardia minesite, which we do not own or have any right to, and have not been made available to our company.

Christopher Dyakowski acquired the Pinguino property in 1998 and, in 2000, optioned it to High American Gold Inc., a junior exploration company operating in Argentina. High American Gold conducted a short property exam and approached Minera Mincorp to negotiate a joint venture and in return acquired copies of the work carried out on the Pinguino Property by Minera Mincorp. High American subsequently defaulted on its option payments to Mr. Dyakowski and returned the Pinguino property to him, together with copies of all their data.

Our Work on the Pinguino Property to Date

During 2004 we engaged in preliminary exploration activities at our Pinguino property. These preliminary exploration activities consisted primarily of prospecting, soil sampling, trenching and trench sampling and IP geophysics. In early 2005, we initiated our first drill program on the best known vein system on the property, known as the Marta vein. This drill program consisted of 45 short drill holes for a total of 3,010 meters, testing the near-surface targets that were largely determined by previous trenching results.

We focused our drilling efforts on selected areas along the Marta vein based upon anomalous results from surface trenching. Analytical results returned a number of intervals of anomalous silver-gold mineralization contained in epithermal veins hosted by sedimentary rocks of the Roca Blanca formation. With an average length of approximately 75 meters, many of these holes tested the oxidized portion of the vein systems. The estimated depth of oxidation appears to be approximately 35-40 meters below surface.

In March 2006, we undertook a second drill program on the Pinguino property. We continued to focus on the Marta vein system, much of which remained untested from the previous drilling. The method of drill target definition in this drilling was different than previous drilling in that geophysical anomalies along the Marta trend were tested. Again, a number of mineralized silver-gold intervals were discovered in the northern part of the Marta vein but, in the southern portion, two drill holes intersected into a substructure of the main Marta vein that revealed high lead, zinc, silver, gold and indium values. Other drill holes in the adjacent Yvonne vein also showed a high sulphide content and anomalous base, precious and indium values over significant widths.

A follow-up drill program consisting of 30 holes for a total of 3,000 meters was completed in mid-January 2007. We focused on the central part of the Marta vein system, which included a number of new sulphide targets discovered by detailed mapping, prospecting and geophysics. The results of this program proved the existence of multiple sulphide veins in the central part of the Marta vein system. This sulphide vein system discovered to date occurred within an area of approximately 4 square kilometers (2.4 square miles). We announced the analytical results for this 30 hole drilling program on April 16 and April 23, 2007.

In late 2007, we initiated the largest drill program ever staged on the Pinguino property, targeting existing mineralized zones along strike and to depth as well as new targets with little or no existing testing. The first zone tested was Marta Centro and results released in early April 2008 confirmed the continuation of known base metal mineralization to depths further than previously tested. Drill testing has been carried out on Marta Este, Marta Norte, Marta Noroeste and other zones as part of the overall drill program.

During the 2007-2008 exploration program, we completed approximately 20,782.9 meters (68,185 feet) of HQ diamond drilling at Pinguino using two independent drill contractors. A total of 15 base-metal and precious-metal veins were tested in 151 new HQ diamond drill holes. In total, more than 10,000 core samples have been collected and submitted to Acme Analytical Laboratories for analysis.

The last hole in the 2007-2008 program, hole P269, was located in Marta Centro and was the deepest hole ever drilled at Pinguino. It returned an intersection of 8.85 meters (29 feet) returned 92 g/t silver and 6.55% combined lead-zinc at a depth of approximately 400 meters (1,312 feet) below the top of the mineralized zone. Our management believes this may be the deepest and thickest mineralized intercept within the entire Deseado Massif of Santa Cruz province.

Our use of IP geophysics and specific chargeability anomalies has proved to be a much better targeting method than we previously thought when the initial geological impression was of a low-sulphidation epithermal model. The high concentrations of sulphides in a central core zone surrounded by disseminated and veinlet mineralization provides an excellent target for this type of geophysical method.

Mapping has indicated approximately 70 kilometers of epithermal veins and vein-breccias on the Pinguino property. To date, very few of these have been sufficiently tested and sampled. The geophysical coverage completed on the Marta vein in 2004 is currently being supplemented by additional grid coverage on new veins.

In December 2009, we commenced the diamond drilling for the 2009-2010 exploration program at Pinguino. The program was designed to drill test new precious metal targets and expand known discoveries. Drilling was focused on Marta Norte, Marta Noroeste, Luna and the Tranquilo structure. A total of 89 shallow drill holes totalling 6,224 meters (20,414 feet) were completed by the end of the program in June 2010. Two new major discoveries included significant mineralized intersections at Luna and Tranquilo which fall within the 11 kilometer long Tranquilo Trend structure.

The Pinguino property has been the focus of pre-drilling advanced exploration and target definition exploration work in the last quarter of 2010. Approximately 275 linear km of ground magnetometer surveys were completed and 1200 meters of trenching and channel sampling in key precious metal mineralized areas. In addition, a deep gradient Induced Polarization geophysical test was initiated on the core sulphide-rich vein area of the Pinguino property to evaluate the proposed geological model of sulphide-enriched (and potentially mineralized) intrusives at depth, forming the source for the polymetallic veins exposed on surface.

A drill contract was signed with Major Perforaciones S.A. on January 3rd for drilling on the Pinguino property in 2011 for a minimum of 10,000 meters of reverse circulation drilling in the shallow oxidized portion of the silver-enriched high grade zones discovered previously. The objective is to expand those centers of significant mineralization along strike and at depth. A second contract has also been signed with the same drilling contractor to provide a diamond drill rig for a minimum of 2,000 meters of diamond core drilling on the Pinguino property. The objective of the core rig is to test extensions of known mineralization to significant depth as determined by results of the deep Induced Polarization test and for new target testing.

There can be no assurance that future exploration will reveal any significant amounts of gold or other minerals in quantities sufficient to justify the development of a mine or the conduct of mining operations.

Geology

The Pinguino project is located in the Deseado Massif, Santa Cruz province, southern Argentinian Patagonia. The Deseado Massif is a geological and metallogenic region characterized by extended middle to late Jurassic bimodal volcanic rocks (Bahía Laura Group and Bajo Pobre Formation) with associated low sulphidation (LS) epithermal mineralization.

Mineralization in the Pinguino area was discovered by a prior owner in 1994. This prior owner made the decision to divest itself of the property in 1998. We acquired the property in early 2004, at which time we initiated a comprehensive work program. Our initial exploration program was focused on an Ag epithermal deposit, but in 2006 we redefined our program in light of our discovery of a polymetallic epithermal deposit type.

The geological and structural settings at the Pinguino project are atypical for the Deseado Massif. It is a dome structure produced by a deep intrusion (>5Km) with shallower mafic apophysis. This magmatic activity (La Leona/ Cerro León Formations) is lower Jurassic and is intruding Triassic to lower Jurassic volcanogenic continental sediments of El Tranquilo Group and Roca Blanca Formation.

Pinguino veins are hosted in these older rocks and related to a strike-slip zone, which has a major northwest-trending fault (El Tranquilo), and several associated faults and lineaments. This regional fault zone can be seen to extend southeast to Cerro Vanguardia gold-silver quartz veins field.

Mapped veins at the property now cover a combined strike length of 74 kilometers (45 miles). Mineralization has been tested and found at depth to more than 410 meters below surface and in drilling in 15 of 47 mapped veins. Two types of veins can be recognized.

Quartz-rich veins are represented by four NW-striking orientations. There are silver-gold rich hydrothermal breccias, with several silver-rich ore shoots along the structure. The sulphide-rich veins are represented by both northwest and two east-northeast vein orientations. The majority of these veins are located in a 6 square kilometer area that is just above an east-northeast dioritic shallow intrusion. This type of vein has silver, zinc, gold, indium, copper, lead, with minor tin, tungsten and bismuth anomalous contents.

The two systems (quartz-rich and sulphide-rich) are interpreted to be different in time and genesis. The sulphide-rich type is earlier, higher temperature and related to the shallow intrusions. The quartz-rich system is lower temperature and related to the middle to late Jurassic major epithermal activity.

The Pinguino project appears to be the first polymetallic epithermal deposit found in the Deseado Massif.

The following table shows the results for all of the drill holes that we have published to date on the Pinguino property:

Drill Hole	From (m)	To (m)	Length (m)*	Indium (g/t)	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)
AREA: Kae
P117	25.00	43.00	18.00	3	0.02	8.0	0.28	1.02
P117	33.00	43.00	10.00	6	0.02	10.8	0.35	1.47
P117	36.00	42.00	6.00	6	0.02	12.7	0.43	1.81
AREA: Kasia
P110	32.80	34.15	1.35	1	0.08	52.4	2.63	3.17
P110	40.05	63.95	23.90	3	0.04	13.8	0.67	1.39
P110	41.05	44.10	3.05	3	0.06	11.6	0.58	2.40
P110	57.42	60.40	2.98	12	0.11	23.6	1.05	2.40
P111	41.90	64.78	22.88	21	0.10	9.1	0.51	1.72
P111	50.55	62.75	12.20	33	0.16	14.4	0.80	2.65
P111	60.36	62.75	2.39	145	0.66	29.3	0.81	6.25
P112	37.10	38.60	1.50	25	0.01	11.2	0.74	2.06
P112	37.10	47.70	10.60	11	0.02	11.7	0.37	1.25
P112	43.50	46.70	3.20	16	0.03	19.9	0.57	1.77
P242	41.00	45.75	4.75	16	0.02	30.0	0.43	2.31
P243	34.60	54.50	19.90	36	0.03	23.3	0.52	4.19
P244	47.50	57.30	9.80	4	0.85	8.7	0.36	1.55
P244	61.00	65.90	4.90	13	0.06	16.9	0.45	1.84
P245	36.26	48.00	11.74	17	0.08	9.3	0.48	1.39
AREA: Marta Centro
P001	33.80	37.65	3.85	na*	3.92	91.6	na*	na*
P005	11.85	14.50	2.65	na*	1.22	128.0	na*	na*
P006	27.30	28.87	1.57	na*	0.49	208.0	na*	na*
P007	43.65	46.95	3.30	na*	0.53	93.2	na*	na*
P010	26.35	36.00	9.65	na*	0.41	91.5	na*	na*
P011	43.90	52.04	8.14	na*	2.44	158.7	na*	na*

Drill Hole	From (m)	To (m)	Length (m)*	Indium (g/t)	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)
P012	58.27	60.34	2.07	na*	2.84	84.9	na*	na*
P012	72.09	73.50	1.41	na*	0.87	193.0	na*	na*
P013	14.60	17.74	3.14	na*	1.22	126.5	na*	na*
P014	28.09	30.70	2.61	na*	2.50	106.8	na*	na*
P014	35.10	37.80	2.70	na*	4.87	98.8	na*	na*
P015	53.90	56.18	2.28	na*	1.51	67.5	na*	na*
P016	73.19	76.00	2.81	na*	3.83	272.3	na*	na*
P017	16.54	18.60	2.06	na*	0.44	98.2	na*	na*
P021	76.75	77.15	0.40	na*	12.43	24.0	na*	na*
P023	43.78	44.23	0.45	na*	3.89	131.9	na*	na*
P023	51.08	53.15	2.07	na*	0.79	164.9	na*	na*
P024	32.00	33.90	1.90	na*	8.19	916.7	na*	na*
P025	14.00	17.38	3.38	na*	1.14	525.9	na*	na*
P026	23.00	25.40	2.40	na*	2.26	620.3	na*	na*
P026	29.15	32.00	2.85	na*	0.70	201.3	na*	na*
P027	49.20	52.00	2.80	na*	1.09	411.8	na*	na*
P028	14.15	17.00	2.85	na*	0.41	324.8	na*	na*
P029	33.50	35.07	1.57	na*	0.14	393.7	na*	na*
P029	37.14	39.05	1.91	na*	0.36	523.4	na*	na*
P053	45.70	56.50	10.80	177	0.85	138.7	3.02	8.09
P054	56.00	64.00	8.00	70	0.90	50.8	1.06	5.00
P054	56.00	64.00	8.00	70	0.90	50.8	1.06	5.00
P071	21.70	25.50	3.80	7	0.88	157.0	0.70	0.02
P072	13.20	25.90	12.70	2	0.60	18.0	0.54	0.03
P073	34.90	37.50	2.60	27	5.52	704.0	1.28	0.06
P074	44.65	50.50	5.85	207	1.05	201.0	4.34	8.18
P075	46.90	56.14	9.24	59	0.29	45.0	1.83	5.64
P076	48.00	51.30	3.30	158	0.81	113.0	2.52	9.98
P077	33.75	50.25	16.50	30	0.23	29.0	0.39	2.34
P078	29.50	49.00	19.50	30	0.17	25.0	0.48	2.70
P079	57.57	59.66	2.09	14	0.77	239.0	0.78	0.63
P080	64.20	72.80	8.60	64	0.56	53.0	0.81	4.36
P081	55.07	70.00	14.93	105	0.41	78.0	2.03	6.91

Drill Hole	From (m)	To (m)	Length (m)*	Indium (g/t)	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)
P082	59.10	71.40	12.30	188	0.58	101.0	1.95	9.37
P082	99.20	117.92	18.72	15	0.12	29.0	0.98	1.34
P083	60.60	70.80	10.20	91	0.33	78.0	1.70	6.92
P084	84.70	96.00	11.30	33	0.45	38.0	0.54	3.51
P085	76.87	91.10	14.23	45	0.29	52.0	1.41	4.14
P086	82.40	97.10	14.70	117	0.42	73.0	1.72	7.22
P087	68.00	182.80	114.80	9	0.08	18.0	0.45	1.34
P087	86.50	98.00	11.50	54	0.38	130.0	3.08	6.17
P088	53.37	67.15	13.78	26	0.24	36.0	0.52	2.92
P089	74.75	87.67	12.92	17	0.17	24.0	0.48	2.52
P090	62.30	76.70	14.40	25	2.06	32.0	0.36	1.96
P091	52.85	69.46	16.61	10	0.06	5.0	0.09	1.03
P092	44.53	55.03	10.50	2	0.01	3.0	0.11	0.62
P093	53.67	60.80	7.13	9	0.17	43.0	1.10	3.56
P122	63.00	66.20	3.20	15	0.70	91.0	1.90	5.00
P123	60.00	68.50	8.50	12	0.30	61.0	0.70	0.90
P126	61.60	67.90	6.30	3	1.70	38.0	1.00	2.60
P130	103.00	108.80	5.80	69	0.40	45.0	1.00	3.40
P131	94.50	114.80	20.30	23	0.20	31.0	0.70	3.10
P132	95.90	108.90	13.00	52	0.30	33.0	0.80	4.60
P133	100.30	169.70	69.40	30	0.20	22.0	0.50	2.40
P134	96.20	114.00	17.80	36	0.20	58.0	1.60	3.20
P135	97.50	109.40	11.90	4	0.10	18.0	0.40	1.50
P136	125.80	135.70	9.90	97	0.40	22.0	0.40	4.00
P138	106.20	127.10	20.90	32	0.20	34.0	0.90	3.10
P139	124.10	129.00	4.90	74	0.50	103.0	2.40	6.10
P140	116.48	123.00	6.52	44.7	0.41	103.4	3.43	7.07
P141	115.60	124.70	9.10	4	0.20	73.0	0.80	2.00
P163	208.80	222.32	13.52	46	0.35	50.6	1.61	7.91
P164	198.00	210.70	12.70	60	0.44	141.0	3.34	6.05
P165	182.10	198.85	16.75	18	0.18	50.9	0.58	2.45
P166	203.60	208.10	4.50	15.9	0.50	107.6	1.39	6.13
P167	195.30	206.35	11.05	51	0.28	44.3	1.06	5.13

Drill Hole	From (m)	To (m)	Length (m)*	Indium (g/t)	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)
P168	213.00	221.00	8.00	11	0.22	30.7	0.62	2.44
P169	200.90	212.56	11.66	20	0.28	32.0	0.66	3.58
P170	245.87	256.23	10.36	24	0.30	29.5	0.46	2.28
P172	251.40	262.25	10.85	46	0.34	26.8	0.89	7.26
P173	246.80	256.78	9.98	54	0.46	90.8	2.22	6.74
P264	72.80	83.80	11.00	18	0.11	33.8	0.66	2.44
P264	91.40	94.85	3.45	7	0.53	46.3	0.54	3.39
P265	86.52	96.50	9.98	1	0.21	44.7	0.73	1.49
P266	104.85	108.85	4.00	1	0.06	11.3	0.62	1.27
P268	227.40	232.80	5.40	11	0.70	59.0	1.13	3.06
P269	364.60	373.45	8.85	2	0.35	92.3	2.08	4.47
AREA: Marta Este
P055	50.30	55.80	5.50	na*	0.43	80.6	0.08	0.04
P056	61.50	71.60	10.10	na*	1.17	375.1	0.16	0.08
P057	36.60	39.50	2.90	na*	0.31	149.2	0.17	0.04
P057	52.20	54.00	1.80	na*	0.87	133.4	1.31	0.03
P058	31.1	43.7	12.6	na*	0.78	108.9	0.25	0.05
P058	47.50	50.10	2.60	na*	0.63	230.9	1.22	0.09
P059	22.10	24.40	2.30	na*	0.37	158.2	0.14	0.03
P059	48.00	62.00	14.00	na*	1.74	235.4	1.52	0.38
P140	115.50	126.20	10.70	34	0.30	68.0	2.25	5.05
P140	169.20	178.20	9.00	25	0.10	12.0	0.40	2.37
P140	190.60	194.50	3.90	3	0.10	13.0	0.56	1.05
P143	73.20	83.70	10.50	0	1.10	23.0	0.60	0.90
P144	87.50	90.46	3.00	3	0.20	35.0	2.50	1.60
P145	65.60	84.70	19.10	1	0.80	384.0	1.50	1.60
P146	63.85	79.00	15.20	1	0.40	185.0	1.10	0.80
P147	62.30	69.00	6.70	3	1.50	112.0	2.50	1.30
P147	74.40	76.90	2.50	0.3	5.32	29.0	0.75	0.76
P148	65.05	73.50	8.50	4	0.70	48.0	0.20	0.10
P151	59.60	69.50	9.90	0	0.90	29.0	0.10	0.10
P152	61.40	70.55	9.20	1	1.10	48.0	0.07	0.03
P153	65.10	81.30	16.20	7	2.30	371.0	0.20	0.10

Drill Hole	From (m)	To (m)	Length (m)*	Indium (g/t)	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)
P154	59.10	77.80	18.70	2	1.90	422.0	0.10	0.10
P155	63.90	76.80	12.90	1	0.50	168.0	0.65	0.08
P160	91.00	94.00	3.00	10	1.00	213.0	0.31	0.28
P160	100.60	105.00	4.40	6	0.90	92.0	0.42	0.31
P160	56.81	58.05	1.24	0.1	1.24	191.1	0.12	0.07
P161	85.90	98.60	12.70	1	0.50	160.0	2.09	0.56
P161	38.13	40.44	2.31	0	2.57	172.8	0.06	0.03
P205	160.25	161.75	1.50	0.9	3.06	10.4	0.79	0.8
P206	109.35	111.40	2.05	0.3	0.33	269.2	1.37	1.75
P206	116.00	121.75	5.75	1.4	0.52	75.0	1.09	1.94
P206	118.10	119.4	1.30	5.1	0.96	192.5	2.19	5.28
P206	118.10	120.96	2.86	2.6	0.78	113.2	1.14	3.05
P208	104.32	112.95	8.63	4	0.55	164.7	1.14	5.09
P209	145.50	150.00	4.50	8	0.35	168.4	0.60	4.98
P209	145.50	150.00	4.50	7.7	0.35	168.4	3.92	4.98
P209	145.50	150.00	4.50	7.7	0.35	168.4	0.6	4.98
P210	106.00	112.95	6.95	1	0.27	26.4	0.94	1.85
P211	142.60	145.78	3.18	2	0.14	14.7	0.33	2.59
P211	164.70	170.30	5.60	0	0.09	14.4	0.68	0.91
P211	175.00	177.50	2.50	2	0.31	47.2	1.78	2.40
P212	65.64	66.67	1.03	0	1.42	302.0	0.13	0.09
P214	119.12	121.47	2.35	8	0.87	250.2	0.35	0.39
P215	157.74	160.7	2.96	6.2	1.11	27.3	0.42	0.68
P215	157.74	162.63	4.89	8	0.91	21.1	0.40	0.61
P217	157.00	163.74	6.74	19	1.65	245.0	1.73	3.82
P217	157.00	161.96	4.96	22.2	2.17	314.0	2.13	4.76
P221	164.20	172.10	7.90	20	0.33	74.2	1.46	3.08
P225	127.24	130.71	3.47	13	0.25	58.4	1.20	2.57
P227	152.62	162.08	9.46	24	0.29	127.2	2.00	4.36
P227	42.00	50.00	8.00	0	1.24	1.4	0.03	0.02
P227	172.08	174.08	2.00	2.3	0.14	43.1	1.27	1.46
P227	231.68	233.66	1.98	0.1	0.94	1.6	0.04	0.19
P227	240.60	242.55	1.95	1	2.25	35.3	0.67	1.84

Drill Hole	From (m)	To (m)	Length (m)*	Indium (g/t)	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)
P229	16.70	19.45	2.75	22	1.12	255.7	0.26	0.16
P232	221.30	230.95	9.65	2	0.15	34.3	1.76	3.27
P233	215.25	220.50	5.25	1	0.48	32.9	0.96	2.09
P234	204.50	211.25	6.75	9	0.32	37.8	1.17	3.96
AREA: Marta Noroeste
P060	42.60	44.60	2.00	na*	1.42	2.6	0.01	0.01
P061	24.60	25.60	1.00	na*	0.06	107.4	0.15	0.03
P062	47.50	52.30	4.80	na*	0.18	74.1	0.04	0.01
P062	63.00	69.30	6.30	na*	2.11	60.3	0.06	0.01
P196	79.18	79.60	0.42	na*	251.26	>100	0.51	0.16
P197	99.15	100.50	1.35	0	6.99	773.5	0.15	0.11
P290-10	32.60	35.40	2.80	0.0	0.68	138.3	0.08	0.01
AREA: Marta Norte
P031	43.60	46.50	2.90	na*	0.56	509.3	na*	na*
P032	28.30	37.10	8.80	na*	0.90	1094.9	na*	na*
P063	52.00	54.00	2.00	na*	0.28	466.9	0.07	0.01
P064	41.00	48.00	7.00	na*	0.26	241.2	0.71	0.01
P065	57.40	59.40	2.00	na*	0.04	67.0	0.05	0.19
P066	31.00	35.00	4.00	na*	0.10	118.0	0.06	0.05
P067	14.90	16.20	1.30	na*	0.26	173.6	0.12	0.09
P068	20.90	22.20	1.30	na*	0.18	224.0	0.04	0.03
P068	48.60	50.50	1.90	na*	0.21	277.0	0.79	0.58
P069	42.70	45.30	2.60	na*	0.18	191.0	0.21	0.05
P070	30.00	36.20	6.20	na*	0.15	100.0	0.14	0.02
P174	71.10	75.10	4.00	0	0.21	403.7	0.99	0.47
P176	67.90	71.50	3.60	0	0.75	245.5	2.07	0.26
P177	87.05	90.48	3.43	0	0.31	180.7	8.27	0.25
P178	77.35	80.20	2.85	0	0.20	274.3	0.14	0.17
P183	85.00	93.10	8.10	0	0.38	178.1	0.70	0.70
P183	114.70	115.75	1.05	1	0.09	151.2	1.01	5.79
P270-10	28.20	31.20	3.00	0.0	0.04	147.0	0.02	0.02
P271-10	14.40	20.50	6.10	0.0	0.25	383.9	0.14	0.02
P272-10	12.70	20.70	8.00	0.0	0.28	273.2	013	0.01

Drill Hole	From (m)	To (m)	Length (m)*	Indium (g/t)	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)
P273-10	3.10	25.10	22.00	0.0	0.42	205.2	0.07	0.01
P274-10	15.90	17.10	1.20	0.0	0.01	28.8	0.04	0.05
P275-10	0.45	25.20	24.75	0.0	0.06	114.7	0.06	0.01
P276-10	5.20	21.62	16.42	0.0	0.10	99.7	0.13	0.02
P277-10	21.70	22.70	1.00	0.0	0.20	373.0	0.42	0.01
P278-10	7.60	19.30	11.70	0.0	0.44	394.5	0.05	0.01
P279-10	26.20	31.65	5.45	0.0	0.10	177.7	0.06	0.02
P280-10	0.50	1.30	0.80	0.0	0.01	84.8	0.03	0.02
P281-10	7.52	11.55	4.03	0.0	0.52	297.4	0.03	0.02
P282-10	16.27	19.85	3.58	0.1	0.03	127.6	0.06	0.02
P283-10	31.00	33.00	2.00	0.0	0.00	50.1	0.00	0.01
P291-10	60.80	61.00	0.20	0.1	0.09	99.0	1.21	1.99
P292-10	121.58	122.07	0.49	0.0	0.02	78.0	2.64	2.98
P293-10	73.30	73.55	0.25	0.0	0.09	2.9	0.03	0.05
P320-10	23.90	24.70	0.80	0.0	0.00	14.4	0.01	0.00
AREA: Marta Sur
P040	37.20	41.71	4.51	na*	0.50	168.2	na*	na*
P040	40.20	41.71	1.51	na*	1.16	375.0	na*	na*
P041	47.25	58.95	11.70	na*	0.55	134.6	na*	na*
P041	57.50	58.95	1.45	na*	1.15	175.0	na*	na*
P044	47.00	51.65	4.65	na*	2.62	37.6	na*	na*
P044	56.64	62.50	5.86	na*	4.79	23.6	na*	na*
P044	57.25	59.90	2.65	na*	8.69	37.2	na*	na*
P051	42.00	43.20	1.20	na*	1.68	16.0	0.01	0.04
P051	50.90	51.90	1.00	na*	1.55	33.4	0.01	0.03
P052	66.80	82.40	15.60	na*	0.23	21.0	0.01	0.08
AREA: Savary
P115	28.30	28.80	0.50	1	1.08	45.0	1.59	0.47
P116	37.70	39.70	2.00	33	0.72	35.3	0.84	2.48
P256	39.42	42.85	3.43	30.1	0.88	39.5	0.67	2.4
P257	17.65	19.65	2.00	2.6	1.97	11.2	0.10	0.05
P257	25.65	29.55	3.90	16.4	0.87	20.1	6.02	0.04
P262	41.00	45.00	4.00	17.8	1.42	5.2	0.10	0.03

Drill Hole	From (m)	To (m)	Length (m)*	Indium (g/t)	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)
P262	65.00	68.78	3.78	1.2	2.21	3.0	0.10	0.04
AREA: Sonia
P113	31.45	33.30	1.85	121	0.73	273.6	5.33	12.35
P113	31.45	56.00	24.55	21	0.17	30.2	0.58	1.56
P118	18.47	19.03	0.56	13	0.03	14.6	0.95	0.07
P118	31.10	34.40	3.30	1	0.87	45.3	0.48	0.08
AREA: Yvonne
P046	54.50	56.07	1.57	37	2.29	50.9	0.09	1.76
P046	66.44	67.60	1.16	31	0.89	15.0	0.09	1.54
P047	40.20	41.70	1.50	152	2.55	22.3	0.49	5.65
P047	65.40	66.95	1.55	14	2.06	8.3	0.04	0.50
P047	69.00	71.50	2.50	31	1.40	47.1	0.10	1.17
P048	19.30	24.24	4.94	20	6.68	49.9	0.16	0.14
P048	22.30	23.30	1.00	73	30.64	100.0	0.57	0.31
P049	82.25	84.50	2.25	48	3.54	40.6	0.12	0.64
P050	37.00	38.40	1.40	80	5.20	101.9	0.24	1.73
P050	50.30	72.48	22.18	na*	na*	na*	0.06	0.55
P095	35.37	36.37	1.00	107	8.00	95.0	0.34	0.51
P096	28.50	35.15	6.65	15	2.38	54.0	0.11	0.03
P097	27.25	30.37	3.12	17	1.44	31.0	0.38	0.04
P097	39.33	39.83	0.50	81	2.30	96.0	0.34	2.87
P098	17.75	18.46	0.71	48	2.37	35.0	0.05	0.41
P101	56.18	60.18	4.00	69	3.06	41.0	0.12	1.49
P102	52.56	57.40	4.84	71	1.98	61.0	0.21	2.16
P106	76.07	77.43	1.36	82	3.64	75.9	0.12	0.98
P107	71.90	97.10	25.20	12	0.48	7.0	0.05	0.69
P108	44.98	84.17	39.19	11	0.53	9.0	0.06	0.56
P109	65.05	67.05	2.00	28	1.81	16.7	0.02	0.39
P109	71.05	74.86	3.81	22	1.22	18.3	0.06	0.93
AREA: Yvonne Norte
P103	36.10	38.15	2.05	14	0.10	12.8	0.12	1.36
P103	49.00	63.45	14.45	13	0.13	5.8	0.13	1.08
P103	51.48	52.60	1.12	118	0.39	29.8	0.33	4.78

Drill Hole	From (m)	To (m)	Length (m)*	Indium (g/t)	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)
P104	20.70	31.60	10.90	15	0.14	11.8	0.07	0.02
P105	50.35	51.85	1.50	33	4.48	72.6	0.36	0.42
P105	50.35	61.30	10.95	10	1.06	16.9	0.10	0.17
P105	55.90	56.46	0.56	34	5.49	68.4	0.10	0.11
AREA: Yvonne Sur
P094	25.60	29.10	3.50	56	0.71	268.6	2.22	0.04
P099	43.40	45.40	2.00	37	0.16	11.0	0.20	1.39
P100	33.50	36.00	2.50	11	1.13	13.0	0.03	0.06
P100	42.00	46.00	4.00	34	0.89	48.2	0.07	0.32
P100	71.30	79.30	8.00	51	0.51	13.5	0.35	2.46
P200	38.63	52.90	14.27	34	0.26	41.5	1.43	4.07
P200	70.38	81.28	10.90	33	0.25	130.2	6.49	7.89
P251	47.40	58.40	11.00	5	0.08	11.4	0.51	1.32
P252	43.70	63.90	20.20	4	0.08	18.2	0.87	2.19
P252	81.70	93.95	12.25	2	0.04	8.5	0.42	1.27
AREA: Yvonne Sur-Marcella
P200	69.84	82.33	12.49	31	0.25	119.7	6.05	7.39
P200	89.05	97.00	7.95	5	0.04	10.5	0.47	1.41
P200	101.50	109.98	8.48	14	0.06	35.1	1.40	3.25
P249	46.00	49.40	3.40	11	0.03	21.5	0.90	0.98
AREA: MNN
P284-10	24.32	24.93	0.61	0.0	0.19	20.4	0.04	0.04
P321-10	34.50	35.80	1.30	0.3	0.61	96.8	0.39	0.14
AREA: Isla
P285-10	21.00	42.78	21.78	0.1	0.21	17.8	0.00	0.02
P286-10	29.00	31.00	2.00	0.1	0.01	0.6	0.00	0.01
P287-10	22.00	24.00	2.00	0.0	0.01	0.5	0.00	0.01
P288-10	50.10	62.05	11.95	0.1	0.25	21.1	0.01	0.02
P289-10	16.93	17.42	0.49	0.0	0.80	1.4	0.00	0.00
P322-10	20.50	22.50	2.00	0.0	0.51	6.1	0.00	0.01
P330-10	41.00	41.20	0.20	0.0	0.16	3.0	0.01	0.02
P331-10

Drill Hole	From (m)	To (m)	Length (m)*	Indium (g/t)	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)
P332-10	52.60	53.57	0.97	0.0	0.32	13.9	0.00	0.02
P333-10	26.50	28.50	2.00	0.1	0.27	44.5	0.00	0.01
AREA: Tranquilo
P294-10	25.15	28.15	3.00	0.0	0.00	31.0	0.15	0.29
P295-10	43.10	44.15	1.05	0.0	0.01	31.4	0.00	0.01
P296-10	23.06	24.00	0.94	0.0	0.00	60.7	0.14	0.18
P297-10	32.20	32.90	0.70	0.0	0.04	13.5	0.03	0.11
P298-10	36.30	41.60	5.30	0.0	0.22	11.6	0.05	0.01
P299-10	44.40	45.65	1.25	0.0	0.28	4.9	0.26	0.06
P300-10	46.50	47.40	0.90	0.0	0.02	6.6	0.01	0.00
P312-10	53.60	63.10	9.50	0.0	0.89	6.7	0.00	0.01
P313-10	34.40	35.10	0.70	0.4	0.06	127.0	1.50	0.41
P314-10	2.50	19.70	17.20	0.0	0.09	48.6	0.08	0.02
P315-10	62.40	63.40	1.00	0.0	0.20	1.5	0.03	0.12
P316-10	38.45	38.80	0.35	0.0	0.62	11.1	0.01	0.01
P317-10	22.20	30.20	8.00	0.0	0.00	64.4	0.00	0.01
P323-10	25.80	29.50	3.70	0.0	0.03	124.1	0.47	0.27
P324-10	30.20	33.90	3.70	0.0	0.00	78.7	0.03	0.05
P325-10	9.60	10.20	0.60	0.1	0.00	89.6	0.11	0.01
P326-10	32.40	34.40	2.00	0.0	0.00	6.8	0.01	0.03
P327-10	33.00	46.30	13.30	0.0	0.01	31.7	0.02	0.13
P328-10	29.80	44.30	14.50	0.1	0.02	116.9	1.30	0.81
P329-10	14.20	16.30	2.10	0.1	0.00	3.7	0.01	0.08
P331-10	35.60	45.50	9.90	0.0	2.57	34.5	0.19	0.17
P348-10	22.70	45.90	23.20	0.1	0.04	50.7	0.05	0.03
P349-10	9.00	20.20	11.20	0.1	0.14	1315.8	0.45	0.09
P350-10	38.15	49.25	11.10	0.0	0.03	80.5	0.08	0.19
P351-10	65.21	67.10	1.89	0.0	0.00	21.0	0.14	0.56
P352-10	63.05	65.25	2.20	0.0	0.00	35.2	0.06	0.44
P353-10	31.55	48.16	16.61	0.0	0.07	117.2	1.57	0.67
P354-10	105.75	112.60	6.85	0.0	0.00	33.8	0.23	0.94
P355-10	100.45	102.25	1.80	0.0	0.02	30.5	0.16	0.37

Drill Hole	From (m)	To (m)	Length (m)*	Indium (g/t)	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)
P356-10	149.00	149.70	0.70	0.0	0.02	14.3	0.44	1.42
P357-10	39.70	48.55	8.85	0.0	0.03	27.1	0.26	0.25
P358-10	45.20	54.30	9.10	0.0	0.09	168.1	1.25	0.23
AREA: Luna
P301-10	23.50	25.00	1.50	0.1	0.13	97.3	0.03	0.02
P302-10	42.80	44.80	2.00	0.0	0.15	2.8	0.07	0.02
P303-10	27.30	30.00	2.70	0.0	0.10	202.3	0.15	0.04
P304-10	24.30	26.80	2.50	0.1	0.52	89.0	0.50	0.10
P306-10	28.40	30.60	2.20	0.0	0.15	46.3	0.09	0.02
P307-10	27.00	29.80	2.80	0.0	0.28	91.8	0.54	0.01
P308-10	23.90	30.30	6.40	0.0	1.91	486.6	1.05	0.10
P309-10	34.10	52.60	18.50	0.0	0.06	26.5	0.06	0.04
P310-10	8.30	10.10	1.80	0.0	0.30	49.9	0.28	0.02
P311-10	8.80	10.10	1.30	0.0	2.43	212.3	0.48	0.07
P334-10	42.20	52.60	10.40	0.0	0.16	64.6	0.58	0.11
P335-10	46.80	50.45	3.65	0.1	0.29	49.4	0.26	0.06
P337-10	21.90	25.50	3.60	0.1	0.28	67.5	0.67	0.07
P336-10	29.90	32.20	2.30	0.0	0.09	36.0	0.16	0.02
P338-10	26.10	33.35	7.25	0.0	0.06	31.5	0.10	0.02
P339-10	37.50	49.90	12.40	0.1	0.17	108.9	0.34	0.12
P340-10	46.50	47.30	0.80	0.2	0.07	53.9	0.54	0.05
P341-10	105.60	110.90	5.30	0.0	0.05	23.4	0.02	0.03
P342-10	46.50	47.50	1.00	0.0	0.26	57.4	0.06	0.04
P343-10	75.10	77.10	2.00	0.0	0.13	66.4	0.14	0.07
P344-10	69.60	72.10	2.50	0.2	0.25	94.6	0.20	0.06
P345-10	71.80	74.10	2.30	0.0	0.21	84.3	0.37	0.07
P346-10	127.20	137.10	9.90	0.0	0.04	61.8	0.07	0.19
P347-10	170.10	173.00	2.90	0.2	0.03	29.9	0.48	0.45

Drill Hole	From (m)	To (m)	Length (m)*	Indium (g/t)	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)

AREA: Fantasma
P305-10	28.30	30.15	1.85	0.0	0.23	85.5	0.09	0.04
P318-10	33.80	35.60	1.80	0.0	0.44	63.4	0.07	0.05
P319-10	44.50	46.50	2.00	0.0	0.05	15.1	0.01	0.01

*True widths are estimated to be 85-90% of the stated core length

Physiography

The property is located in the Sub-Andean Patagonia geographical region, which lies south of Rio Colorado, east of the Andes Mountains to the Atlantic Ocean, and north of the Straits of Magellan in southern Argentina. Patagonia includes the provinces of Neuquén, Rio Negro, Chubut, and Santa Cruz.

The topography is flat to undulating plateaus cut by small, frequently dry streams and dotted with closed basins holding temporary lakes and springs. The average elevation of the property is approximately 400 meters above mean sea level.

Vegetation is typically stunted with hardy shrubs, low trees, and hardy grasses suited for the semi-desert climate. Animals include herds of guanco (an American camel), flocks of ñandu (an American ostrich), mountain lion, rabbit or hare, red fox, several flightless birds, and a variety of migrant birds.

Accessibility

National Route 3 is the major paved provincial highway in southeastern Argentina. It parallels the Atlantic coast and connects the major regional centers Comodoro Rivadavia and Rio Gallegos. Both centers are served by daily flights from Buenos Aires. The nearest city to the property, Puerto San Julian is located on the Atlantic coast 160 kilometers southeast of the property. It is 250 kilometers south of Comodoro Rivadavia and 400 kilometers north of Rio Gallegos along National Route 3.

Vehicle access to the property is via National Route 3 to the village of Tres Cerros, which is about 140 kilometers north of Puerto San Julian. The graveled (ripio) Provincial Route 87 goes west from Tres Cerros for 40 kilometers where it meets Provincial Route 75 that heads northwest for 21 kilometers. The local road turns north for 16 kilometers to the estancia El Piche. A single lane gravel road continues another 12 kilometers west to give access to the project area. Within the property, gravel and dirt roads provide good access to most areas of the property. In winter or during infrequent rainstorms, four-wheel drive is necessary.

The property covers several estancias (sheep ranches), some abandoned, located in the central part of Santa Cruz Province, particularly El Piche.

Infrastructure

There are no nearby power lines or telecommunication lines. A natural gas transmission line is located within 65 kilometers east of the property, passing just west of Puerto San Julian. The main economic activity is sheep farming. The Cerro Vanguardia gold and silver mine and mill site, operated by a subsidiary of Anglo Gold, is located approximately 48 kilometers southeast from the center of the Pinguino property. The technical college at Puerto San Julian has introduced technical training for the mining industry to increase the capacity of the local workforce.

Budget

We intend to spend approximately $3,500,000 on our Pinguino property over the 12 month period ending February 29, 2012. During this period, we hope to complete preliminary metallurgical testing and begin work on a preliminary economic assessment or scoping study of selected targets within the Pinguino property, such as the silver-rich Marta Norte area.

There are no known reserves on the Pinguino property and any proposed program by us is exploratory in nature. We have not conducted a significant amount of drilling in targeted areas on the Pinguino property, testing our proposed geological model of mineral deposition. We have not conducted any economic assessment or development or mining work on the Pinguino property. We plan to review these mineral claims after each work program and, if warranted, undertake further exploration activities. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in the Pinguino property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Santa Cruz Properties

Acquisition

We own interests in 25 additional mineral claims in the Santa Cruz Province of Argentina that form two groups, or properties. We refer to one of these groups of mineral claims, consisting of 19 claims, as the “Santa Cruz” properties. We refer to the remaining six mineral claims as the “El Condor” property. These claims collectively cover approximately 78,459 hectares.

The Santa Cruz Properties are described as follows:

	Expediente No.			Size
Property Name	(File No.)	Registered Holder	Claim Type	(Hectares)

Diamante 1	407.929/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,862

Diamante 2	407.928/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,906

CV Norte	407.935/03	SCRN Properties Ltd.	Cateo	4,177

MD Norte 1	404.213/07	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2177

Boreal	408.338/06	SCRN Properties Ltd	Cateo	3484

CV 1	407.931/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,956

CV2	407.930/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,994

CV 3	407.932/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,983

La Leona	407.220/03	SCRN Properties Ltd	Cateo	4400

La Leona 1	404.214/07	SCRN Properties Ltd	Manifestacion de Descubrimiento	2400

Cerro Contreras	407.182/03	SCRN Properties Ltd	Cateo	5,875

Nuevo Oro 1	407.933/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,903

Nuevo Oro 2	407.934/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,951

Merlot 1	407.077/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,200

Cabernet 1	406.860/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3,777

Cabernet 2	406.859/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,981

Plata Leon	407.423/06	SCRN Properties Ltd.	Cateo	10,000

Cerro Verde Norte	410.781/06	SCRN Properties Ltd.	Manifestacion de Descubrimiento	4,348

Cerro Verde Sur	410.782/06	SCRN Properties Ltd.	Manifestacion de Descubrimiento	5,570

The Diamante 2, CV Norte, CV 1, CV 3, La Leona, Cerro Contreras, and Nuevo Oro 1 and Nuevo Oro 2 were acquired by us pursuant to the terms of a mineral property acquisition agreement dated February 24, 2004 between us and Christopher Dyakowski, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a former director. We refer to this group of claims as the “Dyakowski property”.

As consideration for the Dyakowski property, we issued to Mr. Dyakowski, subject to escrow and return to treasury conditions, a total of 833,333 shares of our common stock. As the result of a March 15, 2004 share dividend, these 833,333 shares were increased to 2,499,999 shares. Under the agreement, these shares were to be returned to treasury if we did not commence work on the Dyakowski property, the Pinguino property and a third property (see discussion of the SCRN property, below) on or before April 30, 2004. As we commenced our work program prior to April 30, 2004, these 2,499,999 shares were not returned to treasury at that time. Under the agreement, these shares were to continue to be held in escrow and released to Mr. Dyakowski, if at all, in installments over a period of time and upon the occurrence of certain events. These escrow provisions were subsequently deleted, and the number of shares to be released to Mr. Dyakowski was reduced, pursuant to the terms of a Restated Amendment to Mineral Property Acquisition Agreements dated as of August 8, 2005.

We acquired the Diamante 1 and CV2 Manifestacions de Descubrimiento pursuant to a mineral property acquisition agreement dated February 20, 2004 with Storm Cat Energy Corp., whereby we also acquired three additional manifestations of discovery located in the Rio Negro Province of Argentina and discussed below under the heading “Rio Negro Properties”. We paid to Storm Cat Energy Corp. the sum of approximately $7,528 for all of these manifestations of discovery. At the time of this acquisition in February, 2004, Storm Cat Energy Corp. was an affiliate of Christopher Dyakowski, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director.

Our El Condor property is described as follows:

Property Name	Expediente No.	Registered Holder	Claim Type	Size
	(File No.)			(Hectares)

Bajo Condor	410.783/SCRN/06	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2000

Alto Condor	400.720/SCRN/07	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3015

Condor Manifestacion de Descubrimiento(1)	414.085/Palacios/00	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,500

Condor Pertinencia 1(2)	N/A	SCRN Properties Ltd.	Pertinencias	6

Condor Pertinencia 2(2)	N/A	SCRN Properties Ltd.	Pertinencias	6

Condor Pertinencia 3(2)	N/A	SCRN Properties Ltd.	Pertinencias	6

Notes

(1)	Contained within the area of the Condor manifestacion de descubrimiento and the El Condor cateo.

(2)	Contained within the area of the El Condor cateo.

We acquired the El Condor property pursuant to a mineral property acquisition agreement dated February 20, 2004 between our company and San Telmo Energy Ltd. As consideration for the Condor property we paid to San Telmo Energy Ltd. the sum of approximately $7,528. The Condor property is subject to a 2% net smelter returns royalty in favor of San Telmo Energy Ltd. We have the right to repurchase one half of this royalty for approximately $962,000 (CDN$1,000,000) and all of this royalty for approximately $1,923,000 (CDN$2,000,000). At the time of this acquisition in February, 2004, San Telmo Energy Ltd. was an affiliate of Christopher Dyakowski, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director.

There are no maintenance fees to be paid on a cateo or on a manifestation of discovery, but there are semi-annual fees charged to maintain a pertinencia. We are current in the payment of all maintenance fees on that portion of our El Condor property comprised of pertinencias.

There are no known commercially viable mineral resources (known as a ‘reserve’) on our Santa Cruz property or our El Condor property. Any proposed program by us is exploratory in nature and we have not conducted any significant exploration activities on these properties. We plan to review these mineral claims and, if warranted, undertake further exploration activities but we cannot give any assurance that either of these properties will warrant further exploration activities.

Samples collected in 2004 from a reconnisance traverse to Cerro Contreras returned the following results:

Sample	Easting	Northing	Sample type	Au	Ag	Cu	Pb	Zn	As	Sb
				ppm	ppm	ppm	ppm	ppm	ppm	ppm
404968	2525522	4761553	Float	0.036	5.0	30.9	55.7	345	537	8.0
404969	2525444	4761455	Float	0.110	1.5	14.9	26.0	127	258	3.7
404970	2525940	4761378	0.6 m composite	0.074	0.5	4.4	15.9	81	104	2.1
404971	2526385	4761595	1.6 m chip	0.005	1.8	23.7	84.8	80	181	1.9
404972	2526688	4761650	10 m composite	na	0.8	7.5	135.1	93	170	7.3
404973	2526696	4761600	3 m chip	0.013	0.8	4.5	403.9	36	183	4.3
404974	2526700	4761524	10 m composite	0.011	5.5	27.8	2128.0	87	1112	18.3
404975	2526703	4761481	3 m chip	0.010	7.4	77.6	1078.2	185	989	26.8
404976	2526695	4761431	10 m composite	0.006	4.7	20.6	587.7	89	420	9.5
404977	2526543	4762044	Composite	<0.005	7.1	27.0	702.9	178	562	11.3
404978	2526629	4761976	1.3 m chip	0.006	2.6	26.3	257.2	139	302	2.4
404979	2526597	4761958	0.45 m chip	<0.005	0.9	20.3	314.9	174	353	2.6
404980	2526597	4761958	1.9 m chip	0.011	1.2	17.2	356.7	168	305	3.0
404981	2526574	4761944	0.3 m chip	0.007	1.4	13.5	300.5	231	228	2.8
404982	2526803	4761885	4.5 m Composite	<0.005	0.6	6.0	91.3	76	194	7.6
404983	2526861	4762018	Grab	<0.005	2.2	6.3	187.7	71	241	8.5
404984	2526655	4761280	2.2 m chip	<0.005	0.7	6.6	115.8	72	216	5.5
404985	2526655	4761280	2.8 m chip	<0.005	0.6	4.8	25.5	54	92	1.6
404986	2526648	4761323	1 m chip	<0.005	0.2	3.9	35.8	71	111	2.5
404987	2525850	4758729	1.2 m chip	0.054	7.5	27.8	113.9	717	157	7.8

Access

Access to our Santa Cruz and El Condor properties can be initiated from Rio Gallegos, the capitol of Santa Cruz province, heading north by road for approximately six hours to the community of Tres Cerro. From there, a moderate amount of off-road travel is required to access the properties. Relatively gentle terrain allows easy off-road travel. The map reproduced below shows the location of our Santa Cruz and El Condor properties.

In May, 2004 we conducted reconnaissance prospecting and limited soil sampling and geophysics on the El Condor property. Historical results showed indications of visible gold within a small area and the exploration program was directed to expand the area of potential mineralization through geochemical and geophysical means. The anomalous geochemistry was spotty and did not show a coherent pattern. Geophysics showed an extension of the resistive material to depth. No further work has been carried out on El Condor.

On the Santa Cruz property, we have focused on reconnaissance prospecting, which we have conducted simultaneously with the drill program on our Pinguino property. Truck-based prospecting covered a number of properties and rock samples were collected in a number of prospective sites. A number of these samples have returned anomalous gold values but further work is warranted. No significant field work has been conducted on most of these Manifestacions de Descubrimiento.

Cerro Contreras is a property located in the Deseado Massif Au-Ag epithermal region, in the center of Santa Cruz province, Argentina. The geology of the area is characterized by an intermediate to acid Jurassic lava complex, with some pyroclastic components, overlaid by Cretaceous, Tertiary and modern sediments. The volcanic rocks were separated into three lithological units: intermediate to basic (IB), intermediate to acid (IA) and acid (A). There are some evidences of a volcanic center in the area, with a magmatic evolution from basic (basaltic andesite) to acid (rhyolite) compositions. This fossil volcano is located in the intersection of regional NW and ENE structures. Mineralization in the area is represented by several occurrences of low sulphidation epithermal veins, breccias and veinlets, associated with the volcanic rocks. Two main areas were recognized: NW Dome and Main Vein, both associated with the more acidic rock faces. Expedite recognizance of these areas shows anomalous precious metals values in both and some base metals in the NW Dome Area. Nevertheless, the areas are different; the NW Dome has potential for fracture disseminated sulphide-rich mineralization, and Main Vein Area has potential for deeper high grade precious metals ore-shoots.

History

A cateo covering the Condor property was originally registered by Mr. Dyakowski as bare trustee for San Telmo Energy Ltd. in November 1998. In early 1999 San Telmo Energy Ltd. conducted a minor work program on the property consisting of general prospecting and grab sampling. In 2000 San Telmo Energy Ltd. filed the Condor manifestacion de descubrimiento and, in 2003, it surveyed and filed the Condor Pertinencias 1, 2 and 3 and re-filed the El Condor cateo.

Regional Geology

Our Santa Cruz properties are located in the Patagonia region of southern Argentina in a physiographic province referred to as the Deseado Massif. This area is in part underlain by continental Jurassic felsic ignimbrites, megabreccias, pyroclastic flows, tuffs and volcanic flows. Local stratigraphy is comprised of Roca Blanca (Lower Jurassic), Bajo Pobre (Mid-Jurassic) and Chon Aike (Mid-Upper Jurassic).

Our Work on the Santa Cruz Properties to Date

The Cerro Contreras project is an advancing low sulphidation epithermal gold project in the northern part of the Deseado Massif where previous sampling by the company has identified a number of key areas with anomalous gold mineralization for follow-up. New work conducted on the property has included detailed mapping in two areas; Main Vein (2.5 km by 2 km) and NW Dome (1.2 km by 0.5 km). A comprehensive program of soil sampling (544), lag sampling (636) and rock channel sampling (126) was carried out for geochemical analysis. In addition, approximately 60 km of gradient IP geophysics was completed on the Main Vein target and detailed ground magnetometer surveys totaling 500 linear km were completed on both targets. Analytical data is being compiled and interpreted together with geophysics

Follow-up exploration on the Condor property focused on investigation of a new geological model based upon evidence derived from previous work. The model is low grade large tonnage gold mineralization composed of chalcedony and sulphide-rich hydrothermal breccias within rhyolitic domes. Therefore, detailed mapping of approximately 16 km2 and 35 rock chip samples are carried out within that area. In addition, approximately 1600 soil and lag samples were collected for geochemical analysis. Preliminary results of the mapping and sampling were successful with the discovery of several breccias, several of them with anomalies over 0.1 g/t Au, two over 0.5 g/t Au and one with 14 g/t Au. Work is continuing at the present time and additional results will be released as they are received.

Budget

We intend to spend approximately $500,000 on our Santa Cruz properties (excluding Pinguino but including Cerro Contreras and El Condor) over the 12 month period ending February 29, 2012. During this period, we hope to complete preliminary metallurgical testing and begin work on a preliminary economic assessment or scoping study of selected targets within the Santa Cruz properties.

There are no known reserves on our Santa Cruz properties and any program proposed by us for these properties is exploratory in nature. We have not conducted any significant amount of exploration activities on our Santa Cruz properties, nor have we conducted any economic assessment or development or mining work on these properties. We plan to review these mineral claims after the completion of each work program and, if warranted, undertake further exploration activities. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists on any of the Santa Cruz properties until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Rio Negro Properties

Acquisition and Location

We own interests in two cateos and 10 manifestacions de descubrimiento located in the Los Menucos epithermal gold district of Rio Negro province. These Rio Negro properties cover 46,028 hectares and are described as follows:

Property Name	Expediente No. (File No.)	Registered Holder	Claim Type	Size (Hectares)

Mochas 2	28.045-03	SCRN Properties Ltd.	Cateo	9,959

Mochas 3	28.046-03	SCRN Properties Ltd.	Cateo	9,877

Pilquin 4	28.034-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,950

Pilquin 5	28.035-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,950

Pilquin 6	28.036-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,999

Pilquin 7	28.037-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,880

Pilquin 8	28.038-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,959

Pilquin 9	28.039-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,999

Pilquin 10	28.040-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,730

Pilquin 11	28.041-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,840

Pilquin 12	28.042-M-2003	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,920

Pilquin 13	28.043-M-2003	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,965

The Pilquin 4 through 11 Manifestacion de Descubrimiento and the Mochas Cateos, which we have sometimes referred to collectively as the “SCRN property”, belong to SCRN Properties Ltd. We acquired all of the issued and outstanding shares of SCRN Properties Ltd., pursuant to the terms of a share purchase agreement dated February 24, 2004 with Christopher Dyakowski, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director. Under this share purchase agreement, Mr. Dyakowski sold to our company all of the issued and outstanding shares of SCRN Properties Ltd. in exchange for a total of 833,333 shares of our common stock, which we issued to Mr. Dyakowski subject to escrow and return-to-treasury conditions. As the result of a March 15, 2004 share dividend, these 833,333 shares were increased to 2,499,999 shares. Under the agreement, these shares were to be returned to treasury if we did not commence work on the Dyakowski property, the Pinguino property or the SCRN property on or before April 30, 2004. As we commenced our work program prior to April 30, 2004, these 2,499,999 shares were not returned to treasury at that time. Under the agreement, these shares were to continue to be held in escrow and released to Mr. Dyakowski, if at all, in installments over a period of time and upon the occurrence of certain events. These escrow provisions were subsequently deleted, and the number of shares to be released to Mr. Dyakowski was reduced, pursuant to the terms of a Restated Amendment to Mineral Property Acquisition Agreements dated as of August 8, 2005.

On June 30, 2005, we entered into an amending agreement with Christopher Dyakowski whereby we amended the mineral property acquisition agreement dated as of February 24, 2004 pertaining to the Dyakowski properties, the share purchase agreement dated as of February 24, 2004 pertaining to the acquisition of all of the issued and outstanding shares of SCRN Properties Ltd., and an Escrow Agreement dated as of March 4, 2004. This amending agreement was restated August 8, 2005. In the restated amending agreement we agreed to release the 4,999,998 common shares of our company that were being held in escrow pursuant to the SCRN share purchase agreement and the Dyakowski mineral property acquisition agreement (each as to 2,499,999 common shares). Under the terms of the release, 4,749,998 of these shares were released to our company for cancellation, and the balance of 250,000 shares were released to Mr. Dyakowski as payment in full for the transfer of the Dyakowski property mineral claims and the shares of SCRN Properties Ltd. Under the amending agreement, Mr. Dyakowski continued to be responsible to complete the registration of legal title to all of the mineral properties in the name of our wholly-owned subsidiary, SCRN Properties Ltd.

The Pilquin 12 and 13 manifestations of discovery were acquired pursuant to our mineral property acquisition agreement dated February 20, 2004 with Storm Cat Energy Corp., discussed above in which we also acquired two additional manifestations of discovery located in Santa Cruz province.

The cateos and manifestations of discovery comprising our Rio Negro properties are registered in the name of our wholly-owned subsidiary, SCRN Properties Ltd. There are no maintenance fees to be paid on a cateo or on a manifestation of discovery.

There are no known reserves on our Rio Negro properties and any proposed program by us is exploratory in nature. The collective group Rio Negro properties may decrease or increase in size due to our refocusing exploration emphasis and focus based upon many factors, including market conditions.

Access

Our Rio Negro properties can be accessed from Viedma, the capitol of the Rio Negro province, which is approximately 450 kilometers to the east or from Neuquen, approximately 300 kilometers to the north. Well-maintained provincial highways access the community of Los Menucos, which is located in the heart of our Rio Negro properties. The location of our Rio Negro properties is as shown on the map below:

Our Work on the Rio Negro Properties to Date

During regional prospecting of our SCRN property, we discovered two new epithermal style veins located on the claim described as Pilquin 9, with each vein being over 1,640 feet (500 meters) in length. Broken exposures of quartz vein breccias, crustiform quartz layers and chalcedonic quartz were evident along their estimated strike length. One vein had a strike length of approximately 1,500 meters and seven selected samples were taken over that distance to test the vein. The second vein has a strike length of approximately 870 meters with six selected samples collected along that strike length. The analytical results of the 13 rock samples collected are displayed in the following table:

ELEMENT	Mo	Cu	Pb	Zn	As	Sb	Ag	Au
SAMPLES	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
Seven samples on Pilquin 9 vein #1
118918	25.87	4.08	3.82	2.6	1.7	0.33	1.15	0.014
118919	61.07	6.83	5.99	10.4	3.7	0.6	0.70	0.012
118920	11.53	5.42	7.71	7.4	11.6	0.54	0.26	0.009
118921	12	7.95	6.58	3	6.8	0.37	1.14	0.059

118922	56.43	5.01	4.47	3.1	5.7	0.56	0.54	0.005
118923	14.59	5.01	3.93	2.8	3.3	0.32	0.67	0.003
118924	113.28	4.8	3.26	2.2	2.5	0.33	1.40	0.022
Six samples on Pilquin 9 vein #2
118911	4.98	7.42	6.38	11.5	3.6	0.45	0.16	0.022
118912	6.64	20.49	55.98	24.5	9.8	1.07	6.66	0.061
118913	5.76	10.53	12.56	22.8	14.1	0.62	0.58	0.013
118914	15.64	9.76	6.02	8.3	12	0.54	3.92	0.071
118915	16.48	7.1	9.02	7.3	20.4	0.91	0.87	0.035
118916	5.15	7.16	6.41	13.6	4.5	0.52	0.81	0.009

Current Exploration Plans for other Santa Cruz Properties and Rio Negro Properties

The primary focus of our exploration activities in Argentina has been our Pinguino property, though we have recently expanded our focus to include our Cerro Contreras and Condor properties. All three of these properties are located in Santa Cruz province. These and our other Santa Cruz properties are located within a physiographic region known as the Deseado Massif, which was the locus of Jurassic extensional tectonic activity. The resulting graben and half graben structures, northwest trending regional structural grain and rhyolitic pyroclastic and flow volcanism produced a favorable environment for brittle vein formation. The Deseado Massif is the host region for the large majority of precious metal vein occurrences, deposits and operating mines in the province of Santa Cruz.

The geology underlying the Santa Cruz properties are prospective for exploration because of the rock type and the structural history of the region.

Within the province of Rio Negro, a similar physiographic region, the Somuncura Massif, is the host for a large number of mineral occurrences but there is only a short history of exploration in this area and there are currently no operating metal mines in the region. Each of the properties are still in the very early stage of exploration with little comprehensive work completed to date. Therefore, more preliminary assessment (prospecting and geological mapping) is required before more definitive work is conducted.

The geology underlying the Rio Negro properties are prospective for exploration because of the rock type and the structural history of the region.

There are no current plans to conduct further exploration on our early stage Rio Negro or, with the exception of the three discussed above, our Santa Cruz properties at this time.

Our field exploration personnel in Argentina are headed by Dr. Diego Guido, an associate professor at La Plata University in Buenos Aries province. He is a twelve year veteran of exploration activity in the Deseado Massif where he completed his doctoral thesis. He has a considerable consulting history with clients in Patagonia, including major mining and junior exploration companies. He is a senior researcher at INREMI, the Argentine geological survey and has a number of published geological papers regarding economic and academic topics in the Deseado Massif.

Regional Geology

The Los Menucos district has significant concentrations of advanced argillic-altered Choiyoy-age ignimbrites and rhyolites. The most favourable rocks for mineralization in the Somuncura Massif region of Rio Negro appear to be the PermoTriassic Choiyoy Formation and equivalents, which are intruded by younger plutons that are Tertiary and likely Miocene in age. In addition to the epithermal targets, the Choiyoy volcanic rocks have the potential to host porphyry copper-gold mineralization.

Numerous kaolin deposits in the Los Menucos area which are being exploited for ceramic quality “china” clay, are believed to be related to a strong northeast trend seen on remote sensing images. Much of this alteration may be related to the intrusion of Permian rhyolite domes or other intrusive bodies below the altered areas.

Budget

We do not anticipate near term exploration programs on our Rio Negro properties at the moment. Geological potential exists but because of the preliminary nature of most of the properties, further exploration has been postponed until market conditions improve. When exploration commences in the future, we believe that prospecting of regionally significant northwest-trending lineaments together with geological mapping, soils and magnetometer surveys would be important.

There are no known reserves on our Rio Negro property and any proposed program by us is exploratory in nature. We have not conducted any significant exploration activities on our Rio Negro property and we do not have any plans to undertake exploration activities. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists on any of our Rio Negro properties until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

British Columbia Properties

On June 7, 2010, we acquired a group of three contiguous mineral tenures known as the Clapperton Property, covering an aggregate of approximately 825 hectares of land located in south central British Columbia, Canada, approximately 25 kilometers northeast of the town of Merritt, British Columbia. These mineral tenures will expire on June 7, 2011 unless we maintain ownership by spending at least $3,301 in annual exploration expenses on these properties or paying an equivalent amount in lieu.

The map reproduced below shows the location of the Clapperton Property:

There are no known mineral resources or reserves on the Clapperton Property, nor can there be any assurance that we will be able to identify any mineral resource or reserve there.

On March 31, 2006, we acquired five mineral tenures located near the headwaters of Ruddock Creek in the Revelstoke area of British Columbia for the sum of approximately $920 (CDN$1,053). The headwaters of Ruddock Creek are located in the Scrip Range of the Monashee Mountains in southeast British Columbia, approximately 100 kilometers north northwest of Revelstoke. Our five mineral tenures originally covered approximately 2,501 hectares, or 6,180 acres, of extremely mountainous terrain. During the year ended January 31, 2008, our management concluded that exploration and maintenance of these Ruddock Creek mineral properties was not warranted and made the decision to let these claims expire at the end of their one-year tenure. Accordingly, these claims were allowed to expire on March 25, 2007.

On April 14 and 15, 2008, we acquired 7 contiguous tenures in the Pleasant Valley area of south-central British Columbia, Canada known as the “Argie” claim group. The Argie claim group consisted of 1,964 hectares (4,852 acres) located approximately 16 kilometers (10 miles) northeast of the town of Merritt, a driving distance of about 280 km [175 miles] from Vancouver, British Columbia, Canada. During the year ended January 31, 2009, our management determined that it was not in our company’s best interest to explore or maintain the Argie claims and they were allowed to expire on April 15 and 16, 2009.

LEGAL PROCEEDINGS

We know of no material pending legal proceedings to which our company or our subsidiary is a party or of which any of our properties, or the properties of our subsidiary, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or our subsidiary or has a material interest adverse to our company or our subsidiary.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market for Securities

Our common stock is quoted on the OTC Bulletin Board under the name “Argentex Mining Corporation” and the symbol “AGXM”.

On March 17, 2004 our shares were listed for trading on the Frankfurt Stock Exchange under the Symbol “DEB”.

On March 26, 2008 our shares were listed for trading on the TSX Venture Exchange under the Symbol “ATX”. In order to comply with Canadian securities laws, we voluntarily halted trading of our shares on the TSX Venture Exchange on March 26, 2008. On shares resumed trading on the TSX Venture Exchange on July 28, 2008.

The following table reflects the high and low bid information for our common stock for each fiscal quarter during the fiscal year ended January 31, 2010 and 2009 and the nine month period ended October 31, 2010. The bid information for our common stock on the OTC Bulletin Board was obtained from the OTC Bulletin Board and the sales price information for our common stock on the TSX Venture Exchange was obtained from Stockwatch. These prices reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

	OTC Bulletin Board (US Dollars)		TSX Venture Exchange(1) (Canadian Dollars)
Quarter Ended	High	Low	High	Low
April 30, 2008	$1.83	$1.25	N/A	N/A
July 31, 2008	$1.30	$0.91	$1.01	$1.01
October 31, 2008	$1.05	$0.13	$1.10	$0.50
January 31, 2009	$0.36	$0.07	$0.45	$0.02
April 30, 2009	$0.44	$0.42	$0.54	$0.54
July 31, 2009	$0.80	$0.74	$0.80	$0.80
October 31, 2009	$0.74	$0.72	$0.80	$0.80
January 31, 2010	$0.81	$0.75	$0.89	$0.80
April 30, 2010	$0.86	$0.63	$0.90	$0.63
July 31, 2010	$0.85	$0.25	$0.89	$0.53
October 31, 2010	$0.841	$0.42	$0.92	$0.45

(1)

On March 26, 2008 our shares were listed for trading on the TSX Venture Exchange under the Symbol “ATX”. In order to comply with Canadian securities laws, we voluntarily halted trading of our shares on the TSX Venture Exchange on March 26, 2008. On shares resumed trading on the TSX Venture Exchange on July 28, 2008.

Our common stock is issued in registered form. Computershare Investor Services Inc., 3rd Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3B9, Canada (Telephone: (604) 661-9400; Facsimile: (604) 661-9401). We have no other exchangeable securities.

Holders of Our Common Stock

As of March 17, 2011 , there were 85 holders of record of our common stock. As of such date, 57,898,672 shares of our common stock were issued and outstanding.

The merger and continuation will not affect the amount and percentage of present holdings of our common stock beneficially owned by any person who is the beneficial owner of more than 5% of our common stock and each director and nominee and all directors and officers as a group, and our present commitments to such persons with respect to the issuance of shares of our common stock.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

FINANCIAL STATEMENTS

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

At January 31, 2010 and 2009 and for the Years Ended January 31, 2010 and
2009

(Stated in U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Argentex Mining Corporation
(An exploration stage company)

We have audited the accompanying consolidated balance sheets of Argentex Mining Corporation (an exploration stage company) (the “Company”) as at January 31, 2010 and 2009 and the related consolidated statements of operations and cash flows for the years then ended, and for the cumulative period from December 21, 2001 (date of inception) to January 31, 2010, and stockholders’ equity (deficiency) for the cumulative period from December 31, 2001 (date of inception) to January 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at January 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended and the cumulative period from inception, December 21, 2001 to January 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has generated significant losses from operations and has an accumulated deficit of $17,078,930 which raises doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada

April 14, 2010	“Morgan & Company”
Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1

85

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS
AT JANUARY 31, 2010 AND 2009
(Stated in U.S. Dollars)

	2010	2009

ASSETS

Current

Cash and cash equivalents	$3,209,786	$108,560
Receivables	497	3,679
Prepaid expenses and deposit	109,359	16,007

Total current assets	3,319,642	128,246

Equipment (Note 4)	52,534	36,845

Total assets	$3,372,176	$165,091

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

Current liabilities
Accounts payable	$57	$29,474
Accrued liabilities	22,111	4,274
Accrued professional fees	68,813	51,900
Accrued investor relations and communications	32,112	30,000
Accrued mineral property interests	262,529	-
Accrued consulting	20,000	-
Promissory note (Note 6)	-	150,000
Convertible debentures (Note 7)	-	100,682
Due to related parties (Note 9)	36,318	-

Total liabilities	441,940	366,330

Commitments (Note 12)

Stockholders’ equity (deficit)
Preferred stock, $0.001 par value, authorized 100,000,000, nil shares issued and outstanding at January 31, 2010 and 2009	-	-
Preferred stock, Series A convertible, $0.001 par value, authorized 2,000, nil shares issued and outstanding at January 31, 2010 and 2009	-	-
Common stock, $0.001 par value, authorized 100,000,000, 43,921,754 and 32,590,553 issued and outstanding at January 31, 2010 and 2009, respectively	43,922	32,591
Warrants	238,981	93,493
Additional paid-in capital	19,756,476	14,093,311
Deficit accumulated during the exploration stage	(17,078,930)	(14,420,634)
Accumulated other comprehensive loss	(30,213)	-
Total stockholders’ equity (deficit)	2,930,236	(201,239)

Total liabilities and stockholders’ (deficit)	$3,372,176	$165,091

The accompanying notes are an integral part of these consolidated financial statements.

86

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

	For the Years Ended		From December 21,
	January 31,		2001 (Inception)
	2010	2009	to January 31, 2010

Expenses

Consulting fees	$843,531	$383,169	$3,821,533
Depreciation	9,660	8,809	21,526
Foreign exchange loss	14,791	119,527	311,067
Investor relations and communication	208,629	125,418	1,843,239
Mineral property interests (Note 5)	885,639	3,123,497	7,504,903
Office and sundry	96,452	252,764	516,121
Professional fees	437,983	384,807	1,476,734
Rent	27,410	28,874	113,631
Transfer agent fees	77,501	49,509	210,535
Travel	42,728	54,820	314,643
Write-down of mineral claims	-	-	408,496

Net operating loss	(2,644,324)	(4,531,194)	(16,542,428)

Interest (expense) income	(13,972)	3,359\	(536,502)

Net loss	$(2,658,296)	$(4,527,835)	$(17,078,930)

Net loss per share – basic and diluted	$(0.07)	$(0.15)

Weighted average number of shares outstanding – basic and diluted	36,735,688	31,092,091

The accompanying notes are an integral part of these consolidated financial statements.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) AND COMPREHENSIVE INCOME (LOSS)
FOR THE PERIOD FROM DECEMBER 21, 2001 (INCEPTION) TO JANUARY 31, 2010
(Stated in U.S. Dollars)

	Preferred Stock
	Series A Convertible			Common Stock
								Accumulated
					Additional			Other	Total
	Number of	Par	Number of		Paid-in		Accumulated	Comprehensive	Stockholders’
	Shares	Value	Shares	Par Value	Capital	Warrants	Deficit	Income (Loss)	(Deficit)

Balance at December 21, 2001 (inception)	-	$-	-	$-	$-	$-	$-	$-	$-
Common stock issued for cash	-	-	9,620,000	9,620	87,780	-	-	-	97,400
Net loss for the year	-	-	-	-	-	-	(11,327)	-	(11,327)
Balance at January 31, 2002	-	-	9,620,000	9,620	87,780	-	(11,327)	-	86,073
Net loss for the year	-	-	-	-	-	-	(58,694)	-	(58,694)
Balance at January 31, 2003	-	-	9,620,000	9,620	87,780	-	(70,021)	-	27,379
Net loss for the year	-	-	-	-	-	-	(31,390)	-	(31,390)
Balance at January 31, 2004	-	-	9,620,000	9,620	87,780	-	(101,411)	-	(4,011)
Stock returned to treasury	-	-	(4,600,000)	(4,600)	4,600	-	-	-	-
Preferred stock issued for cash	2,000	2	-	-	1,997,498	-	-	-	1,997,500
Stock issued to acquire wholly-owned subsidiary	-	-	833,333	833	32,500	-	-	-	33,333
Stock issued to acquire a mineral property	-	-	833,333	834	32,500	-	-	-	33,334
Stock dividend	-	-	13,373,332	13,373	(13,373)	-	-	-	-
Stock issued for consulting fees	-	-	200,000	200	2,460	-	-	-	2,660
Net loss for the year	-	-	-	-	-	-	(2,293,257)	-	(2,293,257)
Balance at January 31, 2005	2,000	2	20,259,998	20,260	2,143,965	-	(2,394,668)	-	(230,441)
Conversion of preferred stock	(2,000)	(2)	2,222,223	2,222	(2,220)	-	-	-	-
Stock returned to treasury	-	-	(4,749,998)	(4,750)	(58,417)	-	-	-	(63,167)
Common stock issued for cash	-	-	666,667	667	117,333	82,000	-	-	200,000
Stock-based compensation	-	-	-	-	164,521	-	-	-	164,521
Non-cash interest	-	-	-	-	333,333	-	-	-	333,333
Net loss for the year	-	-	-	-	-	-	(1,478,308)	-	(1,478,308)
Balance at January 31, 2006	-	-	18,398,890	18,399	2,698,515	82,000	(3,872,976)	-	(1,074,062)
Conversion of promissory note	-	-	833,333	833	249,167	-	-	-	250,000
Common stock issued for cash	-	-	1,534,500	1,535	1,532,965	-	-	-	1,534,500
Cost of issuing stock	-	-	-	-	(78,750)	-	-	-	(78,750)
Common stock issued for services	-	-	30,000	30	49,470	-	-	-	49,500
Exercise of stock options	-	-	200,000	200	49,800	-	-	-	50,000
Stock-based compensation	-	-	-	-	477,592	-	-	-	477,592
Net loss for the year	-	-	-	-	-	-	(2,331,509)	-	(2,331,509)

Balance at January 31, 2007	-	-	20,996,723	20,997	4,978,759	82,000	(6,204,485)	-	(1,122,729)
Conversion of promissory note	-	-	3,720,776	3,720	1,386,348	-	-	-	1,390,068
Common stock issued for cash	-	-	1,930,720	1,931	2,224,933	-	-	-	2,226,864
Common stock issued for finders fee	-	-	180,000	180	-	-	-	-	180
Cost of issuing stock	-	-	-	-	(12,708)	-	-	-	(12,708)
Common stock issued for services	-	-	150,000	150	284,350	(82,000)	-	-	202,500
Exercise of warrants	-	-	666,667	667	266,000	-	-	-	266,667
Exercise of stock options	-	-	666,667	666	214,001	-	-	-	214,667
Stock-based compensation	-	-	-	-	928,176	-	-	-	928,176
Net loss for the year	-	-	-	-	-	-	(3,688,314)	-	(3,688,314)
Balance at January 31, 2008	-	-	28,311,553	28,311	10,269,859	-	(9,892,799)	-	405,371
Common stock issued for cash	-	-	4,279,000	4,280	4,050,720	-	-	-	4,055,000
Cost of issuing stock	-	-	-	-	(424,386)	93,493	-	-	(330,893)
Debt discount	-	-	-	-	49,985	-	-	-	49,985
Stock-based compensation	-	-	-	-	147,133	-	-	-	147,133
Net loss for the year	-	-	-	-	-	-	(4,527,835)	-	(4,527,835)
Balance at January 31, 2009	-	-	32,590,553	32,591	14,093,311	93,493	(14,420,634)	-	(201,239)
Conversion of convertible debenture	-	-	1,500,000	1,500	148,500	-	-	-	150,000
Equity component of convertible debenture
converted	-	-	-	-	(44,102)	-	-	-	(44,102)
Common stock issued for cash	-	-	9,056,201	9,056	5,180,691	-	-	-	5,189,747
Cost of issuing stock	-	-	-	-	(386,072)	145,488	-	-	(240,584)
Exercise of warrants	-	-	500,000	500	119,500	-	-	-	120,000
Exercise of stock options	-	-	275,000	275	77,725	-	-	-	78,000
Stock-based compensation	-	-	-	-	566,923	-	-	-	566,923
									5,618,745
Net loss for the period	-	-	-	-	-	-	(2,658,296)	-	(2,658,296)
Unrealized foreign currency exchange loss	-	-	-	-	-	-	-	(30,213)	(30,213)
									(2,688,509)
Balance at January 31, 2010	-	$-	43,921,754	$43,922	$19,756,476	$238,981	$(17,078,930)	$(30,213)	$2,930,236

The accompanying notes are an integral part of these consolidated financial statements.

89

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)

	For the Years Ended		From December 21,
	January 31,		2001 (Inception) to
	2010	2009	January 31, 2010

Cash flows from operating activities
Net loss	$(2,658,296)	$(4,527,835)	$(17,078,930)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,660	8,809	21,526
Stock-based compensation	566,923	147,133	2,486,845
Debt discount	5,214	667	5,881
Shares issued to acquire mineral properties	-	-	3,500
Shares issued in payment of bonus	-	-	52,160
Non-cash interest	-	-	333,333
Write-down of mineral claims	-	-	408,496
Changes in operating assets and liabilities
Receivables	3,182	(3,679)	(497)
Prepaid expenses and deposit	(93,352)	14,569	(109,359)
Accounts payable	(29,417)	(461,051)	336,609
Accrued liabilities	17,837	(1,688)	16,803
Accrued professional fees	16,913	51,900	(19,724)
Accrued investor relations and communications	2,112	30,000	2,112
Accrued mineral property interests	262,529	-	189,710
Accrued consulting	20,000	-	20,000
Due to related parties	36,318	-	36,318

Net cash used in operating activities	(1,840,377)	(4,741,175)	(13,295,217)

Cash flows from investing activities
Acquisition of mineral property interests	-	-	(408,496)
Acquisition of equipment	(25,349)	(19,591)	(74,060)

Net cash used in investing activities	(25,349)	(19,591)	(482,556)

Cash flows from financing activities
Issuance of convertible debentures	-	150,000	1,650,000
Issuance of promissory notes	-	150,000	790,410
Repayment of promissory notes	(150,000)	-	(790,410)
Proceeds from issuance of capital stock	5,147,165	3,724,107	15,367,772

Net cash provided by financing activities	4,997,165	4,024,107	17,017,772

Effects of foreign currency exchange	(30,213)	-	(30,213)

Increase (decrease) in cash during the period	3,101,226	(736,659)	3,209,786

Cash, beginning of period	108,560	845,219	-

Cash, end of period	$3,209,786	$108,560	$3,209,786

Supplemental disclosures
Cash paid during the period for:
Taxes	$-	$-	$-
Interest	$13,052	$-	$88,729

Non-cash financing transactions:
Conversion of convertible debenture into common stock	$150,000	$-	$150,000
Stock based compensation on issuance of brokers warrants	$145,488	$-	$145,488
Notes and related accrued interest converted to common stock	$-	$-	$1,390,008

The accompanying notes are an integral part of these consolidated financial statements.

90

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

We were incorporated in the State of Nevada on December 21, 2001 under the name Delbrook Corporation. On March 15, 2004, we changed our name to Argentex Mining Corporation. We effected this name change by merging with our wholly owned subsidiary, Argentex Mining Corporation, a Nevada corporation that we formed specifically for this purpose. Our company was the surviving company in the merger. On November 5, 2007, we moved our state of domicile from Nevada to Delaware. This re-domicile was effected by merging with our wholly owned subsidiary Argentex Mining Corporation, a Delaware corporation that we formed specifically for this purpose. Our subsidiary was the surviving entity upon completion of the merger. Since November 5, 2007, we have been a Delaware corporation.

We have one subsidiary, SCRN Properties Ltd., a Delaware corporation incorporated on February 13, 2004, which we formed for the purpose of acquiring and exploring natural resource properties in Argentina.

In these notes, the terms “Argentex”, “Company”, “we”, “us” or “our” mean Argentex Mining Corporation and its subsidiary, SCRN Properties Ltd., whose operations are included in these consolidated financial statements.

Argentex is involved in acquiring and exploring mineral properties in Argentina. The Company has not determined whether its properties contain mineral reserves that are economically recoverable.

Exploration Stage

We have not produced any significant revenues from our principal business or commenced significant operations and are considered an exploration stage company as defined by SEC Guide 7 with reference to Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) topic 915.

We are in the early exploration stage. In the exploration stage, management devotes most of its time to conducting exploratory work and developing its business. These consolidated financial statements have been prepared on a going-concern basis, which implies that we will continue to realize our assets and discharge our liabilities in the normal course of business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Standards Codification

On October 31, 2009, we adopted the changes issued by the FASB to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards CodificationTM (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on our consolidated financial statements.

91

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Reclassifications

Certain prior period amounts in the accompanying financial statements have been reclassified to conform to the current period’s presentation. These reclassifications had no effect on our results of operations or financial position for any period presented.

Acquisition costs of mineral properties, previously included in mineral property interests have been reclassified as write-down of mineral claim.

Accrued liabilities previously included in accounts payable and accrued liabilities have been reclassified as accrued liabilities, accrued professional fees, accrued investor relations and communications, accrued interest, accrued mineral property interests and accrued consulting.

Stock based compensation has been reclassified to either consulting or investor relations and communications.

Principles of Consolidation

Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period involves the use of estimates which have been made using careful judgment.

The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of our significant accounting policies.

These consolidated financial statements include the financial statements of Argentex and SCRN. All significant intercompany balances and transactions have been eliminated from the consolidated financial results.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s consolidated financial statements are based on a number of estimates, including accruals for estimated professional fees and mineral property interests as well as estimating the useful asset lives for depreciation.

Foreign Currency

The functional currency of our subsidiary is the U.S. dollar. Our subsidiaries monetary assets and liabilities denominated in the local currency are translated at current exchange rates, and non-monetary assets and liabilities, such as prepaid expenses and fixed assets, are translated at historical rates. Gains and losses resulting from translation of such account balances are included in operating results, as are gains and losses from foreign currency transactions.

92

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Cash Equivalents

Highly liquid investments purchased with maturities of three months or less are considered cash equivalents.

Equipment

Our equipment is being depreciated on a declining balance basis over the estimated useful lives at 20% for furniture, fixtures and exploration equipment and 30% for computer equipment.

Asset Impairment

We regularly review the carrying value of long-lived assets for the existence of facts or circumstances that may suggest impairment. We recognize impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value. The Company’s only long-lived asset is its equipment. At January 31, 2010 and 2009 we did not record any impairment charges against our equipment.

Revenue Recognition

The Company will record revenues from the sale of minerals when persuasive evidence of an arrangement exists, the minerals have been delivered to the customer and the risk of ownership or title has been transferred, and collectability is reasonably assured.

Mineral Claim Payments and Exploration Expenditures

We are primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred. We assess the carrying cost for impairment under the FASB ASC topic 360 at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs subsequently incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the established life of the proven and probable reserves. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Investment in and Expenditures on Mineral Property Interests

Realization of our investment in and expenditures on mineral properties is dependent upon the establishment of legal ownership, the attainment of successful production from the properties or from the proceeds of their disposal.

Title to mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from ambiguous conveyance history of many mineral properties. To the best of our knowledge we believe all of our unproved mineral interests are in good standing and that we have title to all of these mineral property interests.

93

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Asset Retirement Obligations

The Company plans to record the fair value of estimated asset retirement obligations (AROs) associated with tangible long-lived assets once production commences. Retirement obligations associated with long-lived assets are those for which there is a legal obligation to settle under existing or enacted law, statute, written or oral contract or by legal construction. These obligations, which are initially estimated based on discounted cash flow estimates, are accreted to full value over time through charges to cost of sales. In addition, asset retirement costs (ARCs) would be capitalized as part of the related asset’s carrying value and are depreciated (primarily on a unit-of-production basis) over the asset’s respective useful life. Reclamation costs for future disturbances will be recognized as an ARO and as a related ARC in the period of the disturbance.

Financial Instruments and Risk Management

Foreign Exchange Risk

We are subject to foreign exchange risk for sales and purchases denominated in foreign currencies. We operate outside of the U.S. primarily in Argentina and Canada and we are exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the United States Dollars. Foreign currency risk arises from the fluctuation of foreign exchange rates and the degree of volatility of these rates relative to the United States dollar. The Company does not believe that it has any material risk to its foreign currency exchange.

Fair Value of Financial Instruments

We account for the fair value measurement and disclosure of financial instruments in accordance with FASB ASC topic 820 which requires a publicly traded company to include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. Such disclosures include the fair value of all financial instruments, for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position; the related carrying amount of these financial instruments; and the method(s) and significant assumptions used to estimate the fair value.

Concentration of Operations

Our operations are all related to the minerals and mining industry. A reduction in mineral prices or other disturbances in the minerals market could have an adverse effect on our operations.

Concentration of Credit Risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and equivalents and receivables.

We maintain our Canadian cash in a major chartered Canadian bank deposit account and in 30 day deposits. Our bank deposit account is insured by the Canadian Deposit Insurance Corporation up to $100,000. Our Canadian dollar bank account balance, at times, may exceed federally insured limits. We maintain our Argentinean pesos in an Argentinean bank deposit account. We keep our Argentinean peso bank deposit account balance within federally insured limits. As part of our cash management process, we perform periodic evaluations of the relative credit standing of these financial institutions. We have not lost any cash and do not believe our cash is exposed to any significant credit risk.

94

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

We maintain our U.S. cash in major chartered Canadian bank deposit accounts. Our U.S. dollar bank accounts are not insured by the Canadian Deposit Insurance Corporation. At January 31, 2010 and 2009, the Company had approximately $200,000 and $120,000, respectively in US cash and approximately $2.8 million and $Nil, respectively in bankers acceptance that was not insured.

Our operations involve dealing with uncertainties and judgments in applying complex tax regulations in Canada and Argentina. The final taxes paid are dependent upon many factors including negotiations with tax authorities in various jurisdictions. We record potential withholding tax, value added tax and mineral property tax liabilities based on our estimate of whether and the extent to which taxes may be refunded or deemed payable.

Income Taxes

Income taxes are accounted for under the asset and liability method as stipulated by Accounting Standards Codification (“ASC”) 740 formerly Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities or a change in tax rate is recognized I income in the period that includes the enactment date. Deferred tax assets are reduced to estimated amounts to be realized by the use of a valuation allowance. A valuation allowance is applied when in management’s view it is more likely than not (50%) that such deferred tax will not be utilized.

Effective February 1, 2008, the Company adopted certain provisions under ASC Topic 740, Income Taxes, (“ASC 740”), which provide interpretative guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Effective with the Company’s adoption of these provisions, interest related to the unrecognized tax benefits is recognized in the financial statements as a component of income taxes. The adoption of ASC 740 did not have an impact on the Company’s financial position and results of operations.

In the unlikely event that an uncertain tax position exists in which the Company could incur income taxes, the Company would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. Reserves for uncertain tax position would then be recorded if the Company determined it is probable that a position would not be sustained upon examination or if a payment would have to be made to a taxing authority and the amount is reasonably estimable. As of January 31, 2010, the Company does not believe it has any uncertain tax positions that would result in the Company having a liability to the taxing authorities. The Company’s tax returns are subject to examination by the federal and state tax authorities for the years ended 2009 through 2010.

Basic and Diluted Net Loss per Common Share

Basic net loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the reporting period. Diluted net income per common share includes the dilution that could occur upon the exercise of options and warrants to acquire common stock, computed using the treasury stock method which assumes that the increase in the number of shares is reduced by the number of shares that the Company could have repurchased with the proceeds from the exercise of options and warrants (which are assumed to have been made at the average market price of the common shares during the reporting period).

95

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

On February 1, 2009, we adopted changes issued by the FASB to the calculation of earnings per share. These changes state that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method for all periods presented. The adoption of this change had not impact on our basic or diluted net loss per share because we have never issued any share-based awards that contain nonforfeitable rights.

Potential shares of common stock are excluded from the diluted loss per share computation in net loss periods as their inclusion would be anti-dilutive.

At January 31, 2010 and 2009, the Company had 43,921,754 and 32,590,553, shares of common stock issued and outstanding, respectively, 9,458,443 and 4,960,637 warrants outstanding, respectively and 4,393,334 and 1,833,334 options outstanding, respectively and no convertible debt outstanding.

Comprehensive Loss

Comprehensive loss reflects changes in equity that result from transactions and economic events from non-owner sources.

Stock-Based Compensation

The Company has a stock-based compensation plan which is described more fully in Note 8. The Company measures the compensation cost of stock options and other stock-based awards to employees and directors at fair value at the grant date and recognizes compensation expense over the requisite service period for awards expected to vest.

Except for transactions with employees and directors, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Additionally, the Company has determined that the dates used to value the transaction are either:

(1) The date at which a commitment for performance by the counter party to earn the equity instruments is established; or

(2) The date at which the counter party’s performance is complete.

New accounting standards adopted during the year ended January 31, 2010 were:

On February 1, 2008, we adopted certain provisions of ASC topic 820 on fair value measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 applies when another portion of the codification requires or permits assets or liabilities to be measured at fair value. Accordingly, ASC 820 does not require any new fair value measurements. On February 1, 2009, we adopted the remaining provisions of ASC 820 as it relates to nonfinancial assets and liabilities that are not recognized or disclosed at fair value on a recurring basis. The adoption of the changes to ASC 820 did not have an impact on our consolidated financial statements. See Note 11 for disclosures about the fair value of our financial instruments.

96

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

On February 1, 2009, we adopted changes issued by the FASB to the fair value option for financial assets and liabilities. These changes permit measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. The adoption of these changes had no material impact on our consolidated financial statements, as we did not elect the fair value option for any of our consolidated financial assets or liabilities.

On February 1, 2009, we adopted the changes issued by FASB ASC topic 805 for business combinations. These changes require an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This statement also requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values. ASC 805 makes various other amendments to authoritative literature intended to provide additional guidance or to confirm the guidance in that literature to that provided in this statement. Our adoption of the changes to ASC 805 had no impact on our consolidated financial statements. However, we expect the changes to ASC 805 will have an impact on our accounting for future business combinations, but the effect is dependent upon making acquisitions in the future.

On February 1, 2009, we adopted the changes issued by FASB ASC topic 810-10 for noncontrolling interests in consolidated financial statements. ASC 810-10 states that accounting and reporting for minority interests are to be recharacterized as noncontrolling interests and classified as a component of equity. The calculation of earnings per share continues to be based on income amounts attributable to the parent. ASC 810-10 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but affects only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. Our adoption of the changes to ASC 810-10 had no impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by FASB ASC topic 815-10-50 for disclosures about derivative instruments and hedging activities. ASC 815-10-50 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Our adoption of the changes to ASC 815-10-50 did not have an impact on our current or comparative consolidated financial statements.

On February 1, 2009, we adopted changes issued by the FASB to accounting for intangible assets. These changes amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset in order to improve the consistency between the useful life of a recognized intangible asset outside of a business combination and the period of expected cash flows used to measure the fair value of an intangible asset in a business combination. The adoption of these changes had no impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by the FASB to the hierarchy of generally accepted accounting principles. These changes identify the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. Adoption of these changes had no impact on our consolidated financial statements.

97

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

On February 1, 2009, we adopted the changes issued by the FASB on accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement). These changes specify that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The adoption of these changes had no impact on our consolidated results of operations or financial position.

On February 1, 2009, we adopted the changes issued by the FASB to whether an instrument (or embedded feature) is indexed to an entity’s own stock. These changes provide a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for scope exception. The adoption of these changes did not have an impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by the FASB to determine whether instruments granted in share-based payment transactions are participating securities. These changes address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. This guidance indicates that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The adoption of these changes had no impact on our consolidated results of operations or financial position.

On February 1, 2009, we adopted the changes issued by the FASB to equity method investment accounting considerations. These changes clarify the accounting for certain transactions and impairment considerations involving equity method investments. The intent of these changes is to provide guidance on (i) determining the initial carrying value of an equity method investment, (ii) performing an impairment assessment of an underlying indefinite-lived intangible asset of an equity method investment, (iii) accounting for an equity method investee’s issuance of shares, and (iv) accounting for a change in an investment from the equity method to the cost method. The adoption of these changes had no impact on our current or prior consolidated financial position or results of operations.

On February 1, 2009, we adopted the changes issued by the FASB to disclosures by public entities (enterprises) about transfers of financial assets and interest in variable interest entities. These changes require additional disclosure about transfers of financial assets and an enterprise’s involvement with variable interest entities. The adoption of these changes did not have an impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by the FASB to employers’ disclosures about pensions and other postretirement benefits. These changes require enhanced disclosures about the plans for assets of a Company’s defined benefit pension and other postretirement plans. The enhanced disclosures are intended to provide users of financial statements with a greater understanding of: (1) how investment allocation decisions are made, including the factors that are pertinent to an understanding of investment policies and strategies; (2) the major categories of plan assets; (3) the inputs and valuation techniques used to measure the fair value of plan assets; (4) the effect of fair value measurements using significant unobservable inputs (Level 3) on changes in plan assets for the period; and (5) significant concentrations of risk within plan assets. The adoption of these changes did not have an impact on our consolidated financial statements.

98

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

On July 31, 2009, we adopted the changes issued by FASB ASC topic 855 to subsequent events. ASC 855 establishes authoritative accounting and disclosure guidance for recognized and non-recognized subsequent events that occur after the balance sheet date but before financial statements are issued. ASC 855 also requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The adoption of the changes to ASC 855 had no impact on our consolidated financial statements.

On July 31, 2009, we adopted the changes issued by FASB ASC topic 825 on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly. ASC 825 provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased and includes guidance for identifying circumstances that indicate a transaction is not orderly. This guidance is necessary to maintain the overall objective of fair value measurements, which is that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The adoption of the changes to ASC 825 had no impact on our consolidated financial statements.

On July 31, 2009, we adopted the changes issued by the FASB to recognition and presentation of other-than-temporary impairments. These changes amend existing other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities. The adoption of these changes had no impact on our consolidated financial statements.

On July 31, 2009, we adopted the changes issued by the FASB for interim disclosures about fair value of financial instruments. These changes require a publicly traded company to include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. Such disclosures include the fair value of all financial instruments, for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position; the related carrying amount of these financial instruments; and the method(s) and significant assumptions used to estimate the fair value. Other than the required disclosures, the adoption of these changes had no impact on our consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (ASU) 2009-05 for changes to measuring liabilities at fair value. These changes clarify existing guidance that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using either a valuation technique that uses a quoted price of either a similar liability or a quoted price of an identical or similar liability when traded as an asset, or another valuation technique that is consistent with the principles of fair value measurements, such as an income approach (e.g., present value technique). This guidance also states that both a quoted price in an active market for the identical liability and a quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. These changes were effective for us on November 1, 2009. The adoption of these changes did not have an impact on our consolidated financial statements.

99

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

New accounting standards to be adopted are as follows:

In June 2009, the FASB issued ASC topic 860-20 for changes to the accounting for transfers of financial assets. These changes remove the concept of a qualifying special-purpose entity and remove the exception from the application of variable interest accounting to variable interest entities that are qualifying special-purpose entities; limits the circumstances in which a transferor derecognizes a portion or component of a financial asset; defines a participating interest; requires a transferor to recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer accounted for as a sale; and requires enhanced disclosure; among others. These changes become effective for us on February 1, 2010. The adoption of these changes is not expected to have an impact on our consolidated financial statements.

In June 2009, the FASB issued changes to the accounting for variable interest entities. These changes require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. These changes become effective for us on February 1, 2010. The adoption of these changes is not expected to have an impact on our consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13 for changes to revenue recognition for multiple-deliverable arrangements which amends ASC topic 604, revenue recognition. These changes require separation of consideration received in such arrangements by establishing a selling price hierarchy (not the same as fair value) for determining the selling price of a deliverable, which will be based on available information in the following order: vendor-specific objective evidence, third-party evidence, or estimated selling price; eliminate the residual method of allocation and require that the consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the arrangement to each deliverable on the basis of each deliverable’s selling price; require that a vendor determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis; and expand the disclosures related to multiple-deliverable revenue arrangements. These changes become effective for us on February 1, 2011. We do not anticipate the adoption of these changes will not have an impact on our consolidated financial statements, as we do not currently have any revenue or such arrangements with customers.

NOTE 3 – GOING CONCERN

These consolidated financial statements have been prepared using accounting principles generally accepted in the United States of America applicable to a going-concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues from mineral sales since inception, has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support of its shareholders, the ability of the Company to obtain equity financing and the attainment of profitable operations. The Company’s ability to achieve and maintain profitability and positive cash flows is dependent upon its ability to locate profitable mineral properties, generate revenues from mineral production and control

100

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 3 – GOING CONCERN, continued

production costs. Based upon its current plans, the Company expects to incur operating losses in future periods. The Company plans to mitigate these operating losses through controlling its operating costs. The Company plans to obtain sufficient working capital through additional debt or equity financing and private loans. At January 31, 2010, the Company had accumulated losses of $17,078,930 since inception (December 21, 2001). These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. There is no assurance that the Company will be able to generate significant revenues in the future or be successful with any financing ventures. These consolidated financial statements do not give any effect to any adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

NOTE 4 – EQUIPMENT

	January 31, 2010
		Accumulated	Net Book
	Cost	Depreciation	Value

Equipment	$48,672	$9,425	$39,247
Furniture and fixtures	8,838	3,121	5,717
Computer equipment	15,958	8,388	7,570
	$73,468	$20,934	$52,534

	January 31, 2009
		Accumulated	Net Book
	Cost	Depreciation	Value

Equipment	$24,357	$4,093	$20,264
Furniture and fixtures	8,839	1,692	7,147
Computer equipment	14,923	5,489	9,434
	$48,119	$11,274	$36,845

NOTE 5 – MINERAL PROPERTY INTERESTS

a)	Pinguino Property

Pursuant to the terms of a mineral property option agreement, dated February 24, 2004, between the Company and an affiliate of an ex-director, the Company agreed to purchase an option to purchase a 100% interest in a mineral property located in the Santa Cruz Province of the Republic of Argentina, known as the Pinguino Property.

To acquire the property the Company made the following payments: CDN$50,000 on or before July 1, 2004 (paid); CDN$75,000 on or before July 1, 2005 (paid); CDN$100,000 on or before July 1, 2006 (paid); CDN$100,000 on or before July 1, 2007 (paid); and CDN$125,000 on or before July 1, 2008 (paid). The agreement is subject to a 2% net smelter royalty. The Company has the right at any time up to 60 days after commencement of commercial production to repurchase either one-half of the royalty for $935,191 (CDN$1,000,000) or all of the royalty for $1,870,382 (CDN$2,000,000).

101

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 5 – MINERAL PROPERTY INTERESTS, continued

The agreement also provides for an area of interest such that, in the event that the optionor records any property claims within five (5) kilometers of the boundaries of the property, such claims will become subject to the mineral property option agreement.

(b)	Condor Property

Pursuant to the terms of a mineral property acquisition agreement, dated February 20, 2004, between the Company and an affiliate of an ex-director, the Company paid CDN$10,000 to acquire a 100% interest in certain mineral claims located in the Santa Cruz Province of the Republic of Argentina, known as the Condor Property, subject to a 2% net smelter return royalty in favor of an ex-director.

The Company has the right to repurchase either one-half of the royalty for $935,191 (CDN$1,000,000) or all of the royalty for $1,870,382 (CDN$2,000,000).

c)	Santa Cruz and Rio Negro Properties

Pursuant to the terms of a Mineral Property Acquisition Agreement, dated February 24, 2004, between the Company and an affiliate of an ex-director of the Company, the Company acquired mineral claims located in the Santa Cruz Province of the Republic of Argentina, then known as the Dyakowski Property for total consideration of 833,333 common shares of the Company (subsequently increased, as a result of a stock dividend, to 2,499,999). These shares were issued and were subject to an Escrow Agreement dated March 2, 2004.

On June 30, 2005, we entered into an amending agreement whereby we amended the Mineral Property Acquisition the Escrow Agreement. This amending agreement was restated August 8, 2005 whereby we agreed to release the 2,499,999 shares of our common stock that were being held in escrow. Of the 2,499,999 released shares, 2,374,999 of these shares were released to us for cancellation, and 125,000 of these shares were released to an ex-director for the transfer of the mineral claims to us.

In addition, pursuant to the terms of a Share Purchase Agreement, dated February 24, 2004, between the Company and an affiliate of an ex-director of the Company, the Company acquired a 100% interest in SCRN Properties Ltd. (SCRN), a Delaware corporation, the sole asset of which consisted of mineral claims located in the Rio Negro Province of the Republic of Argentina, known as the SCRN Property, for total consideration of 833,333 common shares of the Company (subsequently increased, as a result of a stock dividend, to 2,499,999). The shares have been issued and are subject to an Escrow Agreement dated March 2, 2004.

On June 30, 2005, we entered into an amending agreement whereby we amended the Share Purchase Agreement. This amending agreement was restated August 8, 2005 whereby we agreed to release the 2,499,999 shares of our common stock that were being held in escrow. Of the 2,499,999 shares released, 2,374,999 of these shares were released to us for cancellation, and 125,000 of these shares were released to an ex-director for the transfer of the mineral claims to us.

The Mineral Property Acquisition Agreement and the Share Purchase agreement also provide for an area of interest such that, in the event that the vendor records any property claims within five (5) kilometers of the boundaries of either the Dyakowski Property or the SCRN Property, such claims will become subject to the respective Agreements.

102

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 5 – MINERAL PROPERTY INTERESTS, continued

d)	Storm Cat Property

Pursuant to the terms of a mineral property acquisition agreement, dated February 20, 2004, between the Company and an affiliate of an ex-director, the Company paid $10,000 to acquire a 100% interest in mineral claims located in the Santa Cruz and Rio Negro Provinces of the Republic of Argentina, known as the Storm Cat Property.

Subsequent to acquisition of these properties, the Company has accounted for expenditures by province.

e)	British Columbia Claims

In February, 2006, the Company acquired a group of mineral exploration claims located in the Revelstoke area of British Columbia, Canada. The group of claims consists of 5 tenures and the process of transferring title was initiated March 31, 2006. The total purchase amount was $903.

In April, 2009, these claims were intentionally allowed to lapse.

Mineral property interest expense reflected in the accompanying consolidated statement of operations relates to the following projects:

	The	The	December
	Year	Year	21, 2001
	Ended	Ended	(Inception) to
	January 31,	January 31,	January 31,
	2010	2009	2010

Pinguino Project:
Claim maintenance	$8,413	$128,756	$18,388
Assaying, testing and analysis	168,505	187,197	567,952
Camp and field supplies	260,175	528,072	1,634,545
Drilling	264,996	2,099,618	4,168,417
Geological and geophysical	140,354	150,857	814,087
Travel and accommodation	32,057	25,134	127,955
	874,500	3,119,634	7,331,344

Condor Project:
Claim maintenance	-	-	7,528
Camp and field supplies	-	-	198
Geological and geophysical	-	-	4,185
	-	-	11,911

Santa Cruz Properties:
Claim maintenance	3,819	901	21,851
	3,819	-	21,851

103

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 5 – MINERAL PROPERTY INTERESTS, continued

Rio Negro Properties:
Claim maintenance	7,108	-	7,108
Camp and field supplies	-	-	51,836
Geological and geophysical	212	2,962	39,621
Travel and accommodation	-	-	9,614
	7,320	-	108,391

Other:	-	-	31,405

	$885,639	$3,123,497	$7,504,902

NOTE 6 – PROMISSORY NOTE

On November 16, 2009, the Company paid-off the promissory note in the amount of $150,000 plus accrued interest of $13,052.

			January 31,	January 31,
Date Issued	Maturity	Interest Rate	2010	2009
October 15, 2008	October 15, 2009	8%	$-	$150,000

NOTE 7 – CONVERTIBLE DEBENTURES

On January 14, 2009, the Company sold three non-interest bearing convertible debentures, each in the face amount of $50,000 for aggregate gross proceeds of $150,000. During the year ended January 10, 2010 these debentures were converted to units during the year ended January 31, 2010. (Note 8)

The convertible debentures are unsecured and consist of the following:

	January 31,	January 31,
	2010	2009

Face value	$-	$150,000
Less debt discount	-	(49,985)
Debt component	-	100,015
Accretion	-	667
	$-	$100,682

NOTE 8 – CAPITAL STOCK

Stock Transactions

In June 2005, 675 non-voting Series A convertible preferred shares were converted into 750,000 common shares.

104

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 8 – CAPITAL STOCK, continued

Stock Transactions, continued

During June 2005, the Company issued 666,667 Units at a price of $0.30 per unit for total proceeds of $200,000. Each Unit was comprised of one common share and the right to purchase one additional common share at $0.40 per share until June 30, 2007.

In August 2005, 4,749,998 escrowed shares were returned to the treasury and cancelled.

In March 2006, the Company issued 833,333 common shares on the conversion of a $250,000 promissory note.

In July 2006, the Company issued 200,000 common shares for proceeds of $50,000 on the exercise of stock options.

On October 2, 2006, the Company completed a private placement and issued 105,000 units for gross proceeds of $105,000. Each unit consisted of one common share and one half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share at $1.75 per share on or before October 2, 2008.

On October 6, 2006, the Company completed a private placement and issued 145,000 units for gross proceeds of $145,000. Each unit consisted of one common share and one half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share at $1.75 per share on or before October 6, 2008. In the case of each private placement, each whole warrant will entitle the holder to purchase one additional common at a purchase price of $1.75 for a period of 24 months from the closing date; provided, however, that if at any time the average closing price for shares of the Company’s common stock on either the TSX Venture Exchange in Canada or the OTC-Bulletin Board in the United States exceeds $2.25 for a period of 20 trading days or more, the Company shall have the right, upon written notice to the subscriber, to reduce the exercise period of the warrants to a period of 30 days beginning on the date of the written notice. The Company incurred expenses of $17,432 in the form of finder’s fees for net proceeds of $282,547 for both October 2006 private placements.

On November 20, 2006, the Company completed a private placement and issued 348,400 units for gross proceeds of $348,400. Each unit consisted of one common share and one half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share at $1.75 per share on or before November 20, 2008. In the case of each private placement, each whole warrant will entitle the holder to purchase one additional common at a purchase price of $1.75 for a period of 24 months from the closing date; provided, however, that if at any time the average closing price for shares of the Company’s common stock on either the TSX Venture Exchange in Canada or the OTC-Bulletin Board in the United States exceeds $2.25 for a period of 20 trading days or more, the Company shall have the right, upon written notice to the subscriber, to reduce the exercise period of the warrants to a period of 30 days beginning on the date of the written notice.

On November 28, 2006, the Company completed a private placement and issued 500,000 units for gross proceeds of $500,000. Each unit consisted of one common share and one half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share at $1.75 per share on or before November 28, 2008. In the case of each private placement, each whole warrant will entitle the holder to purchase one additional common at a purchase price of $1.75 for a period of 24 months from the closing date; provided, however, that if at any time the average closing price for shares of the Company’s common stock on either the TSX Venture Exchange in Canada or the OTC-Bulletin Board in the United States exceeds $2.25 for a period of 20 trading days or more, the Company shall have the right, upon written notice to the subscriber, to reduce the exercise period of the warrants to a period of 30 days beginning on the date of the written notice. The Company incurred expenses of $42,750 in the form of finder’s fees for net proceeds of $427,250 for both November 2006 private placements.

105

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 8 – CAPITAL STOCK, continued

Stock Transactions, continued

On December 13, 2006, the Company issued 30,000 common shares to two employees as a bonus. The fair value of the shares at the date of issue was $49,500.

On December 13, 2006, the Company completed a private placement and issued 28,000 units for gross proceeds of $28,000. Each unit consisted of one common share and one half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share at $1.75 per share on or before December 13, 2008. In the case of each private placement, each whole warrant will entitle the holder to purchase one additional common at a purchase price of $1.75 for a period of 24 months from the closing date; provided, however, that if at any time the average closing price for shares of the Company’s common stock on either the TSX Venture Exchange in Canada or the OTC-Bulletin Board in the United States exceeds $2.25 for a period of 20 trading days or more, the Company shall have the right, upon written notice to the subscriber, to reduce the exercise period of the warrants to a period of 30 days beginning on the date of the written notice.

On January 18, 2007, the Company completed a private placement and issued 408,100 units for gross proceeds of $408,100. Each unit consisted of one common share and one half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share at $1.75 per share on or before January 18, 2009. In the case of each private placement, each whole warrant will entitle the holder to purchase one additional common at a purchase price of $1.75 for a period of 24 months from the closing date; provided, however, that if at any time the average closing price for shares of the Company’s common stock on either the TSX Venture Exchange in Canada or the OTC-Bulletin Board in the United States exceeds $2.25 for a period of 20 trading days or more, the Company shall have the right, upon written notice to the subscriber, to reduce the exercise period of the warrants to a period of 30 days beginning on the date of the written notice.

On February 27, 2007, the Company completed a private placement and issued 130,720 units for gross proceeds of $156,864. Each unit consisted of one common share and one half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share at $1.85 per share on or before February 27, 2009. The Company incurred share issue costs of $12,708, including finder’s fees in the amount of $11,340, in relation to the private placement.

During the quarter ended April 30, 2007, the Company issued 666,666 common shares for proceeds of $214,667 on the exercise of stock options.

On May 31, 2007, the Company issued 982,420 common shares on the conversion $250,000 of a promissory note and accrued interest of $44,726.

On May 31, 2007, the Company issued 1,369,178 common shares on the conversion $500,000 of a promissory note and accrued interest of $47,671.

On May 31, 2007, the Company issued 1,369,178 common shares on the conversion $500,000 of a promissory note and accrued interest of $47,671.

106

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 8 – CAPITAL STOCK, continued

Stock Transactions, continued

During the quarter ended July 31, 2007, the Company issued 666,667 common shares for proceeds of $266,667 on the exercise of warrants.

On August 7, 2007, the Company issued 180,000 Units to a finder in payment of a finder’s fee pursuant to a finders’ fee agreement dated July 27, 2007. Each Unit consisted of one common share and one-half of one common share purchase warrant. Each whole common share purchase warrant is exercisable into one common share at a price of $1.50 per warrant share until July 4, 2009. This finder’s fee was paid for services rendered by the finder, a registered broker-dealer, for services rendered in connection with a private placement with a qualified institutional buyer that the Company completed on July 4, 2007.

On March 20, 2008, the Company completed a brokered private placement and issued 2,116,000 units for gross proceeds of $2,645,000. Each unit consisted of one common share and one-half of one non-transferable share purchase warrant exercisable at $1.60 for a period of 18 months. The Company paid a cash commission of $185,180 to an agent for services rendered in the transaction. The agent applied $92,500 of this cash commission towards the purchase of an additional 74,000 units (issued for the same unit price and on the same terms as the units issued in the brokered private placement).

On March 20, 2008, the Company issued an aggregate of 190,440 agent’s warrants to the agent and a co-operating broker as a commission for the proceeds raised by the agent and the co-operating broker in the brokered private placement. Each agent’s warrant entitles the holder to purchase one common share of the Company’s common stock at an exercise price of $1.30 for a period of 18 months. The agent’s warrants were valued, using the Black Scholes valuation model, at $62,327 and recorded as a cost of capital. The assumptions used in the Black Scholes model were: risk free interest rate – 2.6%; expected life of the warrants – 1.5 years; annualized volatility – 44%; and dividend rate – 0%.

On March 20, 2008, the Company completed a private placement and issued 80,000 units for gross proceeds of $100,000. Each unit consisted of one common share and one-half of one non-transferable share purchase warrant exercisable at $1.60 for a period of 18 months. The Company paid a finder’s fee of $5,000 in cash to a finder.

On March 25, 2008, the Company completed a brokered private placement and issued 884,000 units for gross proceeds of $1,105,000. Each unit consisted of one common share and one-half of one non-transferable share purchase warrant exercisable at $1.60 for a period of 18 months. The Company also paid a cash commission of $77,350 to an agent for services rendered in the closing of the private placement.

On March 25, 2008, the Company issued an aggregate of 79,560 agent’s warrants to the agent and a co-operating broker as a commission for the proceeds raised by the agent and the co-operating broker in the brokered private placement. Each agent’s warrant entitles the holder to purchase one common share of the Company’s common stock at an exercise price of $1.30 for a period of 18 months. The agent’s warrants were valued, using the Black Scholes valuation model, at $25,607 and recorded as a cost of capital. The assumptions used in the Black Scholes model were: risk free interest rate – 2.7%; expected life of the warrants – 1.5 years; annualized volatility – 63%; and dividend rate – 0%.

107

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 8 – CAPITAL STOCK, continued

Stock Transactions, continued

On March 25, 2008, the Company issued 25,000 share purchase warrants to a Canadian agent as part of the consideration for the Canadian agent’s services in acting as the Company’s sponsor regarding the Company’s listing application to the Canadian TSX Venture Stock Exchange. These share purchase warrants entitle the holder to purchase one share of the Company’s common stock at a price of $1.34 until March 25, 2009. The agent’s warrants were valued, using the Black Scholes valuation model, at $5,559 and recorded as a cost of capital. The assumptions used in the Black Scholes model were: risk free interest rate – 2.7%; expected life of the warrants – 1 year; annualized volatility – 39%; and dividend rate – 0%.

On January 15, 2009, the Company sold an aggregate of 1,125,000 units to five Company directors for a purchase price of $0.10 for aggregate gross proceeds of US$112,500. Each unit consists of one common share and one non-transferable common share purchase warrant. Each of the share purchase warrants entitles the holder to purchase one additional common share of our company at an exercise price of $0.15 until they expire on January 15, 2011.

During the quarter ended March 31, 2009, the Company issued 200,000 shares of common stock for proceeds of $50,000 on the exercise of stock options. (Note 9).

On April 24, 2009, the Company completed a private placement and issued 1,478,334 units for gross proceeds of $443,500. Each unit consisted of one share of common stock and one non-transferable stock purchase warrant exercisable at $0.45 for a period of 24 months expiring on April 24, 2011.

On May 22, 2009, the Company completed a private placement and issued 434,782 units for gross proceeds of $150,000. Each unit consisted of one share of common stock and one non-transferable stock purchase warrant exercisable at $0.45 for a period of 24 months expiring on May 22, 2011.

On May 28, 2009, the Company issued 500,000 units on conversion of a $50,000 convertible debenture. Each unit consisted of one share of common stock and one non-transferable stock purchase warrant exercisable at $0.15 for a period of 24 months expiring on May 28, 2011.

On June 5, 2009, the Company issued 300,000 shares of common stock for proceeds of $45,000 on the exercise of warrants. (Note 9).

On June 18, 2009, the Company completed a private placement and issued 455,000 units for gross proceeds of $250,250. Each unit consisted of one share of common stock and one non-transferable stock purchase warrant exercisable at $0.65 for a period of 24 months expiring on June 18, 2011.

On July 13, 2009, the Company completed a private placement and issued 727,272 units for gross proceeds of $400,000. Each unit consisted of one share of common stock and one non-transferable stock purchase warrant exercisable at $0.65 for a period of 24 months expiring on July 13, 2011.

On October 2, 2009, the Company issued 75,000 shares of common stock for proceeds of $28,000 on the exercise of stock options.

On October 13, 2009, the Company issued 50,000 shares of common stock to a director for proceeds of $7,500 on the exercise of warrants. (Note 9).

108

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 8 – CAPITAL STOCK, continued

Stock Transactions, continued

On November 3, 2009, the Company issued 150,000 shares of common stock to an officer for proceeds of $67,500 on the exercise of warrants. (Note 9).

On November 12, 2009, the Company issued 1,000,000 units on conversion of two $50,000 convertible debentures. Each unit consisted of one share of common stock and one non-transferable stock purchase warrant exercisable at $0.15 for a period of 24 months expiring on November 12, 2011.

On November 27, 2009 we completed a brokered private placement of 5,960,813 units at a price of CDN$0.70 (US$0.662) per unit for gross proceeds of CDN$4,172,570 (US$3,940,038). Each unit consists of one common share of the Company’s common stock and one-half of one non-transferable common share purchase warrant. Each warrant entitles the purchaser to purchase one additional common share of the Company at a price of $0.90 (US$0.84) for a period of two years after closing, subject to early expiration in the event that the common shares of the Company trade on the TSX-V or the OTCBB with an average closing price greater than $1.25 (US$1.17) for a period of 30 consecutive trading days. We also paid a cash commission of 6% or CDN$250,354 (US$236,760) to an agent for services rendered in the closing of the private placement.

On November 27, 2009, we issued an aggregate of 357,648 non-transferrable broker warrants to the brokers as a commission for the proceeds raised by the brokers in the brokered private placement. Each brokers warrant entitles the holder to purchase one common share of the Company’s common stock at an exercise price of CDN$0.72 (US$0.68) for a period of 1year. The agent’s warrants were valued, using the Black Scholes valuation model, at $145,488 and recorded as a cost of capital. The assumptions used in the Black Scholes model were: risk free interest rate – 1.03%; expected life of the warrants 1 year; annualized volatility – 120%; and dividend rate – 0%.

Share purchase warrants

Share purchase warrant transactions are summarized as follows:

		Weighted
	Number of	Average
	Shares	Exercise Price

Balance at January 31, 2008	2,730,887	$1.50
Issued	2,997,000	1.03
Exercised	(767,250)	1.75
Balance at January 31, 2009	4,960,637	1.17
Issued	7,933,443	0.58
Exercised	(500,000)	0.24
Expired	(2,935,637)	1.54
Balance at January 31, 2010	9,458,443	$0.61

109

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 8 – CAPITAL STOCK, continued

Share purchase warrants, continued

At January 31, 2010, the following share purchase warrants were outstanding and exercisable:

Number of	Exercise
shares	Price	Expiry Date

357,648	$ 0.68 (CDN$0.72)	November 27, 2010
775,000	$ 0.15	January 15, 2011
1,328,334	$ 0.45	April 24, 2011
434,782	$ 0.45	May 22, 2011
500,000	$ 0.15	May 28, 2011
455,000	$ 0.65	June 18, 2011
727,272	$ 0.65	July 13, 2011
1,000,000	$ 0.15	November 12, 2011
2,980,407	$ 0.85 (CDN$0.90)	November 27, 2011
900,000	$ 1.25	April 11, 2012

9,458,443

Stock Options

On November 10, 2007, the board of directors approved the adoption of the 2007 Stock Option Plan which permits the Company to issue up to 5,662,310 shares of common stock to Company directors, officers, employees and consultants. The 2007 Stock Option Plan was approved by TSX Venture stock exchange and by the stockholders in September 2008.

On February 10, 2009, we granted 1,385,000 stock options. Of these stock options a total of 1,150,000 of were issued to three directors, a total of 35,000 were issued to two employees and 200,000 were issued to an investor relations firm. These stock options are exercisable at $0.37, expire in five years on February 10, 2014 and vest in accordance with the Company’s stock option plan at 346,250 stock options each quarter. These stock options were valued, using the Black Scholes valuation model, at $377,501 which is being recorded in consulting and investor relations fees in accordance with the Company’s stock option plan. The assumptions used in the Black Scholes model were: risk free interest rate – 1.18%; expected life of the options – 5 years; annualized volatility – 98%; and dividend rate – 0%. (Note 9).

On July 14, 2009, we granted 1,000,000 stock options to an officer in accordance with the terms of a consulting agreement. These stock options are exercisable at $0.60, expire in three years on July 14, 2012 and vest in four installments each in the amount of 250,000 stock options on January 14, 2010, April 14, 2010, July 14, 2010 and January 14, 2011. These stock options were valued, using the Black Scholes valuation model, at $341,623 which is being recorded in consulting fees in accordance with the Company’s stock option plan. The assumptions used in the Black Scholes model were: risk free interest rate – 1.29%; expected life of the options – 3 years; annualized volatility – 89%; and dividend rate – 0%. (Note 9).

110

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 8 – CAPITAL STOCK, continued

On September 2, 2009, the Company granted 100,000 stock options to a director in consideration for services rendered. These stock options are exercisable at $0.675, expire on in three years on September 2, 2012 and vest in four installments each in the amount of 25,000 stock options on March 2, 2010, June 2, 2010, September 2, 2010 and March 2, 2011. The stock options were valued, using the Black Scholes valuation model, at $38,968 which is being recorded in consulting fees in accordance with the Companies stock option plan. The assumptions used in the Black Scholes model were: risk free interest rate – 1.15%; expected life of the options – 3 years; annualized volatility – 90%; and dividend rate – 0%. (Note 9).

On January 19, 2010, the Company granted 550,000 stock options. Of these stock option a total of 300,000 were granted to two directors, 150,000 to an officer and 100,000 to a consultant. These stock options are exercisable at $0.855, expire in five years on January 19, 2015 and vest in accordance with the Companies stock option plan at 137,500 stock options each quarter. These stock options were valued, using the Black Scholes valuation model, at $325,198 which is being recorded in consulting fees in accordance with the Companies stock option plan. The assumptions used in the Black Scholes model were: risk free interest rate – 1.25%; expected life of the options – 5 years; annualized volatility – 88%; and dividend rate – 0%. (Note 9).

Stock option transactions are summarized as follows:

		Weighted
	Number of	Average
	Shares	Exercise Price

Balance at January 31, 2008	1,723,334	$0.52
Granted	150,000	0.35
Cancelled	(40,000)	0.44
Balance at January 31, 2009	1,833,334	0.50
Granted	3,035,000	0.54
Exercised	(275,000)	0.28
Expired	(200,000)	0.25
Balance at January 31, 2010	4,393,334	$0.56

The weighted average fair value per stock option granted during the year ended January 31, 2010, was $0.36 (2009 - $0.24) .

111

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 8 – CAPITAL STOCK, continued

Stock Options, continued

At January 31, 2010, the following stock options were outstanding:

Number of	Exercise
shares	Price	Expiry Date

75,000	$ 0.62	March 10, 2010
50,000	$ 0.25	June 26, 2010
400,000	$ 0.49	February 7, 2011
200,000	$ 0.58	February 9, 2011
150,000	$ 1.35	May 11, 2011
1,000,000	$ 0.60	July 14, 2012
100,000	$ 0.675	September 1, 2012
100,000	$ 1.13	November 13, 2012
233,334	$ 0.25	March 26, 2013
150,000	$ 0.35	October 28, 2013
1,385,000	$ 0.37	February 10, 2014
550,000	$0.855	January 19, 2015
4,393,334

The fair value of stock options granted during the year ended January 31, 2010 was $1,083,289 (2009 - $29,234) which is being recognized over the options vesting periods. At January 31, 2010, 2,993,334 (2009 – 1,778,334) stock options were exercisable.

Total stock-based compensation recognized during the year ended January 31, 2010 was $566,923 (2009 - $147,133). Stock-based compensation has been recorded in the consolidated statements of operations as follows, with corresponding additional paid-in capital recorded in stockholders’ equity:

	Year	Year
	Ended	Ended
	January	January
	31, 2010	31, 2009

Consulting fees	$512,411	$147,133
Investor relations	54,512	-
	$566,923	$147,133

The following weighted average assumptions were used for the Black-Scholes valuations of stock options granted during the year:

	Year	Year
	Ended January	Ended January
	31, 2010	31, 2009
Risk-free interest rate	1.23%	1.78%
Expected life of options	4.28 years	5 years
Annualized volatility	93%	86%
Dividend rate	0%	0%

112

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 8 – CAPITAL STOCK, continued

Stock Options, continued

As at January 31, 2010, the aggregate intrinsic value (AIV) of all outstanding, vested stock options was $913,217 and the AIV of options exercised during the year ended January 31, 2010 was $58,850.

See Notes 9 and 14.

NOTE 9 – RELATED PARTY TRANSACTIONS

On November 1, 2005, the Company entered into a management agreement with an officer at CDN$2,500 per month. During the year ended January 31, 2010, the Company paid consulting fees of $16,209 (2009 - $31,645) relating to this management agreement. This contract was cancelled on August 15, 2009.

During the year ended January 31, 2010, the Company paid consulting fees of $25,329 (2009 - $Nil) to an officer of the Company.

At January 31, 2010 and 2009 the Company was indebted to a director in the amount of $1,109 (2009 - $Nil).

On August 1, 2009, we entered into a two year consulting agreement with our president and Frontera Geological Services Ltd., (Frontera) a company wholly-owned by our President whereby we agreed to pay a consulting fee for services ordinarily provided by a Chief Executive Officer of $11,690 (CDN$12,500) per month and agreed to issue to this director options to purchase 100,000 shares of our common stock with a three year term and an exercise price equal to the closing price, last sale of the day, on the OTC Bulletin Board on the date the options are granted. Under the terms of the agreement, if during the period from August 1, 2009 to August 1, 2010 (a) the Company receives gross proceeds from the sale of equity of $6,000,000 or more or $4,500,000 or more, if the average price of the equity sold is equal to or greater than $1 per share, an incentive bonus is to be paid to this director based on the closing price of the Company’s common stock in the period the financing takes place, times 250,000 (b) the Company receives gross proceeds from the sale of shares of common stock or warrants of $4,500,000 or more, if the average price of the equity sold is equal or greater than $1.50 per share, an additional incentive bonus is to be paid to this director based on the closing price of the Company’s common stock in the period the financing takes place, times 150,000, (c) a resource estimate and a complete and positive scoping study is completed on the Company’s Pinguino property, a cash incentive bonus is to be paid to this director based on the closing price of the Company’s common stock on the date the scoping study is completed, times 150,000 or (d) the average price for the Company’s common stock equals or exceeds $3 for 20 consecutive trading days, an additional incentive bonus is to be paid to this director based on the closing price of the Company’s stock at the end of 20 consecutive days of trading times, 250,000. (Note 12)

During the year ended January 31, 2010 the Company paid or accrued consulting fees of $122,394 (2009 - $115,908) and recorded stock based compensation of $Nil (2008 - $Nil) relating to this consulting agreement and a predecessor agreement.

113

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 9 – RELATED PARTY TRANSACTIONS, continued

On July 14, 2009, we entered into a one year consulting agreement with an officer and a company controlled by this officer whereby we agreed to pay a consulting fee for services consistent with those ordinarily provided by an Executive Vice President of Corporate Development of $11,690 (CDN$12,500) per month and agreed to issue to this officer options to purchase 1,000,000 shares of our common stock at an exercise price of $0.60 per share for three years. Under the terms of the agreement, if during the period from July 14, 2009 to July 14, 2010 (a) the Company receives gross proceeds from the sale of equity of $6,000,000 or more or $4,500,000 or more if the average price of the equity sold is equal to or greater than $1 per share, an incentive bonus is to be paid to this officer based on the closing price of the Company’s stock in the period the financing takes place, times 250,000 (b) the Company receives gross proceeds from the sale of shares of our common stock or warrants for $4,500,000 or more if the average price of the equity sold is equal or greater than $1.50 per share, an additional incentive bonus is to be paid to this officer based on the closing price of the Company’s stock in the period the financing takes place, times 150,000, or (c) the average price for the Company’s common stock equals or exceeds $3 for 20 consecutive trading days an additional incentive bonus is to be paid to this officer, based on the closing price of the Company’s stock at the end of 20 consecutive days of trading, times 250,000. (Notes 8 and 12)

During the year ended January 31, 2010 the Company paid consulting fees of $78,580 to this company. At January 31, 2010 the Company was indebted to this Company in the amount of $35,211. On July 14, 2009, we granted 1,000,000 stock options to an officer in accordance with the terms of the above consulting agreement. (Note 8)

On February 10, 2009, we granted a total of 1,150,000 stock options to three directors. (Note 8)

On September 2, 2009, we granted 100,000 stock options to a director in consideration for services rendered. (Note 8)

On January 19, 2010, we granted a total of 300,000 stock options to two directors and 150,000 stock options to an officer. (Note 8)

On March 29 and April 7, 2009, a director exercised a total of 200,000 stock options. (Note 8)

On June 5, 2009, a director exercised 300,000 stock purchase warrants. (Note 8)

On October 13, 2009, a director exercised 50,000 stock purchase warrants. (Note 8)

On November 3, 2009, an officer exercised 150,000 stock purchase warrants. (Note 8)

All related party transactions involving provision of services or transfer of tangible assets in the normal course of business were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers.

See Note 14.

114

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 10 – SEGMENTED INFORMATION

At January 31, 2010 and 2009, the Company and its subsidiary operated in one reportable segment, being the exploration for and the development of mining properties in Argentina. Identifiable assets, revenues and net loss in each geographic area are as follows:

	January 31,	January 31,
	2010	2009

Identifiable assets
Canada	$3,191,348	$120,576
Argentina	180,828	44,515
	$3,372,176	$165,091

	Year	Year
	Ended	Ended
	January 31,	January 31,
	2010	2009

Loss for the year
Canada	$1,628,987	$1,188,179
Argentina	1,029,309	3,339,656
	$2,658,296	$4,527,835

NOTE 11 – FINANCIAL INSTRUMENTS

The FASB ASC topic 820 on fair value measurement and disclosures establishes three levels of inputs that may be used to measure fair value: quoted prices in active markets for identical assets or liabilities (referred to as Level 1), observable inputs other than Level 1 that are observable for the asset or liability either directly or indirectly (referred to as Level 2), and unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities (referred to as Level 3).

The carrying values and fair values of our financial instruments are as follows:

		January 31, 2010		January 31, 2009
		Carrying	Fair	Carrying	Fair
	Level	value	value	value	value
Cash and equivalents	Level 1	$3,209,786	$3,209,786	$108,560	$108,560
Receivables	Level 2	$497	$497	$3,679	$3,679
Accounts payable and accrued liabilities
	Level 2	$405,622	$405,622	$115,648	$115,648
Promissory note	Level 2	$-	$-	$150,000	$150,000
Convertible debenture	Level 2	$-	$-	$100,682	$100,682

The following method was used to estimate the fair values of our financial instruments:

The carrying amount approximates fair value because of the short maturity of the instruments.

115

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

NOTE 12 – COMMITMENTS

Lease Commitments

On December 15, 2007, we entered into a sublease agreement for two years and eleven months at CDN$1,537 (US$1,427) per month until October 31, 2010.

On June 1, 2008, we entered into a three year lease agreement at $2,350 per month until May 31, 2011.

At January 31, 2010, the minimum future lease payments under our operating leases are as follows:

At January 31,	2011	2012
Premises lease payments	$41,137	$9,400

Consulting Commitments

On July 14, 2009, we entered into a one year consulting agreement a company controlled by an officer whereby we agreed to pay a consulting fee of $11,690 (CDN$12,500) until July 13, 2010. (Note 9)

On August 1, 2009, we entered into a two year consulting agreement with a company wholly-owned by our President whereby we agreed to pay a consulting fee of $11,690 (CDN$12,500) until July 31, 2011. (Note 9)

At January 31, 2010, the minimum future payments under our consulting contracts are as follows:

At January 31,	2011	2012
Consulting fees	$204,573	$70,139

13. INCOME TAXES

Income tax expense has not been recognized for the years ended January 31, 2010 and 2009 and no taxes were payable at January 31, 2010 or 2009, because the Company has incurred losses since its inception.

The actual income tax benefit differs from the expected amounts calculated by applying the combined income tax rates applicable in each jurisdiction to the Company’s loss before income taxes. The components of these differences are as follows:

	Year ended	Year ended
	January 31, 2010	January 31, 2009

Corporate tax rate	34%	34%
Expected income tax benefit	$(904,000)	$(1,539,000)
Items not deductible for tax purposes	261,000	946,000
Change in valuation allowance	643,000	593,000
Income tax provision	$-	$-

116

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2010
(Stated in U.S. Dollars)

13. INCOME TAXES, continued

At January 31, 2010 and 2009, the Company had the following deferred tax asset that relates to net operating losses. The Company established a 100% valuation allowance, as management believes it is more likely than not that the deferred tax asset will not be realized.

	2010	2009
Federal loss carryforwards (effective rate 34%)	$3,023,401	$2,380,221
Less: valuation allowance	(3,023,401)	(2,380,221)

	$-	$-

The Company’s valuation allowance increased during 2010 and 2009 by $643,180 and $550,290, respectively.

The Company had the following net operating loss carryforwards (NOLs) at January 31:

	2010	2009
Net operating loss carryforwards	$8,892,356	$7,000,650

The federal NOLs expire through January 31, 2030. The Companies are Delaware corporations, Delaware corporate income tax is payable annually based on 8.7% of federal taxable income allocated and apportioned to Delaware based on an equally weighted three-factor method of apportionment of property, wages and sales in Delaware. During the year ended January 31, 2010 and 2009 the Company paid $302 and $775 respectively in Delaware corporate tax.

If changes in ownership of the Company were to occur, NOL carry-forwards may be subject to annual limitations under Internal Revenue Code Section 382 (or comparable provisions of state law).

NOTE 14 – SUBSEQUENT EVENTS

In accordance with ASC 855 management evaluated all activity of the Company through April 14, 2010 (the issue date of the financial statements) and concluded that no subsequent events have occurred that would require recognition in the consolidated financial Statements or disclosure in the consolidated notes to the financial statements.

Exercise of Stock Options

On February 3, 2010, we issued a total of 115,000 shares of our common stock to a director and two consultants for proceeds of $56,500 on the exercise of 115,000 stock options. (Notes 8 and 9)

Exercise of Warrants

On March 16, 2010, we issued a total of 450,000 shares of our common stock to a director for proceeds of $67,500 on the exercise of 450,000 warrants. (Notes 8 and 9)

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

At October 31, 2010 and January 31, 2010
and for the Three and Nine Months Ended October 31, 2010 and 2009

(UNAUDITED)

(Stated in U.S. Dollars)

118

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	October 31,	January 31,
	2010	2010
	(Unaudited)
ASSETS

Current
Cash and cash equivalents	$7,403,613	$3,209,786
Receivables	-	497
Prepaid expenses and deposit	24,718	109,359

Total current assets	7,428,331	3,319,642

Equipment (Note 4)	84,599	52,534

Total assets	$7,512,930	$3,372,176

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$1,303	$57
Accrued liabilities	3,971	22,111
Accrued professional fees	64,077	68,813
Accrued investor relations and communications	15,889	32,112
Accrued mineral property interests	35,663	262,529
Accrued consulting	15,000	20,000
Due to related parties (Note 6)	34,291	36,318

Total current liabilities	170,194	441,940

Commitments (Note 10)

Stockholders' equity (Note 7)
Preferred stock, $0.001 par value, authorized 100,000,000, nil shares issued and outstanding at October 31, 2010 and January 31, 2010	-	-
Preferred stock, Series A convertible, $0.001 par value, authorized 2,000, nil shares issued and outstanding at October 31, 2010, and January 31, 2010	-	-
Common stock, $0.001 par value, authorized 100,000,000, 55,782,922 and 43,921,754 issued, outstanding and subscribed at October 31, 2010 and January 31, 2010, respectively	55,783	43,922
Shares subscribed	141,500	-
Additional paid-in capital	27,950,386	19,995,457
Deficit accumulated during the exploration stage	(20,804,933)	(17,078,930)
Accumulated other comprehensive (loss)	-	(30,213)
Total stockholders' equity	7,342,736	2,930,236

Total liabilities and stockholders' equity	$7,512,930	$3,372,176

The accompanying notes are an integral part of these interim consolidated financial statements

119

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)
(UNAUDITED)

					From
					December 21,
					2001
	For the Three Months Ended		For the Nine Months Ended		(Inception)
	October 31,		October 31,		to October 31
	2010	2009	2010	2009	2010

Expenses

Consulting fees	$187,826	$259,576	$763,922	$536,537	$4,585,455
Depreciation	4,948	2,159	10,580	6,287	32,106
Foreign exchange (gain)/loss	(190,691)	6,058	(101,848)	21,033	209,219
Investor relations and communication	61,512	62,404	123,312	150,972	1,966,551
Mineral property interests (Note 5)	266,340	103,820	2,298,760	387,433	9,803,663
Office and sundry	32,910	29,383	122,563	64,253	638,684
Professional fees	119,600	60,602	323,112	188,500	1,799,846
Rent	8,081	7,619	22,930	20,010	136,561
Transfer agent fees	57,172	19,662	75,132	45,169	285,667
Travel	28,608	23,294	88,990	44,835	403,633
Write-down of mineral claims	-	-	-	-	408,496

Net operating loss	(576,306)	(574,577)	(3,727,453)	(1,465,029)	(20,269,881)

Interest income (expense)	813	(4,431)	1,450	(13,325)	(535,052)

Net loss	$(575,493)	$(579,008)	$(3,726,003)	$(1,478,354)	$(20,804,933)

Net loss per share - basic and diluted	$(0.01)	$(0.02)	$(0.08)	$(0.04)

Weighted average number of shares outstanding - basic and diluted	45,381,940	36,719,365	44,737,226	35,014,648

The accompanying notes are an integral part of these interim consolidated financial statements

120

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)AND COMPREHENSIVE INCOME (LOSS)
FOR THE PERIOD FROM JANUARY 31, 2009 TO OCTOBER 31, 2010
(Stated in U.S. Dollars)
(UNAUDITED)

	Common Stock					Accumulated	Total
			Additional			Other	Stockholders'
	Number of		Paid-in	Shares	Accumulated	Comprehensive	Equity
	Shares	Par Value	Capital	Subscribed	Deficit	Income (Loss)	(Defict)

Balance at January 31, 2009	32,590,553	$32,591	$14,186,804	$-	$(14,420,634)	$-	$(201,239)
Conversion of convertible debenture	1,500,000	1,500	148,500	-	-	-	150,000
Equity component of convertible debenture converted	-	-	(44,102)	-	-	-	(44,102)
Common stock issued for cash	9,056,201	9,056	5,180,691	-	-	-	5,189,747
Cost of issuing stock	-	-	(240,584)	-	-	-	(240,584)
Exercise of warrants	500,000	500	119,500	-	-	-	120,000
Exercise of stock options	275,000	275	77,725	-	-	-	78,000
Stock-based compensation	-	-	566,923	-	-	-	566,923
							5,618,745
Net loss for the year	-	-	-	-	(2,658,296)	-	(2,658,296)
Unrealized foreign currency exchange loss	-	-	-	-	-	(30,213)	(30,213)
							(2,688,509)
Balance at January 31, 2010	43,921,754	43,922	19,995,457	-	(17,078,930)	(30,213)	2,930,236
Common stock issued for cash	10,804,706	10,805	7,109,264	-	-	-	7,120,069
Exercise of stock options	298,334	298	102,036	-	-	-	102,334
Exercise of warrants	758,128	758	254,932	-	-	-	255,690
Shares subscribed	-	-	-	141,500	-	-	141,500
Stock-based compensation	-	-	488,697	-	-	-	488,697
							11,038,526
Net loss for the period	-	-	-	-	(3,726,003)	-	(3,726,003)
Unrealized foreign currency exchange gain	-	-	-	-	-	30,213	30,213
							(3,695,790)

Balance at October 31, 2010	55,782,922	$55,783	$27,950,386	$141,500	$(20,804,933)	$-	$7,342,736

The accompanying notes are an integral part of these interim consolidated financial statements

121

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)
(UNAUDITED)

	For the Nine Months Ended		From December 21,
	October 31,		2001 (Inception) to
	2010	2009	October 31, 2010

Cash flows from operating activities
Net loss for the period	$(3,726,003)	$(1,478,354)	$(20,804,933)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,580	6,287	32,106
Stock-based compensation	488,697	353,998	2,975,542
Debt discount	-	5,040	5,881
Shares issued to acquire mineral properties	-	-	3,500
Shares issued in payment of bonus	-	-	52,160
Non-cash interest	-	-	333,333
Write-down of mineral claims	-	-	408,496
Changes in operating assets and liabilities
Receivables	497	50	-
Prepaid expenses and deposit	84,641	(5,583)	(24,718)
Accounts payable	1,246	(28,995)	337,855
Accrued liabilities	(18,140)	26,158	(1,337)
Accrued professional fees	(4,736)	(28,233)	(24,460)
Accrued investor relations and communications	(16,223)	(14,220)	(14,111)
Accrued mineral property interests	(226,866)	20,958	(37,156)
Accrued consulting	(5,000)	-	15,000
Due to related parties	(2,027)	68,010	34,291

Net cash used in operating activities	(3,413,334)	(1,074,884)	(16,708,551)

Cash flows from investing activities
Acquisition of mineral property interests	-	-	(408,496)
Acquisition of equipment	(42,645)	(1,082)	(116,705)

Net cash used in investing activities	(42,645)	(1,082)	(525,201)

Cash flows from financing activities
Issuance of convertible debentures	-	-	1,650,000
Issuance of promissory notes	-	-	790,410
Repayment of promissory notes	-	-	(790,410)
Proceeds from issuance of capital stock	7,478,093	1,370,426	22,987,365
Proceeds from shares subscribed	141,500	-

Net cash provided by financing activities	7,619,593	1,370,426	24,637,365

Effects of foreign currency exchange	30,213	-	-

Increase in cash during the period	4,193,827	294,460	7,403,613

Cash and cash equivalents, beginning of period	3,209,786	108,560	-

Cash and cash equivalents, end of period	$7,403,613	$403,020	$7,403,613

Supplemental disclosures
Cash paid during the period for:
Taxes	$-	$-	$-
Interest	$-	$-	$88,729

Non-cash financing transactions:
Conversion of convertible debenture into common stock	$-	$50,000	$150,000
Stock based compensation on issuance of brokers warrants	$-	$-	$145,488
Notes and related accrued interest converted to common stock	$-	$-	$1,390,008

The accompanying notes are an integral part of these interim consolidated financial statements

122

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2010
(Stated in U.S. Dollars)
(UNAUDITED)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

We were incorporated in the State of Nevada on December 21, 2001 under the name Delbrook Corporation. On March 15, 2004, we changed our name to Argentex Mining Corporation. We effected this name change by merging with our wholly owned subsidiary, Argentex Mining Corporation, a Nevada corporation that we formed specifically for this purpose. Our company was the surviving company in the merger. On November 5, 2007, we moved our state of domicile from Nevada to Delaware. This re-domicile was effected by merging with our wholly owned subsidiary Argentex Mining Corporation, a Delaware corporation that we formed specifically for this purpose. Our subsidiary was the surviving entity upon completion of the merger. Since November 5, 2007, we have been a Delaware corporation.

We have one subsidiary, SCRN Properties Ltd., a Delaware corporation incorporated on February 13, 2004, which we formed for the purpose of acquiring and exploring natural resource properties in Argentina.

In these notes, the terms “Argentex”, “Company”, “we”, “us” or “our” mean Argentex Mining Corporation and its subsidiary, SCRN Properties Ltd., whose operations are included in these consolidated financial statements.

Argentex is involved in acquiring and exploring mineral properties in Argentina. The Company has not determined whether its properties contain mineral reserves that are economically recoverable.

Exploration Stage

We have not produced any significant revenues from our principal business or commenced significant operations and are considered an exploration stage company as defined by SEC Guide 7 with reference to Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) topic 915.

We are in the early exploration stage. In the exploration stage, management devotes most of its time to conducting exploratory work and developing its business. These unaudited consolidated financial statements have been prepared on a going-concern basis, which implies that we will continue to realize our assets and discharge our liabilities in the normal course of business.

Basis of Presentation

These unaudited consolidated financial statements are stated in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. They do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the consolidated financial statements included in Argentex’s annual report on Form 10-K for the year ended January 31, 2010. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended October 31, 2010 are not necessarily indicative of the results that may be expected for any other interim period or the entire year. For further information, these unaudited consolidated financial statements and the related notes should be read in conjunction with our audited consolidated financial statements for the year ended January 31, 2010 included in our annual report on Form 10-K.

123

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2010
(Stated in U.S. Dollars)
(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recently Adopted and Recently Issued Accounting Guidance

Adopted

In June 2009, the FASB issued ASC topic 860-20 for changes to the accounting for transfers of financial assets. These changes remove the concept of a qualifying special-purpose entity and remove the exception from the application of variable interest accounting to variable interest entities that are qualifying special-purpose entities; limits the circumstances in which a transferor derecognizes a portion or component of a financial asset; defines a participating interest; requires a transferor to recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer accounted for as a sale; and requires enhanced disclosure; among others. These changes were effective for us on February 1, 2010. The adoption of these changes did not have an impact on our consolidated financial statements.

In June 2009, the FASB issued changes to the accounting for variable interest entities. These changes require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. These changes were effective for us on February 1, 2010. The adoption of these changes did not have an impact on our consolidated financial statements.

Effective May 1, 2010, we adopted changes issued by the FASB on January 6, 2010 for a scope clarification to the FASB’s previously-issued guidance on accounting for non-controlling interests in consolidated financial statements. These changes clarify the accounting and reporting guidance for non-controlling interests and changes in ownership interests of a consolidated subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. The adoption of these changes had no impact on our consolidated financial statements.

Effective May 1, 2010, we adopted changes issued by the FASB on January 21, 2010 to disclosure requirements for fair value measurements. Specifically, the changes require a reporting entity to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. The changes also clarify existing disclosure requirements related to how assets and liabilities should be grouped by class and valuation techniques used for recurring and nonrecurring fair value measurements. The adoption of these changes had no impact on our consolidated financial statements.

124

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2010
(Stated in U.S. Dollars)
(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recently Adopted and Recently Issued Accounting Guidance, continued

Adopted, continued

Effective May 1, 2010, we adopted changes issued by the FASB on February 24, 2010 to accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued, otherwise known as subsequent events. Specifically, these changes clarify that an entity that is required to file or furnish its financial statements with the Securities and Exchange Commission is not required to disclose the date through which subsequent events have been evaluated. Other than the elimination of disclosing the date through which management has performed its evaluation for subsequent events, the adoption of these changes had no impact on our consolidated financial statements.

In March 2010, the FASB issued changes related to existing accounting requirements for embedded credit derivatives. Specifically, the changes clarify the scope exception regarding when embedded credit derivative features are not considered embedded derivatives subject to potential bifurcation and separate accounting. These changes become effective for us on August 1, 2010. The adoption of these changes did not have an impact on our consolidated financial statements.

Issued and not yet adopted

In January 2010, the FASB issued changes to disclosure requirements for fair value measurements. Specifically, the changes require a reporting entity to disclose, in the reconciliation of fair value measurements using significant unobservable inputs (Level 3), separate information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). These changes become effective for us beginning February 1, 2011. Other than the additional disclosure requirements, management has determined these changes will not have an impact on our consolidated financial statements.

NOTE 3 – GOING CONCERN

These consolidated financial statements have been prepared using accounting principles generally accepted in the United States of America applicable to a going-concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues from mineral sales since inception, has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support of its shareholders, the ability of the Company to obtain equity financing and the attainment of profitable operations. The Company’s ability to achieve and maintain profitability and positive cash flows is dependent upon its ability to locate profitable mineral properties, generate revenues from mineral production and control production costs.

Based upon its current plans, the Company expects to incur operating losses in future periods. The Company plans to mitigate these operating losses through controlling its operating costs. The Company plans to obtain sufficient working capital through additional debt or equity financing and private loans. At October 31, 2010, the Company had accumulated losses of $20,804,933 since inception (December 21, 2001). These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

125

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2010
(Stated in U.S. Dollars)
(UNAUDITED)

NOTE 3 – GOING CONCERN, continued

There is no assurance that the Company will be able to generate significant revenues in the future or be successful with any financing ventures. These consolidated financial statements do not give any effect to any adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

NOTE 4 – EQUIPMENT

	October 31, 2010
		Accumulated	Net Book
	Cost	Depreciation	Value

Equipment	$91,316	$17,444	$73,872
Furniture and fixtures	8,839	3,979	4,860
Computer equipment	15,957	10,090	5,867
	$116,112	$31,513	$84,599

	January 31, 2010
		Accumulated	Net Book
	Cost	Depreciation	Value

Equipment	$48,672	$9,425	$39,247
Furniture and fixtures	8,838	3,121	5,717
Computer equipment	15,958	8,388	7,570
	$73,468	$20,934	$52,534

NOTE 5 – MINERAL PROPERTY INTERESTS

a)	Pinguino Property

Pursuant to the terms of a mineral property option agreement, dated February 24, 2004, between the Company and an affiliate of an ex-director, the Company agreed to purchase an option to purchase a 100% interest in a mineral property located in the Santa Cruz Province of the Republic of Argentina, known as the Pinguino Property.

The property was acquired July 1, 2008. The agreement is subject to a 2% net smelter royalty. The Company has the right at any time up to 60 days after commencement of commercial production to repurchase either one-half of the royalty for $935,191 (CDN$1,000,000) or all of the royalty for $1,870,382 (CDN$2,000,000).

The agreement also provides for an area of interest such that, in the event that the optionor records any property claims within five (5) kilometers of the boundaries of the property, such claims will become subject to the mineral property option agreement.

126

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2010
(Stated in U.S. Dollars)
(UNAUDITED)

NOTE 5 – MINERAL PROPERTY INTERESTS, continued

(b)	Condor Property

Pursuant to the terms of a mineral property acquisition agreement, dated February 20, 2004, between the Company and an affiliate of an ex-director, the Company paid CDN$10,000 to acquire a 100% interest in certain mineral claims located in the Santa Cruz Province of the Republic of Argentina, known as the Condor Property, subject to a 2% net smelter return royalty in favor of an ex-director.

The Company has the right to repurchase either one-half of the royalty for $935,191 (CDN$1,000,000) or all of the royalty for $1,870,382 (CDN$2,000,000).

c)	Santa Cruz and Rio Negro Properties

Pursuant to the terms of a Mineral Property Acquisition Agreement, dated February 24, 2004, between the Company and an affiliate of an ex-director of the Company, the Company acquired mineral claims located in the Santa Cruz Province of the Republic of Argentina, then known as the Dyakowski Property for total consideration of 833,333 common shares of the Company (subsequently increased, as a result of a stock dividend, to 2,499,999). These shares were issued and were subject to an Escrow Agreement dated March 2, 2004.

On June 30, 2005, we entered into an amending agreement whereby we amended the Mineral Property Acquisition Agreement. This amending agreement was restated August 8, 2005 whereby we agreed to release the 2,499,999 shares of our common stock that were being held in escrow. Of the 2,499,999 released shares, 2,374,999 of these shares were released to us for cancellation, and 125,000 of these shares were released to an ex-director for the transfer of the mineral claims to us.

In addition, pursuant to the terms of a Share Purchase Agreement, dated February 24, 2004, between the Company and an affiliate of an ex-director of the Company, the Company acquired a 100% interest in SCRN Properties Ltd. (SCRN), a Delaware corporation, the sole asset of which consisted of mineral claims located in the Rio Negro Province of the Republic of Argentina, known as the SCRN Property, for total consideration of 833,333 common shares of the Company (subsequently increased, as a result of a stock dividend, to 2,499,999). The shares have been issued and are subject to an Escrow Agreement dated March 2, 2004.

The Mineral Property Acquisition Agreement and the Share Purchase Agreement also provide for an area of interest such that, in the event that the vendor records any property claims within five (5) kilometers of the boundaries of either the Dyakowski Property or the SCRN Property, such claims will become subject to the respective Agreements.

d)	Storm Cat Property

Pursuant to the terms of a mineral property acquisition agreement, dated February 20, 2004, between the Company and an affiliate of an ex-director, the Company paid $10,000 to acquire a 100% interest in mineral claims located in the Santa Cruz and Rio Negro Provinces of the Republic of Argentina, known as the Storm Cat Property.

Subsequent to acquisition of these properties, the Company has accounted for expenditures by province.

127

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2010
(Stated in U.S. Dollars)
(UNAUDITED)

NOTE 5 – MINERAL PROPERTY INTERESTS, continued

e)	Clapperton Property

On June 7, 2010, we acquired a group of three contiguous mineral tenures known as the Clapperton Property, covering an aggregate of approximately 825 hectares of land located in south central British Columbia, Canada for $324 (CDN$330). The properties are in good standing until June 7, 2011.

128

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2010
(Stated in U.S. Dollars)
(UNAUDITED)

NOTE 5 – MINERAL PROPERTY INTERESTS, continued

Mineral property interest expense reflected in the accompanying consolidated statement of operations relates to the following projects:

	Three	Three	Nine	Nine	December
	Months	Months	Months	Months	21, 2001
	Ended	Ended	Ended	Ended	(Inception)
	October 31,	October 31,	October 31,	October 31,	to October 31,
	2010	2009	2010	2009	2010

Pinguino Project:
Claim maintenance	$-	$-	$9,952	$-	$28,341
Assaying, testing and analysis	-	13,750	230,924	100,840	798,876
Camp and field supplies	9,074	49,601	402,637	171,292	2,037,182
Drilling	7,443	-	1,210,178	-	5,378,595
Geological and geophysical	11,050	32,884	119,105	100,893	933,192
Travel and accommodation	-	7,585	35,096	14,408	163,051
	27,567	103,820	2,007,892	387,433	9,339,237
Condor Project:
Claim maintenance	-	-	-	-	7,528
Camp and field supplies	-	-	-	-	198
Geological and geophysical	-	-	-	-	4,185
	-	-	-	-	11,911
Santa Cruz Properties:
Claim maintenance	-	-	-	-	21,851
Camp and field supplies	116,025	-	168,120	-	168,120
Assaying, testing and analysis	60,247	-	60,247	-	60,247
Geological and geophysical	33,830	-	33,830	-	33,830
Travel and accommodation	28,347	-	28,347	-	28,347
	238,449	-	290,544	-	312,395
Rio Negro Properties:
Claim maintenance	-	-	-	-	7,108
Camp and field supplies	-	-	-	-	51,836
Geological and geophysical	-	-	-	-	39,833
Travel and accommodation	-	-	-	-	9,614
	-	-	-	-	108,391

Other:	324	-	324	-	31,729

	$266,340	$103,820	$2,298,760	$387,433	$9,803,663

129

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2010
(Stated in U.S. Dollars)
(UNAUDITED)

NOTE 6 - RELATED PARTY TRANSACTIONS

During the nine months ended October 31, 2010 and 2009, the Company paid or accrued consulting fees of $119,016 (2009 - $82,294), relating to this consulting agreement and at October 31, 2010 and January 31, 2010, the Company was indebted to Frontera in the amount of $13,742 and $nil, respectively.

During the nine months ended October 31, 2010 and 2009, the Company paid consulting fees of $73,398 (2009 – $41,409) relating to a consulting agreement with an officer and a company controlled by him.

During the nine months ended October 31, 2010 and 2009, the Company paid $15,705 (2009 – nil) in investor relations fees (2009 – nil) to a company controlled by a director. At October 31, 2010 and January 31, 2010, the Company was indebted to this director in the amount of $15,705 and $nil, respectively.

On November 1, 2005, the Company entered into a management agreement with an officer for CDN$2,500 per month. During the nine months ended October 31, 2010 and 2009, the Company paid consulting fees of $Nil (2009 - $16,209) relating to this management agreement. This contract was cancelled on August 15, 2009.

During the nine months ended October 31, 2010 and 2009, the Company paid consulting fees of $32,664 , (2009 - $12,172) and recorded stock based compensation of $488,697 (2009 – Nil) to officers and directors of the Company, and their respective companies. At October 31, 2010 and January 31, 2010, the Company was indebted to this director in the amount of $3,891 and $nil, respectively.

During the nine months ended October 31, 2010 and 2009 directors exercised a total of 173,334 (2009 - 200,000) stock options and 500,000 (2009 – 300,000) warrants. (Note 7)

NOTE 7 – CAPITAL STOCK

Stock Transactions

On October 28, 2010, we issued a total of 43,540 shares of our common stock at $0.706 (CDN$0.72) for proceeds of $30,477 on the exercise of 43,540 warrants.

On October 26, 2010, we completed a private placement and issued 10,804,706 units for gross proceeds of $7,120,069. Each unit consisted of one share of common stock and one common stock purchase warrant exercisable at $1.11 (CDN$1.14) for a period of five years expiring on October 26, 2015.

On September 27, 2010, we issued a total of 214,588 shares of our common stock at $0.702 (CDN$0.72) for proceeds of $150,212 on the exercise of 214,588 warrants.

On February 2, 2010, we issued a total of 75,000 shares of our common stock at $0.62 per share for proceeds of $46,500 on the exercise of 75,000 stock options.

On February 2, 2010, we issued 40,000 shares of our common stock at $0.25 per share to a director for proceeds of $10,000 on the exercise of 40,000 stock options. (Notes 6)

On March 16, 2010, we issued 450,000 shares of our common stock at $0.15 per share to a director for proceeds of $67,500 on the exercise of 450,000 warrants. (Note 6)

On June 15, 2010, we issued 50,000 shares of our common stock at $0.15 per share to a company controlled by a director for proceeds of $7,500 on the exercise of 50,000 warrants. (Note 6)

130

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2010
(Stated in U.S. Dollars)
(UNAUDITED)

NOTE 7 – CAPITAL STOCK, continued

Stock Transactions, continued

On June 21, 2010, we issued 50,000 shares of our common stock at $0.25 per share for proceeds of $12,500 on the exercise of 50,000 stock options.

On July 16, 2010, we issued 133,334 shares of our common stock at $0.25 per share to a director for proceeds of $33,334 on the exercise of 133,334 stock options. (Note 6)

Stock Subscribed

On October 21, 2010, we received cash of $76,500 on the exercise of 170,000 stock purchase warrants, this transaction has been reported as shares subscribed because the shares were issued subsequent to October 31, 2010.

On October 21, 2010, we received cash of $65,000 on the exercise of 100,000 stock purchase warrants, this transaction has been reported as shares subscribed because the shares were issued subsequent to October 31, 2010.

Share purchase warrants

Share purchase warrant transactions are summarized as follows:

		Weighted
	Number of	Average
	Shares	Exercise Price

Balance at January 31, 2009	4,960,637	$1.17
Issued	7,933,443	0.59
Exercised	(500,000)	0.24
Expired	(2,935,637)	1.54
Balance at January 31, 2010	9,458,443	0.62
Exercised	(1,028,128)	0.39
Issued	10,804,706	1.11
Balance at October 31, 2010	19,235,021	$0.91

131

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2010
(Stated in U.S. Dollars)
(UNAUDITED)

NOTE 7 – CAPITAL STOCK, continued

Share purchase warrants, continued

At October 31, 2010, the following share purchase warrants were outstanding and exercisable:

Number of	Exercise
shares	Price	Expiry Date

99,520	$ 0.71 (CDN$0.72)	November 27, 2010
275,000	$ 0.15	January 15, 2011
1,158,334	$ 0.45	April 24, 2011
434,782	$ 0.45	May 22, 2011
500,000	$ 0.15	May 28, 2011
355,000	$ 0.65	June 18, 2011
727,272	$ 0.65	July 13, 2011
1,000,000	$ 0.15	November 12, 2011
2,980,407	$ 0.88 (CDN$0.90)	November 27, 2011
900,000	$ 1.25	April 11, 2012
10,804,706	$ 1.11 (CDN$1.14)	October 26, 2015

19,235,021

Stock Options

Stock option transactions are summarized as follows:

		Weighted
	Number of	Average
	Shares	Exercise Price

Balance at January 31, 2009	1,833,334	$ 0.50
Granted	3,035,000	0.54
Exercised	(275,000)	0.28
Expired	(200,000)	0.25
Balance at January 31, 2010	4,393,334	0.56
Granted	400,000	0.62
Exercised	(298,334)	0.34
Expired	(1,015,000)	0.60
Balance at October 31, 2010	3,480,000	$ 0.57

The weighted average fair value per stock option granted during the nine months ended October 31, 2010 and 2009 was $0.62 and $0.31. The fair value of stock options granted during the nine months ended October 31, 2010 and 2009 was $248,616 and $758,091 which is being recognized over the options vesting periods.

132

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2010
(Stated in U.S. Dollars)
(UNAUDITED)

NOTE 7 – CAPITAL STOCK, continued

Stock Options, continued

At October 31, 2010, the following stock options were outstanding:

Number of	Exercise
shares	Price	Expiry Date

400,000	$ 0.49	February 7, 2011
200,000	$ 0.58	February 9, 2011
150,000	$ 1.35	May 11, 2011
100,000	$ 0.675	September 1, 2012
100,000	$ 1.13	November 13, 2012
60,000	$ 0.25	March 26, 2013
150,000	$ 0.35	October 28, 2013
1,370,000	$ 0.37	February 10, 2014
550,000	$0.855	January 19, 2015
400,000	$0.62 (CDN$0.64)	May 10, 2015

3,480,000

At October 31, 2010, 2,917,500 stock options were exercisable.

Total stock-based compensation recognized during the nine months ended October 31, 2010 and 2009 was $488,697 and $353,998. Stock-based compensation has been recorded in the consolidated statements of operations as follows, with corresponding additional paid-in capital recorded in stockholders' equity:

	Three	Three	Nine	Nine
	Months Ended	Months Ended	Months Ended	Months Ended
	October 31,	October 31,	October 31,	October 31,
	2010	2009	2010	2009

Consulting fees	$118,995	$127,797	$488,697	$313,114
Investor relations	-	13,628	-	40,884
	$118,995	$141,425	$488,697	$353,998

The following weighted average assumptions were used for the Black-Scholes valuations of stock options granted:

	Nine
	Months	Year
	Ended	Ended January
	October 31,	31,
	2010	2010
Risk-free interest rate	2.65%	1.23%
Expected life of options	5 years	4.28 years
Annualized volatility	93%	93%
Dividend rate	0%	0%

133

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2010
(Stated in U.S. Dollars)
(UNAUDITED)

NOTE 7 – CAPITAL STOCK, continued

Stock Options, continued

At October 31, 2010, the aggregate intrinsic value (AIV) of all outstanding, vested stock options was $709,125 and the AIV of options exercised during the nine months ended October 31, 2010 was $96,050.

NOTE 8 - SEGMENTED INFORMATION

At October 31, 2010 and January 31, 2010, the Company and its subsidiary operated in one reportable segment, being the exploration for and the development of mining properties in Argentina. Identifiable assets, revenues and net loss in each geographic area are as follows:

	October 31,	January 31,
	2010	2010

Identifiable assets
Canada	$7,469,102	$3,191,348
Argentina	43,828	180,828
	$7,512,930	$3,372,176

	Three	Three	Nine	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	October 31,	October 31,	October 31,	October 31,
	2010	2009	2010	2009
Loss for the period
Canada	$238,700	$406,130	$1,222,478	$1,008,889
Argentina	336,793	172,878	2,503,525	469,465
	$575,493	$579,008	$3,726,003	$1,478,354

NOTE 9 – FINANCIAL INSTRUMENTS

The FASB ASC topic 820 on fair value measurement and disclosures establishes three levels of inputs that may be used to measure fair value: quoted prices in active markets for identical assets or liabilities (referred to as Level 1), observable inputs other than Level 1 that are observable for the asset or liability either directly or indirectly (referred to as Level 2), and unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities (referred to as Level 3).

134

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2010
(Stated in U.S. Dollars)
(UNAUDITED)

NOTE 9 – FINANCIAL INSTRUMENTS, continued

The carrying values and fair values of our financial instruments are as follows:

		October 31, 2010		January 31, 2010
	Level	Carrying	Fair	Carrying	Fair
		value	value	value	value
Cash and equivalents	Level 1	$7,403,613	$7,403,613	$3,209,786	$3,209,786
Receivables	Level 2	$-	$-	$497	$497
Accounts payable and accrued liabilities	Level 2	$135,903	$135,903	$405,622	$405,622

The following method was used to estimate the fair values of our financial instruments: The carrying amount approximates fair value because of the short maturity of the instruments.

NOTE 10 – COMMITMENTS

Lease Commitments

On June 1, 2008, we entered into a three year lease agreement at $2,350 per month until May 31, 2011. (Note 11)

At October 31, 2010, the minimum future lease payments under our operating leases are as follows:

At October 31,	2011	2012
Premises lease payments	$7,050	$9,400

Consulting Commitments

On August 1, 2009, we entered into a two year consulting agreement with a company wholly-owned by our President whereby we agreed to pay a consulting fee of $12,157 (CDN$12,500) until July 31, 2011. (Note 6)

At October 31, 2010, the minimum future payments under our consulting contracts are as follows:

At October 31,	2011	2012
Consulting fees	$36,468	$72,936

NOTE 11 – SUBSEQUENT EVENTS

On December 8, 2010, the Company entered into a lease agreement dated December 2, 2010, for approximately 2,295 square feet of office space located in downtown Vancouver, British Columbia, Canada. The lease is for a term of five years and one month beginning January 1, 2011 (with rent commencing February 1, 2011) and provides for the payment of a total monthly rental of CDN$6,954 (approximately US$6,825) during the first three years and a monthly rental of CDN$7,289 (approximately $7,154) during the last two years of the term. Rent consists of a base rent amount and certain items of additional rent.

On December 10, 2010, the Company entered into an agreement to purchase the surface rights to a portion of its Pinguino mineral property located in the Santa Cruz Province of Argentina for a purchase price of $815,000. The Company completed this acquisition on December 17, 2010.

Events Occurred Subsequent to December 14, 2010 (the Filing Date of the Form 10-Q for the Quarterly Period Ended October 31, 2010)

Subsequent to October 31, 2010, the Company issued an aggregate total of 270,000 common shares to one investor upon the exercise of 100,000 warrants at an exercise price of US$0.65 per share and 170,000 warrants at an exercise price of US$0.45 per share for total gross proceeds of US$141,500. Due to an error in the exercise forms, only 200,000 of these shares were issued on November 3, 2010; the exercise forms and were subsequently amended and the additional 70,000 common shares were issued on November 16, 2010.

Subsequent to October 31, 2010, an officer and director exercised 140,000 options to purchase common shares at an exercise price of $0.37 and, accordingly, on December 22, 2010, the Company issued 140,000 common shares to this officer and director for gross proceeds of $51,800.

Subsequent to October 31, 2010, a director exercised 20,000 options to purchase common shares at an exercise price of $0.49 and, accordingly, on December 30, 2010, the Company issued 20,000 common shares to this director for gross proceeds of $9,800.

Subsequent to October 31, 2010, the Company entered into a consulting agreement with JBD Consulting Ltd. and Jeff Finkelstein, new Treasurer and Chief Financial Officer of the Company, pursuant to which JBD Consulting Ltd. agreed to cause Jeff Finkelstein to provide, among other things, services to the Company consistent with those ordinarily provided by a Chief Financial Officer, including the duties and responsibilities set out at schedule A to the consulting agreement and the Company agreed, among other things, to (i) pay JBD Consulting Ltd. a monthly cash fee of CDN$12,500 (approximately US$12,500); (ii) grant Mr. Finkelstein options to purchase 150,000 shares of common stock of the Company at an exercise price equal to the closing price, last sale of the day, on the TSX Venture Exchange on the date the options were granted and with a term of three years from the date of grant.

Subsequent to October 31, 2010, the Company issued 150,000 options to Jeff Finkelstein, who became Chief Financial Officer and Treasurer of the Company on that date, pursuant to the 2007 Stock Option Plan with an exercise price of $0.80 per share. These options expire on January 7, 2014.

Subsequent to October 31, 2010, the spouse of a director exercised 75,000 warrants to purchase common shares at an exercise price of $0.15 and, accordingly, the Company issued 75,000 common shares to this director’s spouse for gross proceeds of $11,250.

Subsequent to October 31, 2010, one of the Company’s directors exercised 200,000 warrants to purchase common shares at an exercise price of $0.15 per share and, accordingly, the Company issued 200,000 common shares to the director for gross proceeds of $30,000.

Subsequent to October 31, 2010, one of the Company’s directors exercised 200,000 options to purchase common shares at an exercise price of $0.49 per share and, accordingly, the Company issued 200,000 common shares to the director for gross proceeds of $98,000.

Subsequent to October 31, 2010, one of the Company’s directors exercised 200,000 options to purchase common shares at an exercise price of $0.58 per share and another one of the Company’s directors exercised 180,000 options to purchase common shares at an exercise price of $0.49 per share and, accordingly, the Company issued 380,000 common shares to the directors for gross proceeds of $204,200.

Subsequent to October 31, 2010, the Company issued 530,750 common shares at an exercise price of CDN$0.90 per share to nine arm’s length investors upon the exercise of an aggregate of 530,750 warrants for total proceeds of approximately $469,099 (CDN$477,675) and issued 200,000 common shares at an exercise price of $0.45 per share to two arm’s length investors upon the exercise of an aggregate of 200,000 warrants for total proceeds of $90,000.

Subsequent to October 31, 2010, the Company entered into a consulting agreement with Peter A. Ball and Ariston Capital, a company owned and controlled by Mr. Ball, whereby Mr. Ball and Ariston Capital have agreed to provide consulting services as are consistent with those ordinarily provided by an Executive Vice President, Corporate Development (including the forging of new relationships with institutional investors, raising of capital to fund the continued development of the Company’s exploration and development programs, an expanded marketing and public relations program and assisting with corporate governance and regulatory matters) to the Company in consideration for, among other things: (i) a monthly cash fee of Cdn$12,500, due at the end of the month; and (ii) the grant of stock options to purchase 150,000 shares of the Company’s common stock.

Subsequent to October 31, 2010, the Company granted stock options to Peter A. Ball to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.04 per share (being the closing price (last sale of the day on the OTC Bulletin Board) on March 10, 2011), exercisable until March 11, 2014. The stock options are to vest in four equal quarterly installments, with the first installment vesting June 1, 2011.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Our management’s discussion and analysis of financial condition and results of operations provides a narrative about our financial performance and condition that should be read in conjunction with the audited and unaudited consolidated financial statements and related notes thereto included in this proxy statement/prospectus. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this prospectus titled “Risk Factors” beginning at page 11 above and “Forward-Looking Statements” beginning at page 17 above.

Overview

We are a junior exploration stage company that has not yet generated or realized any revenues from our business operations. We currently hold interests in mineral properties located in the Rio Negro and Santa Cruz provinces of Argentina and in the Province of British Columbia, Canada. All of the mineral exploration licenses with respect to the Argentine claims are registered in the name of our Delaware subsidiary, SCRN Properties Ltd., while all of the mineral tenures with respect to our British Columbia claims are registered in the name of our company. One of the properties located in the Santa Cruz province of Argentina consists of a group of claims that we refer to as the Pinguino property and we have concentrated the majority of our exploration efforts on this property. During the next year we intend to continue to focus our exploration efforts primarily on the Pinguino property, where we have had exploration success in discovering polymetallic mineralization in the past, but we will be increasing our pre-drilling exploration efforts on our Cerro Contreras and Condor properties, and we intend to conduct reconnaissance level exploration on other select properties. We believe that additional targeted exploration expenditures in the form of geophysics, soil geochemistry, trenching and drilling on the Pinguino property is warranted to test the limits of known mineralization as well as new target testing.

We have not determined whether our properties contain any mineral reserve. A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

We have not begun significant operations and are considered an exploration stage company, as that term is defined in Industry Guide 7.

Cash Requirements

We anticipate that we will incur the following expenses during the 12 month period ending February 29, 2012:

Expense	Amount
Mineral exploration expenses, holding costs and property acquisition costs	$4,000,000
General and administrative expenses, including investor relations	1,840,000
Accrued accounts payable, repayment of debt and acquisition of fixed assets	20,000
Total	5,860,000
Cash on hand, March 1, 2011, estimated	6,000,000
Estimated excess of cash requirements over cash resources	$140,000

During the 12 month period ending February 29, 2012, we do not anticipate that we will require additional working capital in order to fund the plan of operations outlined above but there can be no assurance that we will not need to revise our budget to meet unanticipated operational requirements.

While we believe that our cash on hand is sufficient to fund our budgeted operating requirements for the next 12 months, there can be no assurance that our budgeted operating requirements will not increase in the face of unanticipated field conditions and our budget could increase during the year in response to matters that we are not aware of at the date of this proxy statement/prospectus. If our budget increases over the next 12 months, we might not have enough money to fund our budgeted requirements and we might need to raise additional funds. We have historically raised capital to fund our activities through the sale of debt or equity securities and we plan to raise any required funds through the exercise of stock options or warrants and the private placement sales of our common stock. We do not currently have any arrangements in place for the exercise of stock options or warrants or the completion of any private placement financings and there can be no assurance that any stock options or warrants will be exercised or that we will be successful in completing any private placement financings.

Results of Operations

Revenue

We have not earned any revenue from operations since our inception and we do not anticipate earning any revenue from our operations until such time as we have entered into commercial production at one or more of our mineral projects or we sell one or more of our mineral properties. We are currently in the exploration stage of our business and we can provide no assurances that we will discover a reserve on our properties or, if we do discover a reserve that we will be able to enter into commercial production.

Expenses

Years Ended January 31, 2010 and 2009

Our operating results for the years ended January 31, 2010 and 2009 and the changes in our operating expenses between the years are summarized below:

			Changes between
			the years ended
	Year ended	Year ended	January 31, 2010
	January 31, 2010	January 31, 2009	and 2009

Mineral exploration activities	$885,639	$3,123,497	$(2,237,858)
Stock-based compensation	566,923	147,133	419,790
General and administrative	1,205,734	1,257,205	(51,471)

Total	$2,658,296	$4,527,835	($1,869,539)

Mineral Exploration Activities

Our mineral exploration expenses decreased by $2,237,858 or 72% from $3,123,497 for the year ended January 31, 2009 to $885,639 for the year ended January 31, 2010. The decrease in our mineral exploration expenses was primarily due to our decision to temporarily suspend our drilling and exploration program during the first three quarters of the year ended January 31, 2010, due to the global economic downturn. We completed a private placement for approximately $4.4 million during the fourth quarter of the year ended January 31, 2010 and commenced our drilling and exploration program.

Stock-Based Compensation

Our stock-based compensation expense increased by $419,790 or 285% from $147,133 for the year ended January 31, 2009 to $566,923 for the year ended January 31, 2010. The increase in our stock-based compensation was due to the granting of 3,035,000 options to purchase shares of our common stock during the year ended January 31, 2010 compared to the granting of 150,000 options to purchase shares of our common stock during the year ended January 31, 2009. At January 31, 2009 we reclassified stock-based compensation from a line item on our statement of operations and began allocating it to the appropriate expense categories.

General and Administrative

Our general and administrative expenses decreased by $51,471 or 4% from $1,257,205 for the year ended January 31, 2009 to $1,205,734, for the year ended January 31, 2010. This decrease was primarily caused by decreases in office and sundry expenses of $156,312 and travel expense of $12,092 due to attending fewer conferences during the year; and foreign exchange losses of $104,736. These decreases were primarily offset by increases in consulting fees of $95,084 (net of $365,278 in stock based compensation) due to hiring more consultants; investor relations and communication expense of $28,699 (net of $54,512 in stock based compensation), professional fees of $53,176 and transfer agent fees of $27,992 incurred in connection with our approximate $4.4 million private placement.

Three Month Period and Nine Month Period Ended October 31, 2010 and 2009

Our operating results for the three month period and nine month period ended October 31, 2010 and 2009 and the changes in our operating expenses between the years are summarized below:

						Changes
						between the
	Three	Three	Changes			Nine Month
	Month	Month	between the			Periods
	Period	Period	Three Month	Nine Month	Nine Month	Ended
	Ended	Ended	Periods Ended	Periods Ended	Periods Ended	October 31,
	October 31,	October 31,	October 31,	October 31,	October 31,	2010 and
	2010	2009	2010 and 2009	2010	2009	2009
Mineral exploration activities	$266,340	$103,820	$162,520	$2,298,760	$387,433	$1,911,327
Stock-based compensation	118,995	141,425	(22,430)	488,697	353,998	134,699
General and administrative	190,158	333,763	(143,605)	938,546	736,923	201,623

Total expenses	$575,493	$579,008	$(3,515)	$3,726,003	$1,478,354	$2,247,649

Mineral Exploration Activities

Our mineral exploration expenses increased by $162,520 or 157% from $103,820 for the three months ended October 31, 2009 to $266,340 for the three months ended October 31, 2010. The increase in our mineral exploration expenses during the third quarter of fiscal 2011 was primarily due to exploration of our Cerro Contreras property in the Santa Cruz province of Argentina as compared to the third quarter of fiscal 2010 when we decided to temporarily suspend our drilling and exploration program due to the global economic downturn.

Our mineral exploration expenses increased by $1,911,327 or 493% from $387,433 for the nine months ended October 31, 2009 to $2,298,760 for the nine months ended October 31, 2010. The increase in our mineral exploration expenses during the nine months ended October 31, 2010 was primarily due to exploration of our, Pinguino property in the Santa Cruz province of Argentina as compared to the nine months ended October 31, 2009 when we decided to temporarily suspend our drilling and exploration program due to the global economic downturn.

Stock-Based Compensation

Our stock-based compensation expense decreased by $22,430 or 16% from $141,425 for the three months ended October 31, 2009 to $118,995 for the three months ended October 31, 2010. The decrease in our stock-based compensation was due to less stock options vesting during the three months ended October 31, 2010 as compared to the three months ended October 31, 2009.

Our stock-based compensation expense increased by $134,699 or 38% from $353,998 for the nine months ended October 31, 2009 to $488,697 for the nine months ended October 31, 2010. The increase in our stock-based compensation was primarily due to a higher average stock price and more stock options vesting during the nine months ended October 31, 2010 as compared to the nine months ended October 31, 2009.

General and Administrative

Our general and administrative expenses decreased by $143,605 or 43% from $333,763 for the three months ended October 31, 2009 to $190,158 for the three months ended October 31, 2010. We incurred increases in office and sundry expenses of $3,527, travel of $5,314 and investor relations of $12,736 (net of $nil and $13,628 in stock based compensation) due to attending more conventions and conferences; $58,998 in professional fees due to preparation of a registration statement on Form S-4 for migration to British Columbia, Canada; $37,510 in transfer agent fees due to regulatory costs associated with the $7.12 million private placement of our shares. Increased expenses were offset by a $190,691 foreign exchange gain due to fluctuations in foreign exchange rates as well as a $62,948 decrease in consulting fees (net of $118,995 and $127,797 in stock based compensation) due to employing fewer consultants.

Our general and administrative expenses increased by $201,623 or 27% from $736,923 for the nine months ended October 31, 2009 to $1,144,081, for the nine months ended October 31, 2010. This increase was primarily caused by increases of $51,802 in consulting fees (net of $488,697 and $313,114 in stock based compensation) due to hiring more consultants; office and sundry expenses of $58,310, travel of $44,155 and investor relations of $13,224 (net of $nil and $40,884 in stock based compensation) due to attending more conventions, conferences and travel to the mine site, $134,612 in professional fees due to preparation of a registration statement on Form S-4 for migration to British Columbia, Canada; $29,963 in transfer agent fees due to the $7.12 million private placement of our shares. Increased expenses were partially offset by a net foreign exchange gain of $101,848.

Liquidity and Capital Resources

Working Capital at January 31, 2010 Compared to Working Capital at January 31, 2009

Our working capital at January 31, 2010 and 2009 is summarized below:

			Change between
	At January 31, 2010	At January 31, 2009	January 31, 2010 and 2009

Current assets	$3,319,642	$128,246	$3,191,396
Current liabilities	441,940	366,330	75,610
Working capital (deficit)	$2,877,702	$(238,084)	$3,115,786

Current Assets

Our current assets increased by $3,191,396 or 2,488% from $128,246 at January 31, 2009 to $3,319,642 at January 31, 2010. The increase was primarily due to an increase in cash from equity financing of approximately $4.4 million ($4.1 million net of financing fees) and a prepaid deposit on our drilling contract of approximately $95,000.

Current Liabilities

Our current liabilities increased by $75,610 or 21% from $366,330 at January 31, 2009 to $441,940 at January 31, 2010. The increase in our liabilities was primarily due to an increase in our accrued liabilities. This increase was partially offset by paying off our promissory note and conversion of our convertible debt into equity.

Working Capital

Our working capital increased by $3,115,786 from a working capital deficit of $238,084 at January 31, 2009 to working capital of $2,877,702 at January 31, 2010. The increase was primarily due to an increase in cash from equity financing of approximately $4.4 million ($4.1 million net of financing fees) and a prepaid deposit on our drilling contract of approximately $95,000.

Working Capital at October 31, 2010 Compared to Working Capital at January 31, 2010

Our working capital at October 31, 2010 and January 31, 2010 is summarized below:

			Changes between
			October 31, 2010 and
	At October 31, 2010	At January 31, 2010	January 31, 2010

Current assets	$7,428,331	$3,319,642	$4,108,689
Current liabilities	170,194	441,940	(271,746)
Working capital (deficit)	$7,258,137	$2,877,702	$4,380,435

Current Assets

Our current assets increased by $4,108,689 or 124% from $3,317,642 at January 31, 2010 to $7,428,331 at October 31, 2010. The increase was primarily due to raising approximately $7.6 million in cash from equity financing during the nine months ended October 31, 2010 as opposed to raising approximately $ 4.9 million in cash from equity financing during the year ended January 31, 2010.

Current Liabilities

Our current liabilities decreased by $271,746 or 61% from $441,940 at January 31, 2010 to $170,194 at October 31, 2010. The decrease was primarily due to a decrease of $226,866 in fees payable under the drilling contract at January 31, 2010.

Working Capital

Our working capital increased by $4,380,435 or 152% from a working capital of $2,877,702 at January 31, 2010 to working capital of $7,258,137 at October 31, 2010. The increase was primarily due to not having a drilling contract at October 31, 2010 and the approximate $7.6 million in cash received in equity financing during the nine months ended October 31, 2010 as compared with the year ended January 31, 2010.

Cash Flow

Years Ended January 31, 2010 and 2009

The following table summarizes our sources and uses of cash during the years ended January 31, 2010 and 2009:

	Year Ended	Year Ended
	January 31, 2010	January 31, 2009

Cash flows used in operating activities	$(1,840,377)	$(4,741,175)
Cash flows used in investing activities	(25,349)	(19,591)
Cash flows provided by financing activities	4,997,165	4,024,107
Effect of foreign currency exchange	(30,213)	-
Net increase (decrease) in cash during period	$3,101,226	$(736,659)

Net cash used in operating activities

Net cash used in operating activities during the year ended January 31, 2010 was $1,840,377. We used cash on a prepaid drilling deposit and to pay our accounts payable. These uses of cash were partially offset by increases in our accrued accounts payable, an unsecured advance payable and unpaid consulting fees to a related party.

Net cash used in operating activities during the year ended January 31, 2009 was $4,741,175. We used cash to pay our accounts payable and accrued liabilities.

Net cash used in investment activities

During the year ended January 31, 2010 we spent $25,349, on the acquisition of equipment.

During the year ended January 31, 2009 we spent $19,591, on the acquisition of equipment.

Net cash provided by financing activities

During the year ended January 31, 2010, we received net cash of $4,949,165 on the issuance of 9,056,201 units in respect of private placements, $120,000 on the exercise of 500,000 warrants and $78,000 on the exercise of 275,000 stock options and we used $150,000 in cash on repayment of the promissory note.

During the year ended January 31, 2009, we received net cash of $3,724,107 on the issuance of 4,279,000 units sold in private placement offerings or our equity securities, we received $150,000 in cash in exchange for a note payable and we received $150,000 on the issuance of three convertible debentures.

Nine Month Period Ended October 31, 2010 and 2009

The following table summarizes our sources and uses of cash during the nine month periods ended October 31, 2010 and 2009:

	Nine Months	Nine Months
	Ended October 31,	Ended October 31,
	2010	2009

Cash flows used in operating activities	$(3,413,334)	$(1,074,884)
Cash flows used in investing activities	(42,645)	(1,082)
Cash flows provided by financing activities	7,619,593	1,370,426
Effect of foreign currency exchange	30,213	-
Net (decrease) increase in cash during period	$(4,193,827)	$294,460

Net cash used in operating activities

Net cash used in operating activities during nine months ended October 31, 2010 was $3,413,334. This cash was primarily used to pay for the cost of our drilling program, legal fees and consulting fees.

Net cash used in operating activities during the nine months ended October 31, 2009 was $1,074,884. This cash was primarily used to cover the cost of maintaining our mineral properties and to pay legal and consulting fees.

Net cash used in investment activities

During the nine months ended October 31, 2010 we spent $42,645 on mining equipment.

During the nine months ended October 31, 2009 we spent $1,082 on equipment.

Net cash provided by financing activities

During the nine months ended October 31, 2010, we received net cash of $7,120,069 on the issuance of 10,804,706 units in respect of private placements, $102,334 on the issuance of 298,334 shares of common stock on the exercise of 298,334 options, $255,690 on the issuance of 758,128 shares of common stock on the exercise of 758,128 warrants and $141,500 on the exercise of 270,000 warrants for shares of common stock issued after October 31, 2010.

During the nine months ended October 31, 2009, we received net cash of $1,239,926 on the issuance of 3,095,388 units in respect of private placements, $52,500 on the exercise of 350,000 warrants and $78,000 on the exercise of 275,000 stock options.

Subsequent to October 31, 2010

Subsequent October 31, 2010, we issued an aggregate total of 270,000 common shares to one investor upon the exercise of 100,000 warrants at an exercise price of $0.65 per share and 170,000 warrants at an exercise price of $0.45 per share for total gross proceeds of $141,500.

Subsequent to October 31, 2010, we issued 140,000 shares of our common stock to our President on the exercise of 140,000 options at an exercise price of $0.37 per share for gross proceeds of $51,800.

Subsequent to October 31, 2010, we issued 20,000 shares of our common stock to one of our directors on the exercise of 20,000 options at an exercise price of $0.49 per share for gross proceeds of $9,800.

Subsequent to October 31, 2010, we issued 75,000 shares of our common stock to the spouse of one of our directors on the exercise of 75,000 warrants at an exercise price of $0.15 per share for gross proceeds of $11,250.

Subsequent to October 31, 2010, one of our directors exercised 200,000 warrants to purchase common shares at an exercise price of $0.15 per share and, accordingly, we issued 200,000 common shares to our director for gross proceeds of $30,000.

Subsequent to October 31, 2010, one of our directors exercised 200,000 options to purchase common shares at an exercise price of $0.49 per share and, accordingly, we issued 200,000 common shares to our director for gross proceeds of $98,000.

Subsequent to October 31, 2010, one of our directors exercised 200,000 options to purchase common shares at an exercise price of $0.58 per share and another one of our directors exercised 180,000 options to purchase common shares at an exercise price of $0.49 per share and, accordingly, we issued 380,000 common shares to our directors for gross proceeds of $204,200.

Subsequent to October 31, 2010, we issued 530,750 common shares at an exercise price of CDN$0.90 per share to nine arm’s length investors upon the exercise of an aggregate of 530,750 warrants for total proceeds of approximately $469,099 (CDN$477,675) and issued 200,000 common shares at an exercise price of $0.45 per share to two arm’s length investors upon the exercise of an aggregate of 200,000 warrants for total proceeds of $90,000.

Product Research and Development

We do not anticipate that we will spend any significant sums on product research and development over the 12 month period ending February 29, 2012.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the 12 month period ending February 29, 2012.

Purchase of Mineral Property

On December 10, 2010, we entered into an agreement to purchase the surface rights to a portion of our Pinguino mineral property located in the Santa Cruz Province of Argentina for a purchase price of $815,000. We completed this acquisition on December 17, 2010.

Going Concern

We have historically incurred losses since inception. From inception through October 31, 2010, we have incurred losses of $20,804,933. We anticipate that we will continue to incur losses without generating any revenue from operations unless and until we are able to sell one or more of our resource properties or identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and build and operate a mine, and there can be no assurance that we will ever be able to do so. Because of these historical losses and our continuing failure to generate any revenue from operations, we believe that we will require additional working capital to continue our exploration programs and develop our business operations in the future. We intend to raise any additional working capital required through private placements, public offerings and/or advances from related parties or shareholder loans. We do not currently have any arrangements for any such financing in place, nor can we provide any assurance that we will be able to arrange any such financing. If adequate working capital is not available we may not be able to continue our operations.

These conditions raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements included in this proxy statement/prospectus were prepared assuming that we will continue as a going concern. This contemplates that our assets will be realized and liabilities and commitments satisfied in the normal course of business. In their report on our financial statements for the year ended January 31, 2010, our independent auditors included an explanatory paragraph expressing concern about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements and no non-consolidated, special-purpose entities.

Contingencies and Commitments

We had no contingencies at March 17, 2011 .

We have the following long-term contractual obligations and commitments:

Operating leases

On June 1, 2008, we entered into a three year lease agreement payable at $2,350 per month until May 31, 2011. This lease has now expired.

On December 8, 2010, we entered into a lease agreement dated effective December 2, 2010 for new executive office space. This lease is for a five year term commencing January 1, 2011 at $6,825 (CDN$6,954) per month for the first three years and $7,154 (CDN$7,289) per month for the last two years.

Consulting contracts

On September 1, 2009, with retroactive effect to August 1, 2009, we entered into a new consulting agreement with Frontera Geological Services Ltd. and Kenneth Hicks, our President, Chief Executive Officer and a director of our company, pursuant to which Frontera Geological Services Ltd. agreed to cause Kenneth Hicks to provide, among other things, services to our company consistent with those ordinarily provided by a Chief Executive Officer, including the duties and responsibilities set out at schedule A to the consulting agreement and we agreed, among other things, to (i) pay Frontera Geological Services Ltd. a monthly cash fee of CDN$12,500 (approximately US$12,500); (ii) grant Mr. Hicks options to purchase 100,000 shares of our common stock at an exercise price equal to the closing price, last sale of the day, on the OTC Bulletin Board on the date the options were granted and with a term of three years from the date of grant; and (iii) pay incentive bonuses upon the occurrence of specified milestones.

On January 7, 2011, we entered into a consulting agreement with JBD Consulting Ltd. and Jeff Finkelstein, our Treasurer and Chief Financial Officer, pursuant to which JBD Consulting Ltd. agreed to cause Jeff Finkelstein to provide, among other things, services to our company consistent with those ordinarily provided by a Chief Financial Officer, including the duties and responsibilities set out at schedule A to the consulting agreement and we agreed, among other things, to (i) pay JBD Consulting Ltd. a monthly cash fee of CDN$12,500 (approximately US$12,500); (ii) grant Mr. Finkelstein options to purchase 150,000 shares of our common stock at an exercise price equal to the closing price, last sale of the day, on the TSX Venture Exchange on the date the options were granted and with a term of three years from the date of grant.

On March 11, 2011, we entered into a consulting agreement with Peter A. Ball and Ariston Capital, a company owned and controlled by Mr. Ball, whereby Mr. Ball and Ariston Capital have agreed to provide consulting services as are consistent with those ordinarily provided by an Executive Vice President, Corporate Development (including the forging of new relationships with institutional investors, raising of capital to fund the continued development of our exploration and development programs, an expanded marketing and public relations program and assisting with corporate governance and regulatory matters) to our company in consideration for, among other things: (i) a monthly cash fee of Cdn$12,500, due at the end of the month; and (ii) the grant of stock options to purchase 150,000 shares of our common stock at an exercise price equal to the closing price, last sale of the day, on the TSX Venture Exchange on the date the options were granted and with a term of three years from the date of grant.

Internal and External Sources of Liquidity

To date we have funded our operations by selling our securities, borrowing funds secured with promissory notes and issuing convertible debentures.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

Cash Equivalents

Highly liquid investments purchased with maturities of three months or less are considered cash equivalents.

Asset Impairment

We regularly review the carrying value of long-lived assets for the existence of facts or circumstances that may suggest impairment. We recognize impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value. Our only long-lived asset is our equipment. At January 31, 2010 and January 31, 2009 we did not record any impairment charges against our equipment.

Mineral Claim Payments and Exploration Expenditures

We are primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred. We assess the carrying cost for impairment under the FASB ASC topic 360 at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs subsequently incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the established life of the proven and probable reserves. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period involves the use of estimates which have been made using careful judgment.

The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of our significant accounting policies.

Investment in and Expenditures on Mineral Property Interests

Realization of our investment in and expenditures on mineral properties is dependent upon the establishment of legal ownership, the attainment of successful production from the properties or from the proceeds of their disposal.

Title to mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from ambiguous conveyance history of many mineral properties. To the best of our knowledge we believe all of our unproved mineral interests are in good standing and that we have title to all of these mineral property interests.

Financial Instruments

Foreign Exchange Risk

We are subject to foreign exchange risk for sales and purchases denominated in foreign currencies. We operate outside of the U.S. primarily in Argentina and Canada and we are exposed to foreign currency risk due to the fluctuation between the currency in which we operate in and the United States Dollars. Foreign currency risk arises from the fluctuation of foreign exchange rates and the degree of volatility of these rates relative to the United States dollar. We do not believe that we have any material risk to our foreign currency exchange.

Fair Value of Financial Instruments

We account for the fair value measurement and disclosure of financial instruments in accordance with FASB ASC topic 820 which requires a publicly traded company to include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. Such disclosures include the fair value of all financial instruments, for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position; the related carrying amount of these financial instruments; and the method(s) and significant assumptions used to estimate the fair value.

Concentration of Operations

Our operations are all related to the minerals and mining industry. A reduction in mineral prices or other disturbances in the minerals market could have an adverse effect on our operations.

Concentration of Credit Risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and equivalents and receivables.

We maintain our Canadian cash in a major chartered Canadian bank deposit account and in 30 day deposits. Our bank deposit account is insured by the Canadian Deposit Insurance Corporation up to $100,000. Our Canadian dollar bank account balance, at times, may exceed federally insured limits. We maintain our Argentinean pesos in an Argentinean bank deposit account. We keep our Argentinean peso bank deposit account balance within federally insured limits. As part of our cash management process, we perform periodic evaluations of the relative credit standing of these financial institutions. We have not lost any cash and do not believe our cash is exposed to any significant credit risk.

We maintain our U.S. cash in major chartered Canadian bank deposit accounts. Our U.S. dollar bank accounts are not insured by the Canadian Deposit Insurance Corporation. At January 31, 2010 and January 31, 2009, we had approximately $200,000 and $120,000, respectively in US cash and approximately $2.8 million and $Nil, respectively in bankers acceptance that was not insured.

Our operations involve dealing with uncertainties and judgments in applying complex tax regulations in Canada and Argentina. The final taxes paid are dependent upon many factors including negotiations with tax authorities in various jurisdictions. We record potential withholding tax, value added tax and mineral property tax liabilities based on our estimate of whether and the extent to which taxes may be refunded or deemed payable.

Income Taxes

Income taxes are accounted for under the asset and liability method as stipulated by Accounting Standards Codification (“ASC”) 740 formerly Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities or a change in tax rate is recognized I income in the period that includes the enactment date. Deferred tax assets are reduced to estimated amounts to be realized by the use of a valuation allowance. A valuation allowance is applied when in management’s view it is more likely than not (50%) that such deferred tax will not be utilized.

Effective February 1, 2008, we adopted certain provisions under ASC Topic 740, Income Taxes, (“ASC 740”), which provide interpretative guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Effective with our adoption of these provisions, interest related to the unrecognized tax benefits is recognized in the financial statements as a component of income taxes. The adoption of ASC 740 did not have an impact on our financial position and results of operations.

In the unlikely event that an uncertain tax position exists in which we could incur income taxes, we would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. Reserves for uncertain tax position would then be recorded if we determined it is probable that a position would not be sustained upon examination or if a payment would have to be made to a taxing authority and the amount is reasonably estimable. As of January 31, 2010, we do not believe we have any uncertain tax positions that would result in our having a liability to the taxing authorities. Our tax returns are subject to examination by the federal and state tax authorities for the years ended 2009 through 2010.

Basic and Diluted Net Loss per Common Share

Basic net loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the reporting period. Diluted net income per common share includes the dilution that could occur upon the exercise of options and warrants to acquire common stock, computed using the treasury stock method which assumes that the increase in the number of shares is reduced by the number of shares that we could have repurchased with the proceeds from the exercise of options and warrants (which are assumed to have been made at the average market price of the common shares during the reporting period).

On February 1, 2009, we adopted changes issued by the FASB to the calculation of earnings per share. These changes state that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method for all periods presented. The adoption of this change had not impact on our basic or diluted net loss per share because we have never issued any share-based awards that contain nonforfeitable rights.

Potential shares of common stock are excluded from the diluted loss per share computation in net loss periods as their inclusion would be anti-dilutive.

At January 31, 2010 and January 31, 2009, we had 43,921,754 and 32,590,553, shares of common stock issued and outstanding, respectively, 9,458,443 and 4,960,637 warrants outstanding, respectively and 4,393,334 and 1,833,334 options outstanding, respectively and no convertible debt outstanding.

Comprehensive Loss

Comprehensive loss reflects changes in equity that result from transactions and economic events from non-owner sources.

Stock-Based Compensation

We measure the compensation cost of stock options and other stock-based awards to employees and directors at fair value at the grant date and recognizes compensation expense over the requisite service period for awards expected to vest.

Except for transactions with employees and directors, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Additionally, we have determined that the dates used to value the transaction are either:

(1) The date at which a commitment for performance by the counter party to earn the equity instruments is established; or
(2) The date at which the counter party’s performance is complete.

Foreign Currency

The functional currency for our foreign subsidiary is the Argentinean peso. We translate assets and liabilities to US dollars using year-end exchange rates, translates unproved mineral properties using historical exchange rates, and translates revenues and expenses using average exchange rates during the period. Exchange gains and losses arising from the translation of foreign entity financial statements are included as a component of other comprehensive loss.

Transactions denominated in currencies other than the functional currency of the legal entity are re-measured to the functional currency of the legal entity at the year-end exchange rates. Any associated transactional currency remeasurement gains and losses are recognized in current operations.

Recently Adopted Accounting Standards

On October 31, 2009, we adopted the changes issued by the FASB to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards CodificationTM (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on our consolidated financial statements.

On February 1, 2008, we adopted certain provisions of ASC topic 820 on fair value measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 applies when another portion of the codification requires or permits assets or liabilities to be measured at fair value. Accordingly, ASC 820 does not require any new fair value measurements. On February 1, 2009, we adopted the remaining provisions of ASC 820 as it relates to nonfinancial assets and liabilities that are not recognized or disclosed at fair value on a recurring basis. The adoption of the changes to ASC 820 did not have an impact on our consolidated financial statements.

On February 1, 2009, we adopted changes issued by the FASB to the fair value option for financial assets and liabilities. These changes permit measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. The adoption of these changes had no material impact on our consolidated financial statements, as we did not elect the fair value option for any of our consolidated financial assets or liabilities.

On February 1, 2009, we adopted the changes issued by FASB ASC topic 805 for business combinations. These changes require an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This statement also requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values. ASC 805 makes various other amendments to authoritative literature intended to provide additional guidance or to confirm the guidance in that literature to that provided in this statement. Our adoption of the changes to ASC 805 had no impact on our consolidated financial statements. However, we expect the changes to ASC 805 will have an impact on our accounting for future business combinations, but the effect is dependent upon making acquisitions in the future.

On February 1, 2009, we adopted the changes issued by FASB ASC topic 810-10 for noncontrolling interests in consolidated financial statements. ASC 810-10 states that accounting and reporting for minority interests are to be recharacterized as noncontrolling interests and classified as a component of equity. The calculation of earnings per share continues to be based on income amounts attributable to the parent. ASC 810-10 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but affects only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. Our adoption of the changes to ASC 810-10 had no impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by FASB ASC topic 815-10-50 for disclosures about derivative instruments and hedging activities. ASC 815-10-50 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Our adoption of the changes to ASC 815-10-50 did not have an impact on our current or comparative consolidated financial statements.

On February 1, 2009, we adopted changes issued by the FASB to accounting for intangible assets. These changes amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset in order to improve the consistency between the useful life of a recognized intangible asset outside of a business combination and the period of expected cash flows used to measure the fair value of an intangible asset in a business combination. The adoption of these changes had no impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by the FASB to the hierarchy of generally accepted accounting principles. These changes identify the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. Adoption of these changes had no impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by the FASB on accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement). These changes specify that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The adoption of these changes had no impact on our consolidated results of operations or financial position.

On February 1, 2009, we adopted the changes issued by the FASB to whether an instrument (or embedded feature) is indexed to an entity’s own stock. These changes provide a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for scope exception. The adoption of these changes did not have an impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by the FASB to determine whether instruments granted in share-based payment transactions are participating securities. These changes address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. This guidance indicates that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The adoption of these changes had no impact on our consolidated results of operations or financial position.

On February 1, 2009, we adopted the changes issued by the FASB to equity method investment accounting considerations. These changes clarify the accounting for certain transactions and impairment considerations involving equity method investments. The intent of these changes is to provide guidance on (i) determining the initial carrying value of an equity method investment, (ii) performing an impairment assessment of an underlying indefinite-lived intangible asset of an equity method investment, (iii) accounting for an equity method investee’s issuance of shares, and (iv) accounting for a change in an investment from the equity method to the cost method. The adoption of these changes had no impact on our current or prior consolidated financial position or results of operations.

On February 1, 2009, we adopted the changes issued by the FASB to disclosures by public entities (enterprises) about transfers of financial assets and interest in variable interest entities. These changes require additional disclosure about transfers of financial assets and an enterprise’s involvement with variable interest entities. The adoption of these changes did not have an impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by the FASB to employers’ disclosures about pensions and other postretirement benefits. These changes require enhanced disclosures about the plans for assets of a Company’s defined benefit pension and other postretirement plans. The enhanced disclosures are intended to provide users of financial statements with a greater understanding of: (1) how investment allocation decisions are made, including the factors that are pertinent to an understanding of investment policies and strategies; (2) the major categories of plan assets; (3) the inputs and valuation techniques used to measure the fair value of plan assets; (4) the effect of fair value measurements using significant unobservable inputs (Level 3) on changes in plan assets for the period; and (5) significant concentrations of risk within plan assets. The adoption of these changes did not have an impact on our consolidated financial statements.

On July 31, 2009, we adopted the changes issued by FASB ASC topic 855 to subsequent events. ASC 855 establishes authoritative accounting and disclosure guidance for recognized and non-recognized subsequent events that occur after the balance sheet date but before financial statements are issued. ASC 855 also requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The adoption of the changes to ASC 855 had no impact on our consolidated financial statements.

On July 31, 2009, we adopted the changes issued by FASB ASC topic 825 on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly. ASC 825 provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased and includes guidance for identifying circumstances that indicate a transaction is not orderly. This guidance is necessary to maintain the overall objective of fair value measurements, which is that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The adoption of the changes to ASC 825 had no impact on our consolidated financial statements.

On July 31, 2009, we adopted the changes issued by the FASB to recognition and presentation of other-than-temporary impairments. These changes amend existing other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities. The adoption of these changes had no impact on our consolidated financial statements.

On July 31, 2009, we adopted the changes issued by the FASB for interim disclosures about fair value of financial instruments. These changes require a publicly traded company to include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. Such disclosures include the fair value of all financial instruments, for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position; the related carrying amount of these financial instruments; and the method(s) and significant assumptions used to estimate the fair value. Other than the required disclosures, the adoption of these changes had no impact on our consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (ASU) 2009-05 for changes to measuring liabilities at fair value. These changes clarify existing guidance that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using either a valuation technique that uses a quoted price of either a similar liability or a quoted price of an identical or similar liability when traded as an asset, or another valuation technique that is consistent with the principles of fair value measurements, such as an income approach (e.g., present value technique). This guidance also states that both a quoted price in an active market for the identical liability and a quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. These changes were effective for us on November 1, 2009. The adoption of these changes did not have an impact on our consolidated financial statements.

In June 2009, the FASB issued ASC topic 860-20 for changes to the accounting for transfers of financial assets. These changes remove the concept of a qualifying special-purpose entity and remove the exception from the application of variable interest accounting to variable interest entities that are qualifying special-purpose entities; limits the circumstances in which a transferor derecognizes a portion or component of a financial asset; defines a participating interest; requires a transferor to recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer accounted for as a sale; and requires enhanced disclosure; among others. These changes were effective for us on February 1, 2010. The adoption of these changes did not have an impact on our consolidated financial statements.

In June 2009, the FASB issued changes to the accounting for variable interest entities. These changes require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. These changes were effective for us on February 1, 2010. The adoption of these changes did not have an impact on our consolidated financial statements.

In June 2009, the FASB issued ASC topic 860-20 for changes to the accounting for transfers of financial assets. These changes remove the concept of a qualifying special-purpose entity and remove the exception from the application of variable interest accounting to variable interest entities that are qualifying special-purpose entities; limits the circumstances in which a transferor derecognizes a portion or component of a financial asset; defines a participating interest; requires a transferor to recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer accounted for as a sale; and requires enhanced disclosure; among others. These changes were effective for us on February 1, 2010. The adoption of these changes did not have an impact on our consolidated financial statements.

In June 2009, the FASB issued changes to the accounting for variable interest entities. These changes require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. These changes were effective for us on February 1, 2010. The adoption of these changes did not have an impact on our consolidated financial statements.

Effective May 1, 2010, we adopted changes issued by the FASB on January 6, 2010 for a scope clarification to the FASB’s previously-issued guidance on accounting for non-controlling interests in consolidated financial statements. These changes clarify the accounting and reporting guidance for non-controlling interests and changes in ownership interests of a consolidated subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. The adoption of these changes had no impact on our consolidated financial statements.

Effective May 1, 2010, we adopted changes issued by the FASB on January 21, 2010 to disclosure requirements for fair value measurements. Specifically, the changes require a reporting entity to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. The changes also clarify existing disclosure requirements related to how assets and liabilities should be grouped by class and valuation techniques used for recurring and nonrecurring fair value measurements. The adoption of these changes had no impact on our consolidated financial statements.

Effective May 1, 2010, we adopted changes issued by the FASB on February 24, 2010 to accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued, otherwise known as subsequent events. Specifically, these changes clarify that an entity that is required to file or furnish its financial statements with the Securities and Exchange Commission is not required to disclose the date through which subsequent events have been evaluated. Other than the elimination of disclosing the date through which management has performed its evaluation for subsequent events, the adoption of these changes had no impact on our consolidated financial statements.

In March 2010, the FASB issued changes related to existing accounting requirements for embedded credit derivatives. Specifically, the changes clarify the scope exception regarding when embedded credit derivative features are not considered embedded derivatives subject to potential bifurcation and separate accounting. These changes become effective for us on August 1, 2010. The adoption of these changes did not have an impact on our consolidated financial statements.

New Accounting Standards to be Adopted

In October 2009, the FASB issued ASU 2009-13 for changes to revenue recognition for multiple-deliverable arrangements which amends ASC topic 604, revenue recognition. These changes require separation of consideration received in such arrangements by establishing a selling price hierarchy (not the same as fair value) for determining the selling price of a deliverable, which will be based on available information in the following order: vendor-specific objective evidence, third-party evidence, or estimated selling price; eliminate the residual method of allocation and require that the consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the arrangement to each deliverable on the basis of each deliverable’s selling price; require that a vendor determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis; and expand the disclosures related to multiple-deliverable revenue arrangements. These changes become effective for us on February 1, 2011. We do not anticipate the adoption of these changes will not have an impact on our consolidated financial statements, as we do not currently have any revenue or such arrangements with customers.

In January 2010, the FASB issued changes to disclosure requirements for fair value measurements. Specifically, the changes require a reporting entity to disclose, in the reconciliation of fair value measurements using significant unobservable inputs (Level 3), separate information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). These changes become effective for us beginning February 1, 2011. Other than the additional disclosure requirements, management has determined these changes will not have an impact on our consolidated financial statements.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Our directors hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Pursuant to our consulting agreement effective August 1, 2009 with Kenneth Hicks, we agreed to nominate Mr. Hicks for election as a director at all meetings of our stockholders held for the purpose of electing directors. Any director may resign his or her office at any time and may be removed at any time by the holders of a majority of the shares then entitled to vote at an election of directors. Our board of directors appoints our executive officers, and our executive officers serve at the pleasure of our board of directors. We expect that our current directors, if elected at the annual and special meeting, and current executive officers will continue to serve as directors and executive officers of Argentex BC, respectively, subsequent to the change of our corporate jurisdiction.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Kenneth Hicks	Director, Chairman of the Board, President, Secretary	51	February 11, 2004
Colin Godwin	Director	71	June 1, 2005
Jenna Hardy	Director	57	February 7, 2006

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Richard Thibault	Director	55	February 9, 2006
Patrick Downey	Director	50	September 10, 2008
Stephen Hanson	Director	44	May 11, 2010
Jeff Finkelstein	Chief Financial Officer and Treasurer	49	January 7, 2011
Peter A. Ball	Executive Vice President, Corporate Development	43	March 11, 2011

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.

Kenneth Hicks, Director, Chairman of the Board, President and Secretary

Mr. Hicks was our Vice President (Exploration) from February 11, 2004 until May 26, 2005, at which date he was appointed President of our company. He is a graduate of the University of British Columbia, holding a B.Sc. (Honours) degree in Geology. Since graduating in 1982, Mr. Hicks has practiced his profession as a geologist throughout North and South America for major mining companies such as Falconbridge Limited, mid-tier copper-gold producers such as Imperial Metals Corporation, as well as junior exploration companies. Since 1996 Mr. Hicks has worked extensively in South America, focusing primarily on Argentina where he has consulted for a number of junior companies.

Mr. Hicks is a registered member of the Association of Professional Engineers and Geoscientists of British Columbia, as well as the Society of Economic Geologists and the Association for Mineral Exploration BC. Mr. Hicks resigned in 2007 from the board of directors of Prominex Resource Corp., a TSX Venture Exchange listed junior resource company with properties in Newfoundland, Canada.

We believe Mr. Hicks is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from serving as our Chairman of the Board, President, Secretary and a director of our company, in addition to his education and business experiences described above.

Colin Godwin, Director

Dr. Godwin is Professor Emeritus at the University of British Columbia, where he taught the exploration and geology of mineral deposits from 1975 until he retired in 1999. Since June 1, 2000, Dr. Godwin has been a director of Rome Resources Ltd. (TSX-V: RMR), and he has been its President since May 2002. He has published more than one hundred papers, approximately thirty-five of which were professionally adjudicated. Dr. Godwin was a founding director of International Geosystems Ltd. and became involved in the development of the GEOLOG System; one of the first computer based schemes for capturing and using data from exploration-development work, especially drill holes.

Recently, Dr. Godwin has conducted: (i) exploration programs in Mexico, Argentina, Yukon, Nevada, Nicaragua, Honduras and Costa Rica, (ii) drilling projects in Nevada and Mexico, and (iii) property examinations in Argentina, Mexico, Northwest Territories, Nevada, Costa Rica, Ecuador and India. Dr. Godwin is a registered P. Eng and P. Geo with the Association of Professional Engineers and Geoscientists of British Columbia.

We believe Mr. Godwin is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from being a director of our company since June 1, 2005, in addition to his education and business experiences described above.

Jenna Hardy, Director

Ms. Hardy is an accomplished mining professional with extensive experience in project management, corporate due diligence and governance, property exploration and evaluation as well as environmental compliance.

From 1996 through 2004, Ms. Hardy served as the Manager of Health Safety Environment with Pan American Silver Corp. where she was responsible for corporate oversight of health, safety and environmental issues at operating subsidiaries in Peru, Mexico and Bolivia, as well as development projects in Argentina, Canada and the USA. In 2004, Ms. Hardy reactivated a consulting company that she founded in 1986 and currently provides environmental, corporate development and corporate governance services to clients consisting primarily of junior natural resource companies working in Mexico and Canada. On January 23, 2009, Ms. Hardy became a director of Triple Dragon Resources Inc. (CNSX: TDN).

Ms. Hardy holds an Executive MBA from Simon Fraser University, and a M.Sc. (Economic Geology) and a B.Sc. (Geology) both from the University of Toronto. Ms. Hardy is a member of the Association of Professional Engineers and Geoscientists of British Columbia, and the Canadian Institute of Mining & Metallurgy.

We believe Ms. Hardy is qualified to serve on our board of directors because of her knowledge of our company’s history and current operations, which she gained from being a director of our company since February 7, 2006, in addition to her education and business experiences described above.

Richard Thibault, Director

Mr. Thibault is a registered mining engineer with over 30 years of experience in engineering, operations, management and consulting experience in North and South America and is currently an independent mining consultant providing management services to select clients.

From 1996 to 2006, Mr. Thibault was based in South America where he worked in Argentina, Bolivia, Chile, Colombia, Ecuador, Peru and Venezuela. While based in Buenos Aires, Argentina he held the position of President of High American Gold Inc., a publicly traded junior mining company, and Managing Director of Procesadora de Boratos Argentinos S.A., a private industrial mineral company. In Santiago, Chile he was the General Manager of the consulting firm BGC-AVOT Engineering Inc. In 2006/07, he held the position of Vice President, Minerals of Daleco Resources Corp.; a United States based publicly traded company. Before moving to South America, he worked for Fording Coal Ltd., a Canadian based company, in progressively responsible positions.

He is the President, Chief Executive Officer and director of Antioquia Gold Inc. a publicly traded company with mining interests in Colombia. Mr. Thibault has a B.Sc. (Mining Engineering) from Queen’s University and is fluent in English, Spanish and French.

We believe Mr. Thibault is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from being a director of our company since February 9, 2006, in addition to his education and business experiences described above.

Patrick Downey, Director

Mr. Downey has been President, Chief Executive Officer, and director of Aura Minerals Inc. (TSX: ORA), a TSX-listed company that is focused on the acquisition, exploration, development and operation of gold and base metal properties in the Americas, since April 4, 2007 and has over 25 years of international experience in the resource industry. Mr. Downey was President, Chief Executive Officer and director of Viceroy Exploration Ltd. prior to its acquisition by Yamana Gold Inc. in 2006 for CDN$600 million (approximately US$600 million). Prior to that, he was President of Consolidated Trillion Resources Ltd. and Oliver Gold Corporation, where he negotiated the successful merger to form Canico Resource Corp., which was purchased in 2006 by Companhia Vale do Rio Doce for over $800 million. He has held senior engineering positions at several large-scale gold mining operations and has also held operating positions at several mining projects for Anglo American Corporation in South Africa. Mr. Downey is also a member of the board for a number of resource companies in the mining sector. Mr. Downey holds a Bachelor of Science (Hon.) degree in Engineering from Queen’s University and is a registered member with the Association of Professional Engineers and Geoscientists of British Columbia.

We believe Mr. Downey is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from being a director of our company since September 10, 2008, in addition to his education and business experiences described above.

Stephen Hanson

With over 15 years of finance and corporate development experience, Mr. Hanson is currently a director of Van Arbor Asset Management, a division of ZLC Private Investment Management Inc., which he founded in 2003. Mr. Hanson also served as Chairman and Managing Director of Van Arbor Asset Management from 2004 until 2008. In addition, Mr. Hanson has been President of Discovery Management Services Ltd. since 2001. Discovery Management Services is a venture capital consulting firm assisting early-stage companies in the development of short and long-term financing strategies. In 2009, Mr. Hanson served as President and CEO of PanAsian Petroleum. He has also served on numerous other private and public company boards.

We believe Mr. Hanson is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from being a director of our company since May 11, 2010, in addition to his business experiences described above.

Jeff Finkelstein, Chief Financial Officer and Treasurer

Mr. Finkelstein is a Chartered Accountant with over 20 years financial experience working primarily in the mining and technology sectors. He was Chief Financial Officer of Sierra Geothermal Power Corp. from April 2008 to September 2010. He held positions of Chief Financial Officer and Controller of SmarTire Systems from February 1999 to March 2008. From May 1996 to February 1999, he held the positions of Controller for Silver Standard Resources and Golden Knight Resources.

Mr. Finkelstein received his CA designation in 2000 and holds a Bachelor of Arts (majoring in economics) (1982) and a Bachelor of Commerce (with Honours, 1985), both from the University of Manitoba. respectively).

Peter A. Ball, Executive Vice President, Corporate Development

Peter A. Ball is a mining professional with close to 25 years of experience in senior management roles encompassing finance, investor relations, securities trading, mine engineering, business development, corporate communications, public relations and marketing.

Prior to joining our company, Mr. Ball held the position as Vice President of Investor Relations for Century Mining Corporation, where he was responsible for the management of corporate communications, investor and public relations and business development. He began his career in the 1980s, gaining valuable experience as a mining engineer, a technical representative, and various business-corporate relations management roles for a number of mining companies including Sherritt Gordon Mines, Hudson Bay Mining & Smelting, Echo Bay Mines and Eldorado Gold Corporation.

Mr. Ball spent eight years in the financial sector, first as a financial advisor with RBC Dominion Securities and later as a portfolio manager, revenue analyst and marketing manager with Bell Canada. From 2006 to 2009, Mr. Ball held the senior positions of Vice President of Corporate Communications for Hawthorne Gold Corp. and also Adriana Resources Inc.

Mr. Ball is a graduate of the Mine Engineering Program, Haileybury School of Mines (1989), the Business Program (Finance/Marketing) at Georgian Business College (1996) and the Canadian Securities Program (1994 and 1999). He is a member of the Canadian Investor Relations Institute (CIRI) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM).

Family Relationships

There are no family relationships between our directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our Code of Ethics and the charters of our audit committee, compensation committee and nominating committee are:

  available on our corporate website;

  available in print to any stockholder who requests them from our President; and

  certain of them are filed as exhibits to our securities filings with the Securities and Exchange Commission.

Code of Ethics

Our board of directors has established a Code of Ethics and Business Conduct of Officers, Directors and Employees which applies to all of our officers, directors and employees. The Code of Ethics is intended to meet the requirements for a code of ethics under the Sarbanes-Oxley Act of 2002, or “SOX”, and under the policies of the TSX Venture Exchange, a Canadian stock exchange, and is specifically applicable to our principal executive officer, principal financial and accounting officer and controller or persons performing similar functions. Among other matters, the Code of Ethics is designed to deter wrongdoing and to promote:

  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  ethical and fair dealing with our financial institutions, suppliers, vendors, competitors, agents and employees;

  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  compliance with applicable governmental laws, rules and regulations;

  lawful and ethical conduct when dealing with public officials and government entities;

  prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the code; and

  accountability for adherence to the Code of Ethics.

Waivers to the Code of Ethics may be granted only by our full board of directors. In the event that our board of directors grants any waiver of the elements listed above to any of our directors or officers, we expect to announce the waiver within four business days on the corporate governance section of our website at www.argentexmining.com.

Meetings

During the fiscal year ended January 31, 2010, our board of directors held at least two meetings and each director attended all of the meetings of our board of directors and the committees upon which such member served.

It is our policy to invite directors to attend the annual meeting of stockholders. Two directors attended our annual meeting of stockholders held on October 22, 2009.

Committees of the Board of Directors

Our board of directors has four standing committees: the audit committee, the compensation committee, the nominating committee and the disclosure committee.

Audit Committee	Compensation	Nominating Committee	Disclosure Committee
Committee
Jenna Hardy*	Rick Thibault*	Jenna Hardy*	Kenneth Hicks
Rick Thibault	Jenna Hardy	Rick Thibault	Jenna Hardy
Colin Godwin

*Indicates the chair of the committee.

Audit Committee and Audit Committee Financial Expert

Effective March 31, 2006, our board of directors created an audit committee and adopted an audit committee charter. On that same date we appointed Jenna Hardy, Richard Thibault and Colin Godwin as members of our audit committee. However, our board of directors has determined that we do not have a member of our audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. All of the members of our audit committee are “independent” under TSX Venture Exchange and SEC independence standards. We do not have an audit committee financial expert because we believe that the members of our audit committee are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

Our audit committee operates pursuant to a written charter adopted by our board of directors, a copy of which is on the corporate governance section of our website at www.argentexmining.com. Among other things, the charter calls upon the audit committee to:

  oversee our auditing, accounting and control functions, including having primary responsibility for our financial reporting process;

  monitor the integrity of our financial statements to ensure the balance, transparency and integrity of published financial information;

  monitor our outside auditors’ independence, qualifications and performance;

  monitor our compliance with legal and regulatory requirements; and

  monitor the effectiveness of our internal controls and risk management system.

It is not the duty of our audit committee to determine that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. Our audit committee does, however, consult with management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, our audit committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and approving professional services provided by them.

Our audit committee conducted two meetings during the year ended January 31, 2010.

Audit Committee Report

Our audit committee oversees our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls.

Our audit committee has reviewed and discussed the audited financial statements for the year ended January 31, 2010 with management.

Our audit committee has discussed with Morgan & Company, Chartered Accountants, our independent registered public accounting firm for the year ended January 31, 2010, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Accounting Oversight Board in Rule 3200T.

Our audit committee has received written disclosures and the letter from Morgan & Company required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as adopted the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Morgan & Company its independence.

Based on the reviews and discussions referred to above, our audit committee recommended to our board of directors that the audited financial statements referred to above to be included in our annual report on Form 10-K for the year ended January 31, 2010 for filing with the Securities and Exchange Commission.

Members of the Audit Committee
Jenna Hardy	Richard Thibault	Colin Godwin

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of our company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Effective March 31, 2006, our board of directors created a compensation committee. Our board of directors adopted a compensation committee charter and appointed Richard Thibault and Jenna Hardy as members of our compensation committee. Our board of directors has determined that all of the compensation committee members qualify as:

  “independent” under TSX Venture Exchange and SEC independence standards; and

  “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934.

Our compensation committee operates pursuant to a written charter adopted by our board of directors, a copy of which is available on the corporate governance section of our website at www.argentexmining.com. Among other things, the charter calls upon the compensation committee to:

  determine our compensation policy and all forms of compensation for our officers and directors;

  review bonus and stock and incentive compensation arrangements for our other employees; and

  administer our stock option plan.

During the year ended January 31, 2010, our compensation committee held two meetings.

Nominating Committee

Effective March 31, 2006, our board of directors created a nominating committee. Our board of directors adopted a nominating committee charter and appointed Jenna Hardy and Richard Thibault as members of our nominating committee. Our board of directors has determined that all members of the nominating committee qualify as “independent” under TSX Venture Exchange and SEC independence standards.

Our nominating committee operates pursuant to a written charter adopted by our board of directors, a copy of which is available on the corporate governance section of our website at www.argentexmining.com. Among other things, the charter calls upon our nominating committee to:

  oversee our director nomination functions;

  develop criteria for selecting new directors and to identify individuals qualified to become members of our board of directors and members of the various committees of our board of directors;

  recommend director nominees to our board of directors for election at the annual meeting of stockholders; and

  consider any nominations for directors validly made by our stockholders.

During the year ended January 31, 2010, our nominating committee held two meetings.

Director Independence

Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. All of our current directors except for Kenneth Hicks, our President, are independent as that term is defined by NASDAQ Rule 5605(a)(2).

Stockholder Communications with Our Board of Directors

We do not have a formal procedure for stockholder communication with our board of directors. In general, members of our board of directors and executive officers are accessible by telephone or mail. Any matter intended for our board of directors, or for any individual member or members of our board of directors, should be directed to our President with a request to forward the communication to the intended recipient.

Board Leadership Structure

The positions of our principal executive officer and the chairman of our board of directors are served by one individual, Kenneth Hicks. We have determined that the leadership structure of our board of directors is appropriate, especially given the early stage of our development and the size of our company. Our board of directors provides oversight of our risk exposure by receiving periodic reports from senior management regarding matters relating to financial, operational, legal and strategic risks and mitigation strategies for such risks.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended January 31, 2010, all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with, with the exception of the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Kenneth Hicks	2(1)	3(1)	Nil
Colin Godwin	2(1)	3(1)	Nil
Patrick Downey	2(1)	6(1)	Nil
Jenna Hardy	1(1)	2(1)	Nil

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Richard Thibault	2(1)	3(1)	Nil
Valerie Helsing	1(1)	1(1)	Nil
Mark Vanry	1(1)	1(1)	1(1)

(1) The named executive officer, director or greater than 10% stockholder, as applicable, filed a late Form 4 – Statement in Changes of Beneficial Ownership.

EXECUTIVE COMPENSATION

The following table sets forth all compensation received during the years ended January 31, 2011 and 2010 by our Chief Executive Officer, Chief Financial Officer and each of the other most highly compensated executive officers whose total compensation exceeded $100,000 in such fiscal year. These officers are referred to as the “named executive officers” in this proxy statement/prospectus.

Summary Compensation

The following table provides a summary of the compensation received by the persons set out therein for each of our last two fiscal years:

SUMMARY COMPENSATION TABLE - YEARS ENDED JANUARY 31, 2011 AND 2010
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(3) ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth Hicks Chairman of the Board, President and Secretary	2011 2010	Nil Nil	200,000 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	159,856 122,394	359,856 365,785
Jeff Finkelstein(1) Chief Financial Officer	2011 2010	Nil N/A	Nil N/A	Nil N/A	72,435 N/A	Nil N/A	Nil N/A	9,538 N/A	81,973 N/A
Valerie Helsing(2) Former Chief Financial Officer	2011 2010	Nil Nil	Nil Nil	Nil Nil	N/A 88,690	Nil Nil	Nil Nil	43,998 25,329	43,998 114,019

(1)	Jeff Finkelstein was appointed as our chief financial officer on January 7, 2011.

(2)

Valerie Helsing was appointed as our chief financial officer on July 15, 2009. She resigned January 7, 2011 and entered into an oral consulting arrangement with us to provide consulting services until February 28, 2011.

(3)

The value of stock options equals the fair value at date of grant. The fair value of these options was determined using the Black-Scholes option pricing model using the expected life of the options ranging from 3-5-years, volatility factors ranging of 88-98%, risk-free interest rates ranging from 1.18%-1.69% and no assumed dividend rate.

On April 13, 2007, we entered into a consulting agreement with Frontera Geological Services Ltd., a company that is wholly-owned by our President, Kenneth Hicks. Under the agreement, Frontera Geological Services Ltd. agreed to make Mr. Hicks available to us on substantially a full-time basis (approximately 80% of his working hours) to serve as our President for a term of two years from the date of the agreement. In exchange, we agreed to pay a fee to Frontera Geological Services Ltd. consisting of cash in the amount of approximately $7,684 (CDN$9,000) per month and we agreed to issue to Mr. Hicks 900,000 non-transferable share purchase warrants. We issued these share purchase warrants on April 14, 2009. Each share purchase warrant entitles Mr. Hicks to purchase one common share of our company at an exercise price of $1.25 until April 12, 2012. If (a) during the period beginning on April 13, 2007 and expiring on April 13, 2008, our income was equal to or greater than $5,000,000 from all sources (including revenue from operations, sale of properties or any interest therein, sale of equity and similar income but excluding income from the sale of debt securities), or (b) during the period beginning on April 13, 2007 and expiring on April 13, 2009, the average price for one of our common shares on any single market for 20 consecutive trading-days equaled or exceeded $3.00 then, in either of such events, we agreed to issue to Mr. Hicks, as an incentive bonus, 250,000 of our common shares. Mr. Hicks was entitled to receive these common shares because the condition stated in subparagraph (a) above was met, but these common shares will not be issued because we have paid the cash bonus to Mr. Hicks as discussed below. The term of this agreement commenced on April 13, 2007 and expired April 13, 2009, but the agreement provided for an automatic renewal for an additional term of two years unless either party gave notice to the other party that it did not wish to renew. Prior to the expiration of the original term, Mr. Hicks, acting on behalf of Frontera, gave notice that he desired to renegotiate the terms of his compensation.

On September 1, 2009, with retroactive effect to August 1, 2009, we entered into a new consulting agreement with Frontera Geological Services Ltd. and Mr. Hicks pursuant to which Frontera Geological Services Ltd. agreed to cause Kenneth Hicks to provide, among other things, services to our company consistent with those ordinarily provided by a Chief Executive Officer and we agreed, among other things, to (i) pay Frontera Geological Services Ltd. a monthly cash fee of CDN$12,500 (approximately US$12,500); (ii) grant Mr. Hicks options to purchase 100,000 shares of our common stock at an exercise price equal to the closing price, last sale of the day, on the OTC Bulletin Board on the date the options were granted and with a term of three years from the date of grant; and (iii) pay incentive bonuses upon the occurrence of specified milestones. Because none of the milestones occurred within the specified time period, we are not required to pay any incentive bonuses to Mr. Hicks pursuant to this consulting agreement. However, on February 10, 2011, Frontera Geological Services Ltd. was paid a discretionary cash bonus of CDN$224,000 (approximately US$224,000) representing a cash bonus of CDN$200,000 (approximately US$200,000) plus CDN$24,000 (approximately US$24,000) for value added sales tax. The bonus was declared by our board of directors as certain of the specified milestones were achieved by Mr. Hicks and the board recognized that the timing of certain of these milestones were beyond Mr. Hicks’ control.

On April 13, 2007, we issued 900,000 share purchase warrants to Mr. Hicks as required by the consulting agreement that we entered into on April 13, 2007. On July 5, 2005, we granted to Mr. Hicks 500,000 options to purchase shares of our common stock at an exercise price of $0.50 per share expiring on June 26, 2015. The exercise price of these options was reduced to $0.25 on December 13, 2005 and the expiry date was changed to March 26, 2013. Also on July 5, 2005, we granted Mr. Hicks 500,000 options to purchase shares of our common stock at an exercise price of $0.10 per share expiring on June 26, 2015. The exercise price of these options was increased to $0.25 on December 13, 2005 and the expiry date was changed to March 26, 2013. On February 7, 2006 we granted to Mr. Hicks 200,000 options to purchase shares of our common stock at an exercise price of $0.49 per share expiring on February 7, 2011. On February 10, 2009 we granted to Mr. Hicks 750,000 options to purchase shares of our common stock at an exercise price of $0.37 per share expiring on February 10, 2014. On September 2, 2009, as required by the terms of our consulting agreement with him, we granted options to Mr. Hicks to purchase 100,000 shares of our common stock at an exercise price of $0.675 per share, exercisable until September 1, 2012. The options vest in four installments of 25,000 shares, the first of which vested March 2, 2010, the second of which vested June 2, 2010, the third of which vested September 2, 2010 and the fourth of which will vest March 2, 2011. Except for the 25,000 options granted to Mr. Hicks on September 2, 2009, all of the remaining options owned by Mr. Hicks have vested.

On July 26, 2006 we issued 200,000 shares of our common stock to Mr. Hicks upon the exercise of options. The options were exercisable at an exercise price of $0.25 per share. On March 12, 2007, Mr. Hicks exercised 418,395 options that were exercisable at an exercise price of $0.25 per share and, accordingly, we issued 418,395 shares of our common stock. Payment for the exercise of 376,739 of 418,395 options was made by applying the outstanding balance of a debt due from our company to Mr. Hicks evidenced by a promissory note made by our company on July 1, 2006. At the date of exercise, we owed Mr. Hicks principal and accrued interest of approximately $94,185 (CDN$104,175). This promissory note has now been cancelled. Payment for the balance of 418,395 options was made by applying $10,414 due to Mr. Hicks for reimbursable expenses. On April 2, 2007, Mr. Hicks exercised 248,271 options and, accordingly, we issued 248,271 shares of our common stock to Mr. Hicks. Of the 248,271 options, 48,271 had an exercise price of $0.25 per share and 200,000 had an exercise price of $0.49 per share. On March 20, 2009, Mr. Hicks exercised 120,000 options to purchase shares of our common stock at an exercise price of $0.25 per share and, accordingly, we issued 120,000 common shares to him for gross proceeds of $30,000. On April 7, 2009, Mr. Hicks exercised 80,000 options to purchase shares of our common stock at an exercise price of $0.25 per share and, accordingly, we issued 80,000 shares of our common stock to him for gross proceeds of $20,000. On July 16, 2010, Mr. Hicks exercised 133,334 options to purchase common shares at an exercise price of $0.25 per share and, accordingly, we issued 133,334 common shares to Mr. Hicks for gross proceeds of $33,333.50. On December 21, 2010, Mr. Hicks exercised 140,000 options to purchase common shares at an exercise price of $0.37 and, accordingly, on December 22, 2010, we issued 140,000 common shares to him for gross proceeds of $51,800.

On January 19, 2010, we granted stock options to Valerie Helsing to purchase 150,000 shares of our common stock at an exercise price of $0.855 per share for a term expiring January 19, 2015. The options are to vest in four intallments over a one-year period, with each installment equal to 25% of the total number of options granted to each optionee. The first installment vested on April 19, 2010, the second instalment vested on July 19, 2010, the third installment vested on October 19, 2010 and the fourth instalment was to vest on January 19, 2011, but Ms. Helsing resigned on January 7, 2011, before this last instalment vested. The balance of 112,500 stock options held by Ms. Helsing, all of which vested prior to her resignation, will be cancelled on March 31, 2011 unless exercised on or prior to that date.

On January 7, 2011, we entered into a consulting agreement with JBD Consulting Ltd. and Jeff Finkelstein, our Treasurer and Chief Financial Officer, pursuant to which JBD Consulting Ltd. agreed to cause Jeff Finkelstein to provide, among other things, services to our company consistent with those ordinarily provided by a Chief Financial Officer, including the duties and responsibilities set out at schedule A to the consulting agreement and we agreed, among other things, to (i) pay JBD Consulting Ltd. a monthly cash fee of CDN$12,500 (approximately US$12,500); (ii) grant Mr. Finkelstein options to purchase 150,000 shares of our common stock at an exercise price equal to the closing price, last sale of the day, on the TSX Venture Exchange on the date the options were granted and with a term of three years from the date of grant.

On January 7, 2011, we issued 150,000 options to Jeff Finkelstein, who became our Chief Financial Officer and Treasurer on that date, pursuant to our 2007 Stock Option Plan with an exercise price of $0.80 per share. These options expire on January 7, 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of the named executive officers as of January 31, 2011.

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Kenneth Hicks	610,000 Nil	Nil 100,000	Nil 100,000	$0.37 $0.68	Feb 10/14 Sept 1/12	Nil	Nil	Nil	Nil
Jeff Finkelstein	Nil	150,000	150,000	0.80	Jan 7/14	Nil	Nil	Nil	Nil
Valerie Helsing(1)	150,000	Nil	N/A	$0.855	Jan 19/15	Nil	Nil	Nil	Nil

(1)	Valerie Helsing was appointed as our chief financial officer on July 15, 2009. Although she resigned on January 7, 2011, she and the Company entered into an oral arrangement with the Company whereby she agreed to provide consulting services to the Company until February 28, 2011. As a result, her options will expire on March 31, 2011, unless exercised prior to that date.

Long-Term Incentive Plan

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our compensation committee and our board of directors.

Other than our 2005 Stock Option Plan, our 2007 Stock Option Plan and Mr. Hicks’ incentive bonuses, we do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Other than the provisions of the consulting agreements with Mr. Hicks and Mr. Finkelstein described below, we have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement or change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Our consulting agreement with Mr. Hicks provides that the consulting agreement will be terminated without cause by our company, upon payment by our company to Frontera Geological Services Ltd. of a lump sum equal to a monthly cash fee of CDN$12,500 (approximately US$12,500) (plus value added taxes) for any of (i) six months, (ii) the remainder of term of the consulting agreement or (iii) two months for each year that Mr. Hicks has provided services to our company since February 2004, whichever is greater, and issuance of the incentive shares, if earned, prior to the date of termination. Furthermore, our consulting agreement with Mr. Hicks provides that upon termination of the consulting agreement for any reason, we must immediately pay to Frontera Geological Services Ltd. all accrued and unpaid portions of a monthly cash fee of CDN$12,500 (approximately US$12,500) due up to the date of termination, as well as any expenses properly incurred prior to the date of termination. Furthermore, if, within 60 days of the occurrence of a change of control, Frontera Geological Services Ltd. or we terminate the consulting agreement for any reason other than for cause, we must pay a lump sum equal to a monthly cash fee of CDN$12,500 (approximately US$12,500) (plus value added taxes) for any of (i) six months, (ii) the remainder of term of the consulting agreement or (iii) two months for each year that Mr. Hicks has provided services to our company since February 2004, whichever is greater, to Frontera Geological Services Ltd.

Our consulting agreement with JBD Consulting Ltd. and Mr. Finkelstein provides that the consulting agreement may be terminated without cause by our company upon payment by our company to JBD Consulting Ltd. of a lump sum equal to a monthly cash fee of CDN$12,500 (approximately US$12,500) (plus value added taxes) for any of (i) nine months, (ii) the remainder of term of the consulting agreement or (iii) two months for each year that Mr. Finkelstein has provided services to our company since January 7 2011, whichever is greater. Furthermore, our consulting agreement with JBD Consulting and Mr. Finkelstein provides that upon termination of the consulting agreement for any reason, we must immediately pay to JBD Consulting Ltd. all accrued and unpaid portions of the monthly cash fee of CDN$12,500 (approximately US$12,500) due up to the date of termination, as well as any expenses properly incurred prior to the date of termination. Furthermore, if, within 60 days of the occurrence of a change of control, we terminate the consulting agreement for any reason other than for cause, we must pay a lump sum equal to a monthly cash fee of CDN$12,500 (approximately US$12,500) (plus value added taxes) for any of (i) eighteen months, (ii) the remainder of the term of the consulting agreement or (iii) two months for each year that Mr. Finkelstein has provided services to our company since January 7, 2011, whichever is greater, to JBD Consulting Ltd.

Directors Compensation

The following table sets forth the compensation of our directors who are not our named executive officers for the year ended January 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rick Thibault	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Colin Godwin	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Jenna Hardy	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Steve Hanson	Nil	Nil	248,616(1)	Nil	Nil	Nil	248,616
Patrick Downey	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)	This amount represents the fair value of these options at the date of grant. The fair value of these options was determined using the Black-Scholes option pricing model using a 5-year expected life of the option, a volatility factor of 93%, a risk- free rate of 2.65% and no assumed dividend rate. Please see note 7 to our financial statements contained in this proxy statement/prospectus.

We have not paid any director’s fees or other cash compensation for services rendered as a director during the fiscal year ended January 31, 2011.

On February 10, 2009, we granted stock options to Patrick Downey to purchase 200,000 shares of our common stock at an exercise price of $0.37 per share for a term expiring February 10, 2014. The options vested in four installments over a one-year period, with each installment equal to 25% of the total number of options granted to each optionee. The first installment vested on May 10, 2009, the second installment vested on August 10, 2009, the third installment vested on November 10, 2009 and the fourth installment vested on February 10, 2010. The grant is subject to the execution of stock option agreements by Mr. Downey and the terms of our 2007 stock option plan.

On February 10, 2009, we granted stock options to Richard Thibault to purchase 200,000 shares of our common stock at an exercise price of $0.37 per share for a term expiring February 10, 2014. The options vested in four installments over a one-year period, with each installment equal to 25% of the total number of options granted to each optionee. The first installment vested on May 10, 2009, the second installment vested on August 10, 2009, the third installment vested on November 10, 2009 and the fourth instalment vested on February 10, 2010. The grant is subject to the terms of a stock option agreement and the terms of our 2007 stock option plan. On February 7, 2011, Mr. Thibault exercised 200,000 options to purchase common shares at an exercise price of $0.58 per share and, accordingly, on February 7, 2011, we issued 200,000 common shares to Mr. Thibault for gross proceeds of $116,000.

On January 19, 2010, we granted stock options to Colin Godwin to purchase 100,000 shares of our common stock at an exercise price of $0.855 per share for a term expiring January 19, 2015. The options are to vest in four installments over a one-year period, with each installment equal to 25% of the total number of options granted to each optionee. The first installment is to vest on April 19, 2010, the second installment is to vest on July 19, 2010, the third installment vested on October 19, 2010 and the fourth installment vested on January 19, 2011. The grant is subject to the terms of a stock option agreement and the terms of our 2007 stock option plan. On February 2, 2010, we issued 40,000 shares of our common stock to Mr. Godwin upon the exercise of 40,000 stock options at an exercise price of $0.25 for aggregate proceeds of $10,500. On December 30, 2010, Mr. Godwin exercised 20,000 options to purchase common shares at an exercise price of $0.49 and, accordingly, on December 30, 2010, we issued 20,000 common shares to Mr. Godwin for gross proceeds of $9,800. On February 7, 2011, Mr. Godwin exercised 180,000 options to purchase common shares at an exercise price of $0.49 per share and, accordingly, on February 7, 2011, we issued 180,000 common shares to Mr. Godwin for gross proceeds of $88,200.

On January 19, 2010, we granted stock options to Jenna Hardy to purchase 200,000 shares of our common stock at an exercise price of $0.855 per share for a term expiring January 19, 2015. The options are to vest in four installments over a one-year period, with each installment equal to 25% of the total number of options granted to each optionee. The first installment vested on April 19, 2010, the second installment vested on July 19, 2010, the third installment vested on October 19, 2010 and the fourth installment is to vest on January 19, 2011. The grant is subject to the terms of a stock option agreement and the terms of our 2007 stock option plan. On February 1, 2011, Ms. Hardy exercised 200,000 options to purchase common shares at an exercise price of $0.49 per share and, accordingly, on February 7, 2011, we issued 200,000 common shares to Ms. Hardy for gross proceeds of $98,000.

On May 11, 2010, we granted stock options to Stephen Hanson, our newly appointed director, to purchase an aggregate of 400,000 shares of our common stock at an exercise price of CDN$0.64 (approximately US$0.66) per share for a term expiring May 10, 2015. The options are to vest in four installments over eighteen months, with each installment equal to 25% of the total number of options granted to Mr. Hanson. The first installment vested on November 10, 2010, the second installment is to vest on February 10, 2011, the third installment is to vest on May 10, 2011 and the fourth installment is to vest on November 10, 2011. The grant is subject to the execution of a stock option agreement by Mr. Hanson and the terms of our 2007 stock option plan.

On November 12, 2010, our board of directors adopted a remuneration policy for non-executive members of our board of directors. Pursuant to this policy, each non-executive director is entitled to: (i) be paid a fee for services rendered at the request of our company in an amount determined by our President, given the circumstances and on a case-by-case basis; (ii) a fee for attendance, whether in person, by telephone or other electronic means, at board meetings; (iii) stock options at the discretion of our board of directors. In addition, all directors are entitled to reimbursement from our company for their reasonable travel, lodging and meal expenses incident to meetings of our board of directors or committees thereof or in connection with other board related business. On February 9, 2011, our board of directors updated our remuneration policy for non-executive members of our board of directors whereby each non-executive member is to paid an annual retainer in the amount of CDN$5,000 (approximately US$5,000) at the beginning of each fiscal year, beginning with our fiscal year ended January 31, 2012.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
CERTAIN CONTROL PERSONS

Except as disclosed below, since the beginning of the year ended January 31, 2008, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years ($1,768,634) in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

In a private placement that closed on January 15, 2009, we sold to Mr. Hicks 750,000 units (with each unit consisting of one common share and one common share purchase warrant) at a price of $0.10 per unit for an aggregate purchase price of $75,000. Each unit warrant entitles the holder to purchase one additional common share for $0.15 until January 15, 2011. On June 5, 2009, Mr. Hicks exercised 300,000 of these warrants to purchase common shares at an exercise price of $0.15 and, accordingly, we issued 300,000 common shares to him for gross proceeds of $45,000. On March 16, 2010, Mr. Hicks exercised 450,000 of these warrants to purchase common shares at an exercise price of $0.15 and, accordingly, we issued 450,000 common shares to him for gross proceeds of $67,500. On July 16, 2010, Mr. Hicks exercised 133,334 options to purchase common shares at an exercise price of $0.25 per share and, accordingly, we issued 133,334 common shares to Mr. Hicks for gross proceeds of $33,333.50 and on December 21, 2010, Mr. Hicks exercised 140,000 options to purchase common stock at an exercise price of $0.37 per share and, accordingly, we issued 140,000 common shares to Mr. Hicks for gross proceeds of $51,800.

Our subsidiary, SCRN Properties Ltd., employs Orlando Rionda as its full-time legal representative in Argentina. Mr. Rionda performs administrative tasks on a full-time basis and looks after our local mineral claims management, accounting, field logistical support, legal administration, field staffing and other matters in Argentina. Until June, 2008, our subsidiary paid Mr. Rionda at a rate of $75 per day for each day worked in the office and $150 per day for each work day spent in the field. Between June, 2008 and July 2009, our subsidiary has paid him $2,500 per month and since August 2009, our subsidiary has paid him $5,000 per month. In addition to this compensation, on September 30, 2009 we awarded Mr. Rionda a bonus of $26,731. On May 11, 2007, we awarded to Mr. Rionda an incentive bonus in the form of 35,000 shares of our common stock. On January 19, 2010, we granted stock options to Orlando Rionda to purchase 100,000 shares of our common stock at an exercise price of $0.855 per share for a term expiring January 19, 2015. The options are to vest in four installments over a one-year period, with each installment equal to 25% of the total number of options granted to each optionee. The first installment vested on April 19, 2010, the second installment vested on July 19, 2010, the third installment vested on October 19, 2010 and the fourth installment is to vest on January 19, 2011. The grant is subject to the execution of stock option agreements by Mr. Rionda and the terms of our 2007 stock option plan. On February 2, 2010, Mr. Rionda exercised 50,000 of these options to purchase shares of our common stock at an exercise price of $0.62 per share and, accordingly, we issued 50,000 shares of our common stock to him for gross proceeds of $31,000 and on June 23, 2010, Mr. Rionda exercised 50,000 options to purchase common shares at an exercise price of $0.25 and, accordingly, we issued 50,000 common shares to Mr. Rionda for gross proceeds of $12,500.

On November 13, 2007, we issued 100,000 options to Patrick Downey, who was then a member of our advisory board and who became one of our directors on September 10, 2008, pursuant to our 2007 Stock Option Plan with an exercise price of $1.13 per share. These options expire on November 13, 2012. In a private placement that closed on March 25, 2008, we sold 200,000 units to Mr. Downey at a purchase price of $1.25 per unit for gross proceeds of $250,000. Each unit consisted of one common share and one-half of one non-transferable share purchase warrant that was exercisable at $1.60 until September 25, 2009. In a private placement that closed on January 15, 2009, we sold to Mr. Downey 200,000 units (with each unit consisting of one common share and one common share purchase warrant) at a price of $0.10 per unit for an aggregate purchase price of $20,000. Each unit warrant entitles the holder to purchase one additional common share for $0.15 until January 15, 2011. On January 14, 2011, Mr. Downey exercised 200,000 warrants to purchase common shares at an exercise price of $0.15 per share and, accordingly, we issued 200,000 common shares to him for gross proceeds of $30,000.

In a private placement that closed on January 15, 2009, we sold to Godwin Consultants Ltd, a corporation wholly-owned by Colin Godwin and his wife, 50,000 units (with each unit consisting of one common share and one common share purchase warrant) at a price of $0.10 per unit for an aggregate purchase price of $5,000. Each unit warrant entitles the holder to purchase one additional common share for $0.15 until January 15, 2011. On June 15, 2010, Mr. Godwin exercised 50,000 warrants to purchase common shares at an exercise price of $0.15 and, accordingly, we issued 50,000 common shares to the director for gross proceeds of $7,500.

In a private placement that closed on January 15, 2009, we sold to Jenna Hardy 50,000 units (with each unit consisting of one common share and one common share purchase warrant) at a price of $0.10 per unit for an aggregate purchase price of $5,000. Each unit warrant entitles the holder to purchase one additional common share for $0.15 until January 15, 2011. On October 14, 2009, Ms. Hardy exercised 50,000 warrants to purchase common shares at an exercise price of $0.15 and, accordingly, we issued 50,000 common shares to her for gross proceeds of $7,500.

In a private placement that closed on January 15, 2009, we sold to Miriam Galey, Richard Thibault’s wife, 75,000 units (with each unit consisting of one common share and one common share purchase warrant) at a price of $0.10 per unit for an aggregate purchase price of $7,500. Each unit warrant entitled the holder to purchase one additional common share for $0.15 until January 15, 2011. On January 12, 2011, Ms. Galey exercised 75,000 warrants to purchase common shares at an exercise price of $0.15 and, accordingly, we issued 75,000 common shares to her for gross proceeds of $11,250.

On July 14, 2009, we appointed Mark Vanry as Executive Vice President of Corporate Development and entered into a consulting agreement with 0845557 B.C. Ltd. and Mark Vanry. 0845557 B.C. Ltd. is a company owned and controlled by Mr. Vanry. Pursuant to the consulting agreement, 0845557 B.C. Ltd. agreed to cause Mark Vanry to provide, among other things, services to our company consistent with those ordinarily provided by an Executive Vice President of Corporate Development and we agreed, among other things, to (i) pay 0845557 B.C. Ltd. a monthly cash fee of CDN$12,500 (approximately US$12,500); (ii) grant Mr. Vanry options to purchase 1,000,000 shares of our common stock at an exercise price equal to the closing price, last sale of the day, on the OTC Bulletin Board on the date the options were granted and with a term of three years from the date of grant; and (iii) pay incentive bonuses upon the occurrence of specified milestones. On July 14, 2010, our consulting agreement with 0845557 B.C. Ltd. expired and, effective July 14, 2010, Mr. Vanry resigned as our Executive Vice President of Corporate Development.

On July 14, 2009, as required by the terms of our consulting agreement with him, we granted options to Mr. Vanry to purchase 1,000,000 shares of our common stock at an exercise price of $0.60 per share, exercisable until July 14, 2012. The options were to vest in four installments of 250,000 shares, the first of which vested January 14, 2010, the second of which vested April 14, 2010, the third of which was to vest July 14, 2010 and the fourth of which was to vest January 14, 2011. These options have been cancelled as a result of Mr. Vanry’s resignation as our Executive Vice President of Corporate Development.

In a private placement that closed on April 24, 2009, we sold 275,000 units to Mark Vanry at a purchase price of $0.30 per unit for aggregate gross proceeds of approximately $82,500. Each unit consisted of one share of our common stock and one non-transferable unit warrant. Each unit warrant entitles the holder to purchase one additional share of our company’s common stock for a purchase price of $0.45 until April 24, 2011. On November 3, 2009, Mr. Vanry exercised 150,000 warrants to purchase common shares at an exercise price of $0.45 and, accordingly, we issued 150,000 common shares to him for gross proceeds of $67,500.

In a private placement that closed on May 22, 2009, we sold 434,782 units to Mr. Vanry at a purchase price of $0.345 per unit for gross proceeds of approximately $150,000. Each unit consisted of one share of our common stock and one non-transferable unit warrant. Each unit warrant entitles the holder to purchase one additional share of our company’s common stock for a purchase price of $0.45 until May 22, 2011.

In March of 2006, we entered into a written consulting agreement with Hamish Malkin dated as of November 1, 2005. This written agreement confirmed the terms of our oral agreement with Mr. Malkin dated on or about November 1, 2005, whereby he agreed to act as our Chief Financial Officer and we agreed to pay him a consulting fee of approximately $1,039 (CDN$1,200) per month during the months of November and December of 2005 and a consulting fee of approximately $2,500 (CDN$2,500) per month for each month during calendar year 2006. In this agreement, we also agreed to grant to Mr. Malkin options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $0.25 per share. Although this written agreement had expired, Mr. Malkin continued to act as our Chief Financial Officer (and our principal accounting and financial officer) and we continued to pay Mr. Malkin a cash consulting fee for those services until August 31, 2009. Mr. Malkin resigned as our Chief Financial Officer effective July 15, 2009. As required by our written agreement with him, on December 13, 2005, we issued options to purchase 200,000 shares of our common stock to Mr. Malkin at an exercise price of $0.25 per share. As a result of his resignation effective July 15, 2009, these options were cancelled on September 30, 2009.

On March 11, 2011, we entered into a consulting agreement with Peter A. Ball and Ariston Capital, a company owned and controlled by Mr. Ball, whereby Mr. Ball and Ariston Capital have agreed to provide consulting services as are consistent with those ordinarily provided by an Executive Vice President, Corporate Development (including the forging of new relationships with institutional investors, raising of capital to fund the continued development of our exploration and development programs, an expanded marketing and public relations program and assisting with corporate governance and regulatory matters) to our company in consideration for, among other things: (i) a monthly cash fee of Cdn$12,500, due at the end of the month; and (ii) the grant of stock options to purchase 150,000 shares of our common stock.

On March 11, 2011, we granted stock options to Peter A. Ball to purchase 150,000 shares of our common stock at an exercise price of $1.04 per share (being the closing price (last sale of the day on the OTC Bulletin Board) on March 10, 2011), exercisable until March 11, 2014. The stock options are to vest in four equal quarterly installments, with the first installment vesting June 1, 2011.

Compensation for Named Executive Officers and Directors

For information regarding compensation for our named executive officers and directors, see “Executive Compensation”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 17, 2011 , certain information known to us (based solely on our review of reports regarding ownership of, and transactions in, our securities filed with the Securities and Exchange Commission and advice from certain of the following persons) with respect to the beneficial ownership of our common stock by (i) each of our directors and nominees, (ii) each of our named executive officers (as defined in the “Executive Compensation” section) and current executive officers, and (iii) all of our directors and current executive officers as a group. Except as set forth in the table below, there is no person known to us who beneficially owns more than 5% of our common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Kenneth Hicks Suite 835, 1100 Melville Street, Vancouver, British Columbia V6E 4A6 Canada	common stock	4,525,000(3)	Direct	7.60%
Valerie Helsing 1011 Braeside Street West Vancouver, BC V7T 2K7, Canada	common stock	150,000(4)	Direct	*
Jenna Hardy Suite 835, 1100 Melville Street, Vancouver, BC V6E 4A6, Canada	common stock	460,000(5)	Direct	*
Colin Godwin Suite 835, 1100 Melville Street, Vancouver, British Columbia V6E 4A6	common stock	300,000(6) 100,000(7)	Direct Indirect(7)	*
Richard Thibault 81 Seaview Drive Providenciales, Turks and Caicos Islands	common stock	400,000(8) 75,000(9)	Direct Indirect(9)	*
Patrick Downey PO Box 10434 Pacific Centre Suite 950 – 777 Dunsmuir Street Vancouver, BC V7Y 1K4, Canada	common stock	900,000(10)	Direct	1.55%
Stephen Hanson 3805 Sunnycrest Drive North Vancouver, BC V7R 3C5, Canada	common stock	200,000(11) 9,500(12)	Direct Indirect(12)	*
Jeff Finkelstein Suite 835, 1100 Melville Street Vancouver, BC V6E 4A6 Canada	common stock	37,500(13)	N/A	Nil
International Finance Corp. 2121 Pennsylvania Ave., N.W. Washington, DC 20433	common stock	11,766,134 (14)	Direct	19.99%
Directors and Executive Officers as a Group (7 persons)(15)	common stock	7,007,000(16)		11.56%

Notes:
* Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, would be counted as outstanding for computing the percentage of the person holding such options, warrants or convertible securities but not counted as outstanding for computing the percentage of any other person.

(2)

Based on 57,898,672 shares of common stock issued and outstanding as of March 17, 2011 . Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(3)	Includes 710,000 stock options which may be exercised into common shares and 900,000 share purchase warrants which may be exercised into common shares.

(4)

Consists of 150,000 stock options which may be exercised into common shares. Ms. Helsing resigned from our company on January 7, 2011 and entered into an oral consulting arrangement with our company to provide consulting services to February 28, 2011. As such, all of these options will expire March 31, 2011 unless exercised on or before that date.

(5)	Includes 200,000 stock options which may be exercised into common shares.

(6)	Includes 160,000 stock options which may be exercised into common shares.

(7)	Consists of 100,000 common shares held by Godwin Consultants Ltd., a company beneficially owned by Colin Godwin and his spouse.

(8)	Includes 200,000 stock options which may be exercised into common shares.

(9)	Consists of 75,000 common shares held by Miriam Galey, spouse of Richard Thibault.

(10)	Includes 300,000 stock options which may be exercised into common shares.

(11)	Consists of 200,000 stock options which may be exercised into common shares.

(12)	These shares are held by Discovery Management Services Ltd., a company of which Stephen Hanson is President.

(13)	Consists of 37,500 stock options which may be exercised into common shares.

(14)

Includes 961,428 share purchase warrants which may be exercised into common shares, but excludes 9,843,278 share purchase warrants in respect of which International Finance Corporation has entered into an undertaking with our company which restricts International Finance Corporation from exercising such warrants if it will result in International Finance Corporation owning or controlling 20% or more of the outstanding voting securities of our company immediately after giving effect to such exercise.

(15)	Does not include Valerie Helsing who resigned from her office as our chief financial officer effective January 7, 2011.

(16)	Includes 2,307,500 stock options which may be exercised into common shares and 900,000 share purchase warrants which may be exercised into common shares.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit fees

The aggregate fees billed for the two most recently completed fiscal years ended January 31, 2010 and January 31, 2009 for professional services rendered by Morgan & Company for the audit of our annual consolidated financial statements, quarterly reviews of our interim consolidated financial statements and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for these fiscal years were as follows:

	Year Ended January 31, 2010	Year Ended January 31, 2009
Audit Fees and Audit Related Fees	$60,806	$49,400
Tax Fees	$Nil	$Nil
All Other Fees	$Nil	$Nil
Total	$63,806	$49,400

In the above table, “audit fees” are fees billed by our independent registered public accounting firm for services provided in auditing our annual financial statements for the subject year. “Audit-related fees” are fees not included in audit fees that are billed by the independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit review of our financial statements. “Tax fees” are fees billed by the independent registered public accounting firm for professional services rendered for tax compliance, tax advice and tax planning. “All other fees” are fees billed by the independent registered public accounting firm for products and services not included in the foregoing categories.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firm

Our audit committee pre-approves all services performed by Morgan & Company prior to Morgan & Company’s performance of such services. All of the above services were reviewed and pre-approved by our audit committee before those services were rendered.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, or nominee for election as a director of our company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the annual and special meeting, other than elections to office.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials and annual reports, delivering a single copy of proxy statement or annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their address from their brokers and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders must be received no later than November 18, 2011. If we change the date of our next annual meeting of stockholders by more than 30 days from the date of the previous year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. All such proposals must comply with the requirements of Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934, which sets forth specific requirements and limitations applicable to nominations and proposals at annual meetings of stockholders.

All stockholder proposals, notices and requests should be made in writing and sent via registered, certified or express mail, to Argentex Mining Corporation, Suite 835, 1100 Melville Street, Vancouver, British Columbia V6E 4A6, Canada, Attention: President.

With respect to business to be brought before our annual and special meeting of stockholders to be held on April 29, 2011, we have received no notices from our stockholders that we were required to include in this proxy statement/prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Subsequent to the consummation of the merger and continuation, we anticipate that we will qualify as a foreign private issuer for purposes of the Securities Exchange Act of 1934. Upon our company qualifying as a foreign private issuer, we intend to file annual reports on Form 20-F and will no longer required to file quarterly reports, however we will be required to file our interim financial statements and management discussion and analysis that we prepare as a reporting issuer under Canadian securities legislation with the Securities and Exchange Commission on Form 6-K. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the issuance of the common shares of Argentex BC in connection with the merger and continuation. This proxy statement/prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

We undertake, on your written request, to provide without charge a copy of our annual report on Form 10-K for the year ended January 31, 2010, as filed with the Securities and Exchange Commission on April 22, 2010. Request should be made to our company at Argentex Mining Corporation, Attention: President, Suite 835, 1100 Melville Street, Vancouver, British Columbia V6E 4A6, Canada.

OTHER MATTERS

Our board of directors does not intend to bring any other business before the annual and special meeting, and so far as is known to our board of directors, no matters are to be brought before the annual and special meeting except as specified in the notice of the annual and special meeting. If any other matters are properly brought before the annual and special meeting, it is the intention of the persons named on the proxy to vote the shares represented by the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors

/s/ Kenneth Hicks
Kenneth Hicks
President and Secretary
March 17, 2011

SCHEDULE “A”

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (“Agreement”) dated as of January 13, 2011, is made and entered into by and between Argentex Mining Corporation, a Delaware corporation (“Parent”) and Argentex Mining Corporation, a Nevada corporation (“Subsidiary”).

WHEREAS:

A. Parent is a corporation organized and existing under the laws of Delaware;

B. Subsidiary is a corporation organized and existing under the laws of Nevada and is a wholly owned subsidiary of Parent; and

C. Parent and Subsidiary and their respective boards of directors deem it advisable and to the advantage, for the welfare and in the best interests of the corporations and their respective stockholders, to merge Parent with and into Subsidiary pursuant to the provisions of Nevada Revised Statutes (“NRS”) and the Delaware General Corporation Law (“DGCL”) upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that Parent shall be merged into Subsidiary (the “Merger”) upon the terms and conditions set forth below.

ARTICLE 1
PRINCIPAL TERMS OF THE MERGER

1.1	Merger

At the Effective Time (as defined in Section 4.1 below), Parent shall be merged into Subsidiary and the separate existence of Parent shall cease. Subsidiary shall be the surviving corporation (sometimes hereinafter referred to as the “Surviving Corporation”) in the Merger and shall operate under the name “Argentex Mining Corporation” by virtue of, and shall be governed by, the laws of Nevada. The address of the registered office of the Surviving Corporation in Nevada will be 100 East William Street, Suite 204, Carson City, Nevada 89701, and the registered agent in charge thereof shall be National Registered Agents, Inc. of NV.

1.2	Articles of Incorporation of the Surviving Corporation

The articles of incorporation of Subsidiary as in effect immediately before the Effective Time of the Merger shall be the articles of incorporation of the Surviving Corporation without change unless and until amended in accordance with applicable law.

1.3	Bylaws of the Surviving Corporation

The bylaws of Subsidiary as in effect immediately before the Effective Time of the Merger shall be the bylaws of the Surviving Corporation without change unless and until amended or repealed in accordance with applicable law.

1.4	Directors and Officers

At the Effective Time of the Merger, the directors and officers of Parent in office at the Effective Time of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the articles of incorporation and bylaws of the Surviving Corporation and the NRS, until his or her successor is duly elected or appointed and qualified.

ARTICLE 2
CONVERSION, CERTIFICATES AND PLANS

2.1	Conversion of Shares

At the Effective Time of the Merger, each of the following transactions shall be deemed to occur simultaneously:

(a)

Common Stock. Each share of Parent’s common stock, $0.001 par value per share (“Parent Stock”), issued and outstanding immediately before the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s common stock, $0.001 par value per share (the “Surviving Corporation Stock”).

(b)

Options. Each option to acquire shares of Parent Stock outstanding immediately before the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option to acquire, upon the same terms and conditions, the number of shares of Surviving Corporation Stock that is equal to the number of shares of Parent Stock that the optionee would have received had the optionee exercised such option in full immediately before the Effective Time of the Merger (whether or not such option was then exercisable) and the exercise price per share under each such option shall be equal to the exercise price per share thereunder immediately before the Effective Time of the Merger, unless otherwise provided in the instrument granting such option.

(c)

Warrants. Each warrant to acquire shares of Parent Stock outstanding immediately before the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent warrant to acquire, upon the same terms and conditions, the number of shares of Surviving Corporation Stock that is equal to the number of shares of Parent Stock that the warrant holder would have received had the warrant holder exercised such warrant in full immediately before the Effective Time of the Merger (whether or not such warrant was then exercisable) and the exercise price per share under each such warrant shall be equal to the exercise price per share thereunder immediately before the Effective Time of the Merger, unless otherwise provided in the instrument granting such warrant.

(d)

Other Rights. Any other right, by contract or otherwise, to acquire shares of Parent Stock outstanding immediately before the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of shares of Surviving Corporation Stock that is equal to the number of shares of Parent Stock that the right holder would have received had the right holder exercised such right in full immediately before the Effective Time of the Merger (whether or not such right was then exercisable) and the exercise price per share under each such right shall be equal to the exercise price per share thereunder immediately before the Effective Time of the Merger, unless otherwise provided in the agreement granting such right.

(e)

Subsidiary Stock. Each share of Subsidiary’s common stock issued and outstanding immediately before the Effective Time of the Merger and held by Parent shall be [ avour[ ed without any consideration being issued or paid therefore and shall resume the status of an authorized and unissued share of the Surviving Corporation Stock.

2.2	Stock Certificates

After the Effective Time of the Merger, each certificate theretofore representing issued and outstanding shares of Parent Stock will thereafter be deemed to represent the same number of shares of the same class and series of capital stock of the Surviving Corporation. The holders of outstanding certificates theretofore representing Parent Stock will not be required to surrender such certificate to Parent or the Surviving Corporation.

2.3	Employee Benefit and Compensation Plans

At the Effective Time of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which Parent is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan or other similar plan of Parent provides for the issuance or purchase of, or otherwise relates to, Parent Stock, after the Effective Time of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Surviving Corporation Stock.

ARTICLE 3
TRANSFER AND CONVEYANCE OF ASSETS
AND ASSUMPTION OF LIABILITIES

3.1	Effects of the Merger

At the Effective Time of the Merger, the Merger shall have the effects specified in the NRS, the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of Parent and Subsidiary, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate, whether by deed or otherwise vested in Parent and Subsidiary or either of them, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

3.2	Additional Actions

If, at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of Parent acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, Parent and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement. The proper officers and directors of the Surviving Corporation are fully authorized in the name of Parent or otherwise to take any and all such action.

ARTICLE 4
APPROVAL BY STOCKHOLDERS;
AMENDMENT; EFFECTIVE TIME

4.1	Approval

This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of stockholders in accordance with the NRS and the DGCL, approval by the TSX Venture Exchange Inc. (the “TSXV”) and compliance with the requirements of law, including the securities laws of the United States and Canada, and the policies of the TSXV. As promptly as practicable after approval of this Agreement by the stockholders in accordance with applicable law and the policies of the TSXV and approval of this Agreement by the TSXV, duly authorized officers of the respective parties shall make and execute a Certificate of Merger and Articles of Merger and shall cause such documents to be filed with the Secretary of State of Delaware and the Secretary of State of Nevada, respectively, in accordance with the laws of Delaware and Nevada, respectively, and with applicable U.S. and Canadian securities laws. The effective date and time (“Effective Time”) of the Merger shall be the date and time on and at which the Merger becomes effective under the laws of Delaware or the date and time on and at which the Merger becomes effective under the laws of Nevada, whichever occurs later.

4.2	Amendments

The boards of directors of Parent and Subsidiary may amend this Agreement at any time before the Effective Time, provided, however, that an amendment made subsequent to the approval of the Merger by the stockholders of Parent or the sole stockholder of Subsidiary, whichever is earlier, shall not (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of Parent Stock, (b) alter or change any term of the articles of incorporation of the Surviving Corporation or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Parent Stock.

ARTICLE 5
MISCELLANEOUS

5.1	Termination

At any time before the Effective Time, this Agreement may be terminated and the Merger contemplated hereby may be abandoned by the board of directors of either Parent or Subsidiary or both, notwithstanding approval of this Agreement by the stockholders of Parent or the sole stockholder of Subsidiary, or both.

5.2	Consent to Service of Process

The Surviving Corporation hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Parent, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to §262 of the DGCL. The Surviving Corporation hereby irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings. In the event of such service upon the Secretary of State of Delaware, such service shall be mailed to the principal executive offices of the Surviving Corporation at Suite 835, 1100 Melville Street, Vancouver, British Columbia V6E 4A6, Canada.

5.3	Counterparts

This Agreement may be executed in any number of counterparts and by electronic transmission, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

5.4	Electronic Execution

Delivery of an executed signature page to this Agreement by any party by electronic transmission will be as effective as delivery of a manually executed copy of this Agreement by such party.

5.5	Descriptive Headings

The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

5.6	Governing Law

This Agreement shall be construed in accordance with the laws of Nevada, except to the extent the laws of Delaware shall apply to the Merger where mandated by the DGCL.

IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Agreement, pursuant to authority duly given by their respective boards of directors, have caused this Agreement to be duly executed on the date set forth above.

Parent:

ARGENTEX MINING CORPORATION a Delaware corporation

Per:	/s/ Kenneth Hicks
Authorized Signatory

Subsidiary:

ARGENTEX MINING CORPORATION
a Nevada corporation

Per:	/s/ Kenneth Hicks
Authorized Signatory

SCHEDULE “B”

PLAN OF CONVERSION

OF

ARGENTEX MINING CORPORATION
(A corporation incorporated under the laws of the State of Nevada)

INTO

ARGENTEX MINING CORPORATION
(A corporation organized under the laws of the Province of British Columbia)

Argentex Mining Corporation, a Nevada corporation, hereby adopts the following plan of conversion (this “Plan of Conversion”):

1.	The name of the constituent entity (the “Constituent Entity”) is Argentex Mining Corporation and the jurisdiction of the laws that govern the Constituent Entity is the State of Nevada.

2.

The name of the resulting entity (the “Resulting Entity”) is Argentex Mining Corporation and the jurisdiction of the laws that will govern the Resulting Entity is the Province of British Columbia, Canada.

3.

Argentex Mining Corporation, a Delaware corporation, (“Argentex Delaware”) owns the entire issued and outstanding share of common stock of the Constituent Entity and Argentex Delaware plans to merge with and into the Constituent Entity with the Constituent Entity being the surviving corporation (the “Merger”) for the purpose of changing the corporate jurisdiction of Argentex Delaware to the State of Nevada.

4.

This Plan of Conversion is subject to approval by the sole stockholder of the Constituent Entity, the holders of a majority of the outstanding shares of common stock of Argentex Delaware, and the TSX Venture Exchange Inc. and the subsequent consummation of the Merger.

5.

Subsequent to the consummation of the Merger, the Constituent Entity seeks to effect a conversion of the Constituent Entity into the Resulting Entity (the “Conversion”) pursuant to Section 92A.105 of the Nevada Revised Statutes (“NRS”) and intends that this Plan of Conversion will constitute the complete plan of conversion referred to in Section 92A.105 of the NRS.

6.

As promptly as practicable after approval of this Plan of Conversion by the sole stockholder of the Constituent Entity and the holders of a majority of the outstanding shares of common stock of Argentex Delaware and the subsequent consummation of the Merger, the Constituent Entity shall cause the Conversion to be consummated by the filing the Articles of Conversion with the Nevada Secretary of State in such form as is required by, and signed in accordance with, the applicable provisions of Chapter 92A of the NRS and the execution and filing of the Continuation Application with the Registrar of Companies in the Province of British Columbia. The effective date and time (the “Effective Time”) of the Conversion shall be the date and time on and at which the Conversion becomes effective under the laws of the State of Nevada or the date and time on and at which the Conversion becomes effective under the laws of the Province of British Columbia, whichever occurs later.

7.	As of the Effective Time of the Conversion:

	(a)	The Constituent Entity shall be converted into the Resulting Entity, a corporation organized under the Business Corporations Act (British Columbia);

(b)

The proposed Continuation Application and Articles of the Resulting Entity, substantially in the forms attached hereto as Appendix “A” and Appendix “B”, respectively, will replace the Articles of Incorporation and Bylaws of the Constituent Entity, and the proposed Continuation Application and Articles of the Resulting Entity will continue in full force and effect until changed, altered or amended as provided in the Business Corporations Act (British Columbia);

	(c)	The separate existence of the Constituent Entity will cease;

(d)

The title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by the Constituent Entity, and all debts due to the Constituent Entity on whatever account, as well as all other things in action or belonging to the Constituent Entity, shall in accordance with the NRS be vested in the Resulting Entity without reservation or impairment;

(e)

The Resulting Entity shall have all of the debts, liabilities and duties of the Constituent Entity, and all rights of creditors accruing and all liens placed upon any property of the Constituent Entity up to the Effective Time of the Conversion shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Entity shall attach to the Resulting Entity and may be enforced against it to the same extent as if it had incurred or contracted such debts, liabilities and duties;

(f)

Any proceeding pending against the Constituent Entity may be continued as if the Conversion had not occurred or the Resulting Entity may be substituted in the proceeding in place of the Constituent Entity;

(g)

Each share of common stock of the Constituent Entity, with US$0.001 par value per share, issued and outstanding immediately before the Effective Time of the Conversion will, by virtue of the Conversion and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable common share of the Resulting Entity, without par value;

(h)

Each option to acquire shares of common stock of the Constituent Entity outstanding immediately before the Effective Time of the Conversion will, by virtue of the Conversion and without any action on the part of the holder thereof, be converted into and become an equivalent option to acquire, upon the same terms and conditions, the number of common shares of the Resulting Entity that is equal to the number of shares of common stock of the Constituent Entity that the optionee would have received had the optionee exercised such option in full immediately before the Effective Time of the Conversion (whether or not such option was then exercisable) and the exercise price per share under each such option shall be equal to the exercise price per share thereunder immediately before the Effective Time of the Conversion, unless otherwise provided in the instrument granting such option;

(i)

Each warrant to acquire shares of common stock of the Constituent Entity outstanding immediately before the Effective Time of the Conversion will, by virtue of the Conversion and without any action on the part of the holder thereof, be converted into and become an equivalent warrant to acquire, upon the same terms and conditions, the number of common shares of the Resulting Entity that is equal to the number of shares of common stock of the Constituent Entity that the warrant holder would have received had the warrant holder exercised such warrant in full immediately before the Effective Time of the Conversion (whether or not such warrant was then exercisable) and the exercise price per share under each such warrant shall be equal to the exercise price per share thereunder immediately before the Effective Time of the Conversion, unless otherwise provided in the instrument granting such warrant;

(j)

Any other right, by contract or otherwise, to acquire shares of common stock of the Constituent Entity outstanding immediately before the Effective Time of the Conversion shall, by virtue of the Conversion and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of common shares of the Resulting Entity that is equal to the number of shares of common stock of the Constituent Entity that the right holder would have received had the right holder exercised such right in full immediately before the Effective Time of the Conversion (whether or not such right was then exercisable) and the exercise price per share under each such right shall be equal to the exercise price per share thereunder immediately before the Effective Time of the Conversion, unless otherwise provided in the agreement granting such right; and

(k)

The directors and officers of the Constituent Entity in office at the Effective Time of the Conversion will become the directors and officers, respectively, of the Resulting Entity, each of such directors and officers to hold office, subject to the applicable provisions of the Continuation Application, Articles of the Resulting Entity and the Business Corporations Act (British Columbia), until his or her successor is duly elected or appointed and qualified.

8.

The boards of directors of the Constituent Entity may amend this Plan of Conversion at any time before the Effective Time of Conversion, provided, however, that an amendment made subsequent to the approval of the Conversion by the stockholders of Argentex Delaware or the sole stockholder of the Constituent Entity, whichever is earlier, shall not (a) alter or change the manner or basis of exchanging a stockholder’s shares of the Constituent Entity for a stockholder’s shares, rights to purchase a stockholder’s shares, or other securities of the Resulting Entity, or for cash or other property in whole or in part or (b) alter or change any of the terms and conditions of this Plan of Conversion in a manner that adversely affects the stockholders of the Constituent Entity.

9.

At any time before the Effective Time of Conversion, this Plan of Conversion may be terminated and the Conversion contemplated hereby may be abandoned by the board of directors of the Constituent Entity, notwithstanding approval of this Plan of Conversion by the stockholders of Argentex Delaware or the sole stockholder of the Constituent Entity, or both.

ARGENTEX MINING CORPORATION
a Nevada corporation

By:	/s/ Kenneth Hicks
Name: Kenneth Hicks
Title: President

Date:	January 13, 2011

NOTICE OF ARTICLES

A NAME OF COMPANY

Set out the name of the company as set out in Item A of the Continuation Application.

ARGENTEX MINING CORPORATION

B TRANSLATION OF COMPANY NAME

Set out every translation of the company name that the company intends to use outside of Canada.

C DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual's residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

LAST NAME	FIRST NAME	MIDDLE NAME	
HICKS	KENNETH		
DELIVERY ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
602 - 1112 West Pender Street, Vancouver	BC	Canada	V6E 2S1
MAILING ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
602 - 1112 West Pender Street, Vancouver	BC	Canada	V6E 2S1
LAST NAME	**FIRST NAME**	**MIDDLE NAME**	
HARDY	JENNA	L	
DELIVERY ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
602 - 1112 West Pender Street, Vancouver	BC	Canada	V6E 2S1
MAILING ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
602 - 1112 West Pender Street, Vancouver	BC	Canada	V6E 2S1
LAST NAME	**FIRST NAME**	**MIDDLE NAME**	
GODWIN	COLIN	I.	
DELIVERY ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
602 - 1112 West Pender Street, Vancouver	BC	Canada	V6E 2S1
MAILING ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
602 - 1112 West Pender Street, Vancouver	BC	Canada	V6E 2S1
LAST NAME	**FIRST NAME**	**MIDDLE NAME**	
DOWNEY	PATRICK		
DELIVERY ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
602 - 1112 West Pender Street, Vancouver	BC	Canada	V6E 2S1
MAILING ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
602 - 1112 West Pender Street, Vancouver	BC	Canada	V6E 2S1

FORM I (WED) Rev. 2007/10/3

NOA Page 1

     SCHEDULE TO
CONTINUATION APPLICATION OF
ARGENTEX MINING CORPORATION

ADDITIONAL DIRECTORS

DIRECTOR NAME(S) AND ADDRESS(ES)

LAST NAME                     FIRST NAME
THIBAULT                        RICHARD

DELIVERY ADDRESS
Suite 835, 1100 Melville Street, Vancouver, British Columbia V6E 4A6 Canada

MAILING ADDRESS
Suite 835, 1100 Melville Street, Vancouver, British Columbia V6E 4A6 Canada

LAST NAME                      FIRST NAME
HANSON                             STEPHEN

DELIVERY ADDRESS
Suite 835, 1100 Melville Street, Vancouver, British Columbia V6E 4A6 Canada

MAILING ADDRESS
Suite 835, 1100 Melville Street, Vancouver, British Columbia V6E 4A6 Canada

APPENDIX “B”

ARTICLES

Continuation No.

BUSINESS CORPORATIONS ACT

ARTICLES

OF

ARGENTEX MINING CORPORATION

Continuation No.

BUSINESS CORPORATIONS ACT

ARTICLES

OF

ARGENTEX MINING CORPORATION
(the “Company”)

PART 1– INTERPRETATION

1.1	Definitions

Without limiting Article 1.2, in these Articles, unless the context requires otherwise:

“adjourned meeting” means the meeting to which a meeting is adjourned under Article 8.7 or 8.11;

“board” and “directors” mean the directors or sole director of the Company for the time being;

“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c.57, and includes its regulations;

“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238;

“trustee”, in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.

1.2	Business Corporations Act definitions apply

The definitions in the Business Corporations Act apply to these Articles.

1.3	Interpretation Act applies

The Interpretation Act applies to the interpretation of these Articles as if these Articles were an enactment.

1.4	Conflict in definitions

If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles.

1.5	Conflict between Articles and legislation

If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

PART 2 – SHARES AND SHARE CERTIFICATES

2.1	Form of share certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.2	Shareholder Entitled to Certificate or Acknowledgement

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.3	Sending of share certificate

Any share certificate to which a shareholder is entitled may be sent to the shareholder by mail and neither the Company nor any agent is liable for any loss to the shareholder because the certificate sent is lost in the mail or stolen.

2.4	Replacement of worn out or defaced certificate

If the directors are satisfied that a share certificate is worn out or defaced, they must, on production to them of the certificate and on such other terms, if any, as they think fit,

(a)	order the certificate to be cancelled, and

(b)	issue a replacement share certificate.

2.5	Replacement of lost, stolen or destroyed certificate

If a share certificate is lost, stolen or destroyed, a replacement share certificate must be issued to the person entitled to that certificate if the directors receive

(a) proof satisfactory to them that the certificate is lost, stolen or destroyed, and

(b) any indemnity the directors consider adequate.

2.6	Splitting share certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name 2 or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate, so surrendered, the Company must cancel the surrendered certificate and issue replacement share certificates in accordance with that request.

PART 3 – ISSUE OF SHARES

3.1	Directors authorized to issue shares

The directors may, subject to the rights of the holders of the issued shares of the Company, issue, allot, sell, grant options on or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors, in their absolute discretion, may determine.

3.2	Company need not recognize unregistered interests

Except as required by law or these Articles, the Company need not recognize or provide for any person’s interests in or rights to a share unless that person is the shareholder of the share.

PART 4 – SHARE TRANSFERS

4.1	Recording or registering transfer

A transfer of a share of the Company must not be registered

(a)	unless a duly signed instrument of transfer in respect of the share has been received by the Company and the certificate representing the share to be transferred has been surrendered and cancelled, or

(b)	if no certificate has been issued by the Company in respect of the share, unless a duly signed instrument of transfer in respect of the share has been received by the Company.

4.2	Form of instrument of transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

4.3	Signing of instrument of transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer,

	(a)	in the name of the person named as transferee in that instrument of transfer, or

	(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

4.4	Enquiry as to title not required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

4.5	Transfer fee

There must be paid to the Company, in relation to the registration of any transfer, the amount determined by the directors.

PART 5 – ACQUISITION OF SHARES

5.1	Company authorized to purchase shares

Subject to the special rights and restrictions attached to any class or series of shares, the Company may, if it is authorized to do so by the directors, purchase or otherwise acquire any of its shares.

5.2	Company authorized to accept surrender of shares

The Company may, if it is authorized to do so by the directors, accept a surrender of any of its shares by way of gift or for cancellation.

5.3	Company authorized to convert fractional shares into whole shares

The Company may, if it is authorized to do so by the directors, convert any of its fractional shares into whole shares in accordance with, and subject to the limitations contained in, the Business Corporations Act.

PART 6 – BORROWING POWERS

6.1	Powers of directors

The directors may from time to time on behalf of the Company

	(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate,

(b)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person, and at any discount or premium and on such other terms as they consider appropriate,

	(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person, and

	(d)	mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future assets and undertaking of the Company.

PART 7 – GENERAL MEETINGS

7.1	Annual general meetings

Unless an annual general meeting is deferred or waived in accordance with section 182(2)(a) or (c) of the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual general meeting.

7.2	When annual general meeting is deemed to have been held

If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 7.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

7.3	Calling of shareholder meetings

The directors may, whenever they think fit, call a meeting of shareholders.

7.4	Notice for meetings of shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a) if and for so long as the Company is a public company, 21 days;

(b) otherwise, 10 days.

7.5	Record date for notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

	(a)	if and for so long as the Company is a public company, 21 days;

	(b)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

7.6	Record date for voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

7.7	Failure to give notice and waiver of notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

7.8	Notice of special business at meetings of shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 8.1, the notice of meeting must:

(a) state the general nature of the special business; and

(b)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i) at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii) during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

PART 8 – PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

8.1	Special business

At a meeting of shareholders, the following business is special business:

	(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

	(b)	at an annual general meeting, all business is special business except for the following:

(i) business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor;

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

8.2	Special majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

8.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is 2 persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 1/20 of the issued shares entitled to be voted at the meeting.

8.4	One shareholder may constitute quorum

If there is only one shareholder entitled to vote at a meeting of shareholders,

(a) the quorum is one person who is, or who represents by proxy, that shareholder, and

(b) that shareholder, present in person or by proxy, may constitute the meeting.

8.5	Other persons may attend

The directors, the president, if any, the secretary, if any, and any lawyer or auditor for the Company are entitled to attend any meeting of shareholders, but if any of those persons do attend a meeting of shareholders, that person is not to be counted in the quorum, and is not entitled to vote at the meeting, unless that person is a shareholder or proxy holder entitled to vote at the meeting.

8.6	Requirement of quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote at the meeting is present at the commencement of the meeting.

8.7	Lack of quorum

If, within 1/2 hour from the time set for the holding of a meeting of shareholders, a quorum is not present,

(a)	in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved, and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

8.8	Lack of quorum at succeeding meeting

If, at the meeting to which the first meeting referred to in Article 8.7 was adjourned, a quorum is not present within 1/2 hour from the time set for the holding of the meeting, the persons present and who are, or who represent by proxy, shareholders entitled to attend and vote at the meeting constitute a quorum.

8.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a) the chair of the board, if any;

(b) if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

8.10	Alternate chair

At any meeting of shareholders, the directors present must choose one of their number to be chair of the meeting if: (a) there is no chair of the board or president present within 15 minutes after the time set for holding the meeting; (b) the chair of the board and the president are unwilling to act as chair of the meeting; or (c) if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting. If, in any of the foregoing circumstances, all of the directors present decline to accept the position of chair or fail to choose one of their number to be chair of the meeting, or if no director is present, the shareholders present in person or by proxy must choose any person present at the meeting to chair the meeting.

8.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.12	Notice of adjourned meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

8.13	Motion need not be seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

8.14	Manner of taking a poll

Subject to Article 8.15, if a poll is duly demanded at a meeting of shareholders,

(a)	the poll must be taken

(i) at the meeting, or within 7 days after the date of the meeting, as the chair of the meeting directs, and

(ii) in the manner, at the time and at the place that the chair of the meeting directs,

(b)	the result of the poll is deemed to be a resolution of, and passed at, the meeting at which the poll is demanded, and

(c)	the demand for the poll may be withdrawn.

8.15	Demand for a poll on adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

8.16	Demand for a poll not to prevent continuation of meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

8.17	Poll not available in respect of election of chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

8.18	Casting of votes on poll

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

8.19	Chair must resolve dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the same, and his or her determination made in good faith is final and conclusive.

8.20	Chair has no second vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

8.21	Declaration of result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting.

8.22	Meetings by telephone or other communications medium

A shareholder or proxy holder who is entitled to participate in a meeting of shareholders may do so in person, or by telephone or other communications medium, if all shareholders and proxy holders participating in the meeting are able to communicate with each other; provided, however, that nothing in this Section shall obligate the Company to take any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders. If one or more shareholders or proxy holders participate in a meeting of shareholders in a manner contemplated by this Section,

(a)	each such shareholder or proxy holder shall be deemed to be present at the meeting, and

(b)	the meeting shall be deemed to be held at the location specified in the notice of the meeting.

PART 9 – ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to the Business Corporations Act, the Company may by resolution of the directors:

(a) create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	if the Company is authorized to issue shares of a class of shares with par value:

(i) decrease the par value of those shares;

(ii) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(iii) subdivide all or any of its unissued, or fully paid issued, shares with par value into shares of smaller par value; or

(iv) consolidate all or any of its unissued, or fully paid issued, shares with par value into shares of larger par value;

(d)	subdivide all or any of its unissued, or fully paid issued, shares without par value;

(e)	consolidate all or any of its unissued, or fully paid issued, shares without par value;

(f)	subdivide all or any of its unissued, or fully paid issued, shares by way of a share dividend;

(g)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or all or any of its unissued shares without par value into shares with par value;

(h)	alter the identifying name of any of its shares; or

(i)	otherwise alter its shares or authorized share structure when required or permitted to do so by the

Business Corporations Act.

9.2	Change of Name

The Company may by resolution of the directors alter its Notice of Articles in order to change its name or adopt or change any translation of that name.

9.3	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by resolution of the directors alter these Articles.

PART 10 – VOTES OF SHAREHOLDERS

10.1	Voting rights

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint registered holders of shares under Article 10.3,

(a) on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote at the meeting has one vote, and

(b)

on a poll, every shareholder entitled to vote has one vote in respect of each share held by that shareholder that carries the right to vote on that poll and may exercise that vote either in person or by proxy.

10.2	Trustee of shareholder may vote

A person who is not a shareholder may vote on a resolution at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting in relation to that resolution, if, before doing so, the person satisfies the chair of the meeting at which the resolution is to be considered, or satisfies all of the directors present at the meeting, that the person is a trustee for a shareholder who is entitled to vote on the resolution.

10.3	Votes by joint shareholders

If there are joint shareholders registered in respect of any share,

(a) any one of the joint shareholders, but not both or all, may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it, or

(b)

if more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share.

10.4	Trustees as joint shareholders

Two or more trustees of a shareholder in whose sole name any share is registered are, for the purposes of Article 10.3, deemed to be joint shareholders.

10.5	Representative of a corporate shareholder

If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and,

(a) for that purpose, the instrument appointing a representative must

(i)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 2 business days before the day set for the holding of the meeting, or

(ii) be provided, at the meeting, to the chair of the meeting, and

(b) if a representative is appointed under this Article 10.5,

(i)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder, and

(ii) the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

10.6	When proxy provisions do not apply

Articles 10.7 to 10.13 do not apply to the Company if and for so long as it is a public company.

10.7	Appointment of proxy holder

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint a proxy holder to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

10.8	Alternate proxy holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

10.9	When proxy holder need not be shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 10.5,

(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting, or

(c)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

10.10	Form of proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(Name of Company)

The undersigned, being a shareholder of the above named Company, hereby appoints ___________________or, failing that person, ___________________, as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on the day of and at any adjournment of that meeting.

Signed this ___________________day of ___________________, ___________________

______________________________________
Signature of shareholder

10.11	Provision of proxies

A proxy for a meeting of shareholders must

(a) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, 2 business days, before the day set for the holding of the meeting, or

(b) unless the notice provides otherwise, be provided at the meeting to the chair of the meeting.

10.12	Revocation of proxies

Subject to Article 10.13, every proxy may be revoked by an instrument in writing that is

(a) received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b) provided at the meeting to the chair of the meeting.

10.13	Revocation of proxies must be signed

An instrument referred to in Article 10.12 must be signed as follows:

(a) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her trustee;

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 10.5.

10.14	Validity of proxy votes

A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b)	by the chair of the meeting, before the vote is taken.

10.15	Production of evidence of authority to vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 11 – DIRECTORS

11.1	First directors; number of directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 12.8, is set at:

(a)	subject to paragraph (b), the number of directors that is equal to the number of the Company’s first directors;

(b)	the number most recently established:

	(i)	by ordinary resolution (whether or not previous notice of the resolution was given); and

	(ii)	under Article 12.4;

provided, however, if the Company is a public company, the Company must have at least 3 directors.

11.2	Change in number of directors

If the number of directors is set under Articles 11.1(b)(i):

(a) the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(b)

if, contemporaneously with setting that number, the shareholders do not elect or appoint the directors needed to fill vacancies in the board of directors up to that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

11.3	Directors’ acts valid despite vacancy

An act or proceeding of the directors is not invalid merely because fewer directors have been appointed or elected than the number of directors set or otherwise required under these Articles.

11.4	Qualifications of directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

11.5	Remuneration of directors

The directors are entitled to the remuneration, if any, for acting as directors as the directors may from time to time determine. If the directors so decide, the remuneration of the directors will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to a director in such director’s capacity as an officer or employee of the Company.

11.6	Reimbursement of expenses of directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

11.7	Special remuneration for directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

11.8	Gratuity, pension or allowance on retirement of director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 12 – ELECTION AND REMOVAL OF DIRECTORS

12.1	Election at annual general meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 7.2:

(a)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b) all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

12.2	Consent to be a director

No election, appointment or designation of an individual as a director is valid unless:

(a) that individual consents to be a director in the manner provided for in the Business Corporations Act;

(b) that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c) with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

12.3	Failure to elect or appoint directors

If:

(a)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 7.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b) the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 7.2, to elect or appoint any directors;

then each director in office at such time continues to hold office until the earlier of:

(c) the date on which his or her successor is elected or appointed; and

(d) the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

12.4	Places of retiring directors not filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to fill the vacancies in the number of directors set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

12.5	Directors may fill casual vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

12.6	Remaining directors’ power to act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or for the purpose of summoning a meeting of shareholders to fill any vacancies on the board of directors or for any other purpose permitted by the Business Corporations Act.

12.7	Shareholders may fill vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

12.8	Additional directors

Notwithstanding Articles 11.1 and 11.2, between annual general meetings or unanimous resolutions contemplated by Article 7.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 12.8 must not at any time exceed:

(a) one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b) in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 12.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 12.1(a), but is eligible for re-election or re-appointment.

12.9	Ceasing to be a director

A director ceases to be a director when:

	(a)	the term of office of the director expires;

	(b)	the director dies;

	(c)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

	(d)	the director is removed from office pursuant to Articles 12.10 or 12.11.

12.10	Removal of director by shareholders

The Shareholders may, by special resolution, remove any director before the expiration of his or her term of office, and may, by ordinary resolution, elect or appoint a director to fill the resulting vacancy. If the shareholders do not contemporaneously elect or appoint a director to fill the vacancy created by the removal of a director, then the directors may appoint, or the shareholders may elect or appoint by ordinary resolution, a director to fill that vacancy.

12.11	Removal of director by directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

PART 13 – PROCEEDINGS OF DIRECTORS

13.1	Meetings of directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, that the board may by resolution from time to time determine.

13.2	Chair of meetings

Meetings of directors are to be chaired by

	(a)	the chair of the board, if any,

	(b)	in the absence of the chair of the board, the president, if any, if the president is a director, or

	(c)	any other director chosen by the directors if

		(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting,

		(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting, or

		(iii)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

13.3	Voting at meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

13.4	Meetings by telephone or other communications medium

A director may participate in a meeting of the directors or of any committee of the directors in person, or by telephone or other communications medium, if all directors participating in the meeting are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 13.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

13.5	Who may call extraordinary meetings

A director may call a meeting of the board at any time. The secretary, if any, must on request of a director , call a meeting of the board.

13.6	Notice of extraordinary meetings

Subject to Articles 13.7 and 13.8, if a meeting of the board is called under Article 13.5, reasonable notice of that meeting, specifying the place, date and time of that meeting, must be given to each of the directors

(a)	by mail addressed to the director’s address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose,

(b)	by leaving it at the director’s prescribed address or at any other address provided to the Company by the director for this purpose, or

(c)	orally, by delivery of written notice or by telephone, voice mail, e-mail, fax or any other method of legibly transmitting messages.

13.7	When notice not required

It is not necessary to give notice of a meeting of the directors to a director if

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed, or

(b)	the director has filed a waiver under Article 13.9.

13.8	Meeting valid despite failure to give notice

The accidental omission to give notice of any meeting of directors to any director, or the non-receipt of any notice by any director, does not invalidate any proceedings at that meeting.

13.9	Waiver of notice of meetings

Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors and may at any time withdraw that waiver with respect to meetings of the directors held after that withdrawal.

13.10	Effect of waiver

After a director files a waiver under Article 13.9 with respect to future meetings of the directors, and until that waiver is withdrawn, notice of any meeting of the directors need not be given to that director unless the director otherwise requires in writing to the Company.

13.11	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors.

13.12	If only one director

If, in accordance with Article 11.1, the number of directors is one, the quorum necessary for the transaction of the business of the directors is one director, and that director may constitute a meeting.

PART 14 – COMMITTEES OF DIRECTORS

14.1	Appointment of committees

The directors may, by resolution,

	(a)	appoint one or more committees consisting of the director or directors that they consider appropriate,

	(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except

		(i)	the power to fill vacancies in the board,

		(ii)	the power to change the membership of, or fill vacancies in, any committee of the board, and

		(iii)	the power to appoint or remove officers appointed by the board, and

	(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

14.2	Obligations of committee

Any committee formed under Article 14.1, in the exercise of the powers delegated to it, must

	(a)	conform to any rules that may from time to time be imposed on it by the directors, and

	(b)	report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.

14.3	Powers of board

The board may, at any time,

	(a)	revoke the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation or overriding,

	(b)	terminate the appointment of, or change the membership of, a committee, and

	(c)	fill vacancies in a committee,

14.4	Committee meetings

Subject to Article 14.2(a),

	(a)	the members of a directors’ committee may meet and adjourn as they think proper,

(b)

a directors’ committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting,

	(c)	a majority of the members of a directors’ committee constitutes a quorum of the committee, and

(d)

questions arising at any meeting of a directors’ committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

PART 15 – OFFICERS

15.1	Appointment of officers

The board may, from time to time, appoint a president, secretary or any other officers that it considers necessary, and none of the individuals appointed as officers need be a member of the board.

15.2	Functions, duties and powers of officers

The board may, for each officer,

(a) determine the functions and duties the officer is to perform,

(b) entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit, and

(c) from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

15.3	Remuneration

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the board thinks fit and are subject to termination at the pleasure of the board.

PART 16 – CERTAIN PERMITTED ACTIVITIES OF DIRECTORS

16.1	Other office of director

A director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.2	No disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise.

16.3	Professional services by director or officer

Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Company, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

16.4	Remuneration and benefits received from certain entities

A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

PART 17 – INDEMNIFICATION

17.1	Indemnification of directors

The directors must cause the Company to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act.

17.2	Deemed contract

Each director is deemed to have contracted with the Company on the terms of the indemnity referred to in Article 17.1.

PART 18 – AUDITOR

18.1	Remuneration of an auditor

The directors may set the remuneration of the auditor of the Company.

18.2	Waiver of appointment of an auditor

The Company shall not be required to appoint an auditor if all of the shareholders of the Company, whether or not their shares otherwise carry the right to vote, resolve by a unanimous resolution to waive the appointment of an auditor. Such waiver may be given before, on or after the date on which an auditor is required to be appointed under the Business Corporations Act, and is effective for one financial year only.

PART 19 – DIVIDENDS

19.1	Declaration of dividends

Subject to the rights, if any, of shareholders holding shares with special rights as to dividends, the directors may from time to time declare and authorize payment of any dividends the directors consider appropriate.

19.2	No notice required

The directors need not give notice to any shareholder of any declaration under Article 19.1.

19.3	Directors may determine when dividend payable

Any dividend declared by the directors may be made payable on such date as is fixed by the directors.

19.4	Dividends to be paid in accordance with number of shares

Subject to the rights of shareholders, if any, holding shares with special rights as to dividends, all dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

19.5	Manner of paying dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares or fractional shares, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific assets.

19.6	Dividend bears no interest

No dividend bears interest against the Company.

19.7	Fractional dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

19.8	Payment of dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed

(a) subject to paragraphs (b) and (c), to the address of the shareholder,

(b) subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares, or

(c) to the person and to the address as the shareholder or joint shareholders may direct in writing.

19.9	Receipt by joint shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

PART 20 – ACCOUNTING RECORDS

20.1	Recording of financial affairs

The board must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the provisions of the Business Corporations Act.

PART 21 – EXECUTION OF INSTRUMENTS

21.1	Who may attest seal

The Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signature or signatures of

	(a)	any 2 directors,

	(b)	any officer, together with any director,

	(c)	if the Company has only one director, that director, or

	(d)	any one or more directors or officers or persons as may be determined by resolution of the directors.

21.2	Sealing copies

For the purpose of certifying under seal a true copy of any resolution or other document, the seal must be impressed on that copy and, despite Article 21.1, may be attested by the signature of any director or officer.

21.3	Execution of documents not under seal

Any instrument, document or agreement for which the seal need not be affixed may be executed for and on behalf of and in the name of the Company by any one director or officer of the Company, or by any other person appointed by the directors for such purpose.

PART 22 – NOTICES

22.1	Method of giving notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

	(a)	mail addressed to the person at the applicable address for that person as follows:

(i) for a record mailed to a shareholder, the shareholder’s registered address;

(ii)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii) in any other case, the mailing address of the intended recipient;

	(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i) for a record delivered to a shareholder, the shareholder’s registered address;

(ii)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii) in any other case, the delivery address of the intended recipient;

	(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

	(d)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

	(e)	physical delivery to the intended recipient.

22.2	Deemed receipt of mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 22.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

22.3	Certificate of sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 22.1, prepaid and mailed or otherwise sent as permitted by Article 22.1 is conclusive evidence of that fact.

22.4	Notice to joint shareholders

A notice, statement, report or other record may be provided by the Company to the joint registered shareholders of a share by providing the notice to the joint registered shareholder first named in the central securities register in respect of the share.

22.5	Notice to trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a) mailing the record, addressed to them:

	(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

	(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)

if an address referred to in Article 22.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 23 – RESTRICTION ON SHARE TRANSFER

23.1	Application

Article 23.2 does not apply to the Company if and for so long as it is a public company.

23.2	Consent required for transfer

No shares may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

PART 24 – SPECIAL RIGHTS AND RESTRICTIONS

24.1	Preferred shares issuable in series

The Preferred shares may include one or more series and, subject to the Business Corporations Act, the directors may, by resolution, if none of the shares of any particular series are issued, alter the Articles of the Company and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

	(a)	determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

	(b)	create an identifying name for the shares of that series, or alter any such identifying name; and

	(c)	attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

24.2	Dissolution or winding up

The holders of Preferred shares shall be entitled, on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of Common shares or any other shares of the Company ranking junior to the Preferred shares with respect to the repayment of capital on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each Preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the Preferred shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company, except as specifically provided in the special rights and restrictions attached to any particular series. All assets remaining after payment to the holders of Preferred shares as aforesaid shall be distributed rateably among the holders of the Common shares.

24.3	Preferred shares do not confer right to receive notice of, attend or vote at general meetings

Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the Preferred shares by the directors, holders of Preferred shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company.

Full Name and Signature of Authorized Signatory:	Date of Signing

KENNETH HICKS

______________________________________	__________________________, _______________
Authorized Signatory for
ARGENTEX MINING CORPORATION

SCHEDULE “C”

DELAWARE APPRAISAL STATUTE

     Delaware Code

Title 8, Corporations

Chapter 1, General Corporation Law

§ 262. Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words ; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, §256, § 257, § 258, § 263 or § 264 of this title:

               (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

               (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                                   a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                                   b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

                                   c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                                   d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

               (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

               (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

               (2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SCHEDULE “D”

ARTICLES OF INCORPORATION OF ARGENTEX MINING CORPORATION –
A NEVADA CORPORATION

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	ARGENTEX MINING CORPORATION
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: NATIONAL REGISTERED AGENTS, INC. OF NV (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 200,000,000 Par value per share: $ 0.001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Kenneth Hicks (Name) 602 - 1112 West Pender Street (Street Address) Vancouver (City) BC (State) V6E 2S1 (Zip Code) 2) (Name) (Street Address) (City) (State) (Zip Code)
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Kenneth Hicks (Name) X /s/ Kenneth Hicks (Incorporator Signature) 602 - 1112 West Pender Street (Address) Vancouver (City) BC (State) V6E 2S1 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X /s/ signed — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity June 18, 2010 (Date)

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

SCHEDULE A
TO
ARTICLES OF INCORPORATION
OF
ARGENTEX MINING CORPORATION
(the “Corporation”)

3. Authorized Stock (continued)

(a)

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 200,000,000 shares, of which 100,000,000 shall be shares of common stock, par value $0.001 per share, and 100,000,000 shall be shares of preferred stock, par value $0.001 per share.

(b)

Holders of common stock shall have one vote for each share on each matter submitted to a vote of the stockholders of the Corporation. Except as otherwise provided by law, by these Articles of Incorporation or by resolution or resolutions of the board of directors providing for the issuance of any series of preferred stock, the holders of common stock shall have sole voting power. Subject to all rights of the preferred stock or any series thereof, the holders of common stock shall be entitled to receive, when, as and if declared by the board of directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. Upon any liquidation of the Corporation, and after holders of preferred stock of each series shall have been paid in full the amounts to which they respectively are entitled or a sum sufficient for such payment in full has been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of common stock, to the exclusion of holders of preferred stock.

(c)

Preferred stock may be issued from time to time in one or more series. The board of directors is hereby expressly granted the authority to authorize the issuance of one or more series of preferred stock, and to fix by resolution or resolutions providing for the issuance of each such series the voting powers, designations, preferences, limitations, restrictions and relative rights of such series, to the full extent now or hereafter permitted by law. No holders of any series of preferred stock shall be entitled to receive any dividends thereon other than those specifically provided for by these Articles of Incorporation or the resolution or resolutions of the board of directors providing for the issuance of such series of preferred stock. Upon any liquidation of the Corporation, whether voluntary or involuntary, the holders of preferred stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by these Articles of Incorporation or by the resolution or resolutions of the board of directors providing for the issuance of such series.

Additional Articles

8. Acquisition of Controlling Interest

The Corporation elects not to be governed by Nevada Revised Statutes (“NRS”) 78.378 to 78.3793, inclusive.

9. Combinations with Interested Stockholders

The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

10. Indemnification

(a)

Right to Indemnification. The Corporation shall indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving as a director or officer of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

(b)

Inurement. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Article, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

(c)

Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Article are not exclusive of any other rights that an Indemnitee may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, these Articles of Incorporation or otherwise.

(d)

Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other entity.

(e)

Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such Indemnitee to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that he or she is not entitled to be indemnified for such expenses.

SCHEDULE “E”

BYLAWS
OF
ARGENTEX MINING CORPORATION –
A NEVADA CORPORATION

ARTICLE I

STOCKHOLDERS

SECTION 1

Annual Meeting. Annual meetings of the stockholders (the “Stockholders”) of Argentex Mining Corporation (the “Corporation”) shall be held on the day and at the time as may be set by the Board of Directors of the Corporation (the “Board of Directors”) from time to time, at which annual meeting the Stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 2

Special Meetings. Special meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary, by resolution of the Board of Directors or at the request in writing of the Stockholders owning at least twenty percent (20%) of the voting power of the Corporation. Such request shall state the purpose of the proposed meeting.

SECTION 3

Place of Meetings. All meetings of the Stockholders shall be held at such place within or outside the State of Nevada as the Board of Directors shall determine or as the respective notices thereof shall specify.

SECTION 4

Quorum; Adjourned Meetings. Stockholders holding at least one-third (1/3) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. The withdrawal of any Stockholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting. At any meeting of the Stockholders at which a quorum shall be present, the Stockholders holding a majority of the voting power, present in person or represented by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting or notice as expressly required by law. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the officer presiding thereat shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting or notice as expressly required by law, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 5

Voting. Each Stockholder of record holding stock which is entitled to vote at a meeting shall be entitled at each meeting of the Stockholders to one vote for each share of stock standing in his, her or its name on the books of the Corporation.

When a quorum is present or represented at any meeting of the Stockholders, the vote of the Stockholders holding a majority of the voting power present in person or represented by proxy shall be sufficient to elect members of the Board of Directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

SECTION 6

Proxies. At any meeting of the Stockholders, any Stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the Stockholders unless it shall have been filed with the secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

SECTION 7

Action - Without Meeting. Any action which may be taken by the vote of the Stockholders at a meeting may be taken without a meeting if authorized by the written consent of the Stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

ARTICLE II

DIRECTORS

SECTION 1

Management of Corporation. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things except such as are by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

SECTION 2

Number, Tenure, and Qualifications. The number of directors which shall constitute the whole Board of Directors shall be at least one. The number of directors may from time to time be increased or decreased by resolution of the Board of Directors to not less than one nor more than fifteen. The Board of Directors shall be elected at the annual meeting of the Stockholders and except as provided in Section 2 of this Article, each director elected shall hold office until his or her successor is elected and qualified. Directors need not be Stockholders.

SECTION 3

Vacancies. Vacancies in the Board of Directors including those caused by an increase in the number of directors, may be filled by a majority of the remaining Board of Directors, though not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual or a special meeting of the Stockholders. The holders of two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the members of the Board of Directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his or her absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the Stockholders fail at any annual or special meeting of the Stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors or the Stockholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

SECTION 4

Annual and Regular Meetings. Regular meetings of the Board of Directors shall be held at any place within or outside the State of Nevada which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. In the absence of such designation, regular meetings shall be held at the head office of the Corporation. Special meetings of the Board of Directors may be held either at a place so designated or at the head office.

Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

SECTION 5

First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of the Stockholders and at the place thereof. No notice of such meeting shall be necessary to the Board of Directors in order to legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

SECTION 6

Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or the President or by any Vice President or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail, facsimile transmission, electronic mail or by other form of written communication, charges prepaid, addressed to him or her at his or her address as it is shown upon the records or if such address is not readily ascertainable, at the place in which the meetings of the Board of Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least five (5) days prior to the time of the holding of the meeting. In case such notice is hand delivered, faxed or emailed as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, faxing, emailing or delivery as above provided shall be due, legal and personal notice to such director.

SECTION 7

Business of Meetings. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though held at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 8

Quorum, Adjourned Meetings. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board of Directors shall be as valid and effective in all respects as if passed by the Board of Directors in regular meeting.

A quorum of the Board of Directors may adjourn any meeting of the Board of Directors to meet again at a stated day and hour-provided, however, that in the absence of a quorum, a majority of the directors present at any meeting of the Board of Directors, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

SECTION 9

Committees. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees of the Board of Directors, each committee to consist of at least one or more of the members of the Board of Directors which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

SECTION 10

Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 11

Special Compensation. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE III

NOTICES

SECTION 1

Notice of Meetings. Notices of meetings of the Stockholders shall be in writing and signed by the President or a Vice President or the Secretary or an Assistant Secretary or by such other person or persons as the Board of Directors shall designate. Such notice shall state the purpose or purposes for which the meeting of the Stockholders is called and the time and the place, which may be within or without the State of Nevada, where it is to be held. A copy of such notice shall be delivered personally to, sent by facsimile transmission or electronic mail or shall be mailed, postage prepaid, to each Stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a Stockholder at his, her or its address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such Stockholder. Personal delivery of any such notice to any officer of a Corporation or association, or to any member of a partnership shall constitute delivery of such notice to such Corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

SECTION 2

Effect of Irregularly Called Meetings. Whenever all parties entitled to vote at any meeting, whether of the Board of Directors or the Stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if they had been approved at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting, and such consent or approval of the Stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

SECTION 3

Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IV

OFFICERS

SECTION 1

Election. The Board of Directors shall appoint a President, a Secretary and a Treasurer and may from time to time appoint a Chairman of the Board of Directors, Vice Chairman of the Board of Directors, one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries, or such other officers as the Board of Directors may determine. Any person may hold two or more offices.

SECTION 2

Chairman of the Board. The Chairman of the Board of Directors may preside at meetings of the Stockholders and the Board of Directors, and may see that all orders and resolutions of the Board of Directors are carried into effect.

SECTION 3

Vice Chairman of the Board. The Vice Chairman of the Board of Directors may, in the absence or disability of the Chairman of the Board of Directors, perform the duties and exercise the powers of the Chairman of the Board of Directors and may perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 4

President. The President may be the Chief Executive Officer of the Corporation and may have active management of the business of the Corporation.

SECTION 5

Vice President. The Vice President may act under the direction of the President and in the absence or disability of the President may perform the duties and exercise the powers of the President. The Vice President may perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents. The duties and powers of the President may descend to the Vice Presidents in such specified order of seniority.

SECTION 6

Secretary. The Secretary may act under the direction of the President. Subject to the direction of the President, the Secretary may attend all meetings of the Board of Directors and all meetings of the Stockholders and record the proceedings. The Secretary may perform like duties for the standing committees when required. The Secretary may give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and may perform such other duties as may be prescribed by the President or the Board of Directors.

SECTION 7

Assistant Secretaries. The Assistant Secretaries may act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they may, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They may perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

SECTION 8

Treasurer. The Treasurer may act under the direction of the President. Subject to the direction of the President, the Treasurer may have custody of the corporate funds and securities and may keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and may deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer may disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and may render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, the Treasurer may give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in case of Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

SECTION 9

Assistant Treasurers. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, may, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They may perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

SECTION 10

Compensation. The salaries and compensation of all officers of the Corporation shall be fixed by the Board of Directors.

SECTION 11

Removal; Resignation. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

ARTICLE V

CAPITAL STOCK

SECTION 1

Certificates. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided by law. Every holder of stock in the Corporation shall, upon written request to the transfer agent or registrar of the Corporation, be entitled to have a certificate signed by, or in the name of, the Corporation by the President and by the Treasurer or the Secretary, certifying the number of shares owned by him, her or it.

If a certificate is signed (1) by a transfer agent other than the Corporation or its employees or (2) by a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

SECTION 2

Transfer of Record Ownership.

Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

SECTION 3

Surrendered, Lost or Destroyed Certificates. The Board of Directors may direct a certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 4

Record Date. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining Stockholders entitled to notice of, or to vote at, any meeting of the Stockholders or any adjournment thereof, or the Stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the Stockholders for the purpose of any other lawful action. Such record date in any case shall be not more than sixty days nor less than ten days before the date of a meeting of the Stockholders, nor more than sixty days prior to any other action requiring such determination of the Stockholders. A determination of Stockholders of record entitled to notice or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5

Registered Owner. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VI

GENERAL PROVISIONS

SECTION 1

Registered Office. The registered office of the Corporation shall be in the State of Nevada.

The Corporation may also have offices at such other places both within and outside the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

SECTION 2

Distributions. Distributions upon capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors, pursuant to law. Distributions may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

SECTION 3

Reserves. Before payment of any distribution, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 4

Checks; Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 5

Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 6

Corporate Seal. The Corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE VII

AMENDMENTS

SECTION 1

Amendments by Board of Directors. The Board of Directors, by a majority vote of the Board of Directors at any meeting may amend these Bylaws, including Bylaws adopted by the Stockholders, but the Stockholders may from time to time specify particular provisions of the Bylaws, which shall not be amended by the Board of Directors.

ARGENTEX MINING CORPORATION

Computershare
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

MR SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X 9X9

Security Class COMMON

Holder Account Number

C1234567890 X X X

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This Proxy is solicited by and on behalf of the Board of Directors.

The undersigned stockholder of Argentex Mining Corporation (the "Company") hereby appoints Kenneth Hicks and Jenna Hardy, and each of them, as attorneys and proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and vote all of the shares of common stock of the Company that the undersigned stockholder is entitled to vote at the annual and special meeting of stockholders of the Company to be held on April 29, 2011 at 10 a.m., local time, at the office of the Company's law firm, Clark Wilson LLP, located at Suite 800, 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada or any adjournment thereof, on the matters set forth on the reverse side, and in his or her discretion on any other matters as may be properly brought before the meeting or any adjournment thereof, with all the powers which the undersigned stockholder would possess if personally present at the meeting or any adjournment thereof.

The shares represented by this proxy, when this proxy is properly executed, will be voted as directed by the undersigned stockholder or, if no such directions are made, the shares represented by this proxy will be voted for every item listed on the reverse side, and as the proxies deem advisable on any other matters as may be properly brought before the meeting or any adjournment thereof.

Proxies submitted must be received by 10:00 am, Pacific Time, on April 27, 2011.

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VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 123456789012345

00SDOB

CPUQC01.E.INT/000001/i1234

MR SAM SAMPLE

C1234567890

XXX 123

VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS ARE INDICATED BY **HIGHLIGHTED TEXT** OVER THE BOXES.

1. Election of Directors

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01. Kenneth Hicks	☐	☐	☐	02. Colin Godwin	☐	☐	☐	03. Jenna Hardy	☐	☐	☐
04. Richard Thibault	☐	☐	☐	05. Patrick Downey	☐	☐	☐	06. Stephen Hanson	☐	☐	☐

For Against Abstain

Fdd

2. Appointment of Auditors

For Against Abstain

3. Merger

For Against Abstain

4. Continuation

Fdd

Authorized Signature(s) – This section must be completed for your vote to be counted.

Please sign exactly as name(s) appears herein. Joint owner should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature(s)

Date

DD / MM / YY

999999999999 036141 AR0 RGXQ

00SDPB